As filed with the Securities and Exchange Commission on June 1, 2000.
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         CARDINAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Virginia                              6022                         54-1874630
(State or Other Jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)       Identification Number)

                          10555 Main Street, Suite 500
                                Fairfax, VA 22030
                                 (703) 279-5060
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              L. Burwell Gunn, Jr.
                          10555 Main Street, Suite 500
                                Fairfax, VA 22030
                                 (703) 279-5052
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                          Copies of Communications to:

   Wayne A. Whitham, Jr., Esq.                      Richard A. Schaberg, Esq.
Williams, Mullen, Clark & Dobbins                    Thacher Proffitt & Wood
      1021 East Cary Street                       1700 Pennsylvania Avenue, N.W.
       Richmond, VA 23219                              Washington, DC 20006
         (804) 783-6473                                   (202) 626-5630
       Fax: (804) 783-6507                             Fax: (202) 626-1930

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
================================= ================== ======================= ==================== ==================
                                                        Proposed Maximum      Proposed Maximum
     Title Of Each Class Of         Amount To Be         Offering Price           Aggregate           Amount of
  Securities To Be Registered      Registered (1)         Per Unit (2)       Offering Price (2)   Registration Fee
--------------------------------- ------------------ ----------------------- -------------------- ------------------
Preferred Stock, $1.00 par value      1,376,770               N/A                    N/A                $1,184
================================= ================== ======================= ==================== ==================

(1) Based upon an assumed number of shares that may be issued in the merger described in this Registration Statement. The assumed number is based upon the maximum number of shares of common stock of Heritage Bancorp, Inc. that may be outstanding immediately prior to the merger.
(2) Reflects the market price of Heritage Bancorp, Inc.'s common stock to be exchanged for Cardinal preferred stock in connection with the merger, computed in accordance with Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, based upon the average of the high and low sales price of Heritage Bancorp, Inc. common stock as reported on The Nasdaq SmallCap Market on May 24, 2000, less the cash to be received in the merger ($11,365,468 - $6,883,851). The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 5(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

                [THE FOLLOWING IS PRESENTED IN TWO-COLUMN FORMAT]

        The Boards of Directors of Cardinal Financial Corporation and Heritage Bancorp, Inc. have agreed to merge the two companies. After the merger, Cardinal will own four banks with total assets of almost $180 million and seven branch offices in northern Virginia.

         If shareholders of both companies approve the merger, Heritage will merge into Cardinal Merger Corp., a wholly-owned subsidiary of Cardinal. Heritage's bank subsidiary will change its name to Cardinal Bank - Potomac and operate as a separate subsidiary of Cardinal Merger Corp.. Heritage shareholders will receive $6.00 in cash or shares of preferred stock with a per share value of approximately $6.00 and a 7.25% annual dividend for each share of Heritage common stock that they own. Cardinal has applied to list the preferred stock on the Nasdaq SmallCap Market. Cardinal shareholders will continue to hold their existing shares of Cardinal common stock after the merger.

         We cannot complete the merger unless shareholders of Heritage approve the merger agreement and the shareholders of Cardinal approve the issuance of preferred stock to the shareholders of Heritage and the election of three Heritage directors to the Cardinal board.

        We have each scheduled meetings for our shareholders to vote on the merger. Whether or not you plan to attend your shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If your shares are held in "street name," you must instruct your broker on how to vote your shares.

        The dates, times and places of the meetings are as follows:

        For Cardinal shareholders:

                  ________ __, _____, ______ _.m.
                  ____________________
                  ____________________

        For Heritage shareholders:

                  ________ __, ______, _____ _. m.
                  ____________________
                  ____________________

         The document accompanying this letter contains additional information regarding the merger agreement, the proposed merger and the two companies. We encourage you to read this entire document carefully.

        We strongly support this merger and appreciate your prompt attention to this very important matter.


_______________________________
L. Burwell Gunn, Jr.
President and Chief Executive Officer
Cardinal Financial Corporation


_______________________________
Terrie G. Spiro
President and Chief Executive Officer
Heritage Bancorp, Inc.

                           [END OF TWO-COLUMN FORMAT]


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The securities offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

The date of this joint proxy statement/prospectus is ________ _, 2000 and it is first being mailed to shareholders on or about ________ __, 2000.

                         Cardinal Financial Corporation
                          10555 Main Street, Suite 500
                                Fairfax, VA 22030

                    Notice of Special Meeting of Shareholders
                         to be held on ________ __, 2000


         A special meeting of shareholders of Cardinal Financial Corporation will be held on ________ __, 2000, at ________, _.m., at
_____________________________, ______________, ________________, __________, for
the following purposes:

         (1) To approve the issuance of shares of Cardinal preferred stock under the Amended and Restated Agreement and Plan of Reorganization dated June __, 2000 by and between Heritage Bancorp, Inc., Cardinal Merger Corp. and Cardinal, which provides for Heritage to be merged with and into Cardinal Merger Corp.;

         (2) To elect three of Heritage's directors to serve on Cardinal's board of directors; and

         (3) To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

         The Cardinal board of directors recommends a vote in favor of issuing shares of Cardinal preferred stock to Heritage shareholders in the merger and electing three Heritage directors to the Cardinal board.

         Only holders of record of Cardinal common stock as of the close of business on ________ __, 2000, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the meeting.

         To ensure that your shares are voted at the special meeting, please sign, date and promptly mail the accompanying proxy card in the enclosed envelope. Any shareholder of record present at this meeting or at any adjournments or postponements of the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting. You may revoke your proxy at any time before it is voted.

         Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.

         Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the matter proposed for your consideration at the special meeting.

                                       By Order of the Board of Directors


                                       Nancy K. Falck
                                       Corporate Secretary
Fairfax, Virginia
________ __, 2000


         Whether or not you plan to attend the meeting in person, we urge you to date, sign and return promptly the enclosed proxy in the accompanying envelope. You may revoke your proxy at any time before it is voted in the manner provided in the accompanying joint proxy statement/prospectus.

                             Heritage Bancorp, Inc.
                          1313 Dolley Madison Boulevard
                                McLean, VA 22101

                    Notice of Special Meeting of Shareholders
                         to be held on ________ __, 2000


         A special meeting of shareholders of Heritage Bancorp, Inc. will be held at ________ __.m. on ________ __, 2000 at
__________________________________________________, _________, Virginia _______,
to consider the following matters:

         (1) To approve the Amended and Restated Agreement and Plan of Reorganization dated June __, 2000 by and between Heritage, Cardinal Merger Corp. and Cardinal Financial Corporation which provides for Heritage to be merged with and into Cardinal Merger Corp.; and

         (2) Any other business properly brought before the special meeting or any adjournment or postponement thereof.

         Your board of directors recommends a vote in favor of the merger agreement.

         Only Heritage shareholders of record at the close of business on ________ __, 2000 are entitled to notice of, and to vote at, this special meeting and any adjournments or postponements thereof.

         Each Heritage shareholder has the right to dissent from the merger and seek an appraisal of the fair market value of his or her shares, provided the proper procedures are followed. These procedures are described in the joint proxy statement/prospectus.

         To ensure that your shares are voted at the special meeting, please sign, date and promptly mail the accompanying proxy card in the enclosed envelope. Any shareholder of record present at this meeting or at any adjournments or postponements of the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting. You may revoke your proxy at any time before it is voted.

         Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.

         Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the matter proposed for your consideration at the special meeting.

                                        By Order of the Board of Directors


                                        Janet A. Valentine
                                        Corporate Secretary
McLean, Virginia
________ __, 2000


         Regardless of whether you plan to attend the special meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy in the accompanying envelope. You may revoke your proxy at any time before it is voted in the manner provided in the accompanying joint proxy statement/prospectus.

                                TABLE OF CONTENTS

                                                                                                              Page
                                    CHAPTER I
QUESTIONS AND ANSWERS ABOUT THE MERGER..................................................................       I-1
WHO CAN HELP ANSWER YOUR QUESTIONS......................................................................       I-4
SUMMARY.................................................................................................       I-5
     The Companies......................................................................................       I-5
     The Meetings.......................................................................................       I-5
     Votes Required.....................................................................................       I-6
     Record Date; Voting Power..........................................................................       I-6
     The Merger.........................................................................................       I-6
     Recommendations....................................................................................       I-6
     Reasons for the Merger.............................................................................       I-7
     Opinion of Financial Advisors......................................................................       I-7
     Appraisal Rights...................................................................................       I-8
     Comparison of Shareholder Rights...................................................................       I-8
     Comparative Per Share Market Price Information.....................................................       I-8
     Share Ownership of Management......................................................................       I-8
     Benefits to Management in the Merger...............................................................       I-8
     Transaction Structure..............................................................................       I-9
     The Heritage Bank..................................................................................       I-9
     Conditions that Must Be Satisfied for the Merger to Occur..........................................       I-9
     Termination of the Merger Agreement................................................................      I-10
     Effective Date Expected: Third Quarter of 2000.....................................................      I-10
     Selected Historical Financial Data.................................................................      I-11
     Selected Unaudited Pro Forma Combined Financial Data...............................................      I-12
     Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.....................      I-12
RISK FACTORS THAT YOU SHOULD CONSIDER...................................................................      I-13
     Cardinal has not been profitable since it began banking operations in 1998 and does not
      expect to be profitable in the near future........................................................      I-13
     If Cardinal's bank subsidiaries do not become profitable, it may not be able to pay
      dividends on its preferred stock..................................................................      I-13
     Cardinal and Heritage may not successfully integrate their respective business operations..........      I-13
THE MERGER..............................................................................................      I-14
     Background.........................................................................................      I-14
     Cardinal's Reasons for the Merger..................................................................      I-15
     Heritage's Reasons for the Merger..................................................................      I-16
     Financial Board....................................................................................
     Accounting Treatment...............................................................................      I-17
     Material Federal Income Tax Consequences of the Merger.............................................      I-17
     Appraisal Rights...................................................................................      I-19
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION.....................................................      I-21
OPINION OF HERITAGE'S FINANCIAL ADVISOR.................................................................      I-28
OPINION OF CARDINAL'S FINANCIAL ADVISOR.................................................................      I-31
INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................................................      I-36
TERMS OF THE MERGER AGREEMENT...........................................................................      I-37
     Merger Consideration...............................................................................      I-37
     Representations and Warranties; Conditions to the Merger...........................................      I-37
     Regulatory Approvals...............................................................................      I-38
     Business Pending the Merger........................................................................      I-38


                                                                                                              Page

     No Solicitation; Board Action......................................................................      I-39
     Effective Date.....................................................................................      I-39
     Surrender of Stock Certificates....................................................................      I-39
     Conversion of Stock Options........................................................................      I-40
     Waiver and Amendment...............................................................................      I-40
     Termination........................................................................................      I-40
     Resales of Cardinal Preferred Stock................................................................      I-41
     Expenses of the Merger and Termination Fee.........................................................      I-41
MARKET PRICES AND DIVIDENDS.............................................................................      I-41
     Market Prices......................................................................................      I-41
     Dividends..........................................................................................      I-43

                                   CHAPTER II
                INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

     General...........................................................................................       II-1
     Cardinal Meeting..................................................................................       II-1
     Heritage Meeting..................................................................................       II-2

                                   CHAPTER III
                             DESCRIPTION OF CARDINAL

BUSINESS...............................................................................................       III-1

MANAGEMENT'S DISCUSSION AND ANALYSIS...................................................................      III-13


                                   CHAPTER IV
                             DESCRIPTION OF HERITAGE

BUSINESS................................................................................................      IV-1

MANAGEMENT'S DISCUSSION AND ANALYSIS....................................................................      IV-14

                                    CHAPTER V
                         MANAGEMENT FOLLOWING THE MERGER

The Board of Directors.................................................................................        V-1
Executive Officers Who Are Not Directors...............................................................        V-3
Security Ownership of Management.......................................................................        V-4
Security Ownership of Certain Beneficial Owners........................................................        V-6
Executive Compensation.................................................................................        V-6
Stock Options..........................................................................................        V-7
Directors' Fees........................................................................................        V-9
Compensation and Other Employment Arrangements.........................................................        V-9
Transactions with Management...........................................................................       V-10


                                                                                                              Page
                                   CHAPTER VI
                                  LEGAL MATTERS

DESCRIPTION OF CARDINAL CAPITAL STOCK..................................................................       VI-1
COMPARATIVE RIGHTS OF SHAREHOLDERS.....................................................................       VI-4
     General...........................................................................................       VI-4
     Authorized Capital................................................................................       VI-4
     Amendment of Articles of Incorporation or Bylaws..................................................       VI-5
     Mergers, Consolidations and Sales of Assets.......................................................       VI-6
     Size and Classification of Board of Directors.....................................................       VI-6
     Vacancies and Removal of Directors................................................................       VI-7
     Director Liability and Indemnification............................................................       VI-7
     Special Meetings of Shareholders..................................................................       VI-9
     Shareholder Nominations and Proposals.............................................................       VI-9
     Shareholder Voting Rights in General..............................................................       VI-11
     State Anti-Takeover Statutes......................................................................       VI-11
SHAREHOLDER PROPOSALS..................................................................................       VI-13
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS..............................................      VI-13
EXPERTS................................................................................................       VI-14
LEGAL OPINIONS.........................................................................................       VI-14
WHERE YOU CAN FIND MORE INFORMATION....................................................................       VI-14


APPENDICES
----------

General
-------

A Amended and Restated Agreement and Plan of Reorganization between Heritage Bancorp, Inc., Cardinal Merger Corp. and Cardinal Financial Corporation, dated June __, 2000.

Cardinal Financial Corporation
------------------------------

B Cardinal Financial Corporation Financial Statements (including the audited December 31, 1999 financial statements and the unaudited March 31, 2000 financial statements)

C    Opinion of Scott & Stringfellow, Inc.

Heritage Bancorp, Inc.
----------------------

D Heritage Bancorp, Inc. Financial Statements (including the audited December 31, 1999 financial statements and the unaudited March 31, 2000 financial statements)

E    Opinion of Ferris, Baker Watts, Incorporated

F Excerpts from the Virginia Stock Corporation Act relating to dissenting shareholders

                                    CHAPTER I
                     QUESTIONS AND ANSWERS ABOUT THE MERGER

                [THE FOLLOWING IS PRESENTED IN TWO-COLUMN FORMAT]

Q:   Why is Heritage merging with Cardinal?

A:   Both the Heritage board of directors and the Cardinal board of directors believe the merger is in the best interests of their respective companies and will provide significant benefits to their shareholders, customers and employees. The merger will enable Cardinal, a new bank holding company just completing its start-up phase, to become profitable sooner. Heritage will become part of a community banking company with more capital, products and geographic scope. The boards believe the merger will create a company with enhanced financial performance which will be better positioned to compete in the rapidly changing and consolidating financial services industry in Virginia.

To review the background and reasons for the merger in greater detail, see pages I-14 through I-17.

Q:   What will I receive in the merger?

A:   CARDINAL SHAREHOLDERS:
Each share of Cardinal common stock held by a Cardinal shareholder will continue to represent one share of Cardinal common stock following the merger.

FOR EXAMPLE:

o If you own 100 shares of Cardinal common stock, after the merger those shares will continue to represent 100 shares of Cardinal common stock.

HERITAGE SHAREHOLDERS:
Each Heritage shareholder can elect to receive either $6.00 in cash or 1.2 shares of Cardinal's 7.25% Cumulative Convertible Preferred Stock, Series A, for each share of Heritage common stock. Cardinal will not issue fractional shares of preferred stock in the merger. Instead, a Heritage shareholder who elects to receive Cardinal preferred stock will receive a cash payment based on the $5.00 liquidation value of the Cardinal preferred stock for any fractional shares.

FOR EXAMPLE:

o If you own 100 shares of Heritage common stock and receive all cash in the merger, you will receive $600 in cash.

o If you own 100 shares of Heritage common stock and receive all Cardinal preferred stock, after the merger you will receive 120 shares of Cardinal preferred stock, with a value of approximately $600.

Q.   What are the key attributes of the Cardinal preferred stock?

A:

o If Cardinal ever liquidates, each share of preferred stock will be entitled to a $5.00 payment before any distribution to holders of Cardinal common stock.

o Each share will be entitled to cumulative annual dividend of $0.3625, or 7.25% of the $5.00 liquidation amount, before any dividend is paid on any Cardinal common stock.

o A holder of Cardinal preferred stock will have the right to convert each share into _____ shares of Cardinal common stock at any time.

o If Cardinal's common stock trades at a price above $_______ for 20 consecutive days beginning at least 42 months after the merger closes, each share of Cardinal preferred stock will automatically convert into Cardinal common stock.

o Cardinal preferred stock will not have the right to vote for directors, but will have the right to vote on mergers and similar transactions that affect the Cardinal preferred stock.

o Generally, the Cardinal preferred stock cannot be redeemed by Cardinal for 20 years.

Q.   How will a Heritage shareholder elect cash or Cardinal preferred stock?

A:   Cardinal will mail an election form to Heritage shareholders no more than
10 days after the Heritage special meeting. If you want to receive any Cardinal preferred stock, you will need to complete the form and return it to Cardinal. You may elect to receive all cash, all Cardinal preferred stock or any combination of cash and Cardinal preferred stock. If you do not complete and return the form, you will be treated as if you elected to receive all cash.

Q.   If I am a Heritage shareholder, will I receive exactly what I elect?

A:   Not necessarily. The merger agreement provides that total consideration given to Heritage shareholders will be 50% cash and 50% Cardinal preferred stock. This means that if holders of more than 50% of Heritage common stock elect to receive Cardinal preferred stock, the amount of Cardinal preferred stock given to each will be reduced and cash will be substituted. Reductions will be proportional.

FOR EXAMPLE:

o You own 100 shares of Heritage common stock and elect to receive no cash and all Cardinal preferred stock. If holders of 75% of the Heritage common stock elect to receive Cardinal preferred stock, instead of receiving 120 shares of Cardinal preferred stock, you will receive 80 shares of Cardinal preferred stock and $200 in cash.

o You own 100 shares of Heritage common stock and elect to receive no cash and all Cardinal preferred stock. If holders of 60% of Heritage common stock elect to receive Cardinal preferred stock, instead of receiving 120 shares of Cardinal preferred stock, you will receive 100 shares of Cardinal preferred stock and $100 in cash.

o You own 100 shares of Heritage common stock and elect to receive $120 in cash and 96 shares of Cardinal preferred stock. If holders of 75% of the Heritage common stock elect to receive Cardinal preferred stock, you will receive 64 shares of Cardinal preferred stock and $280 in cash.

Likewise, if holders of more than 50% of the Heritage common stock elect to receive cash and exercise dissenters' rights, the cash payments made to each Heritage shareholder will be reduced and Cardinal preferred stock will be substituted. Reductions will be proportional.

FOR EXAMPLE:

o You own 100 shares of Heritage common stock and elect to receive all cash. If holders of 75% of the Heritage common stock elect to receive cash, instead of receiving $600 in cash, you will receive $400 in cash and 40 shares of Cardinal preferred stock.

o You own 100 shares of Heritage common stock and elect to receive $300 in cash and 60 shares of Cardinal preferred stock. If holders of 75% of the Heritage common stock elect to receive cash, instead of receiving $300 in cash and 60 shares of Cardinal preferred stock, you will receive $200 in cash and 80 shares of Cardinal preferred stock.

o You own 100 shares of Heritage common stock and elect to receive $120 in cash and 96 shares of Cardinal preferred stock. If holders of 75% of the Heritage common stock elect to receive cash, you will receive $80 in cash and 104 shares of Cardinal preferred stock.

Q:   Will Cardinal pay dividends after the merger?

A:   CARDINAL SHAREHOLDERS:

Because it is a new bank holding company, without a history of profitable operations, Cardinal has paid no dividends on its common stock. Cardinal does not expect to pay dividends on its common stock for the next several years.

A:   HERITAGE SHAREHOLDERS:

Heritage shareholders who receive shares of Cardinal preferred stock will be entitled to annual dividends of 7.25% of the $5.00 per share liquidation value of the preferred stock, or $0.3625 per share per year. The dividends will be cumulative, which means that no dividends may be paid on Cardinal common stock unless all dividends accrued on the Cardinal preferred stock have been paid.

The Cardinal board will use its discretion to decide whether and when to declare dividends and in what amount, and it will consider all relevant factors in doing so.

Q:   When is the merger expected to be completed?

A:   We are working to complete the merger during the third quarter of 2000.
Because the merger is subject, however, to regulatory approval, we cannot predict the exact timing.

Q:   What are the tax consequences of the merger to me?

A:   HERITAGE SHAREHOLDERS:
We expect that the exchange of Heritage shares for Cardinal preferred stock generally will be tax-free to Heritage shareholders for U.S. federal income tax purposes. A Heritage shareholder who has a gain will have to pay taxes on cash received up to the amount of the gain. To review the tax consequences to Heritage shareholders in greater detail, see page I-17. Your tax consequences may depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

CARDINAL SHAREHOLDERS:
The merger will have no tax consequences to Cardinal shareholders.

Q:   What am I being asked to vote upon?

A:   HERITAGE SHAREHOLDERS:
You are being asked to approve the merger agreement. Approval of the proposal requires the vote of a majority of the shares of Heritage common stock that vote on the merger.

CARDINAL SHAREHOLDERS:
You are being asked to approve the issuance of Cardinal preferred stock to Heritage shareholders in the merger. You also are being asked to elect three directors of Heritage to the Cardinal board of directors. Approval of each proposal requires the affirmative vote of over 50% of the shares that vote at the Cardinal meeting.

Q:   What should I do now?

A:   Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at your meeting.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal presented to you.

Q.   Can I change my vote?

A:   Yes. You can change your vote by submitting a later signed proxy or by attending the special meeting and voting in person.

You may attend your shareholders' meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of your shareholders' meeting by following the directions on pages II-1 through II-4 and either change your vote or attend your shareholders' meeting and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:   No. Your broker will vote your shares of Heritage common stock or Cardinal common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted.

Q:   Should I send in my stock certificates now?

A:   No. If you are a Heritage shareholder, after the merger is completed we will send you written instructions for exchanging your Heritage common stock certificates for cash and Cardinal preferred stock certificates.

If you are a Cardinal shareholder, the merger will not require you to take any action regarding your Cardinal common stock certificates.

Q. May I dissent from the merger and seek an appraisal of the fair value of my shares?

A:   Yes. If you are a Heritage shareholder and you choose to dissent from the merger, you are entitled to appraisal of your shares of Heritage common stock under Virginia law. To exercise your appraisal rights you must strictly comply with the procedures in Article 15 of Title 13.1 of the Virginia Stock Corporation Act. If you do not strictly comply with these procedures you will lose your appraisal rights. We have attached a copy of the relevant portions of the Virginia Stock Corporation Act for dissenting shareholders as Appendix F of this joint proxy statement/prospectus. See also "Appraisal Rights" on page I-19. If you seek appraisal rights, the appraised value of your shares may be more or less than the consideration to be paid by Cardinal in the merger.

Cardinal shareholders do not have appraisal rights under Virginia law in connection with the merger.

                           [END OF TWO-COLUMN FORMAT]

                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

                           If you are a Cardinal shareholder:

                           L. Burwell Gunn, Jr.
                           President and Chief Executive Officer
                           Cardinal Financial Corporation
                           10555 Main Street, Suite 500
                           Fairfax, VA 22030
                           (703) 279-5060

                           If you are a Heritage shareholder:

                           Terrie G. Spiro
                           President and Chief Executive Officer
                           Heritage Bancorp, Inc.
                           1313 Dolley Madison Boulevard
                           McLean, VA 22101-3926
                           (703) 873-0320

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the merger agreement. See "Where You Can Find More Information" on page VI-14. Each item in this summary refers to the page where the subject is discussed in more detail.

                [THE FOLLOWING IS PRESENTED IN TWO-COLUMN FORMAT]

The Companies  (pages III-1 and IV-1)

Cardinal Financial Corporation
10555 Main Street, Suite 500
Fairfax, VA 22030
(703) 279-5060

         Cardinal is a Virginia bank holding company that was incorporated in 1997. Cardinal owns three banks, headquartered in northern Virginia, which opened in 1998 and 1999. Each of Cardinal's bank subsidiaries is a national bank with deposits insured by the Federal Deposit Insurance Corporation. On March 31, 2000, Cardinal had total assets of $115.9 million, total deposits of $80.0 million, total loans of $81.4 million and shareholders' equity of $29.7 million. Cardinal has not yet completed the start-up phase of its business plan. Its oldest bank, which opened in June 1998, is barely two years old. Its second and third banks have been open for less than one year each. Cardinal, as it anticipated, sustained losses in 1998 and 1999. Cardinal also will report a net loss in 2000. Cardinal expects that the merger will advance the time when Cardinal becomes profitable.

         Cardinal's common stock is listed and traded on The Nasdaq SmallCap Market under the symbol "CFNL."

         Cardinal has applied for the Cardinal preferred stock to be listed on The Nasdaq SmallCap Market.


Heritage Bancorp, Inc.
1313 Dolley Madison Boulevard
McLean, VA 22101-3926
(703) 356-6610

         Heritage is a Virginia bank holding company chartered in 1998. The Heritage Bank, its bank subsidiary, is a Virginia commercial bank founded in 1987 and is a member of the Federal Reserve System. Its deposits are insured by the Federal Deposit Insurance Corporation. Heritage's headquarters are in McLean, Virginia. In addition to its main office, Heritage operates two branch offices, opened in 1999 and May 2000, extending operations into the neighboring areas of Loudoun County, Virginia and Tysons Corner, Virginia . On March 31, 2000, Heritage had total assets of $64.4 million, total deposits of $48.0 million, total loans of $36.0 million, and shareholders' equity of $8.6 million.

          Heritage's common stock is listed and traded on The Nasdaq SmallCap Market under the symbol "HBVA."

The Meetings (pages II-1 and II-2)

          CARDINAL. The Cardinal meeting will be held at ___________________________, Virginia, at____ _.m., local time, on ________ __,
2000. At the Cardinal meeting, Cardinal shareholders will be asked to consider and vote to authorize the issuance of Cardinal preferred stock to Heritage shareholders in the merger. Cardinal shareholders also will be asked to elect three of Heritage's directors to Cardinal's board of directors. These individuals will become directors of Cardinal only if the merger is completed.

         HERITAGE. The Heritage meeting will be held at ________________________,Virginia, at _____ _.m., local time, on ________
__,2000. At the Heritage meeting, Heritage shareholders will be asked to consider and vote upon a proposal to approve the merger agreement.

Votes Required (pages II-1 and II-2)

          CARDINAL. Approval by the Cardinal shareholders of the issuance of Cardinal preferred stock and election of three Heritage directors to the Cardinal board will require the affirmative vote of holders of a majority of the shares of Cardinal common stock voted at the Cardinal meeting.

          HERITAGE. Approval by the Heritage shareholders of the merger agreement will require the affirmative vote of a majority of the shares of Heritage common stock that vote on the merger.

Record Date; Voting Power (pages II-1 and II-2)

          CARDINAL. You are entitled to vote at the Cardinal meeting if you owned shares on ________ __, 2000, the Cardinal record date. On that date, there were _________ issued and outstanding shares of Cardinal common stock held by approximately _____ holders of record. Cardinal shareholders are entitled to one vote per share on any matter that may properly come before the Cardinal meeting.

          HERITAGE. You are entitled to vote at the Heritage meeting if you owned shares on ________ __, 2000, the Heritage record date. On that date, there were _________ issued and outstanding shares of Heritage common stock held by approximately _____ holders of record. Heritage shareholders are entitled to one vote per share on any matter that may properly come before the Heritage meeting.

The Merger (page I-14)

         The merger agreement provides that each share of Heritage common stock will be converted into 1.2 shares of Cardinal preferred stock or $6.00 in cash on the effective date of the merger. Half of the total consideration will be cash and half will be Cardinal preferred stock. Accordingly, the 2,294,617 shares of Heritage common stock outstanding on May 24, 2000 will be converted into $6.88 million in cash and approximately 1,376,770 shares of Cardinal preferred stock. Fractional shares of Cardinal preferred stock will not be issued, and Heritage shareholders will receive cash payment, without interest, for the value of any fraction of a share of Cardinal preferred stock that they would otherwise be entitled to receive, based upon the $5.00 liquidation value per share of Cardinal preferred stock.

         Each Heritage shareholder can elect to receive either $6.00 in cash or
1.2 shares of Cardinal's 7.25% Cumulative Convertible Preferred Stock, Series A, for each share of Heritage common stock.

         The merger agreement provides that total consideration given to Heritage shareholders will be 50% cash and 50% Cardinal preferred stock. This means that if holders of more than 50% of Heritage common stock elect to receive Cardinal preferred stock, the amount of Cardinal preferred stock given to each will be reduced and cash will be substituted. Reductions will be proportional.

         Furthermore, if holders of more than 50% of Heritage common stock elect to receive cash in the merger, the amount of cash given to each will be reduced and shares of preferred stock will be substituted. Reductions will be proportional.

Recommendations (pages I-15 through I-17)

          The Cardinal board of directors and the Heritage board of directors have each unanimously approved and adopted the merger agreement. The Heritage board recommends a vote "FOR" approval of the merger agreement. The Cardinal board recommends a vote "FOR" the approval of issuing Cardinal preferred stock to Heritage shareholders in the merger and "FOR" the election of three Heritage directors to the Cardinal board. You also should refer to the board's reasons for the merger in determining whether to approve and adopt the merger agreement on pages I-15 through I-17.

Reasons for the Merger (pages I-15 through I-17)

         The Cardinal board and Heritage board each carefully considered the merger decision. Each board had several reasons for approving the merger.

CARDINAL:

o By merging with Heritage, Cardinal will avoid the additional start-up losses that would result from opening a fourth subsidiary bank. Heritage's bank subsidiary already is profitable. Cardinal plans to increase its profitability by substituting higher yielding loans for lower yielding securities.

o The merger with Heritage will expand Cardinal's presence in Fairfax County, a growing region of Virginia, and afford new expansion opportunities into adjacent areas such as Loudoun County.

o The merger will allow Cardinal to spread administrative and operational costs over a larger asset base and to realize a limited amount of direct cost savings.

o The compatibility of Heritage and Cardinal, including community bank operating philosophies and similarity of products and customer orientation.

HERITAGE:

o The terms of the merger agreement, including the per share value that Heritage shareholders will receive, the ability to elect cash or Cardinal preferred stock and the provisions that will put three Heritage directors on the Cardinal board.

o The compatibility of Heritage's and Cardinal's community bank operating philosophies and the similarity of products and customer orientation.

o An association with Cardinal will result in Heritage's participation in a banking organization with seven offices in northern Virginia. The resulting geographic diversification and economies of scale would enable Heritage to compete more effectively in the financial services industry of the future.

o The representation of Ferris, Baker Watts, Incorporated to the board that the merger consideration is fair from a financial point of view to the Heritage shareholders.

o The expectation that the receipt of Cardinal preferred stock in the merger will be tax-free for federal income tax purposes to Heritage and its shareholders.

Opinion of Financial Advisors (pages I-28 and I-31)

          At the April 17, 2000, meeting of the Heritage board, Ferris, Baker Watts, Incorporated, financial advisor to Heritage, gave its opinion to the Heritage board that as of that date, the merger was fair to the Heritage shareholders from a financial point of view. Ferris, Baker Watts subsequently confirmed its April 17, 2000 opinion by delivery to the Heritage board of a written opinion dated as of the date of this document. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Appendix E. Heritage shareholders should read the fairness opinion of Ferris, Baker Watts in its entirety.

         Scott & Stringfellow, Inc., financial advisor to Cardinal, gave its oral opinion to the Cardinal board that the merger is fair to Cardinal's shareholders from a financial point of view. Scott & Stringfellow, Inc. subsequently confirmed its opinion by delivery to the Cardinal board of a written opinion dated as of the date of this document. A copy of the opinion setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Appendix C. Cardinal's shareholders should read the fairness opinion of Scott & Stringfellow, Inc. in its entirety.

Appraisal Rights (page I-19)

         Under Virginia law, a Heritage shareholder has the right to an appraisal of the fair value of his or her shares in connection with the merger. Cardinal shareholders do not have appraisal rights.

Cardinal to Use Purchase Accounting Treatment (page I-17)

         We expect that the merger will be accounted for as a purchase.

Comparison of Shareholder Rights (page VI-4)

         Both Cardinal and Heritage are corporations subject to the provisions of the Virginia State Corporation Act. Heritage's shareholder's rights are presently governed by Heritage's articles of incorporation and bylaws. Upon consummation of the merger, Heritage's shareholders will become shareholders of Cardinal and Heritage's shareholders' rights will be governed by the articles of incorporation and bylaws of Cardinal.

         There are material differences between the rights of a Heritage shareholder under Heritage's articles of incorporation and bylaws and the rights of a Cardinal shareholder under the articles of incorporation and bylaws of Cardinal which are disclosed in the section "Comparative Rights of Shareholders" on page VI-__.

Comparative Per Share Market Price Information (page I-41)

         Heritage common stock is traded on The Nasdaq SmallCap Market under the symbol "HBVA." On April 17, 2000, the last full trading day before the merger was publicly announced, Heritage's common stock closed at $3.75.

         No Cardinal preferred stock has been issued and Cardinal cannot predict the price at which it will trade after the merger.

         Cardinal common stock is traded on The Nasdaq SmallCap Market under the symbol "CFNL." On April 17, 2000, the last full trading day before Heritage and Cardinal issued a joint press release announcing the merger, Cardinal common stock closed at $4.63. On ________ __, 2000, Cardinal common stock closed at $_____.

Share Ownership of Management (pages V-4)

         On the Cardinal record date, the executive officers and directors of Cardinal, including their affiliates, had voting power with respect to an aggregate of 604,449 shares of Cardinal common stock, or approximately 14.1% of the shares of Cardinal common stock then outstanding.

         On the Heritage record date, the executive officers and directors of Heritage, including their affiliates, had voting power with respect to an aggregate of 679,422 shares of Heritage common stock, or approximately 22.9% of the shares of Heritage common stock then outstanding.

         We expect that the directors and executive officers of Cardinal and Heritage will vote their shares of Cardinal common stock "FOR" the approval of the issuance of Cardinal preferred stock to Heritage shareholders and the election of three Heritage directors to the Cardinal board and their shares of Heritage common stock "FOR" the approval of the merger agreement.

Benefits to Management in the Merger (page I-36)

         When considering the recommendation of the Heritage board, you should be aware that some Heritage directors and officers have interests in the merger that differ from the interests of other Heritage shareholders. Three directors of Heritage, Harold E. Lieding, George P. Shafran and Kevin B. Tighe, will become directors of Cardinal. Each Cardinal director receives an option each year to purchase 2,000 shares of Cardinal common stock. Options are granted at or above market value at the time of grant and have a ten year term. Cardinal directors do not receive cash fees.

         Messrs. Lieding, Tighe and Shafran, Phillip F. Herrick and Terrie G. Spiro, President and Chief Executive Officer of Heritage and The Heritage Bank, will continue as directors of The Heritage Bank after the merger. The Heritage Bank will be changing its name to Cardinal Bank - Potomac. Jones V. Isaac, a director of Cardinal, and up to seven additional individuals will be appointed to the board of Cardinal Bank - Potomac by Cardinal. Directors fees to Messrs. Lieding, Tighe, Shafran and Herrick will not be reduced as a result of the merger. Currently, as directors of The Heritage Bank, they receive $500 per month and $100 per committee meeting, with an annual maximum amount of $700 for committee meeting attendance. In addition, members of the executive committee receive an additional $250 per month. Ms. Spiro is not compensated for serving as a director of The Heritage Bank.

         Options to purchase a total of 30,500 shares of common stock of Heritage at $5.00 per share were granted to the current directors on May 24, 2000. These grants represent the annual option awards for fiscal year 2000, which were scheduled to be made at the end of this year. These grants were made as follows: directors with 1-2 years of service were granted options for 2,000 shares; directors with 2-3 years of service were granted options for 3,500 shares; directors with over 4 years of service were granted options for 5,000 shares; and the chairman and vice chairman of the board each were granted an option for 5,000 shares.

         Heritage, with the concurrence of Cardinal, may agree to provide certain key employees of The Heritage Bank with "stay bonuses" in the form of cash payments and options for Heritage common stock as an inducement to these employees to continue their services through or following the closing of the merger. These cash payments are not expected to exceed $65,000 in the aggregate and the option grants are not expected to exceed options for more than 10,000 shares.

         Also, all outstanding options for shares of common stock of Heritage issued to employees and directors of Heritage or The Heritage Bank under Heritage's stock option plans will be converted as of the close of the merger to options for common stock of Cardinal having equivalent values.

         Within two days after the Heritage shareholders approve the merger, Ms. Spiro will receive a lump sum payment of approximately $360,000 in satisfaction of Heritage's obligations to pay change of control benefits under her employment contract with Heritage.

         The Heritage board was aware of these and other interests and considered them before approving and adopting the merger agreement.

Transaction Structure

         Heritage will merge into Cardinal Merger Corp., a wholly owned subsidiary of Cardinal. Cardinal Merger Corp. was formed solely to facilitate the merger. It has minimal assets and no liabilities.

The Heritage Bank

         The Heritage Bank is Heritage's bank subsidiary. After the merger, it will continue to operate as a separate bank, but will change its name to Cardinal Bank - Potomac.

Conditions that Must Be Satisfied for the Merger to Occur (page I-37)

         The following conditions must be met for us to complete the merger:

o approval by Cardinal shareholders of the issuance of Cardinal preferred stock to

     Heritage shareholders and election of three Heritage directors to the Cardinal board;

o    approval by Heritage shareholders of the merger agreement;

o the continuing effectiveness of Cardinal's registration statement filed with the Securities and Exchange Commission;

o receipt of an opinion of Cardinal's counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         We cannot complete the merger unless we obtain the approval of the Board of Governors of the Federal Reserve System and the Virginia State Corporation Commission. On ________ __, 2000, Cardinal filed applications with the Federal Reserve Board and the Virginia State Corporation Commission. The applications include a request for The Heritage Bank to pay a $3.0 million dividend to Cardinal on the effective date. While we cannot predict whether or when we will obtain all required regulatory approvals, we see no reason why the approvals will not be obtained in a timely manner.

         Unless prohibited by law, either Heritage or Cardinal could elect to waive a condition that has not been satisfied and complete the merger anyway.

Termination of the Merger Agreement (page I-40)

         We can mutually agree to terminate the merger agreement at any time without completing the merger. Either company may also terminate the merger agreement if:

o    the merger is not completed on or before December 31, 2000;

o any event occurs which renders impossible, in a material way, the satisfaction by one company of one or more of the conditions described above, unless the other company waives such satisfaction; or

o    other conditions to the closing of the merger have not been satisfied.

Effective Date Expected: Third Quarter of 2000 (page I-39)

         The merger will become effective at the date and time stated on the certificate of merger issued by the Virginia State Corporation Commission. We anticipate the merger will take place in the third quarter of 2000.

                           [END OF TWO-COLUMN FORMAT]

                       SELECTED HISTORICAL FINANCIAL DATA

         We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from audited financial statements for 1997 through 1999 and unaudited financial statements for the three months ended March 31, 2000 and 1999. This information is only a summary, and you should read it in conjunction with the information about Cardinal that begins on page III-1, Cardinal's historical financial statements in Appendix B, the information about Heritage that begins on page IV-1, and Heritage's historical financial statements in Appendix D. You should not rely on the three-month information as being indicative of results expected for the entire year.

                   CARDINAL - HISTORICAL FINANCIAL INFORMATION

                                       Three Months Ended March 31,                Year Ended December 31,
                                          2000             1999                1999          1998          1997
                                     ----------------------------------    -----------------------------------------

                                                        (in thousands, except per share data)
Net interest income                      $1,153                $607              $3,025       $1,216           $4
Net income (loss)                          (942)               (824)             (4,039)      (1,696)        (145)
Diluted net income per share              (0.22)              (0.19)              (0.95)       (0.64)       (0.12)
Cash dividends per share                     --                  --                  --           --           --
Book value per share                       7.01                8.02                7.25         8.19         7.28
Total assets                            115,925              60,342              97,033       57,295        8,796
Shareholders' equity                     29,730              34,020              30,745       34,728        8,551

                   HERITAGE - HISTORICAL FINANCIAL INFORMATION

                                       Three Months Ended March 31,                Year Ended December 31,
                                           2000             1999                1999         1998         1997
                                     ----------------------------------    -----------------------------------------

                                                        (in thousands, except per share data)
Net interest income                          $744               $739             $2,942       $2,494      $2,146
Net income                                     25                177                182          133         571
Diluted net income per share                 0.01               0.08               0.08         0.07        0.44
Cash dividends per share                       --                 --                 --           --          --
Book value per share                         3.73               3.94               3.75         3.89        3.18
Total assets                               64,421             61,050             59,939       64,776      45,450
Shareholders' equity                        8,568              9,031              8,598        8,928       4,730

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         The following table sets forth certain unaudited pro forma combined financial data for Cardinal giving effect to the merger accounted for as a purchase. This information should be read in conjunction with the historical financial statements of Cardinal and Heritage, including respective notes to the financial statements, appearing elsewhere in this joint proxy statement/prospectus. See "Unaudited Pro Forma Condensed Financial Information" on page I-21. The pro forma financial data may not be indicative of the results that actually would have occurred had the merger been consummated on the dates indicated or that may be obtained in the future.

                                                 As of and for the
                                    --------------------------------------------

                                     Three Months Ended        Year Ended
                                           March 31,           December 31,
                                             2000                  1999
                                    --------------------- ----------------------

                                       (in thousands, except per share data)

Net interest income                     $     1,805            $   5,686
Net income (loss)                            (1,120)              (4,536)
Diluted net income per common share           (0.29)               (1.19)
Cash dividends per common share                  --                   --
Book value per common share                    7.11                 7.35
Total assets                                178,839                  N/A
Shareholders' equity                         37,066                  N/A


                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

         The following table sets forth for Cardinal the consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods indicated. Earnings represent income before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, represent interest expense on borrowings and dividends paid on Cardinal preferred stock. Fixed charges, including interest on deposits, represent all interest expense and dividends paid on Cardinal preferred stock.

                                                     Historical                          Pro Forma (Unaudited)
                                         -----------------------------------    --------------------------------------

                                                                                Three Months Ended      Year Ended
                                              Year Ended December 31,                March 31,          December 31,
                                         -----------------------------------    ------------------ ---------------------
                                            1999        1998         1997             2000                1999
                                            ----        ----         ----             ----                ----
Including interest on deposits             (2.10x)     (3.99x)     (47.33x)           0.02x              (0.51x)
Excluding interest on deposits            (40.21x)   (847.00x)     (47.33x)          (3.68x)             (6.24x)

         The above ratios for the years ended December 31, 1999 and 1998 indicate that earnings were inadequate to cover fixed charges in the amount of $4.0 million and $1.7 million, respectively.

                      RISK FACTORS THAT YOU SHOULD CONSIDER

         In addition to the other information contained in this joint proxy statement/prospectus, you should consider the following material risk factors carefully before deciding how to vote at the special meeting. Please see specifically the additional information in the "Cautionary Statement Concerning Forward-Looking Statements" section on page VI-14.

Cardinal has not been profitable since it began banking operations in 1998 and does not expect to be profitable in the near future.

         Cardinal was incorporated in Virginia in 1997 and its first banking subsidiary opened for business in June 1998. Three additional subsidiaries began operations over the next two years. For the years ended December 31, 1999 and 1998, Cardinal had net losses of $4.0 million and $1.7 million, respectively. Although the principal goal of Cardinal's business strategy is profitability, Cardinal has not achieved this profitability to date and cannot assure its future profitability.

         Cardinal's management expects that the merger of Cardinal and Heritage will accelerate the achievement of this future profitability. For the years ended December 31, 1999 and 1998, Heritage had net income of $182,000 and $133,000, respectively. Neither Cardinal nor Heritage, however, are able to make any assurances as to the future profitability of The Heritage Bank.

If Cardinal's bank subsidiaries do not become profitable, it may not be able to pay dividends on its preferred stock.

         The Heritage Bank has filed a regulatory application for permission to pay a $3.0 million dividend to Cardinal on the effective date of the merger. The merger will not be completed unless The Heritage Bank receives regulatory approval for the dividend. An important purpose of that dividend will be to provide Cardinal with the cash that it will need to pay holding company level expenses and to pay dividends on the Cardinal preferred stock. Those dividends will total approximately $499,000 per year. Except for the $3.0 million dividend to be received from The Heritage Bank, Cardinal does not expect to receive dividends from its subsidiary banks in the near term. Without regulatory approval, a Cardinal bank subsidiary cannot pay dividends to Cardinal until it has recovered all of its start-up losses.

         After 2003, Cardinal expects that it will need dividends from its bank subsidiaries to continue to pay dividends on the Cardinal preferred stock. While Cardinal expects that its bank subsidiaries will be able to pay dividends to Cardinal sufficient to continue the preferred stock dividend, it cannot guarantee that any dividend payments to Cardinal will be made. If Cardinal's bank subsidiaries cannot pay dividends to Cardinal sufficient to cover Cardinal's operating expenses and the preferred stock dividend, Cardinal would attempt to raise cash by borrowing money or selling common stock. If it could not borrow or sell common stock, it would suspend payment of the dividend on the Cardinal preferred stock.

         If Cardinal suspends the preferred stock dividend, it also could not pay dividends on its common stock.

Cardinal and Heritage may not successfully integrate their respective business operations.

         Integrating the business operations of Cardinal and Heritage after the merger may be difficult and time consuming. If we are unable to integrate our businesses successfully, this could hurt our business and operating results. Successful integration of Heritage's operations will depend on Cardinal's ability to consolidate operations, systems and procedures to eliminate redundancies and costs. Cardinal may encounter difficulties in the integration process, such as the loss of key employees and customers, the disruption of ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

                                   THE MERGER


         The following is a summary description of the material terms of the merger, and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this joint proxy statement/prospectus. All holders of Cardinal and Heritage common stock are urged to read the merger agreement in its entirety.

Background

         General. Cardinal and Heritage operate community banks in geographically close, but separate markets in northern Virginia. Heritage's subsidiary, The Heritage Bank operates two banking offices that serve predominantly affluent urban markets in McLean and Sterling, Virginia. Heritage opened a third banking office in Tyson's Corner, Virginia in May, 2000. Cardinal operates three bank subsidiaries that serve predominantly urban markets in Manassas, Reston and the Dulles Corridor and Fairfax, Virginia and had planned to open a fourth located in Alexandria, Virginia. Cardinal also owns and operates an investment subsidiary, Cardinal Wealth Services, Inc. Cardinal has decided to suspend its charter application for Cardinal Bank - Alexandria/Arlington, N.A. pending the merger with Heritage. Once the merger is complete, The Heritage Bank will change its name to Cardinal Bank - Potomac and will become the fourth Cardinal Bank and will operate the branch office that Cardinal planned the Alexandria bank would have occupied. There are no overlapping branch facilities. Heritage offers Cardinal a stable core business; a cost of funds lower than Cardinal's; access to attractive markets adjacent to Cardinal's; the opportunity for cross sales of products and services of Cardinal Wealth Services, Inc.; and the liquidity and capital to diversify and serve customers with higher borrowing needs. Cardinal offers Heritage systems, product and consolidated operational support and access to rapidly growing markets with strong loan demand. Each of Cardinal and Heritage offer to the other greater diversification of assets and deposits, depth of management and greater opportunity to enhance revenue and realize economies of scale.

         In December 1999, Mr. Gunn from Cardinal met with Ms. Spiro from Heritage to discuss the concept of a merger. The December 1999 discussions were informal and preliminary. Discussions included the advantages of combining entities and the practical difficulties of remaining independent and continuing to be able to compete with large statewide and regional bank holding companies, including challenges presented by increasing technology costs and costs associated with offering non-deposit products and services. Heritage had planned to make significant investments in systems and products in the year 2000. As a new entity, Cardinal had already completed its investment in state of the art products and systems. Cardinal engaged Scott & Stringfellow and Heritage engaged Ferris, Baker Watts to prepare a financial analysis of possible combination. In January 2000, Messrs. Gunn, and Rust and Ms. Spiro and Messrs. Lieding and Shafran continued discussions that included possible board of directors composition, management structure, products, strategic alignment of branches, computer systems and growth plans. A number of negotiating sessions took place between the parties over the course of the next several months with representatives of Scott & Stringfellow and Ferris, Baker Watts along with counsel for both entities attending. The meetings consisted of discussions of financial analyses of Cardinal and Heritage, as combined. The boards of the respective institutions met on several occasions during this time period to discuss and amend various terms including the exchange ratio, the preferred dividend, the change of control provisions of Ms. Spiro's contract and other costs, terms and conditions. Discussions continued into April of 2000 as the main issue centered around the pricing of the transaction and on several occasions talks were suspended and it appeared unlikely that the parties would be able to agree on final terms of an affiliation in a time frame consistent with Cardinal's need for a decision on opening its approved, but not yet chartered Alexandria affiliate bank.

         In mid-April 2000 however, Cardinal represented by Messrs. Gunn and Rust and Heritage represented by Ms. Spiro and Messrs. Lieding and Shafran reached agreement, subject to their respective boards' approval, on the structure of the merger and on all key issues involving management and board representation. The Cardinal board met on Friday April 14th and offered Heritage the terms so agreed to. The Heritage board met on Monday the 17th of April and approved the offer and executed the merger agreement.

         Cardinal and Heritage subsequently agreed to revise the terms of the merger so that Heritage would merge with a subsidiary of Cardinal that was created only for that purpose. The reason that the parties agreed to this restructuring was to be sure that Cardinal shareholders would not have dissenters' rights. If the parties had provided Cardinal's shareholders with dissenters' rights and if there were a substantial number of dissenting Cardinal shareholders, cash payments to those shareholders could have adversely affected the regulatory approvals sought by Cardinal and Heritage in connection with the merger and thus the consummation of the merger. On June __, 2000, the Cardinal board and the Heritage board executed an amended and restated merger agreement that reflects this restructuring.

Cardinal's Reasons for the Merger

         In deciding to enter into the merger agreement, the Cardinal board considered a number of factors. The Cardinal board did not assign any relative or specific weights to the factors considered. The principal factors that led the Cardinal board to approve the merger were:

         Earnings. Cardinal's strategy of forming separate community banks in northern Virginia has involved start-up losses for Cardinal and each of its three subsidiary banks. Cardinal projected that the fourth proposed Cardinal Bank - Alexandria/Arlington, N.A. would experience a first year loss of approximately $1.1million. In contrast, The Heritage Bank is profitable. By combining Cardinal's proposed Alexandria/Arlington operations with Heritage's existing operations, Cardinal expects to avoid additional start-up losses and reach profitability sooner than would without the merger.

         Liquidity and Loan Demand. Cardinal believes that its strong loan growth will not slow in the immediate future. Due to Cardinal's higher cost of funds, it can profitably employ the available liquidity at Heritage. As of March 31, 2000, Cardinal's loan to deposit ratio was 101.8% compared to Heritage's loan to deposit ratio of 75.0%. From March 31, 1999 to March 31, 2000, Cardinal's total assets have increased from $60.3 million to $115.9 million (92.2%), deposits increased from $25.9 million to $80.0 million (208.9%) and net loans increased from $21.8 million to $80.6 million (270.3%). In the same period, Heritage's total assets increased by 5.5% and deposits decreased by 5.1%, while net loans increased by 24.4%. Heritage's strength has been its stable deposit base while Cardinal's strength has been its strong loan generation. Heritage has approximately $23.8 million in securities that can be reinvested in higher yielding loans.

         Operating Efficiencies. Cardinal operates its bank and non-bank subsidiaries through a consolidated back office. Cardinal anticipates that the addition of Heritage will provide opportunities for increased operating efficiency as The Heritage Bank's back office is consolidated into Cardinal's. The consolidation with Cardinal will eliminate the need for Heritage to upgrade its internal systems at significant cost, compared to a less costly expansion of Cardinal's system.

         Local Autonomy. The Heritage Bank will continue to operate with a large degree of autonomy, under a board of directors comprised of current directors of Cardinal, Cardinal's proposed Alexandria affiliate bank directors and five directors of The Heritage Bank.

         Cardinal considered other material factors including: the consideration offered for Heritage common stock; the market value of Cardinal common stock; the dividend to be paid on the Cardinal preferred stock; the financial condition and history of performance of Cardinal and Heritage; diversification of risk associated with ownership of an institution with a broader geographic market area; the well capitalized position and earnings of Heritage; and the compatibility of the managements of the two organizations. The Cardinal board believes that the addition of the resources it will provide to Heritage will enable the new Cardinal Bank formed out of Heritage to provide a wider and improved array of financial services to consumers and businesses and to achieve added flexibility in dealing with the changing competitive environment in their market areas.

         The Cardinal board has concluded that the terms of the merger agreement, which were determined on the basis of arms-length negotiations, are fair to Cardinal shareholders. As explained below, this conclusion is supported by the opinion of an independent financial advisor. In establishing the merger consideration, the Cardinal board also considered the merger consideration in relation to the market value of Cardinal common stock and Heritage common stock; information concerning the financial condition, results of operations and the prospects of Cardinal and Heritage; and the tax-free nature of the merger to the shareholders of Heritage to the extent they receive Cardinal preferred stock in exchange for their shares of Heritage common stock.

         Following the effective date, Messrs. Lieding, Herrick, Tighe, Shafran, Gunn, Rust, Isaac, Tech, Lockwood, Kell, Anderson, DeCarlo and Broadwater and Ms. Spiro are expected to serve as directors of Cardinal Bank-Potomac.

         The board of directors of Cardinal believes that the merger is in the best interests of Cardinal and its shareholders. The Cardinal directors have all committed to vote shares under their control in favor of the merger to the extent of their fiduciary ability. The Cardinal directors unanimously recommend that Cardinal shareholders vote "FOR" the approval of the issuance of Cardinal preferred stock to Heritage shareholders and "FOR" the election of three Heritage directors to the Cardinal board of directors.

Heritage's Reasons for the Merger

         The terms of the merger agreement, including the merger consideration of $6.00 per share of Heritage common stock to be paid in a combination of preferred stock and cash, were the result of an arms length negotiation between Heritage and Cardinal. Heritage consulted with its special legal counsel, Thacher Proffitt & Wood, and its financial advisor, Ferris, Baker Watts during the negotiations. The Heritage board considered various factors in determining that the merger was fair and in the best interests of Heritage and its shareholders. The Heritage board did not assign any specific weights to the factors considered. In considering the factors described below, individual members of the Heritage board may have given different weights to different factors. Among other things, the Heritage board considered:

         o the premium presented by the consideration offered to Heritage's shareholders in relation to the current trading price of Heritage's common stock;

         o favorable terms of the preferred stock as it relates to dividend and conversion features;

         o the fact that Heritage will be combining with a Virginia-based holding company and that The Heritage Bank will remain a subsidiary of Cardinal, with a name change to denote its location;

         o the probable impact of the merger on the customers and the communities served by Heritage and Cardinal and Cardinal's willingness to retain Heritage's employees and provide certain benefits to these employees;

         o the fact that Heritage will appoint three directors to serve on Cardinal's board and five directors to serve on the board of The Heritage Bank following the consummation of the merger;

         o the potential for expansion of products and services that may be offered to the customers of Cardinal and Heritage, on a combined basis;

         o the increasingly competitive environment in which financial institutions operate and the uncertain economic regulatory and legal environment affecting financial institutions such as Heritage;

         o the increasing consolidation of financial institutions which has resulted in fewer potential acquirors for Heritage;

         o the potential for greater liquidity and potential market appreciation for Cardinal's common stock, as compared to Heritage's common stock;

         o the large and growing investment in technology that is needed to compete with larger banks; and

         o the opinion of Ferris, Baker Watts that the merger consideration is fair from a financial point of view to Heritage's shareholders.

Accounting Treatment

         The merger will be accounted for by Cardinal as a purchase. Under the purchase method, the assets and liabilities of Heritage will be recorded on the books of Cardinal at their respective fair values as of the effective date of the merger. The excess of value of consideration paid by Cardinal over the fair value of Heritage's specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered goodwill, which is expected to be amortized over 15 years. Cardinal's consolidated results of operations will include the results of Heritage after the effective date of the merger.

Material Federal Income Tax Consequences of the Merger

         The following is a discussion of all material federal income tax consequences of the merger under the Internal Revenue Code of 1986, as amended, to Heritage shareholders. The discussion does not deal with all aspects of federal taxation that may be relevant to particular Heritage shareholders. Certain tax consequences of the merger may vary depending upon the particular circumstances of each Heritage shareholder and other factors.

         You are urged to consult with your tax advisor to determine the particular tax consequences of the merger to you.

         This summary is based on current law and the advice of Williams, Mullen, Clark & Dobbins, legal counsel to Cardinal. The advice in this summary assumes that Heritage shareholders hold their shares as capital assets and is based on, among other things, certain customary assumptions and representations relating to certain facts and circumstances of, and the intentions of the parties to the merger. Neither Cardinal nor Heritage has requested a ruling from the Internal Revenue Service in connection with the merger. To meet a condition to consummation of the merger, Cardinal and Heritage will receive from Williams, Mullen, Clark & Dobbins an opinion as to certain federal income tax consequences of the merger. This opinion is not binding on the Internal Revenue Service.

         In the opinion of Williams, Mullen, Clark & Dobbins the merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code, if consummated in the manner set forth in the merger agreement. Accordingly, among other things, in the opinion of such counsel:

         o   The merger will constitute a reorganization within the meaning of
             Section 368(a) of the Internal Revenue Code;

         o No gain or loss will be recognized by Cardinal or Heritage as a result of the merger;

         o No gain or loss will be recognized by a Heritage shareholder who receives solely Cardinal preferred stock in exchange for all of such shareholder's shares of Heritage common stock (except to the extent such a shareholder receives cash in lieu of a fractional share interest in Cardinal preferred stock). The aggregate tax basis of the Cardinal preferred stock received by such shareholder will be the same as the aggregate tax basis of the Heritage common stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest of Cardinal preferred stock received will include the holding period of the share of Heritage common stock exchanged therefor.

         o A Heritage shareholder who received both Cardinal preferred stock and cash in exchange for all of such shareholder's shares of Heritage common stock will recognize capital gain, but not loss, to the extent of the less of:

             (i) the excess of (A) the sum of the fair market value of the Cardinal preferred stock and the amount of cash received by such shareholder over (B) the shareholder's aggregate tax basis for the shares of Heritage common stock exchanged therefor; and

             (ii) the amount of cash received by such shareholder.

             Any such gain will be long-term capital gain if such shares of Heritage common stock were held for more than one year. The aggregate tax basis of the Cardinal preferred stock received by such shareholder will equal such shareholder's aggregate tax basis of the Heritage common stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest of Cardinal preferred stock for which cash is received and by the amount of other cash received, and increased by the amount of any gain recognized, by such shareholder in the merger. Such shareholder's holding period of each share of Cardinal preferred stock received will include the holding period of the share of Heritage common stock exchanged therefor.

         o A Heritage shareholder who receives solely cash in exchange for all such shareholder's shares of Heritage common stock will recognize capital gain or capital loss in an amount equal to the difference between the amount of cash received and the shareholder's aggregate tax basis for such shares of Heritage common stock, which gain or loss will be long-term capital gain or loss if such shares of Heritage common stock were held for more than one year.

         o In certain limited situations, the receipt of cash in the merger, or a sale or redemption of Cardinal preferred stock received in the merger by a shareholder who owns shares of Heritage common stock at the effective time, may be treated as a dividend and taxed as ordinary income. Heritage shareholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of Heritage common stock, or that a sale or redemption of the Cardinal preferred stock received in the merger, will be treated as a dividend.

         o Based upon the current ruling position of the IRS, a Heritage shareholder who received cash in lieu of a fractional share interest will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Cardinal subject to Section 302 of the Code. Such a deed redemption will be treated as a sale of the fractional share, provided that it is not "essentially equivalent to a dividend." A Heritage shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received therefor and the shareholder's tax basis in the fractional share. Any such capital gain or loss will be long-term capital gain or loss if the Heritage common stock exchanged was held for more than one year.

Appraisal Rights

         General. Shareholders of a corporation that is proposing to merge or consolidate with another entity are sometimes entitled under relevant state laws to appraisal or dissenters' rights in connection with the proposed transaction depending on the circumstances. This right generally confers on shareholders who oppose a merger or the consideration to be received in a merger the right to receive, in lieu of the consideration being offered in the merger, the fair value for their shares as provided for in the statute.

         Cardinal shareholders do not have dissenters' appraisal rights in connection with the merger under Virginia law. Heritage shareholders, however, are entitled to dissenters' appraisal rights in connection with the merger under Virginia law.

         Any shareholder of Heritage common stock who objects to the merger and who complies with provisions of Article 15 of Title 13.1 of the Virginia SCA ("Article 15") may demand the right to receive a cash payment, if the merger is consummated, for the fair value of his or her stock immediately before the merger effective date, exclusive of any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable. In order to receive payment, a dissenting shareholder must deliver to Heritage prior to the Heritage special meeting a written notice of intent to demand payment for his or her shares if the merger is consummated and must not vote his or her shares in favor of the merger. The intent to demand payment should be addressed to Janet A. Valentine, Secretary, Heritage Bancorp, Inc., 1313 Dolley Madison Boulevard, McLean, Virginia 22101.

         A shareholder of record of Heritage common stock may assert dissenters' rights as to fewer than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies Heritage in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders. A beneficial shareholder of Heritage common stock may assert dissenters' rights as to shares held on his or her behalf by a shareholder of record only if the individual (i) submits to Heritage the record shareholder's written consent to the dissent not later than the time when the beneficial shareholder asserts dissenters' rights, and (ii) dissents with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

         Within 10 days after the effective date of the merger, Cardinal is required to deliver a notice in writing to each dissenting shareholder who has filed an intent to demand payment and who has not voted such shares in favor of the merger. The notice will (i) state where the payment demand must be sent and where and when stock certificates shall be deposited; (ii) supply a form for demanding payment; (iii) set a date by which Cardinal must receive the payment demand; and (iv) be accompanied by a copy of Article 15. A dissenting shareholder who is sent a dissenter's notice must submit the payment demand and deposit his or her stock certificates in accordance with the terms of, and within the time frames set forth in, the dissenter's notice. As a part of the payment demand, the dissenting shareholder must certify whether he or she acquired beneficial ownership of the shares before or after the date of the first public announcement of the terms of the proposed merger, which was April 18, 2000. Cardinal will specify the announcement date in the dissenter's notice.

         Except with respect to shares acquired after the announcement date, Cardinal will pay a dissenting shareholder the amount Cardinal estimates to be the fair value of his or her shares, plus accrued interest. This payment will be made within 30 days of receipt of the dissenting shareholder's payment demand. The payment will be accompanied by (i) Cardinal's balance sheet as of the end of the fiscal year ending not more than 16 months before the effective date of the corporate action creating the dissenter's right, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements; (ii) an explanation of how Cardinal estimated the fair value of the shares and how the interest was calculated; (iii) a statement of the dissenter's right to demand payment under
Article 15; and (iv) a copy of Article 15. As to shares acquired after the announcement date, Cardinal is only obligated to estimate the fair value of the shares, plus accrued interest, and to offer to pay this amount to the dissenting shareholder conditioned upon the dissenting shareholder's agreement to accept it in full satisfaction of his or her claim.

         If a dissenting shareholder believes that the amount paid or offered by Cardinal is less than the fair value of his or her shares, or that the interest due is incorrectly calculated, that dissenting shareholder may notify Cardinal of his or her own estimate of the fair value of his or her shares and amount of interest due and demand payment of such estimate (less any amount already received by the dissenting shareholder). The dissenting shareholder must notify Cardinal of the estimate and demand within 30 days after the date Cardinal makes or offers to make payment to the dissenting shareholder.

         Within 60 days after receiving the estimate and demand, Cardinal must either commence a proceeding in the appropriate circuit court to determine the fair value of the dissenting shareholder's shares and accrued interest, or Cardinal must pay each dissenting shareholder whose demand remains unsettled the amount demanded. If a proceeding is commenced, the court must determine all costs of the proceeding and must assess those costs against Cardinal, except that the court may assess costs against all or some of the dissenting shareholders to the extent the court finds that the dissenting shareholders did not act in good faith in demanding payment of the dissenting shareholder's estimates.

         The foregoing discussion is a summary of the material provisions of
Article 15. Shareholders are strongly encouraged to review carefully the full text of Article 15, which is included as Appendix F to this joint proxy statement/prospectus. The provisions of Article 15 are technical and complex, and a shareholder failing to comply strictly with them may forfeit his or her dissenting rights. Any shareholder who intends to dissent from the merger should review the text of those provisions carefully and also should consult with his or her attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished Heritage shareholders except as indicated above or otherwise required by law.

         Any dissenting shareholder who perfects his or her right to be paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his or her shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code. See "- Federal Income Tax Matters."

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma condensed financial statements have been prepared on a consolidated basis based upon the historical financial statements of Cardinal and Heritage. The pro forma combined information gives effect to the merger, accounted for as a purchase, and is based on the issuance of 1,376,770 shares of Cardinal preferred stock and the payment of $6,883,851 in cash in the merger, which in turn is based on the number of shares of Heritage common stock outstanding at May 17, 2000. Accordingly, the assets and liabilities of Heritage have been recorded on Cardinal's books at their fair market value and Heritage's capital accounts have been eliminated. The amount by which the sum of the cash paid by Cardinal and the fair value of the Cardinal preferred stock issued in the merger exceeds the net fair value of Heritage's assets and liabilities has been allocated to goodwill.

         The pro forma statement of condition combines the balance sheet of Cardinal and Heritage as of March 31, 2000. The pro forma statements of operations for the three months ended March 31, 2000 and for the year ended December 31, 1999 combine the results of operations of Cardinal and Heritage for the respective periods. The pro forma statement of condition and statement of operations for the three months ended March 31, 2000 are based on unaudited financial statements, and the pro forma statement of operations for the year ended December 31, 1999 is based on audited financial statements, all of which are included elsewhere in this joint proxy statement/prospectus.

         The pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of Cardinal in Appendix B and of Heritage in Appendix D. There are no adjustments necessary to the historical results of operations as a result of these transactions. The pro forma combined financial position and results of operations are not necessarily indicative of the results which would actually have been attained if the Heritage merger had occurred in the past or which may be attained in the future.

         The pro forma combined condensed financial statements also do not take into account the following items which will impact the financial condition, results of operations and reported per share amounts of Cardinal.

         o Losses from March 31, 2000 to the actual closing date of the transaction.

         o Estimated expense savings to be derived from, among other things, the termination of certain Heritage executive officers, elimination of duplicate backroom operations and conversion to Cardinal's data processing system.

         o Expected revenue enhancements from selling Heritage's investment securities and investing the funds in higher yielding loans receivable.

                              CARDINAL AND HERITAGE
               PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                                 MARCH 31, 2000
                                   (Unaudited)

                                                                                            Pro Forma
                                                     Cardinal          Heritage            Adjustments            Combined
                                                 ------------------------------------------------------------------------------
                                                                        (Dollars in thousands)
Assets
Cash and due from banks                            $      4,180      $      2,990            (1,375) (A)         $     5,795
Federal funds sold                                       20,378                --            (6,884) (C)              13,494
Investment securities, available-for-sale                 4,620            23,764                --                   28,384
Loans receivable, net                                    80,575            35,649              (414) (C)             115,810
Premises and equipment, net                               4,476               872                --                    5,348
Goodwill                                                     --                --             7,166  (C)               7,166
Other assets                                              1,696             1,146                --                    2,842
                                                 ------------------------------------------------------------------------------

Total assets                                       $    115,925       $    64,421            (1,507)             $   178,839
                                                 ==============================================================================


Liabilities and Stockholders' Equity
Liabilities:
Deposits                                                 80,010            48,033               (75) (C)             127,968
Borrowings                                                6,000             7,603                --                   13,603
Other liabilities                                           185               217                --                      402
                                                 ------------------------------------------------------------------------------

Total liabilities                                        86,195            55,853               (75)                 141,973
                                                 ------------------------------------------------------------------------------

Stockholders' equity:
Preferred stock                                              --                --             6,884  (B)               6,884
Common stock                                              4,243             2,295            (2,295) (B)               4,243
Additional paid in capital                               32,498             6,530            (6,078) (B)              32,950
Retained earnings                                        (6,823)              235              (435) (B)              (7,023)
Accumulated other comprehensive income (loss)              (188)             (492)              492  (B)                (188)
                                                 ------------------------------------------------------------------------------

Total stockholders' equity                               29,730             8,568            (1,432)                  36,866
                                                 ------------------------------------------------------------------------------


Total liabilities and stockholders' equity         $    115,925       $    64,421        $   (1,507)             $   178,839
                                                 ==============================================================================

                              CARDINAL AND HERITAGE
                PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THREE MONTHS ENDED MARCH 31, 2000
                                   (Unaudited)

                                                                                                Pro Forma
                                                     Cardinal            Heritage              Adjustments              Combined
                                                ------------------------------------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                             $       1,529       $         725              35  (D)             $        2,289
Federal funds sold                                          287                   7            (108) (D)                        186
Investment securities                                        88                 386              --                             474
                                                ------------------------------------------------------------------------------------

Total interest income                                     1,904               1,118             (73)                          2,949
                                                ------------------------------------------------------------------------------------

Interest expense:
Deposits                                                    655                 330              19  (D)                      1,004
Borrowings                                                   96                  44              --                             140
                                                ------------------------------------------------------------------------------------

Total interest expense                                      751                 374              19                           1,144
                                                ------------------------------------------------------------------------------------

Net interest income                                       1,153                 744             (92)                          1,805
Provision for loan losses                                   143                 (28)             --                             115
                                                ------------------------------------------------------------------------------------

Net interest income after provision for
  loan losses                                             1,010                 772             (92)                          1,690
                                                ------------------------------------------------------------------------------------

Non-interest income:
Service charges                                              84                  46              --                             130
Investment fee income                                       313                  --              --                             313
Other                                                        27                 (13)             --                              14
                                                ------------------------------------------------------------------------------------

Total non-interest income                                   424                  33              --                             457
                                                ------------------------------------------------------------------------------------

Non-interest expense:
Salary and benefits                                       1,363                 319              --                           1,682
Occupancy                                                   221                 105              --                             326
Professional fees                                           102                  62              --                             164
Depreciation                                                129                  64              --                             193
Amortization of Goodwill                                     --                  --             119  (D)                        119
Other                                                       561                 218              --                             779
                                                ------------------------------------------------------------------------------------

Total non-interest expense                                2,376                 768             119                           3,263
                                                ------------------------------------------------------------------------------------

Income (loss) before income taxes                          (942)                 37            (211)                         (1,116)
Provision for income taxes                                   --                  12             (12) (D)                         --
                                                ------------------------------------------------------------------------------------

Net income (loss)                                 $        (942)      $          25            (199)                  $      (1,116)
                                                ====================================================================================

Dividend to preferred stockholders                           --                  --             125  (E)                        125

Net income (loss) to
  common stockholders                             $        (942)      $          25            (324)                  $      (1,241)
                                                ====================================================================================

Earnings per common share:
Basic                                             $       (0.22)      $        0.01                  (E)              $       (0.29)
Diluted                                           $       (0.22)      $        0.01                  (E)              $       (0.29)
Weighted average shares outstanding:
Basic                                                 4,242,634           2,294,617                  (E)                  4,242,634
Diluted                                               4,242,634           2,296,405                  (E)                  4,242,634

                              CARDINAL AND HERITAGE
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 1999
                                   (Unaudited)

                                                                                               Pro Forma
                                                   Cardinal             Heritage               Adjustments            Combined
                                              -------------------------------------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                           $       2,661        $       2,690               138  (D)          $       5,489
Federal funds sold                                      1,234                  277              (344) (D)                  1,167
Investment securities                                     435                1,414                --                       1,849
                                              -------------------------------------------------------------------------------------

Total interest income                                   4,330                4,381              (206)                      8,505
                                              -------------------------------------------------------------------------------------

Interest expense:
Deposits                                                1,207                1,342                75  (D)                  2,624
Borrowings                                                 98                   97                --                         195
                                              -------------------------------------------------------------------------------------

Total interest expense                                  1,305                1,439                75                       2,819
                                              -------------------------------------------------------------------------------------

Net interest income                                     3,025                2,942              (281)                      5,686
Provision for loan losses                                 514                   --                --                         514
                                              -------------------------------------------------------------------------------------

Net interest income after provision for
  loan losses                                           2,511                2,942              (281)                      5,172
                                              -------------------------------------------------------------------------------------

Non-interest income:
Service charges                                           268                  164                --                         432
Investment fee income                                   1,018                   --                --                       1,018
Other                                                      35                   58                --                          93
                                              -------------------------------------------------------------------------------------

Total non-interest income                               1,321                  222                --                       1,543
                                              -------------------------------------------------------------------------------------

Non-interest expense:
Salary and benefits                                     4,277                1,472                --                       5,749
Occupancy                                                 812                  328                --                       1,140
Professional fees                                         495                  176                --                         671
Depreciation                                              356                  146                --                         502
Amortization of Goodwill                                   --                   --               478  (D)                    478
Other                                                   1,931                  767                --                       2,698
                                              -------------------------------------------------------------------------------------

Total non-interest expense                              7,871                2,889               478                      11,238
                                              -------------------------------------------------------------------------------------

Income (loss) before income taxes                      (4,039)                 275              (759)                     (4,523)
Provision for income taxes                                 --                   93               (93) (D)                      -
                                              -------------------------------------------------------------------------------------

Net income (loss)                               $      (4,039)      $          182              (666)             $       (4,523)
                                              =====================================================================================

Dividend to Preferred stockholders                         --                   --               499  (E)                    499

Net income (loss) to common
  stockholders                                  $      (4,039)      $          182            (1,165)             $       (5,022)
                                              =====================================================================================

Earnings per common share:
Basic                                           $       (0.95)      $         0.08                    (E)         $        (1.18)
Diluted                                         $       (0.95)      $         0.08                    (E)         $        (1.18)
Weighted average shares outstanding:
Basic                                               4,240,819            2,294,617                    (E)              4,240,819
Diluted                                             4,240,819            2,301,548                    (E)              4,240,819

                Notes to Pro Forma Combined Financial Information

         The merger will be accounted for by Cardinal using the purchase method of accounting in accordance with Accounting Principles Board Opinion ("APB") No. 16 and Statement of Financial Accounting Standards ("SFAS" No. 72). Under this method, the aggregate cost of the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the closing date. For purposes of pro forma presentation, estimates of the fair values of Heritage's assets and liabilities as of March 31, 2000, have been combined with the book values of Cardinal's assets and liabilities as of March 31, 2000.

(A) As part of the transaction, Cardinal expects to incur, on a pre-tax basis, $375,000 in transaction costs, primarily for professional expenses, including financial advisory, legal and accounting fees. Additionally, it is estimated that Heritage will incur, on a pre-tax basis, $800,000 in transaction costs, including financial advisory, legal, accounting and contract termination costs. Cardinal also expects to incur nonrecurring charges of $200,000 as a result of the merger during the 12 months after its closing. These charges are included in the pro forma combined condensed statement of condition, but are not considered in the pro forma combined condensed statement of operations.

(B) As stated in the merger agreement, Cardinal will issue 1,376,770 shares of 7.25% cumulative, convertible preferred stock valued at $5 per share and cash of $6,884,000 to Heritage's shareholders. Cardinal will issue Cardinal stock options for vested Heritage stock options with terms based on the merger consideration.

         The following table details the adjustments to stockholders' equity based on the assumed purchase price:

                                                                                                          Accumulated
                                                                                                             Other
                                                          Preferred    Common    Paid-In     Retained    Comprehensive
                                                            Stock       Stock    Capital     Earnings        Income
                                                        -------------------------------------------------------------
Elimination of Heritage's stockholders' equity                   -     (2,295)   (6,530)      (235)              492
Issuance of Cardinal stock options for
   Heritage carryover stock options                              -          -       452          -                 -
Issuance of Cardinal convertible preferred stock             6,884          -         -          -                 -
Nonrecurring charges subsequent to merger                        -          -         -       (200)                -
                                                        -------------------------------------------------------------

   Total pro forma adjustment                                6,884     (2,295)   (6,078)      (435)              492


(C) The purchase price is allocated to identifiable tangible and intangible assets at their fair values. Although not included here, a core deposit intangible is expected to be identified. Any portion of the purchase price that cannot be assigned to specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered goodwill, which is expected to be amortized over 15 years.

         The following table provides a reconciliation of the excess cost of the merger to Cardinal over the fair value of net assets acquired from Heritage (in thousands):

         Cash to be paid by Cardinal                                                              $      6,884
         Value of preferred stock to be issued by Cardinal                                                6,884
         Fair value of 138,420 Cardinal stock options issued for Heritage carryover options                 452
         Cardinal transaction costs                                                                         375
                                                                                                ---------------

                                                                                                         14,595
         Less:
         Stockholders' equity of Heritage                                                                 8,568
         Fair value adjustments, net                                                                       (339)
         Heritage transaction costs                                                                        (800)
                                                                                                ---------------

           Cost in excess of fair value of net assets acquired                                    $       7,166
                                                                                                ===============

         The fair value adjustments as of March 31, 2000 were calculated for loans receivable and deposits. Loans receivable were decreased by approximately $414,000, while deposits were decreased by $75,000. The fair values ultimately recorded by Cardinal may be materially different from the values indicated due to (a) changes in future interest rates and economic conditions beyond the control of management, (b) changes in the composition of Heritage's assets and liabilities, and (c) refinements to the underlying assumptions made by Cardinal.

(D) The purchase accounting adjustments, including the recording of goodwill have the following impact on the unaudited pro forma combined condensed statements of operations:

         Interest income on loans receivable in the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2000, and the year ended December 31, 1999, is increased by $35,000 and $138,000, respectively, reflecting the amortization of the discount calculated on loans receivable using the level yield method over the estimated life of 36 months.

         Interest income on federal funds sold in the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2000, and the year ended December 31, 1999, is decreased by $108,000 and $344,000, respectively, reflecting the decrease in federal funds sold due to the pay out of $6,884,000 in cash to Heritage shareholders.

         Interest expense on deposits in the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2000, and the year ended December 31, 1999, is increased by $19,000 and $75,000, respectively, to reflect amortization of the discount on certificates of deposit using the level yield method over the estimated life of 12 months.

         Goodwill amortization expense in the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2000, and the year ended December 31, 1999, reflects $119,000 and $478,000, respectively, of goodwill amortization on a straight line basis over 15 years.

         Provision for income taxes in the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2000, and the year ended December 31, 1999, is decreased by $12,000 and $93,000, respectively, to reduce the historical income tax expense due to pro forma net losses.

(E) Basic and diluted earnings per share in the pro forma combined condensed statements of operations were computed by dividing pro forma net loss less dividends to preferred stockholders by the pro forma total average shares outstanding of Cardinal's common stock for the period and the elimination of Heritage's average shares outstanding. Conversion of Cardinal's preferred stock and options results in antidilution and therefore was excluded.

                     OPINION OF HERITAGE'S FINANCIAL ADVISOR

         Heritage retained Ferris, Baker Watts, Incorporated, to act as its sole financial advisor in connection with the merger and related matters. As part of its engagement, Ferris, Baker Watts agreed, if requested by Heritage, to render an opinion with respect to the fairness, from a financial point of view, to the holders of Heritage common stock, of the merger consideration of either preferred shares of Cardinal; cash; or a combination of preferred shares and cash. Heritage selected Ferris, Baker Watts because Ferris, Baker Watts is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Heritage and its business. As part of its investment banking business, Ferris, Baker Watts is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

         On April 17, 2000, Ferris, Baker Watts delivered to the Heritage board its written opinion, that the merger consideration was fair to Heritage shareholders, from a financial point of view, as of the date of such opinion. Ferris, Baker Watts has also delivered to the Heritage board a written opinion as of the date of this document, which is substantially similar to the opinion delivered on April 17, 2000. No limitations were imposed by Heritage on Ferris, Baker Watts with respect to the investigations made or the procedures followed in rendering its opinion.

         The full text of the Ferris, Baker Watts opinion, which sets forth the assumptions made, matters considered and extent of review by Ferris, Baker Watts, is attached as Appendix E to this document and is incorporated herein by reference. It should be read carefully and in its entirety in conjunction with this document. The following summary of the Ferris, Baker Watts opinion is qualified in its entirety by reference to the full text of the opinion. The Ferris, Baker Watts opinion is addressed to the Heritage board and does not constitute a recommendation to any shareholder of Heritage as to how such shareholder should vote at the Heritage special meeting described in this document.

         Ferris, Baker Watts, in connection with rendering its opinion:

         o   reviewed the proposed transaction;
         o   reviewed the draft Agreement and Plan of Reorganization;
         o   reviewed selected public and internal information of Heritage;
         o   interviewed management of Heritage;
         o   utilized its own independent research; and
         o utilized its expertise in merger, acquisition and divestiture transactions and valuations.

         The written opinions provided by Ferris, Baker Watts to Heritage were necessarily based upon economic, monetary, financial market, and other relevant conditions as of the dates thereof.

         In connection with its review and arriving at its opinion, Ferris, Baker Watts relied upon the accuracy and completeness of the financial information and other pertinent information provided by Heritage to Ferris, Baker Watts for purposes of rendering its opinion. Ferris, Baker Watts did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Heritage with the input of management, Ferris, Baker Watts assumed that this material had been reasonably prepared on bases reflecting the best available estimates and judgments of Heritage as to the future performance of Heritage and that the projections provided a reasonable basis upon which Ferris, Baker Watts could formulate its opinion. Heritage does not publicly disclose such internal management projections of the type utilized by Ferris, Baker Watts in connection with Ferris, Baker Watts' role as financial advisor to Heritage with respect to review of the merger. Therefore, such projections cannot be assumed to have been prepared with a view toward public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing Heritage and Cardinal. Accordingly, actual results could vary significantly from those set forth in the respective projections.

         Furthermore, Ferris, Baker Watts assumed that the merger will be consummated in accordance with the terms set forth in the plan of reorganization, without any waiver of any material terms or conditions by Heritage, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Heritage, Ferris, Baker Watts adjusted the data to reflect full dilution.

         In connection with rendering its opinion to the Heritage board, Ferris, Baker Watts performed a variety of financial and comparative analyses, which are briefly summarized below. This summary of analyses does not purport to be a complete description of the analyses performed by Ferris, Baker Watts. Moreover, Ferris, Baker Watts believes that these analyses must be considered as a whole and that selecting portions of these analyses and the factors considered by it, without considering all of the analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of the analyses. In its full analysis, Ferris, Baker Watts also included assumptions with respect to general economic, financial market, and other financial conditions. Furthermore, Ferris, Baker Watts drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Ferris, Baker Watts' analyses were not necessarily indicative of future results or values, which may significantly diverge favorably or adversely from the estimates. Estimates of company valuations do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Ferris, Baker Watts were assigned a greater significance by Ferris, Baker Watts than any other in deriving its opinion.

         Transaction Summary. In its fairness opinion, Ferris, Baker Watts stated that the consideration to be paid by Cardinal is at a premium to the values determined through the discounted cash flow analysis and the comparable company analysis. In addition, the opinion stated that the merger consideration compares favorably to the premiums paid in comparable transactions, and finally, the transaction value is in the upper range of the control premium study. Finally, Ferris, Baker Watts stated that the transaction allows Heritage to compete as part of a larger organization with attractive growth rates, addressing some of the non-price financial issues that were considered during the sale process. The analyses used by Ferris, Baker Watts to determine whether the merger consideration is fair from a financial point of view to Heritage's shareholders are described in more detail below.

         Discounted Cash Flow Analysis. Ferris, Baker Watts performed a discounted cash flow analysis with regard to Heritage on a stand-alone basis. This analysis utilized projections derived from assumptions provided by management and included loan growth of 50% in the first year, with slower growth provided in the out years, and deposit growth of 60% in the first year, also slowing in following years. These assumptions resulted in a return on average assets of 0.42% and return on average equity of 5.63% by fiscal 2003. The resulting per share value was $1.29 per share. This analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Ferris, Baker Watts noted that the accuracy of this method of valuation depends largely on the integrity of the projections.

         Comparable Sale Transactions. Ferris, Baker Watts reviewed and examined publicly available records for sale transactions in the banking industry. Ferris, Baker Watts reviewed 10 transactions that have been announced since January 1, 1999, whose target banks were located in the eastern portion of the United States and whose asset size was under $125 million.

         The following table represents a summary analysis based on the announced transaction values.


                                    Average       Median       Heritage/Cardinal
                                    -------       ------       -----------------
         Price/Deposits              25.06%        24.21%             28.69%
         Price/Book Value           234.07%       224.80%            160.13%
         P/E                         27.33x        27.02x             75.65x
         Price/Assets                21.83%        20.93%             22.87%

         Comparable Bank Analysis. Ferris, Baker Watts reviewed and compared Heritage multiples pricing to multiples of 18 publicly traded banks based in Maryland, Virginia, West Virginia and North Carolina that had total assets of less than $100 million. These banks are listed below:

AmericasBank Corp.                      First Western Bank
Bank of Ashville                        Gateway Bank & Trust
BOC Financial Corp.                     Heritage Bankshares, Incorporated
Cardinal Financial Corporation          Metro-County Bank of Virginia, Inc.
Carolina Bank                           Patapsco Bancorp, Inc.
CNB Holdings, Inc.                      Rowan Bancorp, Inc.
Easton Bancorp, Incorporated            Surrey Bank & Trust
First Commerce Bank                     United Financial Banking Companies, Inc.
First Gaston Bank of North Carolina     Virginia National Bank

         The table below compares the premium to be received in the merger by the Heritage shareholders to comparable company valuations.


       Consideration Offered                             $6.00
                                                         Implied Value Per Share
                                                         -----------------------
       Discounted Cash Flow Analysis                     $1.29

       Comparable Company Analysis:
         Price/Book                                      $3.93
         Price/Tangible Book                             $3.96
         Price/Earnings                                  $0.99
       Closing Bid Price (as of April 10, 2000)          $3.06

         Control Premium. Ferris, Baker Watts also reviewed the Control Premium Study, which is published quarterly by Hoilihan Lokey Howard & Zukin, Inc. which analyzes stock prices of target companies prior to takeover announcement dates. Market data for the fourth quarter of 1999 for banking and credit agencies indicated that the median premium paid was 24.4% and the average premium paid was 29.1%. The premiums ranges from 0.9% to 81.6%. The $6.00 transaction value represents a 95.9% premium to the $3.063 closing bid price of Heritage's common stock as of April 10, 2000.

         In connection with its opinion dated as of the date of this joint proxy statement/prospectus, Ferris, Baker Watts performed procedures to update, as necessary, certain of the analyses described above, as it deemed appropriate.

         As described above, Ferris, Baker Watts' fairness opinion to Heritage's board of directors was among many factors taken into consideration by Heritage's board in making its determination to approve the agreement and plan of reorganization.


                     OPINION OF CARDINAL'S FINANCIAL ADVISOR

         Pursuant to an engagement letter dated as of April 14, 2000, Cardinal retained Scott & Stringfellow as its financial advisor in connection with Cardinal's consideration of a possible business combination with Heritage. In connection therewith, the Cardinal board requested Scott & Stringfellow to render its opinion as to the fairness, from a financial point of view, of the transaction to the holders of Cardinal common stock. Scott & Stringfellow delivered to Cardinal's board its oral opinion prior to April 14, 2000 that as of such date, the transaction was fair, from a financial point of view, to the holders of shares of Cardinal common stock. Scott & Stringfellow has reconfirmed its opinion by delivering a written opinion to the Cardinal board, dated the date of this joint proxy statement/prospectus, to the effect that, as of the date of the opinion, the transaction was fair to the holders of shares of Cardinal common stock from a financial point of view. Scott & Stringfellow is a regional investment banking firm and was selected by Cardinal based on the firm's reputation and experience in investment banking, its extensive experience and knowledge of the Virginia banking market, its recognized expertise in the valuation of commercial banking businesses and because of its familiarity with, and prior work for Cardinal. Scott & Stringfellow, through its investment banking business and specifically through its Financial Institutions Group, specializes in commercial banking institutions and is continually engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings and other corporate transactions.

         The full text of Scott & Stringfellow's opinion, dated the date of this joint proxy statement/prospectus, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix C to this joint proxy statement/prospectus. The description of the Scott & Stringfellow opinion set forth below is qualified in its entirety by reference to Appendix C. The Scott & Stringfellow opinion is provided for the information of Cardinal shareholders because it was provided to the Cardinal board in connection with its consideration of the merger.

         In developing its opinion, Scott & Stringfellow reviewed and analyzed:

         o   the merger agreement;

         o   this joint proxy statement/prospectus;

         o Cardinal's audited financial statements for the three years ended December 31, 1999;

         o Cardinal's unaudited financial statements for the three months ended March 31, 2000 and 1999, and other internal information relating to Cardinal prepared by Cardinal's management;

         o information regarding the trading market for Cardinal common stock and Heritage common stock and the price ranges within which the respective stocks have traded;

         o the relationship of prices paid to relevant financial data such as net worth, earnings, deposits and assets in certain bank and bank holding company mergers and acquisitions in recent years;

         o Heritage's annual reports to shareholders and its audited financial statements for the three years ended December 31, 1999;

         o Heritage's unaudited financial statements for the three months ended March 31, 2000 and 1999 and other internal information relating to Heritage prepared by Heritage's management; and

         o Conducted such other studies, analysis and investigations particularly of the banking industry, and considered such other information as it deemed appropriate, the material portion of which is described below.

         o Scott & Stringfellow also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the commercial banking industry generally.

         o Scott & Stringfellow also discussed with members of Cardinal's and Heritage's management past and current business operations, the background of the merger, the reasons and basis for the merger, results of regulatory examinations, and the business and future prospects of Cardinal and Heritage individually and as a combined entity, as well as other matters relevant to its inquiry.

         Scott & Stringfellow relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it and discussed with it for purposes of its opinion. With respect to financial forecasts reviewed by Scott & Stringfellow in rendering its opinion, Scott & Stringfellow assumed that such financial forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgment of the managements of Cardinal and Heritage as to the future financial performance of Cardinal and Heritage, respectively. Scott & Stringfellow did not make an independent evaluation or appraisal of the assets or liabilities of Cardinal and Heritage nor was it furnished with any such appraisal.

         In connection with rendering its opinion, Scott & Stringfellow performed a variety of financial analyses. Scott & Stringfellow evaluated the financial terms of the transaction using standard valuation methods, including comparable acquisition analysis, contribution analysis, present value analysis, among others. The following is a summary of the material analyses presented by Scott & Stringfellow to the Cardinal board of directors in connection with its fairness opinion.

         Summary of Proposal. Scott & Stringfellow reviewed the terms of the proposed transaction, including the aggregate transaction value. Heritage shareholders will be able to elect to receive $6.00 in cash or 1.2 shares of convertible preferred stock or a combination of cash and stock for each share of Heritage common stock, resulting in an implied total transaction value of approximately $13.8 million. Scott & Stringfellow calculated the premium over the closing price of Heritage's common stock on April 17, 2000, price to book, price to tangible book, price to deposits, price to assets, and implied core deposit premium (defined as the transaction value minus the tangible book value divided by core deposits) for Heritage based on such implied total transaction value. This analysis yielded a premium over the closing price of Heritage's common stock on April 17, 2000 of 60.00%, a price to book value multiple of 1.61x, a price to tangible book value multiple of 1.61x, price to deposits of 28.66%, price to assets of 21.37%, and an implied core deposit premium of 12.01%.

         Comparable Acquisition Analysis. Scott & Stringfellow reviewed 16 acquisitions announced from January 1, 1997 to April 18, 2000 involving commercial banking institutions based in Virginia with less than $1.0 billion in assets ("Virginia Acquisitions") and 18 acquisitions announced from April 18, 1999 to April 18, 2000 involving commercial banking institutions nationwide with assets between $50.0 million and $100.0 million and a return on average assets of less than 1.0% ("Recent Peer Acquisitions"). Scott & Stringfellow compared the average price to book value, price to tangible book value, price to deposits, price to assets, and the implied core deposit premium, for such Virginia Acquisitions and Recent Peer Acquisitions to the proposed merger at announcement.

                                              Cardinal/              Virginia            Recent Peer
                                               Heritage          Acquisitions           Acquisitions
                                             -----------        --------------         --------------
Deal Price/Book Value                             1.61x                 2.49x                  2.17x

Deal Price/Tangible Book                          1.61x                 2.52x                  2.18x

Deal Price/Deposits                              28.66%                30.55%                 20.66%

Deal Price/Assets                                21.37%                26.26%                 17.79%

Tangible Book Premium/Core Deposits              12.01%                21.01%                 12.93%


         Contribution Analysis. Scott & Stringfellow reviewed the relative contributions of, among other things, last twelve months net interest income, last twelve months net income, estimated 2000 net income, total assets, total loans, total deposits, total equity and market capitalization to be made by Cardinal and Heritage to the combined institution based on data at and for the twelve months ended March 31, 2000. Scott & Stringfellow compared such contributions to the consideration to be received by Heritage shareholders. Based upon the terms of the proposed transaction and the assumption that Cardinal's stock price is $5.00 for the purpose of calculating the common equivalent shares of the convertible preferred stock, Heritage shareholders shall receive approximately 20.0% of the fully converted shares of the combined institution and approximately $6.9 million in cash.

                                                   Cardinal            Heritage
                                               Contribution        Contribution
                                              --------------      --------------

Last 12 Months Net Interest Income                    54.9%               45.1%

Last 12 Months Net Income                              0.0%              100.0%

Estimated 2000 Net Income                              0.0%              100.0%

Total Assets                                          64.3%               35.7%

Total Loans                                           69.3%               30.7%

Total Deposits                                        62.5%               37.5%

Total Equity                                          77.6%               22.4%

Market Capitalization                                 71.1%               28.9%

         Present Value Analysis. Scott & Stringfellow performed an analysis to determine a range of present values of Heritage common stock assuming Heritage is merged with Cardinal. This range was determined by adding (1) the present value of the estimated future cash flows that Heritage could generate and (2) the present value of the "terminal value" of Heritage common stock at the end of year 10 following the transaction. For years 1 through 3 following the transaction, Scott & Stringfellow relied upon Cardinal's financial projections, which Scott & Stringfellow viewed as reasonable. The cash flow projections for years 4 through 10 were grown using an annual earnings growth rate of 8%. The "terminal value" of Heritage's common stock at the end of the period was determined by applying a range of price-to-earnings multiples (11.0x to 15.0x) to year 10 projected earnings. The cash flows and terminal values were discounted to present value using discount rates of 15% to 19%, which Scott & Stringfellow viewed as the appropriate discount rate range for a commercial bank with Heritage's risk characteristics. Based upon the above assumptions, the synergistic value of Heritage common stock ranged from $14.8 million to $22.1 million.

($ in 000s)
                                            Discount Rate
                ------------------------------------------------------------
   Terminal
      P/E           15.0%      16.0%       17.0%       18.0%       19.0%
----------------------------------------------------------------------------

                                                                ------------
     11.0x         $18,943    $17,773     $16,698     $15,707     $14,795
                                                                ------------
     12.0x         $19,733    $18,498     $17,363     $16,318     $15,356
     13.0x         $20,523    $19,223     $18,028     $16,929     $15,917
     14.0x         $21,313    $19,947     $18,693     $17,540     $16,479
                ------------
     15.0x         $22,104    $20,672     $19,358     $18,151     $17,040
                ------------


         Other Analyses. Scott & Stringfellow also reviewed, among other things, selective investment research reports on, and earnings estimates for, Cardinal and Heritage and analyzed available information regarding the ownership of Heritage common stock. In addition, Scott & Stringfellow prepared an overview of Heritage's business, prepared a summary of the historical financial performance of Heritage, summarized Heritage's financial goals and objectives, and, based on publicly available information, analyzed Heritage's deposit market share and branch presence.

        In connection with its opinion dated as of the date of this joint proxy statement/prospectus, Scott & Stringfellow performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith.

         The summary set forth above includes all the material factors considered by Scott & Stringfellow in developing its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefor, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed above, Scott & Stringfellow believes that its analyses must be considered as a whole and that selecting portions of its analysis and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. As a whole, these various analyses contributed to Scott & Stringfellow's opinion that the transaction is fair from a financial point of view to Cardinal's shareholders.

         Pursuant to an engagement letter dated April 14, 2000 between Cardinal and Scott & Stringfellow, in exchange for its services, Cardinal has agreed to pay Scott & Stringfellow a transaction fee of $25,000, as a non-refundable retainer, plus one and one half percent (1.5%) of the aggregate value of the transaction up to $175,000 which is payable and contingent upon the consummation of the merger. In the past, Scott & Stringfellow has provided investment banking services to Cardinal for which services Scott & Stringfellow received customary fees. In the ordinary course of its business, Scott & Stringfellow may actively trade the equity securities of Cardinal for its own account or the account of its customers, and, accordingly, may at any time hold a long or short position in such securities.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Heritage's management, as well as certain members of the Heritage board of directors, have interests in the merger in addition to their interests as shareholders of Heritage. These interests are described below. In each case, the Heritage board was aware of these potential interests, and considered them, among other matters, in approving the merger agreement and the transactions contemplated by it.

         Indemnification. Cardinal has generally agreed to indemnify the officers and directors of Heritage to the same extent and on the same conditions as they are entitled to from Heritage before the merger. Cardinal also has agreed to provide directors' and officers' liability insurance for the present officers and directors of Heritage comparable to the coverage currently provided by Heritage before the merger for three years following the effective date of the merger.

         Directors of Heritage. Three Heritage directors (Messrs. Lieding, Shafran and Tighe) will serve on the Cardinal board and will receive the same compensation as current Cardinal board members. Cardinal directors do not receive any cash fees. Each Cardinal director is granted an option to purchase 2,000 shares of Cardinal common stock each year. Options are granted at or above market value at the time of grant and have a ten year term.

         In addition, five current members of The Heritage Bank's board, Messrs. Lieding, Tighe, Shafran and Herrick and Ms. Spiro, will continue to serve as directors of The Heritage Bank, which will change its name to Cardinal Bank - Potomac. They will receive fees of $500 per month and $100 per committee meeting. In addition, members of the executive committee receive an additional $250 per month. These fees will not be reduced following the merger. Ms. Spiro is not compensated for serving as a director of The Heritage Bank.

         Options for a total of 30,500 shares of common stock of Heritage were granted to the current outside directors on May 24, 2000. These grants represent the annual option awards for fiscal year 2000, which were scheduled to be made at the end of this year. These grants were made as follows: directors with 1-2 years of service were granted options for 2,000 shares; directors with 2-3 years of service were granted options for 3,500 shares; directors with over 4 years of service were granted options for 5,000 shares; and the chairman and vice chairman of the board each were granted an option for 5,000 shares.

         Stay Bonuses. Heritage, with the concurrence of Cardinal, may agree to provide certain key employees of The Heritage Bank with "stay bonuses" in the form of cash payments and options for Heritage common stock as an inducement to these employees to continue their services through or following the closing of the merger. These cash payments are not expected to exceed $65,000 in the aggregate and the option grants are not expected to exceed options for more than 10,000 shares.

         Conversion of Stock Options. All outstanding options for shares of common stock of Heritage issued to employees and directors of Heritage or The Heritage Bank under Heritage's stock option plans will be converted as of the close of the merger to options for common stock of Cardinal having equivalent values.

         Employment Arrangement. Within two days after Heritage's shareholders approve the merger, Ms. Spiro will receive a lump sum payment of approximately $360,000 in satisfaction of all of Heritage's obligations to pay change of control benefits under her contract with Heritage.

         Employee and Benefit Plans. Cardinal will coordinate the participation of Heritage's employees in its employee benefit plans and programs. Cardinal will treat the service of a Heritage employee with Heritage as service with Cardinal for purposes of all employee benefit plans and programs.


                          TERMS OF THE MERGER AGREEMENT

         The following is a summary description of the material aspects of the merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to Appendix A that contains the full merger agreement. We urge you to read Appendix A in its entirety.

Merger Consideration

         The total consideration received by holders of Heritage common stock will consist of approximately 1,376,770 shares of Cardinal preferred stock and $6,883,851 in cash. Each Heritage shareholder can elect to receive all cash, all Cardinal preferred stock or any combination of cash and Cardinal preferred stock. A Heritage shareholder who beneficially owns Heritage common stock in more than one account or capacity may direct how cash and shares of Cardinal preferred stock will be allocated among such accounts. If, however, Heritage shareholders elect to receive more than $6,883,851 in cash, the amount of cash paid to each Heritage shareholder who elects to receive cash will be reduced so that the total amount of cash paid will be $6,883,851. Reductions will be proportional, based on the amount of cash each Heritage shareholder elects. Conversely, if Heritage shareholders elect to receive more than 1,376,770 shares of Cardinal preferred stock, the number of shares of Cardinal preferred stock received by each Heritage shareholder who elects to receive Cardinal preferred stock will be reduced so that the number of shares of Cardinal preferred stock actually issued will be 1,376,770. Reductions will be proportional.

Representations and Warranties; Conditions to the Merger

         The merger agreement contains representations and warranties by Cardinal and Heritage, including representations and warranties with respect to their individual organizations, authorizations to enter into the merger agreement, capitalization, financial statements and pending and threatened litigation. These representations and warranties, except as otherwise provided in the merger agreement, will not survive the effective date of the merger.

         The obligations of Cardinal and Heritage to consummate the merger are subject to the following conditions, among others:

         o approval of the merger agreement by the requisite shareholder vote of the Heritage shareholders;

         o approval by the Cardinal shareholders of the issuance of Cardinal preferred stock in the merger;

         o the election of three Heritage directors to the Cardinal board of directors;

         o receipt of all necessary regulatory approvals not conditioned or restricted in a manner that, in the judgment of the boards of directors of Cardinal or Heritage, materially adversely affects the economic or business benefits of the merger so as to render inadvisable or unduly burdensome consummation of the merger;

         o the absence of certain actual or threatened proceedings before a court or other governmental body relating to the merger;

         o the receipt of an opinion of counsel as to certain federal income tax consequences of the merger;

         o performance by the other company of its obligations under the merger agreement;

         o the accuracy, in all material respects, of the representations and warranties of the other company contained in the merger agreement;

         o the receipt of certain opinions and certificates from the other company;

         o the receipt by Cardinal of a final fairness opinion from Scott & Stringfellow; and

         o the receipt by Heritage of a final fairness opinion from Ferris, Baker Watts.

Regulatory Approvals

         As indicated above, the merger is conditioned on the prior approval of the merger by the Board of Governors of the Federal Reserve System and the Virginia State Corporation Commission. The applications to the Federal Reserve and the State Corporation Commission will include a request for The Heritage Bank to pay a $3.0 million dividend to Cardinal on the effective date. On ________ __, 2000, applications were filed with the Federal Reserve and the State Corporation Commission. The applications were accepted but no approvals have been obtained. While we cannot predict whether or when we will obtain all required regulatory approvals, we see no reason why the approvals will not be obtained in a timely manner. However, there can be no assurance that the necessary approvals will be obtained, or that any approval will not be conditioned in a manner which makes consummation of the merger, in the judgment of the board of directors of Cardinal or Heritage, inadvisable or unduly burdensome.

Business Pending the Merger

         Until the effective date of the merger, each of Cardinal and Heritage has agreed that it will operate its business substantially as presently operated, in the ordinary course of business, and will use its best efforts to preserve intact its relationships with persons having business dealings with it. In addition, until the effective date, Heritage and Cardinal each has agreed not to take, without Cardinal's consent, certain specific actions in connection with the ongoing operation of its business. Specifically, neither Cardinal nor Heritage may:

         o   declare or pay dividends on its capital stock;

         o enter into any merger, consolidation or business combination (other than the merger with Cardinal) or any acquisition or disposition of a material amount of assets or securities or solicit proposals in respect thereof otherwise than in the ordinary course of business;

         o amend its charter or bylaws (except as may be required by the merger agreement with Cardinal);

         o issue any capital stock, except upon exercise of rights, warrants or options issued pursuant to existing employee benefits plans, programs or arrangements or effect any stock split or otherwise change its capitalization;

         o   purchase or redeem any of its capital stock; or

         o make any change in the compensation or title of any employees, other than as permitted by current employment practices in the ordinary course of business.

No Solicitation; Board Action

         Heritage has agreed not to (i) encourage, solicit or initiate discussions or negotiations with any person other than Cardinal concerning any merger, share exchange, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving Heritage, (ii) enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of a significant amount of assets, or (iii) furnish any information to any other person relating to or in support of such transaction.

         Heritage also agreed that it will promptly communicate to Cardinal the terms of any proposal which it may receive in respect to any of the foregoing transactions.

Effective Date

         If the merger agreement is approved by the Heritage shareholders and the issuance of preferred stock is approved by the Cardinal shareholders, all required governmental and other consents are obtained and the other conditions to the merger are satisfied or waived, the merger will be consummated and made effective on the date and at the time indicated on the certificate of merger issued by the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act. See "Terms of the Merger Agreement - Representations and Warranties; Conditions to the Merger" on page I-37.

         It is anticipated that the effective date of the merger will occur in the third quarter of 2000.

Surrender of Stock Certificates

         As soon as practicable after the effective date of the merger, Cardinal will cause American Stock Transfer & Trust Company, its exchange agent, to mail to each Heritage shareholder a letter of transmittal and instructions for use to surrender the certificates representing shares of Heritage common stock in exchange for certificates representing shares of Cardinal preferred stock and/or cash.

         Heritage shareholders should not send in their certificates until they receive such instructions.

         Promptly after surrender of one or more certificates for Heritage common stock, together with a properly completed letter of transmittal, you will receive a certificate or certificates representing the number of shares of Cardinal preferred stock to which you are entitled and/or a check for the amount payable in cash. Lost, stolen, mutilated or destroyed certificates will be treated in accordance with the existing procedures of Cardinal.

         The merger agreement provides, however, that no dividend or distribution payable to the holders of record of Cardinal preferred stock at or as of any time after the effective date of the merger will be paid to the holder of any Heritage certificate until such holder physically surrenders such certificate, promptly after which time all such dividends or distributions will be paid, without interest.

         Cardinal shareholders should not send in their certificates.

Conversion of Stock Options

         All outstanding options for shares of common stock of Heritage issued under Heritage's stock option plans will be converted as of the close of the merger to options for common stock of Cardinal. Converted options will continue to be subject to the same terms and conditions as such options were subject under Heritage's stock option plans prior to the closing, except that the number of shares of Cardinal common stock subject to the converted options and the exercise price for the Cardinal shares will be adjusted as follows: the number of shares of Heritage stock subject to the option prior to the closing will be multiplied by the Option Conversion Ratio and the exercise price of the option prior to the closing will be divided by the Option Conversion Ratio. The "Option Conversion Ratio" means the fraction determined by dividing $6.00 by the average last sales price of Cardinal common stock for the twenty trading day period ending on the closing of the merger.

Waiver and Amendment

         At any time on or before the effective date of the merger, any term or condition of the merger may be waived by the party which is entitled to the benefits thereof and without shareholder approval. The merger agreement may be amended at any time before the merger by agreement of the parties whether before or after the shareholder meetings. Any material change in a material term of the merger agreement would require a resolicitation of Heritage's and Cardinal's shareholders. Such a material change would include, but not be limited to, a decrease in the merger consideration or a change in the tax consequences to Heritage's shareholders.

Termination

         The merger agreement may be terminated by Cardinal or Heritage, whether before or after the approval of the merger by the shareholders of Heritage:

         o   by mutual consent of Heritage and Cardinal;

         o unilaterally by Heritage or Cardinal, if the merger has not occurred on or before December 31, 2000;

         o unilaterally by Heritage or Cardinal if the satisfaction in any material respect of one or more conditions to the obligation of that party is rendered impossible of satisfaction;

         o by Cardinal, if Heritage receives a subsequent offer from a third party and the Heritage board does not confirm in writing that the Heritage board will continue to support the merger with Cardinal; or

         o by Heritage, if before the effective date, Cardinal enters into an agreement for the sale of merger of Cardinal with a party other than Heritage.

In the event of termination, the merger agreement shall become null and void, except that certain provisions relating to expenses and confidentiality of information exchanged between the parties shall survive any such termination.

Resales of Cardinal Preferred Stock

         All shares of Cardinal preferred stock received by Heritage shareholders in connection with the merger will be freely transferable, except that Cardinal preferred stock received by persons who are deemed to be "affiliates" of Heritage for purposes of Rule 145 under the Securities Act of 1933, as amended. To the best knowledge of Heritage and Cardinal, the only persons who may be deemed to be affiliates of Heritage subject to these limitations are the directors and executive officers of Heritage.

Expenses of the Merger and Termination Fee

         In general, whether or not the merger is consummated, Heritage and Cardinal will pay their own expenses incident to preparing, entering into and carrying out the merger agreement, and preparing and filing the registration statement of which this joint proxy statement/prospectus is a part.

         If either party willfully and materially breaches the merger agreement, that party must pay the costs associated with this transaction incurred by the non-breaching party. If Cardinal terminates the merger because Heritage received an offer from a third party and the Heritage board did not continue to support the merger, Heritage will pay Cardinal's expenses. Any liability incurred to the other party under this section cannot exceed $200,000. If the merger agreement is terminated because Heritage shareholders did not approve the merger agreement or Cardinal shareholders did not approve the issuance of preferred stock in the merger, then the party whose shareholders failed to grant such approval will pay 50% of the costs and expenses of the other party, except that such reimbursement will not exceed a total of $200,000.


                           MARKET PRICES AND DIVIDENDS

Market Prices

         There is no established market for Cardinal preferred stock and there can be no assurance that any market for Cardinal preferred stock will develop following the merger, or if any such market develops, the prices at which Cardinal preferred stock may trade. Each share of Cardinal preferred stock is convertible into ____ shares of Cardinal common stock. Cardinal has applied to list the Cardinal preferred stock on The Nasdaq SmallCap Market.

         Cardinal common stock is listed and traded on The Nasdaq SmallCap Market under the symbol "CFNL." On the record date, there were _____ shares outstanding, which were held by approximately _____ holders of record.

         Heritage common stock is listed and traded on The Nasdaq SmallCap Market under the symbol "HBVA." On the record date, there were _____ shares outstanding, which were held by approximately _____ holders of record.

         The following tables sets forth the high, low, and closing sales prices of the Cardinal common stock and Heritage common stock as reported by The Nasdaq SmallCap Market for the periods listed.

Cardinal

        --------------------------------------- ------------ ------------ ------------
                                                       High          Low      Closing
        --------------------------------------- ------------ ------------ ------------
        2000
        --------------------------------------- ------------ ------------ ------------
        2nd Quarter (through May 17, 2000)             6.00         4.50         5.00
        --------------------------------------- ------------ ------------ ------------
        1st Quarter                                    5.88         4.25         4.50
        --------------------------------------- ------------ ------------ ------------

        --------------------------------------- ------------ ------------ ------------
        1999
        --------------------------------------- ------------ ------------ ------------
        4th Quarter                                    7.38         5.50         5.63
        --------------------------------------- ------------ ------------ ------------
        3rd Quarter                                    7.88         6.25         6.63
        --------------------------------------- ------------ ------------ ------------
        2nd Quarter                                    8.63         6.75         7.25
        --------------------------------------- ------------ ------------ ------------
        1st Quarter                                    7.00         6.25         7.00
        --------------------------------------- ------------ ------------ ------------

        --------------------------------------- ------------ ------------ ------------
        1998
        --------------------------------------- ------------ ------------ ------------
        4th Quarter                                    8.13         6.13         6.38
        --------------------------------------- ------------ ------------ ------------
        3rd Quarter                                   10.63         7.25         7.88
        --------------------------------------- ------------ ------------ ------------

Heritage

        --------------------------------------- ------------ ------------ ------------
                                                       High          Low      Closing
        --------------------------------------- ------------ ------------ ------------
        2000
        --------------------------------------- ------------ ------------ ------------
        2nd Quarter (through May 17, 2000)             5.06         3.06       4.9375
        --------------------------------------- ------------ ------------ ------------
        1st Quarter                                    4.03        3.250        3.250
        --------------------------------------- ------------ ------------ ------------

        --------------------------------------- ------------ ------------ ------------
        1999
        --------------------------------------- ------------ ------------ ------------
        4th Quarter                                   4.625        3.625       3.6875
        --------------------------------------- ------------ ------------ ------------
        3rd Quarter                                   4.125        3.875         4.00
        --------------------------------------- ------------ ------------ ------------
        2nd Quarter                                    4.56        3.875        3.825
        --------------------------------------- ------------ ------------ ------------
        1st Quarter                                    4.75         3.50       4.5625
        --------------------------------------- ------------ ------------ ------------

        --------------------------------------- ------------ ------------ ------------
        1998
        --------------------------------------- ------------ ------------ ------------
        4th Quarter                                    4.75        3.625         3.75
        --------------------------------------- ------------ ------------ ------------
        3rd Quarter                                    5.50         3.75       3.9375
        --------------------------------------- ------------ ------------ ------------
        2nd Quarter                                   6.125         4.75        5.500
        --------------------------------------- ------------ ------------ ------------
        1st Quarter                                   4.875         4.00        4.625
        --------------------------------------- ------------ ------------ ------------

         The closing price of Cardinal common stock on The Nasdaq SmallCap Market on April 17, 2000, the last full trading day preceding the public announcement of the proposed merger, was $4.63 per share.

The closing price of Cardinal common stock on The Nasdaq SmallCap Market on ________ __, 2000, the latest practicable date before the date of this joint proxy statement/prospectus was $_____ per share.

Dividends

         Neither Cardinal nor Heritage has paid any dividends on its common stock. Each share of Cardinal preferred stock is entitled to a dividend of $0.3625 per year.

         No dividends can be declared or paid on Cardinal common stock unless full dividends on Cardinal preferred stock to be received by holders of Heritage common stock upon consummation of the merger have been paid for all past dividend periods and a sum sufficient for the full dividends due on the next payment date has been set aside for the payment of such dividends.

         For federal income tax purposes, a distribution is taxed as a dividend to the extent that the distribution is paid out of current or accumulated earnings and profits. To the extent that the amount of such distribution exceeds current and accumulated earnings and profits, the amount of such excess allocable to any shareholder is deemed for federal income tax purposes to be first a nontaxable return of capital reducing such shareholder's tax basis in his or her stock and, to the extent such non-dividend distributions exceed the shareholder's tax basis, such distributions are treated as a taxable capital gain. Cardinal had no accumulated earnings and profits for federal income tax purposes through December 31, 1999. No predictions can be made as to the amount of current and accumulated earnings and profits for 2000 or subsequent years.

         Certain state law restrictions are imposed on distributions of dividends to shareholders of Cardinal. Cardinal shareholders are entitled to receive dividends as declared by the Cardinal board of directors. However, no such distribution may be made if, after giving effect to the distribution, it would not be able to pay its debts as they become due in the usual course of business or its total assets would be less than its total liabilities. There are similar restrictions with respect to stock repurchases and redemptions.

         Banks have limitations imposed upon all "capital distributions," including cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger, and other distributions charged against capital. As of March 31, 2000, Cardinal's bank subsidiaries did not have the capacity to pay dividends to its sole shareholder, Cardinal, and The Heritage Bank had the capacity to pay $235,000 in total dividends to its sole shareholder, Heritage.

         Similarly, Cardinal's bank subsidiaries and The Heritage Bank each are subject to legal limitations on capital distributions including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Prior regulatory approval is required if the total of all dividends declared in any calendar year will exceed the sum of the bank's net profits for that year and its retained net profits for the preceding two calendar years. Federal law also generally prohibits a depository institution from making any capital distribution (including payment of a dividend or payment of a management fee to its holding company) if the depository institution would thereafter fail to maintain capital above regulatory minimums. Furthermore, because Cardinal's bank subsidiaries have only been recently formed and Office of the Comptroller of the Currency regulations specifically prohibit a national bank from declaring a dividend in excess of its undivided profits, each of Cardinal's bank subsidiaries must recover any start-up losses before it may pay a dividend to Cardinal.

         Federal bank regulators are also authorized to limit the payment of dividends if such payment may be deemed to constitute an unsafe or unsound practice. In addition, under Virginia law no dividend may be declared or paid that would impair a Virginia chartered bank's paid-in capital. The Virginia State Corporation Commission has general authority to prohibit payment of dividends by a Virginia chartered bank if it determines that the limitation is in the public interest and is necessary to ensure the bank's financial soundness.

         Following the consummation of the merger, most of the revenues of Cardinal and Cardinal's ability to pay dividends to its shareholders will depend on dividends paid to it by Cardinal Bank and Heritage. Based on the current financial condition of Cardinal Bank and Heritage, Cardinal expects that the above-described provisions will have no impact on Cardinal's ability to obtain dividends from Cardinal Bank and Heritage or on Cardinal's ability to pay dividends to its shareholders.

                                   CHAPTER II
                INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

General

        We are furnishing this document in connection with the solicitation of proxies by the board of directors of Cardinal for use at the special meeting of Cardinal shareholders including any adjournments or postponements of the meeting, to be held on ________ __, 2000 , and by the board of directors of Heritage for use at the special meeting of Heritage shareholders including any adjournments or postponements of the meeting, to be held on ________ __, 2000, at the times and places set forth in the accompanying notices.

Cardinal Meeting

         General. The Cardinal meeting will be held on ________ __, 2000 at 2:00 p.m., local time, at ______________________________________________, Virginia.
At the Cardinal meeting, holders of Cardinal common stock will be asked to consider and vote upon a proposal to approve the issuance of shares of Cardinal preferred stock under the merger agreement, elect three of Heritage's directors to the Cardinal board and to transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

        Record Date; Voting Power. Only holders of record of shares of Cardinal common stock at the close of business on ________ __, 2000 are entitled to notice of and to vote at the Cardinal meeting. On such date, there were __________ issued and outstanding shares of Cardinal common stock held by approximately _____ holders of record. Holders of record of Cardinal common stock on the Cardinal record date are entitled to one vote per share on any matter that may properly come before the Cardinal meeting. Brokers who hold shares of Cardinal common stock as nominees will not have discretionary authority to vote such shares in favor of the issuance of preferred stock in the merger and the election of the three Heritage directors to the Cardinal board in the absence of instructions from the beneficial owners. Any shares of Cardinal common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes."

        Vote Required. The approval of the issuance of preferred stock and election of Heritage directors to the Cardinal board at the Cardinal meeting requires a greater number of votes cast in favor of each matter than the number of votes opposing such matter, provided the total number of votes cast represents a majority of the issued and outstanding shares of Cardinal common stock.

        Broker non-votes and abstentions will be counted for purposes of establishing the presence of a quorum at the Cardinal meeting. Abstentions and broker non-votes will not, however, be deemed to have been cast either "for" or "against" the proposal for approval of the issuance of preferred stock and the election of three Heritage directors to the Cardinal board considered at the meeting. Since approval of each proposal requires the affirmative vote of a majority of the issued and outstanding shares of Cardinal common stock voting in person or by proxy at the Cardinal meeting, abstentions and broker non-votes, will have the effect of a vote against the issuance of preferred stock and the election of directors. The Cardinal board urges Cardinal shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

        On the Cardinal record date, the executive officers and directors of Cardinal, including their affiliates, had voting power with respect to an aggregate of __________ shares of Cardinal common stock or approximately _____% of the shares of Cardinal common stock then outstanding. We expect that such directors and officers will vote all of such shares in favor of the approval of the issuance of preferred stock.

         Recommendation of the Cardinal Board. The Cardinal board has unanimously approved and adopted the merger agreement and the transactions contemplated by it, including the merger. The Cardinal board believes that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Cardinal and the Cardinal shareholders and recommends that the Cardinal shareholders vote "FOR" the approval of the issuance of Cardinal preferred stock in the merger and "FOR" the election of three Heritage directors to the Cardinal board of directors. See "The Merger - Cardinal's Reasons for the Merger" on page I-15.

         Solicitation and Revocation of Proxies. A form of proxy is enclosed with this document. All shares of Cardinal common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted "FOR" the approval of the issuance of preferred stock in the merger, "FOR" the election of three Heritage directors to the Cardinal board of directors and in the discretion of the proxy holder as to any other matter which may properly come before the Cardinal special meeting.

         Each holder of Cardinal common stock is requested to complete, date and sign the accompanying proxy and return it promptly to Cardinal in the enclosed, postage-paid envelope.

         Any Cardinal shareholder that has previously delivered a properly executed proxy may revoke such proxy at any time before it is voted. A proxy may be revoked either by (i) filing with the secretary of Cardinal prior to the Cardinal meeting, at Cardinal's principal executive offices, a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Cardinal special meeting and voting in person. Presence at the Cardinal meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

         The cost of soliciting proxies will be borne by Cardinal. Proxies may be solicited by personal interview, mail or telephone. In addition, Cardinal may reimburse brokerage firms and other persons representing beneficial owners of shares of Cardinal common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of Cardinal's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

         Other Matters. Cardinal is unaware of any matter to be presented at the Cardinal special meeting other than the proposal to approve the issuance of preferred stock. If other matters are properly presented at the Cardinal meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the Cardinal meeting, provided that no proxy that has been designated to vote against approval of the issuance of preferred stock will be voted in favor of any proposal to adjourn or postpone the Cardinal meeting for the purpose of soliciting additional proxies to approve the issuance of Cardinal preferred stock.

Heritage Meeting

         General. The Heritage meeting will be held on ________ __, 2000 at ______ _.m., local time, at ____________________________________________,
Virginia. At the Heritage meeting, holders of Heritage common stock will be asked to consider and vote upon a proposal to approve the merger agreement. Heritage shareholders may also be asked to vote upon a proposal to adjourn or postpone the Heritage meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from Heritage shareholders to approve the merger agreement.

         Record Date; Voting Power. Only holders of record of shares of Heritage common stock at the close of business on ________ __, 2000 are entitled to notice of and to vote at the Heritage meeting. As of such date, there were _________ issued and outstanding shares of Heritage common stock held by approximately _____ holders of record. Holders of record of Heritage common stock on the Heritage record date are entitled to one vote per share on any matter that may properly come before the Heritage meeting. Brokers who hold shares of Heritage common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Any such shares of Heritage common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes."

         Vote Required. The approval of the merger agreement at the Heritage meeting requires the affirmative vote of a majority of the shares of Heritage stock present and voted at the Heritage meeting. The presence in person or by proxy of the holders of a majority of the shares of Heritage common stock outstanding on the Heritage record date will constitute a quorum for the transaction of business at the Heritage meeting. Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the Heritage meeting. Broker non-votes and abstentions will have no effect on the proposal to approve the merger agreement because approval of the Heritage transaction only requires a majority of the votes cast at the Heritage meeting.

         On the Heritage record date, the executive officers and directors of Heritage, including their affiliates, had voting power with respect to an aggregate of ________ shares of Heritage common stock or approximately ______% of the shares of Heritage common stock then outstanding. We currently expect that such directors and officers will vote all of such shares in favor of the proposal to approve the merger agreement.

         Recommendation of the Heritage Board. The Heritage board has unanimously approved and adopted the merger agreement. The Heritage board believes that the merger is fair to and in the best interests of Heritage and the Heritage shareholders and recommends that the Heritage shareholders vote "FOR" approval of the merger agreement and the transactions contemplated by it. See "The Merger - Heritage's Reasons for the Merger" on page I-16.

         Solicitation and Revocation of Proxies. A form of proxy is enclosed with this document. All shares of Heritage common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted "FOR" approval of the merger agreement and in the discretion of the proxy holder as to any other matter which may properly come before the Heritage special meeting.

         Each holder of Heritage common stock is requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to Heritage in the enclosed, postage-paid envelope. Heritage shareholders should not send stock certificates with their proxy cards.

         Any Heritage shareholder that has previously delivered a properly executed proxy may revoke such proxy at any time before it is voted. A proxy may be revoked either by (i) filing with the secretary of Heritage prior to the Heritage meeting, at Heritage's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Heritage special meeting and voting in person. Presence at the Heritage special meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

         The cost of soliciting proxies will be borne by Heritage. Proxies may be solicited by personal interview, mail or telephone. In addition, Heritage may reimburse brokerage firms and other persons representing beneficial owners of shares of Heritage common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of Heritage's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

         Other Matters. Heritage is unaware of any matter to be presented at the Heritage special meeting other than the proposal to approve the merger agreement. If other matters are properly presented at the Heritage meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the Heritage meeting, provided that no proxy that has been designated to vote against approval of the merger agreement will be voted in favor of any proposal to adjourn or postpone the Heritage meeting for the purpose of soliciting additional proxies to approve the merger agreement.

                                   CHAPTER III
                             DESCRIPTION OF CARDINAL

                                    BUSINESS

General

         Cardinal is a bank holding company that was incorporated under Virginia law in 1997. Cardinal's three bank subsidiaries (collectively, the "banks") are the following:

         o Cardinal Bank, N.A., which is based in Fairfax, Virginia and began operations on June 8, 1998;

         o Cardinal Bank - Manassas/Prince William, N.A., which is based in Manassas, Virginia and began operations on July 26, 1999; and

         o Cardinal Bank - Dulles, N.A., which is based in Reston, Virginia and began operations on August 2, 1999.

Cardinal also has an investment advisory subsidiary, Cardinal Wealth Services, Inc., which began operations on February 1, 1999.

         Through its bank subsidiaries, Cardinal pursues a community banking strategy by offering a broad range of banking products to individuals, professionals and small to medium-sized businesses, with an emphasis on personalized service and local decision-making authority. Management's expansion strategy to date has included attracting experienced local management teams, who have significant decision-making authority at the local bank level, and local independent boards of directors consisting of individuals with strong community affiliations and extensive business backgrounds and business development potential in the identified markets. Each management team operates in a manner that provides responsive, personalized services. Cardinal provides credit policies and procedures as well as centralized back office functions to provide corporate, technological and marketing support to the banks.

         Cardinal's principal executive offices are located at 10555 Main Street, Suite 500, Fairfax, Virginia 22030, and its telephone number is (703) 934-9200. Cardinal also maintains a web site at www.cardinalbank.com.

Business Development

         Background. Cardinal was formed in late 1997, principally in response to perceived opportunities resulting from the takeovers of several Virginia-based banks by regional bank holding companies. Since January 1, 1997, numerous community banks headquartered in northern Virginia have been acquired. Collectively, these banks had deposits of approximately $1.0 billion. Moreover, in 1997 and 1998, four statewide banks with substantial northern Virginia operations -- Crestar Bank, Central Fidelity National Bank, Signet Bank, N.A. and Jefferson National Bank -- were acquired by large out-of-state bank holding companies.

         In Cardinal's market area, bank consolidations have been accompanied by the dissolution of local boards of directors and relocation or termination of management and customer service professionals. Cardinal believes that local industry consolidation has disrupted customer relationships as the larger regional financial institutions increasingly focus on larger corporate customers, standardized loan and deposit products and other services. Generally, these products and services are offered through less personalized delivery systems, which has created the demand for high quality, personalized services to small and medium-sized businesses and professionals. In addition, consolidation in the local market has



                                     III-1
created opportunities to attract experienced bankers. Bank acquisitions have dislocated experienced and talented management personnel due to the elimination of redundant functions and the drive to achieve cost savings. Additionally, uncertainty over possible future acquisitions has helped enable Cardinal to attract officers from other banks that have not been acquired. As a result of these factors, management believes that Cardinal has taken advantage of a rare opportunity to attract its targeted banking customers and experienced management personnel within Cardinal's identified markets.

         Initial Capitalization of Cardinal. Cardinal funded its start-up and organizational costs through a private offering of 1,409,509 shares of its common stock in the fourth quarter of 1997 and the first quarter of 1998. The total proceeds to Cardinal in the private offering were $10.6 million, of which $8.0 million were used to capitalize Cardinal Bank, N.A., in June 1998. In addition, Cardinal raised additional capital for general corporate purposes, including the capitalization of Cardinal Wealth Services, Inc. and the three additional banks, and to support the growth of assets and deposits through a public offering of 2,830,000 shares of common stock in the third quarter of 1998. The total proceeds to Cardinal in the public offering were $26.0 million, after deducting underwriting discounts and expenses.

         Experienced Board and Management. Cardinal's board of directors consists of 11 individuals, seven of whom formerly were founding directors of First Patriot Bankshares Corporation, the holding company for Patriot National Bank, headquartered in Reston, Virginia. First Patriot was organized in 1990 and was acquired in 1997 by an out-of-state bank holding company. John H. Rust, Jr., Cardinal's Chairman, served as Chairman of First Patriot. Directors of Cardinal who were former First Patriot directors include the chairs of First Patriot's loan, audit, strategic planning, compensation and marketing committees. Until he joined Cardinal in late 1997, L. Burwell Gunn, Jr., Cardinal's President and Chief Executive Officer, served as Executive Vice President and Commercial Division head for the Greater Washington Region for Crestar Bank. The last 13 years of Mr. Gunn's 25 year career with Crestar all involved service in the northern Virginia area. Each of Cardinal's eight other executive officers has extensive banking experience in northern Virginia.

         Decentralized Operating Strategy. The foundation of Cardinal's strategy is to operate a multi-community bank organization that emphasizes decision-making at the local bank level combined with strong corporate, technological, marketing, financial and managerial support. Cardinal's operating model is for each bank to operate with local management and boards of directors consisting of individuals with extensive knowledge of the local community and the authority to make credit decisions. Cardinal believes that this operating strategy enables the Banks to attract customers who wish to conduct their business with a locally owned and managed institution with strong ties and an active commitment to the community.

         Centralized Corporate Support. Cardinal provides oversight and various services to its banks, including technology, finance and accounting, human resources, credit administration, internal audit, compliance, loan review, marketing, retail administration, administrative support, policies and procedures, product development and item processing. By providing such services and oversight, Cardinal expects not only to achieve monetary savings, compared to its costs if the banks were individually responsible for such functions, but also expects to achieve a uniformity of operations and service that will be associated with the "Cardinal" name in Cardinal's northern Virginia markets. The banks' principal focus is to generate deposits and loans. This corporate support system will enable Cardinal to achieve administrative economies of scale while capitalizing on the responsiveness to client needs of its decentralized community bank network. With the support from its significant investment in infrastructure, particularly a management information system that links Cardinal to its banks and facilitates data processing, compliance, and reporting requirements, Cardinal believes that it has the operational and administrative capacity to accommodate its banks and effectively manage Cardinal's growth for the foreseeable future.



                                     III-2

Growth Strategy

         Cardinal intends to focus on the growth of its banks. Each bank's growth is expected to come from within its primary service area through loan and deposit business. Cardinal focuses on acquiring market share, particularly from large bank holding companies, by emphasizing local management and decision-making and through delivering personalized services to business customers and individuals. Specifically, Cardinal's competitive strategy consists of approving loan requests quickly with a local loan committee, operating with flexible, but prudent, lending policies, personalizing service by establishing a long-term banking relationship with the customer, and maintaining the requisite personnel to ensure a high level of service. While Cardinal does not currently intend to actively search for expansion opportunities beyond its designated markets, Cardinal may consider opportunities that arise from time to time, which could occur through acquisitions of existing institutions or branches.

         Cardinal believes that a management team that is familiar with the needs of its community can provide higher quality personalized service to its customers. The local management team of each bank has a significant amount of decision-making authority and is accessible to its customers. As a result of the consolidation trend in the northern Virginia area, Cardinal's management believes that there are significant opportunities to attract experienced bank managers who would like to join an institution promoting a community banking concept.

         As it anticipated the opening of its subsidiary banks, Cardinal established through its first subsidiary, Cardinal Bank, N.A., loan production offices in Manassas, the Reston area of Fairfax County, and Alexandria in order to establish customer relationships, brand awareness and a pipeline of loan business. Each loan production office was staffed by personnel now employed by the bank that opened in that location.

         Each bank has a local board of directors that is comprised of prominent members of the community, including business leaders and professionals. These directors not only operate the banks, but also act as ambassadors of their respective banks within the community and are expected to promote the business development of each bank. The directors and officers of Cardinal and the directors of the banks are active in the civic, charitable and social organizations located in the local communities. It is anticipated that members of the local management teams will hold leadership positions in a number of community organizations and continue to volunteer for other positions in the future.

         Cardinal believes that each bank's ability to compete with other financial institutions in its respective market area will be enhanced by its posture as a locally managed bank with a broad base of local ownership. The directors of each of the banks, most of whom reside or work in the market area in which their respective banks will operate, own a significant amount of common stock. Cardinal believes that local ownership of common stock is a highly effective means of attracting customers and fostering loyalty to the banks.

Market Areas

         Cardinal's targeted market includes areas in and around Fairfax County, Virginia, including the independent cities of Fairfax and Alexandria, as well as Arlington, Manassas, and Prince William and Loudoun Counties. Interstates 95, 495, and 66 all pass through the market area and provide efficient access to other regions of the state. Prominent local newspapers, the Washington Post and Washington Times, and a number of radio and television stations provide diverse media outlets. The broad exposure of television, print media and radio offer several opportunities to explore effective advertising and public relations avenues for Cardinal.



                                     III-3

         Cardinal has established banking operations in four locations in the broad target market, each of which represents a separate market. These distinct, but contiguous markets are: (1) the city of Fairfax and central Fairfax County;
(2) the city of Manassas and Prince William County; (3) the city of Alexandria and Arlington County; and (4) the Reston and Herndon areas (of western Fairfax County) and Loudoun County. As of 1997, Fairfax County, the city of Fairfax, Prince William County, the city of Manassas, Arlington County, the city of Alexandria and Loudoun County each ranked in the top ten for Virginia in median household income, and collectively the population of the area represented 24.4% of the state's total population. Northern Virginia continues to provide more than half of all the jobs created in the state and outstrips the state in most other measures of growth. In 1999, the number of jobs in northern Virginia increased by 41,110, as compared to a state-wide increase of 64,137.

The Banks

         The bank subsidiaries of Cardinal engage in the commercial banking business in their respective communities. Cardinal believes that there is a demand for, and that the northern Virginia communities described above will support, new locally operated community banks. Although Cardinal could have obtained a banking presence in the identified markets by opening branch offices of Cardinal Bank, N.A. management of Cardinal believes that separate banks with their own local boards of directors and banking practices, tailored to the local market, is a preferable approach. Each bank provides personalized banking services, with emphasis on the financial needs and objectives of individuals, professionals and small to medium-sized businesses. Additionally, substantially all credit and related decisions are made by the banks' local management and board of directors, thereby facilitating prompt response.

         The principal business of each bank is to accept deposits from the public and to make loans and other investments. The principal sources of funds for each bank's loans and investments are demand, time, savings and other deposits, repayment of loans, and borrowings. In addition, a portion of the net proceeds of the 1998 public offering, after having been contributed to the capital of each bank, were used by each bank to fund loans. The principal source of income for each bank is interest collected on loans. The principal expenses of each bank are interest paid on savings and other deposits, employee compensation, office expenses, and other overhead expenses. The banks do not currently offer trust or fiduciary services.

         Cardinal is committed to providing high quality banking products and services to its banks' customers and has made a significant investment in its advanced automated operating accounting system, which supports virtually every banking function. The system provides the technology that fully automates the branches, processes bank transactions, mortgages, loans and electronic banking, conducts database and direct response marketing, provides cash management solutions, streamlined reporting and reconciliation support as well as sales support.

         With this investment in technology, Cardinal offers Internet-based delivery products for both consumers and commercial customers. Customers can open accounts, apply for loans, check balances, check account history, transfer funds, download images of checks, pay bills, download active statements into QuickenTM or Microsoft MoneyTM, use interactive calculators and transmit e-mail with Cardinal over the Internet. The Internet provides an inexpensive way for Cardinal to expand its geographic borders and branch activities while providing the kind of services one would expect from the larger banks.

         Cardinal also offers customers the convenience of digital imaged checks that make it easy to reconcile statements, organize and store account information while streamlining the back office. Every item is imaged and available for inspection. Among the many features, check imaging allows for instant statement reconstruction for research, which can be faxed or e-mailed directly to a customer's personal computer.



                                     III-4

Customers

         Management believes that the recent bank consolidation within northern Virginia provides a significant opportunity to build a successful, locally-oriented franchise. Management of Cardinal also believes that many of the larger financial institutions do not emphasize a high level of personalized service to the small and medium-sized commercial, professional or individual retail customers. Cardinal focuses its marketing efforts on attracting small and medium-sized businesses and professionals, such as physicians, accountants and attorneys. Because Cardinal focuses on businesses and professionals, the majority of its loan portfolio is in the commercial area with an emphasis placed on originating sound, profitable commercial and industrial loans secured by real estate, accounts receivable, inventory, property, plant and equipment.

         Although Cardinal expects to concentrate its lending to commercial businesses, Cardinal attracts a significant amount of professional and consumer business. Many of its customers are the principals of the small and medium-sized businesses for whom the banks provide banking services. Management emphasizes "relationship banking" in order that each customer can identify and establish a comfort level with bank officers who come to understand their customers' business and financial needs in depth. Management intends to develop its retail business with individuals who appreciate a higher level of personal service, contact with their lending officer and responsive decision-making. It is expected that most of Cardinal's business will be further developed through its lending officers and local boards of directors and by pursuing an aggressive strategy of making calls on customers throughout the market area.

Banking Products and Services

         Cardinal offers a broad array of banking products and services to its customers. These products and services are set forth below.

         Loans. Through each of its subsidiary banks, Cardinal offers a wide range of short to long-term commercial and consumer loans, which are described in further detail below. Cardinal has established pre-determined percentage levels as targets for the division of Cardinal's loan portfolio across the various categories of loans. Commercial loans, real estate-commercial loans, real estate-construction loans, real estate-residential loans, home equity loans, and consumer loans account for approximately 33%, 29%, 1%, 17%, 6% and 14%, respectively, of its loan portfolio. Cardinal believes that this division reflects the current credit demands of its markets and provides a sufficient amount of diversification to avoid over-reliance on one category. Cardinal may adjust these levels from time to time as the credit demands of the community change and as each bank's business evolves.

         Credit Policies. With respect to each bank's loan portfolio, Cardinal oversees credit operations while still granting local authority to each bank. Cardinal's chief credit officer is primarily responsible for maintaining a quality loan portfolio and developing a strong credit culture throughout the entire organization. The chief credit officer is responsible for developing and updating the credit policies and procedures for the organization. The board of directors of a bank subsidiary may make exceptions to these credit policies and procedures as appropriate, but any such exception must be documented and made for sound business reasons.

         Credit quality is controlled by the chief credit officer through compliance with Cardinal's credit policies and procedures. Cardinal's risk-decision process is actively managed in a disciplined fashion to maintain an acceptable risk profile characterized by soundness, diversity, quality, prudence, balance and accountability. Cardinal's credit approval process consists of specific authorities granted to the lending officers. Loans exceeding a particular lending officer's level of authority are reviewed and considered for



                                     III-5
approval by an officers' loan committee and, then, a bank's board of directors. In addition, the chief credit officer works closely with each lending officer at the bank level to ensure that the business being solicited is of the quality and structure that fits Cardinal's desired risk profile.

         Under its credit policies, Cardinal generally limits the concentration of credit risk by a particular bank in any loan or group of loans to 30% of that bank's capital. Such concentration limit pertains to any group of borrowers related as to the source of repayment or any one specific industry. Furthermore, each bank has established limits on the total amount of that bank's outstanding loans to one borrower, all of which are set below legal lending limits. Any loan that a bank proposes to make that will exceed such established limits requires the prior approval of Cardinal's board of directors.

         Commercial Loans. Cardinal makes commercial loans to qualified businesses in its market area. Cardinal's commercial lending consists primarily of commercial and industrial loans for the financing of accounts receivable, inventory, property, plant and equipment. Cardinal also offers Small Business Administration guaranteed loans and asset-based lending arrangements to certain of its customers.

         Commercial business loans generally have a higher degree of risk than residential mortgage loans, but have commensurately higher yields. Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and are secured by real estate whose value tends to be easily ascertainable. In contrast, commercial business loans typically are made on the basis of the borrower's ability to make repayment from cash flow from its business and are secured by business assets, such as commercial real estate, accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral for commercial business loans may depreciate over time and cannot be appraised with as much precision as residential real estate.

         To manage these risks, Cardinal's policy is to secure commercial loans with both the assets of the borrowing business and other additional collateral and guarantees that may be available. In addition, Cardinal actively monitors certain measures of the borrower, including advance rate, cash flow, collateral value and other appropriate credit factors.

         Commercial Mortgage Loans. Cardinal also originates commercial mortgage loans. These loans are primarily secured by various types of commercial real estate, including office, retail, warehouse, industrial and other non-residential types of properties and are made to the owner and/or occupiers of such property. These loans have maturities generally ranging from one to 10 years.

         Commercial mortgage lending entails significant additional risk, compared with residential mortgage lending. Commercial mortgage loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Additionally, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of a business or a real estate project and thus may be subject, to a greater extent, to adverse conditions in the real estate market or in the economy generally. Cardinal's commercial real estate loan underwriting criteria require an examination of debt service coverage ratios, the borrower's creditworthiness and prior credit history and reputation, and Cardinal generally requires personal guarantees or endorsements of borrowers. Cardinal also carefully considers the location of the security property.

         Loan-to-value ratios for commercial mortgage loans generally do not exceed 75%. Loan-to-value ratios up to 85% are permitted if the borrower has unusually strong general liquidity, net worth and cash flow, and loan-to-value ratios up to 90% are permitted if an Small Business Administration guaranty has been obtained.



                                     III-6

         Residential Mortgage Loans. Cardinal's residential mortgage loans consist of residential first and second mortgage loans, residential construction loans and home equity lines of credit and term loans secured by first and second mortgages on the residences of borrowers for home improvements, education and other personal expenditures. Cardinal makes mortgage loans with a variety of terms, including fixed and floating or variable rates and a variety of maturities. Maturities for construction loans generally range from six to 12 months for residential property and from 12 to 18 months for non-residential and multi-family properties.

        Residential mortgage loans generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and are secured by real estate whose value tends to be easily ascertainable. These loans are made consistent with Cardinal's appraisal policy and real estate lending policy, which detail maximum loan-to-value ratios and maturities. Loans for owner-occupied property generally are made with a loan-to-value ratio of up to 80% for first liens and 75% for junior liens. Higher loan-to-value ratios may be allowed based on the borrower's unusually strong general liquidity, net worth and cash flow. Loan-to-value ratios for home equity lines of credit generally do not exceed 75%. If the loan-to-value ratio exceeds 90% for residential mortgage loans, Cardinal has determined that it is an unusually strong credit.

         Construction lending entails significant additional risks, compared with residential mortgage lending. Construction loans often involve larger loan balances concentrated with single borrowers or groups of related borrowers. Construction loans also involve additional risks attributable to the fact that loan funds are advanced upon the security of property under construction, which is of uncertain value prior to the completion of construction. Thus, it is more difficult to evaluate accurately the total loan funds required to complete a project and related loan-to-value ratios. To minimize the risks associated with construction lending, Cardinal limits loan-to-value ratios for residential property to 85% and for non-residential property and multi-family properties to 80%, in addition to its usual credit analysis of its borrowers.

         Management expects that the loan-to-value ratios described above will be sufficient to compensate for fluctuations in the real estate market to minimize the risk of loss.

         Consumer Loans. Cardinal's consumer loans consist primarily of installment loans to individuals for personal, family and household purposes. The specific types of consumer loans made by Cardinal include home improvement loans, debt consolidation loans and general consumer lending.

         Consumer loans may entail greater risk than residential mortgage loans do, particularly in the case of consumer loans that are unsecured, such as lines of credit, or secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. A loan may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan, such as Cardinal, and a borrower may be able to assert against such assignee claims and defenses that it has against the seller of the underlying collateral.

         Cardinal's policy for consumer loans is to accept moderate risk while minimizing losses, primarily through a careful analysis of the borrower. In evaluating consumer loans, Cardinal requires its



                                     III-7
lending officers to review the borrower's level and stability of income, past credit history and the impact of these factors on the ability of the borrower to repay the loan in a timely manner. In addition, Cardinal requires that its banking officers maintain an appropriate margin between the loan amount and collateral value. Many of Cardinal's consumer loans are made to the principals of the small and medium-sized businesses for whom the banks provide banking services.

         In the fourth quarter of 1999, Cardinal purchased a $7.8 million installment loan portfolio. While Cardinal does not have any current plans to purchase additional loan portfolios, Cardinal may consider opportunities that arise from time to time with respect to portfolios that meet established underwriting criteria.

         Credit Card and Other Loans. Cardinal also issues credit cards to certain of its customers. In determining to whom it will issue credit cards, Cardinal evaluates the borrower's level and stability of income, past credit history and other factors. Finally, Cardinal makes additional loans that are not classified in one of the above categories. In making such loans, Cardinal attempts to ensure that the borrower meets Cardinal's credit quality standards.

         Deposits. Management offers a broad range of interest-bearing and noninterest-bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest-bearing savings accounts and certificates of deposit with a range of maturity date options. The primary sources of deposits are small and medium-sized businesses and individuals within an identified market. In each identified market, senior management has the authority to set rates within specified parameters in order to remain competitive with other financial institutions. All deposits are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. Cardinal implements a service charge fee schedule, which is competitive with other financial institutions in a subsidiary bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and other similar fees.

         Specialized Consumer Services. Management offers specialized products and services to its customers, such as travelers checks and safe deposit services.

         Courier Services. Cardinal offers courier services to its business customers. Courier services permit Cardinal to provide the convenience and personalized service that its customers require by scheduling pick-ups of deposits.

         Telephone and Internet Banking. Cardinal believes that there is a strong demand within its market for telephone banking and internet banking. Both services allow both commercial and retail customers to access detailed account information and execute a wide variety of the banking transactions referred to above. Management believes that these services are particularly attractive for its customers, as it enables them to conduct their banking business and monitor their bank accounts from remote locations. Telephone and internet banking assists the banks in attracting and retaining customers and encourages its customers to maintain their total banking relationships with Cardinal.

         Automatic Teller Machines ("ATMs"). Cardinal has an ATM at each office of each bank. Management makes other financial institutions' ATMs available to its customers and offers customers a certain number of free ATM transactions per month.

         Other Products and Services. Cardinal evaluates other services such as trust services, insurance, mortgage services and other permissible activities. Management expects to introduce these services as they become economically viable.



                                     III-8

Brokerage and Investment Advisory Services

         Through Cardinal Wealth Services, Inc., Cardinal provides financial and estate planning services. Cardinal Wealth Services, Inc. has formed a strategic alliance with LM Financial Partners, Inc., a wholly owned subsidiary of Legg Mason Inc. Through this alliance, Cardinal's financial advisors can offer its customers an extensive range of financial products and services, including estate planning, qualified retirement plans, mutual funds, annuities, life insurance, fixed income securities and equity research and recommendations.

Competition

         Banks generally compete with other financial institutions through the selection of banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered. Virginia law permits statewide branching by banks. Consequently, commercial banking in Virginia is highly competitive. Many large banking organizations, several of which are controlled by out-of-state holding companies, currently operate in Cardinal's targeted market areas. In addition, competition between commercial banks and thrift institutions (savings institutions and credit unions) has intensified significantly by the elimination of many previous distinctions between the various types of financial institutions and the expanded powers and increased activity of thrift institutions in areas of banking that previously had been the sole domain of commercial banks. Recent legislation, together with other regulatory changes by the primary regulators of the various financial institutions, has resulted in the almost total elimination of practical distinctions between a commercial bank and a thrift institution. Consequently, competition among financial institutions of all types is largely unlimited with respect to legal ability and authority to provide most financial services. Furthermore, out-of-state banks not previously allowed to operate in Virginia are allowed to commence operations and compete in Cardinal's targeted market areas.

         Cardinal faces competition from other banks, as well as thrift institutions, consumer finance companies, insurance companies and other institutions in Cardinal's markets. Some of these competitors are not subject to the same degree of regulation and restriction imposed upon Cardinal. Many of these competitors also have broader geographic markets and substantially greater resources and lending limits than Cardinal's subsidiary banks and offer certain services such as trust banking that the banks are not expected to provide in the near term. In addition, many of these competitors have numerous branch offices located throughout the extended market areas of the banks that may provide these competitors with an advantage in geographic convenience that Cardinal does not have at present. Some competitors may also be in a position to make more effective use of media advertising, support services, and electronic technology than Cardinal.

Employees

         At March 31, 2000, Cardinal had 88 full time employees, none of whom are represented by a union or covered by a collective bargaining agreement. Management considers employee relations to be good.

Government Supervision and Regulation

         The following discussion is a summary of the principal laws and regulations that comprise the regulatory framework applicable to Cardinal and each of its bank subsidiaries. Other laws and regulations that govern various aspects of the operations of banks and bank holding companies are not described in this section, although violations of such laws and regulations could result in supervisory enforcement



                                     III-9
action against Cardinal or its bank subsidiaries. The following descriptions summarize the material terms of the principal laws and regulations and are qualified in their entirety by reference to applicable laws and regulations.

         General. As a bank holding company, Cardinal is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. Under the Bank Holding Company Act, a bank holding company may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any additional bank or merge or consolidate with another bank holding company without the prior approval of the Federal Reserve. The Bank Holding Company Act also generally limits the activities of a bank holding company to that of banking, managing or controlling banks, or any other activity which is determined to be so closely related to banking or to managing or controlling banks that an exception is allowed for those activities.

         As national banks, Cardinal's subsidiaries are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency. The banks also are subject to regulation, supervision and examination by the FDIC. Federal law also governs the activities in which the Banks may engage and the investments that they may make and limits the aggregate amount of loans that may be granted to one borrower to 15% of a bank's capital and surplus. Various consumer and compliance laws and regulations also affect the banks' operations.

         The activities permissible to bank holding companies and their affiliates were substantially expanded by the Gramm-Leach-Bliley Act, which the President signed on November 12, 1999. Gramm-Leach-Bliley repeals the anti-affiliation provisions of the Glass-Steagall Act to permit the common ownership of commercial banks, investment banks and insurance companies. Under Gramm-Leach-Bliley, a bank holding company can elect to be treated as a financial holding company. A financial holding company may engage in any activity and acquire and retain any company that the Federal Reserve determines to be financial in nature. A financial holding company also may engage in any activity that is complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally. The Federal Reserve must consult with the Secretary of the Treasury in determining whether an activity is financial in nature or incidental to a financial activity.

         The earnings of Cardinal's bank subsidiaries, and therefore the earnings of Cardinal, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including those referred to above.

         The OCC conducts regular examinations of Cardinal's bank subsidiaries and reviews such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of their operations. In addition to these regular examinations, the banks must furnish the OCC with periodic reports containing a full and accurate statement of its affairs. Supervision, regulation and examination of banks by these agencies are intended primarily for the protection of depositors rather than shareholders.

         Insurance of Accounts, Assessments and Regulation by the FDIC. The deposits of the Banks are insured by the FDIC up to the limits set forth under applicable law. The deposits of the Banks are subject to the deposit insurance assessments of the Bank Insurance Fund of the FDIC.

         The FDIC has implemented a risk-based deposit insurance assessment system under which the assessment rate for an insured institution may vary according to regulatory capital levels of the institution and other factors (including supervisory evaluations). Depository institutions insured by the Bank



                                     III-10

Insurance Fund that are "well capitalized," are required to pay only the statutory minimum assessment of $2,000 annually for deposit insurance, while all other banks are required to pay premiums ranging from .03% to .30% of domestic deposits. These rate schedules are subject to future adjustments by the FDIC. In addition, the FDIC has authority to impose special assessments from time to time. However, because the legislation enacted in 1996 requires that both Savings Association Insurance Fund insured and BIF-insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation, the FDIC is assessing BIF-insured deposits an additional 1.30 basis points per $100 of deposits to cover those obligations.

         The FDIC is authorized to prohibit any BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the respective insurance fund. Also, the FDIC may initiate enforcement actions against banks, after first giving the institution's primary regulatory authority an opportunity to take such action. The FDIC may terminate the deposit insurance of any depository institution if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. Management is not aware of any existing circumstances that could result in termination of any bank's deposit insurance.

         Capital. The OCC and the Federal Reserve have issued risk-based and leverage capital guidelines applicable to banking organizations that they supervise. Under the risk-based capital requirements, Cardinal and its banks are each generally required to maintain a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) of 8%. At least half of the total capital is to be composed of common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles ("Tier 1 capital"). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock and a limited amount of the loan loss allowance ("Tier 2 capital" and, together with Tier 1 capital, "total capital").

         In addition, each of the federal banking regulatory agencies has established minimum leverage capital ratio requirements for banking organizations. These requirements provide for a minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets equal to 3% for bank holding companies that are rated a composite "1" and 4% for all other bank holding companies. Bank holding companies are expected to maintain higher than minimum capital ratios if they have supervisory, financial, operational or managerial weaknesses, or if they are anticipating or experiencing significant growth.

         The risk-based capital standards of the OCC and the Federal Reserve explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution's overall capital adequacy. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a bank's capital adequacy. The OCC and the Federal Reserve also have recently issued additional capital guidelines for bank holding companies that engage in certain trading activities.

         Other Safety and Soundness Regulations. There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event that the depository institution becomes in danger of default or is in default. For example, under a policy of the Federal Reserve with respect to bank



                                     III-11
holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by the BIF as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provision if it determines that a waiver is in the best interests of the BIF. The FDIC's claim for reimbursement is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

         The federal banking agencies also have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The Federal Deposit Insurance Act requires that the federal banking agencies establish five capital levels for insured depository institutions - "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." It also requires or permits such agencies to take certain supervisory actions should an insured institution's capital level fall. For example, an "adequately capitalized" institution is restricted from accepting brokered deposits. An "undercapitalized" or "significantly undercapitalized" institution must develop a capital restoration plan and is subject to a number of mandatory and discretionary supervisory actions. These powers and authorities are in addition to the traditional powers of the Federal banking agencies to deal with undercapitalized institutions.

         Federal regulatory authorities also have broad enforcement powers over Cardinal and its banks, including the power to impose fines and other civil and criminal penalties, and to appoint a receiver in order to conserve the assets of any such institution for the benefit of depositors and other creditors.

         Payment of Dividends. Cardinal is a legal entity separate and distinct from its banks. Virtually all of the revenues of Cardinal will result from dividends paid to Cardinal by its banks. Under OCC regulations, a national bank may not declare a dividend in excess of its undivided profits, which means that each bank must recover any start-up losses before it may pay a dividend to Cardinal. Additionally, a national bank may not declare a dividend if the total amount of all dividends, including the proposed dividend, declared by the national bank in any calendar year exceeds the total of the national bank's retained net income of that year to date, combined with its retained net income of the two preceding years, unless the dividend is approved by the OCC. A national bank may not declare or pay any dividend if, after making the dividend, the national bank would be "undercapitalized," as defined in regulations of the OCC. Cardinal is subject to state laws that limit the amount of dividends it can pay. In addition, Cardinal is subject to various general regulatory policies relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve has indicated that banking organizations should generally pay dividends only if (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition. These laws, regulations or policies will materially impact the ability of Cardinal's banks and, therefore, Cardinal to pay dividends in the early years of operations.

         Community Reinvestment. The requirements of the Community Reinvestment Act are applicable to the Banks. The Community Reinvestment Act imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. A financial institution's efforts in meeting community credit needs currently are evaluated as part of the examination



                                     III-12
process pursuant to twelve assessment factors. These factors also are considered in evaluating mergers, acquisitions and applications to open a branch or facility.

         Interstate Banking and Branching. Current federal law authorizes interstate acquisitions of banks and bank holding companies without geographic limitation. Effective June 1, 1997, a bank headquartered in one state is able to merge with a bank headquartered in another state, as long as neither of the states has opted out of such interstate merger authority prior to such date. States are authorized to enact laws permitting such interstate bank merger transactions prior to June 1, 1997, as well as authorizing a bank to establish "de novo" interstate branches. Virginia enacted early "opt in" laws, permitting interstate bank merger transactions. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under applicable federal or state law.

         Economic and Monetary Polices. The operations of Cardinal are affected not only by general economic conditions, but also by the economic and monetary policies of various regulatory authorities. In particular, the Federal Reserve regulates money, credit and interest rates in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of loans, investments and deposits and affect interest rates charged on loans or paid for time and savings deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

General

         Cardinal is the holding company for three bank subsidiaries and one non-bank subsidiary. Cardinal began operations November 24, 1997 and opened its first bank subsidiary, Cardinal Bank, N.A., on June 8, 1998. Following its private offering in December 1997 that generated $10.6 million in capital, Cardinal raised an additional $26.0 million in an initial public offering of 2,830,000 shares in July 1998. In February 1999, Cardinal Wealth Services, Inc. began operations as Cardinal's nonbank investment subsidiary. Through a strategic alliance with LM Financial Partners, Inc., a wholly-owned subsidiary of Legg Mason, Inc., Cardinal Wealth Services, Inc. can offer an extensive range of financial products and services. In July 1999, Cardinal's second bank subsidiary, Cardinal Bank -Manassas/Prince William, N.A. began operations. Cardinal Bank - Dulles, N.A., the third banking subsidiary, began operations in August 1999.

        The following presents management's discussion and analysis of the consolidated financial condition and results of operation of Cardinal for the three months ended March 31, 2000 and the years ended December 31, 1999 and 1998. The discussion should be read in conjunction with the accompanying consolidated financial statements.






                                     III-13

March 31, 2000 compared to December 31, 1999

Financial Condition

        Total assets of Cardinal were $115.9 million at March 31, 2000 compared to $97.0 million at December 31, 1999. This represents an increase of $18.9 million or 19.5% and is due to increased deposit and loan generation. Gross loans increased $13.3 million to $81.4 million at March 31, 2000 from $68.2 million at December 31, 1999 (see Table 1 for loan portfolio details). Total deposits increased $20.1 million to $80.0 million at March 31, 2000 compared to $59.9 million at December 31, 1999. Total cash and cash equivalents increased to $24.6 million at March 31, 2000 from $19.0 million at December 31, 1999. Investment securities available-for-sale and other investments declined $174 thousand to $5.6 million at March 31, 2000 from $5.8 million at December 31, 1999 (see Table 2 for details of the investment securities available-for-sale portfolio). The increase in loans of $13.3 million was funded primarily through increased deposits. Shareholders' equity at March 31, 2000 was $29.7 million compared to $30.7 million at December 31, 1999. Book value per share on March 31, 2000 was $7.01 compared to $7.25 on December 31, 1999.

Results of Operations

        Net loss for the three months ended March 31, 2000 was $942 thousand or $0.22 per share compared to a net loss of $824 thousand or $0.19 per share for the three months ended March 31, 1999. The increase in the net loss reflects the expenses associated with the operation of two additional bank subsidiaries that opened in the third quarter of 1999. Return on average assets and return on average equity for the three months ended March 31, 2000 were -3.53% and -12.39%, respectively. For the three months ended March 31, 1999, return on average assets and return on average equity were -5.76% and -9.70%, respectively.

        Net interest income is Cardinal's primary source of revenue and represents the difference between interest and fees earned on interest-bearing assets and the interest paid on deposits and other interest-bearing liabilities. Net interest income for the three months ended March 31, 2000 was $1.15 million compared to $607 thousand for the three months ended March 31, 1999.

        Cardinal's net interest margin for the three months ended March 31, 2000 was 4.93% compared to 4.54% for the three months ended March 31, 1999. The 41 basis point increase in the margin can be attributed to a change in asset mix as loans represented a higher percentage of interest-earning assets at March 31, 2000 than at March 31, 1999. Table 3 presents an analysis of average earning assets, interest-bearing liabilities and demand deposits with the related components of interest income and interest expense.

        The provision for loan losses for the three months ended March 31, 2000 was $143 thousand compared to $68 thousand for the three months ended March 31, 1999. The increase is due to the increased loan balances. The allowance for loan losses at March 31, 2000 was $869 thousand compared to $726 thousand at December 31, 1999. The ratio of the allowance for loan losses to gross loans at March 31, 2000 was 1.07% compared to a ratio of 1.07% at December 31, 1999. In the fourth quarter of 1999, Cardinal purchased a $7.8 million installment loan portfolio. This transaction was structured in such a way that the seller absorbs losses up to 115 basis points of the outstanding balances. Consequently, Cardinal does not expect losses in this portfolio and did not add to its allowance for loan losses when this transaction was recorded. The second factor to be considered is Cardinal's Business Manager receivable financing product. Under this product, advances to customers are collateralized by customer receivables and a restricted deposit account equal to at least 10% of the amount borrowed. As a



                                     III-14
result, Cardinal does not expect losses on those transactions and therefore has not added to its allowance for loan losses. Table 4 reflects the components of the allowance for loan losses and calculates the loan loss ratio two ways: first, with total gross loans, and second, with total gross loans less purchased loans and the Business Manager receivables.

        Non-interest income for the three months ended March 31, 2000 was $424 thousand compared to $45 thousand for the three months ended March 31, 1999. The significant increase in non-interest income was due to investment fees generated by Cardinal's non-bank subsidiary, Cardinal Wealth Services, Inc. This subsidiary opened in February, 1999 and had minimal fee income for the three months ended March 31, 1999.

        Non-interest expense for the three months ended March 31, 2000 totaled $2.38 million compared to $1.41 million for the three months ended March 31, 1999. The increases in expenses were due to the opening of two bank subsidiaries in the third quarter of 1999 and the resulting increase in personnel. Total employees increased to 88 as of March 31, 2000 from 45 as of March 31, 1999. Non-personnel related expenses associated with the operation of the new bank subsidiaries increased as well.

Business Segment Operations

        Cardinal provides a diversified selection of banking and non-banking financial services and products through its subsidiaries. Management operates and reports the results of the Company's operations through two business segments- commercial banking and investment advisory services.

        Commercial Banking. The commercial banking segment provides comprehensive banking services to small businesses and individuals through multiple delivery channels. Through three banking subsidiaries, services include commercial and consumer lending, deposit products, direct banking via the internet and telephone and the funding of small business receivables through the Business Manager product.

         For the three months ended March 31, 2000, the commercial banking segment had a net loss of $457 thousand compared to a net loss of $441 thousand for the three months ended March 31, 1999. As of March 31, 2000 total assets were $107.0 million, total loans were $81.4 million and deposits were $80.0 million. As of March 31, 1999, total assets were $32.1 million, total loans were $22.0 million and deposits were $25.9 million.

        Investment Advisory Services. The investment advisory services segment provides financial and estate planning services utilizing a host of products provided through a strategic alliance with Legg Mason Financial Partners, a wholly-owned subsidiary of Legg Mason, Inc. Operations for this segment began February 1, 1999.

         For the three months ended March 31, 2000, the investment advisory services segment had a net loss of $155 thousand. As of March 31, 2000 total assets were $213 thousand and total assets under management were $72.6 million. For the three months ended March 31, 1999 the net loss was $194 thousand. As of March 31, 1999, total assets were $189 thousand and total assets under management were $22.6 million.



                                     III-15

Capital Resources

        Shareholders' equity at March 31, 2000 was $29.7 million compared to $30.7 million at December 31, 1999. The reduction in equity reflects the net loss recorded for the quarter ended March 31, 2000. At March 31, 2000 Cardinal's tier 1 and total risk-based capital ratios were 30.9% and 31.8%, respectively. At December 31, 1999 Cardinal's tier 1 and total risk-based capital ratios were 37.9% and 38.8%, respectively. The decline in Cardinal's capital ratios is due to the increase in total assets as well as the absorption of operating losses. Table 5 reflects the components of regulatory capital. Cardinal continues to maintain a capital structure that places it well above minimum regulatory requirements.

Liquidity

        Liquidity provides Cardinal with the ability to meet normal deposit withdrawals while also providing for the credit needs of customers. At March 31, 2000, cash and cash equivalents and securities available for sale totaled $29.2 million or 25% of total assets compared to $23.8 million or 25% of total assets at December 31, 1999. Management is committed to maintaining liquidity at a level sufficient to protect depositors, provide for reasonable growth, and fully comply with all regulatory requirements.

Interest Rate Sensitivity

        An important element of asset/liability management is the monitoring of Cardinal's sensitivity to interest rate movements. In order to measure the effect of interest rates on Cardinal's net interest income, management takes into consideration the expected cash flows from the loan and securities portfolios and the expected magnitude of the repricing of specific asset and liability categories. Management evaluates interest sensitivity risk and then formulates guidelines to manage this risk based upon its outlook regarding the economy, forecasted interest rate movements and other business factors. Management's goal is to maximize and stabilize the net interest margin by limiting exposure to interest rate changes.

        The data in Table 7 reflects re-pricing or expected maturities of various assets and liabilities as of March 31, 2000. This "gap" analysis represents the difference between interest sensitive assets and liabilities in a specific time interval. Interest sensitivity gap analysis presents a position that existed at one particular point in time, and assumes that assets and liabilities with similar re-pricing characteristics will re-price at the same time and to the same degree.

1999 Compared to 1998

Earnings Summary

         The net loss for the year ended December 31, 1999 was $4.0 million or $0.95 per diluted share, compared to a net loss of $1.7 million, or $0.64 per diluted share, for the year ended December 31, 1998. The increase in the net loss in 1999 compared to 1998 was primarily due to increased non-interest expenses associated with the opening of three subsidiaries. Two bank subsidiaries, Cardinal Bank - Manassas/Prince William, N.A., and Cardinal Bank - Dulles, N.A., opened in the third quarter of 1999 and one non-bank subsidiary, Cardinal Wealth Services, Inc., opened in the first quarter of 1999.

         These operating results represent a return on average shareholders' equity of -12.26% for the year ended December 31, 1999 compared to -7.45% for the year ended December 31, 1998. Return on average assets for the year ended December 31, 1999 was -5.61% compared to -5.37% in 1998.




                                     III-16

Financial Condition Summary

         Total assets were $97.0 million at December 31, 1999, an increase of $39.7 million, or 69.4%, compared with December 31, 1998. Loans, net of unearned income, increased $51.8 million in 1999 to $68.2 million. This increase can be attributed to strong results from Cardinal Bank, N.A. as well as the activity associated with two new banking subsidiaries that opened in the third quarter of 1999. Cash and cash equivalents declined $6.3 million and investment securities available-for-sale declined $8.7 million in 1999 compared to 1998. These declines can be attributed to funding increased loan growth.

         Total deposits grew $38.0 million to $59.9 million in 1999 from $21.9 million at year-end 1998 due again to having multiple banks operating for part of 1999 versus only one operating in 1998. Non- interest-bearing deposits increased $7.3 million or 144.5% and interest-bearing deposits increased $30.7 million or 182.6%. Cardinal's short-term borrowings were $6.0 million at December 31, 1999. There were no borrowings at December 31, 1998. The short-term borrowings are Federal Home Loan Bank advances and were utilized for loan growth and other operating purposes.

         Shareholders' equity decreased $4.0 million or 11.5% from December 31, 1998 to December 31, 1999. Operating losses for the year ended December 31, 1999 caused the decline. At December 31, 1999 Cardinal's regulatory capital levels exceeded those established for well-capitalized institutions.

Net Interest Income and Net Interest Margin

         The fundamental source of Cardinal's revenue, net interest income, is defined as the difference between income on earning assets and the cost of funds supporting those assets. The significant categories of earning assets are loans and investment securities, while deposits and Federal Home Loan Bank advances represent interest bearing liabilities. The level of net interest income is impacted primarily by variations in the volume and mix of these assets and liabilities, as well as changes in interest rates when compared to previous periods of operation. Net interest income for 1999 was $3.02 million, 148.7% higher than the prior year. The growth in net interest income was due to the increase in average interest-earning assets of 144.9% which was the result of three bank subsidiaries operating in 1999 compared to only one operating in 1998. The net interest margin increased to 4.75% in 1999 compared to 4.66% in 1998. The average rate on earning assets increased 79 basis points to 6.57% and the average rate on interest-bearing liabilities decreased 42 basis points to 4.27%. Table 1 reflects the components of interest income and interest expense and their applicable yields and costs.

Provision and Allowance for Loan Losses

         Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb the estimated losses inherent in the loan portfolio. Both the amount of the provision and the level of the allowance for loan losses are impacted by many factors, including general economic conditions, actual and expected credit losses, loan performance measures, historical trends and specific conditions of the individual borrower. Due to the relatively short credit history of its subsidiaries Cardinal Bank, N.A. (18 months of operation), Cardinal Bank - Manassas/Prince William, N.A. (five months) and Cardinal Bank - Dulles, N.A. (five months) management is currently providing for loan losses at a rate of 1.25% which approximates its peer group average.

         The ratio of the allowance for losses to gross loans at December 31, 1999 was 1.07% compared to 1.30% at December 31, 1998. While the calculated reserve ratio reflects a 23 basis point decline there are two factors that need to be taken into account in order to better understand Cardinal's level of loan loss coverage. In the fourth quarter of 1999, Cardinal purchased a $7.8 million installment loan portfolio. This transaction was structured in such a way that the seller absorbs losses up to 115 basis points of the



                                     III-17
outstanding balances. Consequently, Cardinal does not expect losses on this portfolio and did not add to its allowance for loan losses when this transaction was recorded. The second factor to be considered is Cardinal's Business Manager product. Under this product, advances to customers are collateralized by customer receivables and a restricted deposit account equal to at least 10% of the amount borrowed.

         As a result, Cardinal does not expect losses on those transactions and therefore has not added to its allowance for loan losses. Table 2 reflects the components of the allowance for loan losses and calculates the loan loss ratio two ways: first, with total gross loans, and second, with total gross loans less purchased loans and the Business Manager receivables.

Non-Interest Income

         Non-interest income is an important factor in Cardinal's operating results. Management continues to evaluate and identify new sources of non-interest income as well as enhance existing ones. Non-interest income increased to $1.3 million in 1999 from $34 thousand in 1998. The significant increase in non-interest income for 1999 was due to $1.0 million of investment fee income generated by Cardinal Wealth Services, Inc. which began operations on February 1, 1999. Other non-interest income includes loan and deposit service charges, which increased to $268 thousand in 1999 from $20 thousand in 1998. Table 3 reflects the components of non-interest income for 1999 and 1998.

Non-Interest Expense

         Non-interest expense was $7.9 million in 1999 compared to $2.7 million in 1998. The significant increase in expense can be attributed to the opening of two bank subsidiaries and one non-bank subsidiary during 1999. Total personnel expense increased to $4.3 million from $1.4 million in 1998 as a result of the staffing of the above mentioned subsidiaries. Increases in depreciation, occupancy and other operating expenses are also associated with start-up subsidiary operations. Footnote 17 of the Consolidated Financial Statements provides additional details of non-interest expense.

Income Taxes

         Cardinal has not incurred income tax liability due to the recognition of net losses in 1999, 1998 and 1997. The ability to utilize net operating loss carryforwards will be dependent on Cardinal's ability to generate future earnings. Footnote 8 of the Consolidated Financial Statements provides additional information with respect to the deferred tax accounts and the net operating loss carryforward.

Liquidity

         The objective of liquidity management is to ensure the continuous availability of funds to meet the demands of depositors, investors and borrowers. Stable core deposits and a strong capital position are the components of a solid foundation for Cardinal's liquidity position. In addition, the availability of the investment portfolio and access to regional and national wholesale funding sources including fed funds purchased, negotiable certificates of deposits, securities sold under agreements to repurchase, and Federal Home Loan Bank advances enhances Cardinal's liquidity. Cash flows from operations, such as loan payments and pay-offs are also a significant source of liquidity. Cardinal has a contingency plan that provides for continued monitoring of liquidity needs and available sources of liquidity. Management believes Cardinal has the ability to meet its liquidity needs.



                                     III-18

Capital Resources

         Capital adequacy is an important measure of financial stability and performance. Management's objectives are to maintain a level of capitalization that is sufficient to sustain asset growth and promote depositor and investor confidence.

         Regulatory agencies measure capital adequacy utilizing a formula that takes into account the individual risk profiles of financial institutions. The guidelines define capital as either Tier 1 (primarily common shareholders' equity, defined to include certain debt obligations) and Tier 2 (to include certain other debt obligations and a portion of the allowance for loan losses and 45% of unrealized gains in equity securities).

         At December 31, 1999, shareholders' equity was $30.7 million compared to $34.7 million at December 31, 1998. The decline in shareholders' equity is attributable to the net loss incurred in 1999. Footnote 9 of the Consolidated Financial Statements shows the minimum capital requirements and Cardinal's capital position as of December 31, 1999 and 1998. Cardinal's regulatory capital levels exceed those established for well-capitalized institutions.

Lending

         Cardinal has comprehensive policies and procedures which cover both commercial and consumer loan origination and management of credit risk. Loans are underwritten in a manner that focuses on the borrowers' ability to repay. Cardinal's goal is not to avoid risk, but to manage it and to include credit risk as part of the pricing decision for each product.

         Total loans, net of fees and premiums and discounts, increased to $68.2 million as of December 31, 1999 compared to $16.3 million as of December 31, 1998. The increase is the result of a full years operation of Cardinal Bank, N.A. in addition to the activity of Cardinal Bank - Manassas/Prince William, N.A., and Cardinal Bank - Dulles, N.A., both of which opened in the third quarter of 1999. There were no non-performing loans at December 31, 1999 and 1998.

         Cardinal's loan portfolio consists of commercial short-term lines of credit, term loans, mortgage financing and construction loan funds that are used by the borrower to build or develop real estate properties. The consumer portfolio includes residential real estate mortgages, bankcard, home equity lines and installment loans. Table 4 reflects the components of the loan portfolio as of December 31, 1999 and 1998. Table 5 reflects the allocation of the allowance for loan loss by loan category.

Securities Available-for-Sale

         The investment securities portfolio of Cardinal is used as a source of income and liquidity. The portfolio has declined to $4.8 million as of December 31, 1999 from $13.5 million as of December 31, 1998. The decline reflects liquidity needs associated with funding the loan growth experienced in 1999. Table 6 reflects the composition of the investment portfolio as of December 31, 1999 and 1998.

Interest Rate Sensitivity

         The most important element of asset/liability management is the monitoring of Cardinal's sensitivity to interest rate movements. The income stream of Cardinal is subject to risk resulting from interest rate fluctuations to the extent there is a difference between the amount of Cardinal's interest earning assets and the amount of interest bearing liabilities that are prepaid, mature or reprice in specified periods. Cardinal's goal is to maximize net interest income with acceptable levels of risk to changes in



                                     III-19
interest rates. Management seeks to meet this goal by influencing the maturity and re-pricing characteristics of the various lending and deposit taking lines of business and by managing discretionary balance sheet asset and liability portfolios.

         One of the ways Cardinal identifies and manages its interest rate risk is through an analysis of the relationship between interest-earning assets and interest-bearing liabilities to measure the impact that future changes in interest rates will have on net interest income. The difference between rate sensitive assets and rate sensitive liabilities for specified periods of time is known as the "GAP." The data in Table 7 reflects re-pricing or expected maturities of various assets and liabilities at December 31, 1999. Interest sensitivity gap analysis presents a position that existed at one particular point in time and assumes that assets and liabilities with similar characteristics will re-price at the same time and to the same degree. As shown in the table, Cardinal was liability sensitive (excess of liabilities over assets) in the three month to one year horizon. Management has included estimates in the table with respect to certain deposit balances of Cardinal Bank, N.A. that reflect the fact that not all of these deposits re-price on a contractual basis. Deposit balances for Cardinal Bank - Manassas/Prince William, N.A. and Cardinal Bank - Dulles, N.A. have not been adjusted due to the lack of historical data. The result of these adjustments was to reduce the negative gap in the three-month to one-year period to that reflected in the table.

1998 Compared to 1997

         The comparison of operating results between 1998 and 1997 should be read in the context of the start-up nature of Cardinal. The holding company began operations on November 24, 1997 and its first bank subsidiary began operations on June 8, 1998.

         Consolidated net loss for 1998 was $1.7 million or $0.64 per diluted share compared to a net loss of $145 thousand or $0.12 per diluted share in 1997. Net interest income was $1.2 million in 1998 compared to $4 thousand in 1997. Non-interest income totaled $34 thousand in 1998 compared to none recorded in 1997. Total non-interest expense increased in 1998 to $2.7 million from $149 thousand in 1997.

         Total assets increased to $57.3 million in 1998 compared to $8.8 million in 1997. The increase was due to Cardinal's initial public offering which generated net proceeds of $26.0 million, and an increase of $21.9 million in deposit balances. Total loans were $16.3 million at December 31, 1998 compared to zero at December 31, 1997. The remaining sources of funds were invested into government agency securities totaling $13.7 million and fed funds sold which increased $20.1 million to $24.3 million at December 31, 1998.

Year 2000

         Cardinal successfully completed the transition to the year 2000 with no impact to Cardinal's financial condition. Cardinal is not aware of any significant third party relationships which were negatively impacted by the year 2000 transition. The cost of year 2000 readiness was minimal to Cardinal due to its recent formation and the ability to incorporate year 2000 ready systems and vendors at its inception.






                                     III-20

Table 1

                 Cardinal Financial Corporation and Subsidiaries
                            Rate and Volume Analysis

               For the three months ended March 31, 2000 and 1999
                             (Dollars in thousands)

                                                                                                                        Variance
      Average Volume          Average Rate                                            Interest          Increase     Attributable to
     2000        1999        2000      1999                                        2000      1999      (Decrease)    Rate     Volume
-------------------------- --------------------                                  --------------------  -----------------------------
                                                Interest Income
                                                Loans:
     $ 23,652   $ 6,445      8.79%     8.32%         Commercial                  $   520     $ 134        $ 386        $ 28   $ 358
       22,935     3,587      8.34%     8.48%         Real estate - commercial        478        76          402          (8)    410
        1,022       526     10.57%     7.60%         Real estate - construction       27        10           17           8       9
       12,955     5,668      7.60%     7.27%         Real estate - residential       246       103          143          11     132
        4,258     1,211      8.17%     6.28%         Home equity lines                87        19           68          20      48
        9,288       588      7.41%     8.84%         Consumer                        172        13          159         (33)    192
------------------------------------------------------------------------------------------------------------------------------------
       74,110    18,025      8.26%     7.88%                        Total loans    1,530       355        1,175          26   1,149

        4,700     9,238      6.13%     5.54%    Investment Securities - AFS           72       128          (56)          7     (63)

        1,016       225      5.91%     5.33%    Other Investments                     15         3           12           1      11

       18,147    26,898      6.33%     4.77%    Federal Funds Sold                   287       321          (34)         70    (104)

------------------------------------------------------------------------------------------------------------------------------------
     $ 97,973  $ 54,386      7.77%     5.94%    Total interest-earning assets    $ 1,904     $ 807      $ 1,097       $ 104   $ 993
====================================================================================================================================

                                                Interest Expense

      $ 3,306   $ 1,912      2.31%     2.10%         Interest Checking              $ 19      $ 10          $ 9         $ 2     $ 7
       10,884     4,299      3.54%     4.11%         Money Markets                    96        44           52         (15)     67
          624       111      3.21%     3.61%         Statement Savings                 5         1            4          (1)      5
       38,169    12,078      5.62%     4.82%         Certificates of Deposit         535       145          390          77     313
------------------------------------------------------------------------------------------------------------------------------------
       52,983    18,400      4.96%     4.36%    Total deposits                       655       200          455          63     392

        6,000         -      6.42%     0.00%    Borrowings                            96         -           96          96       -

------------------------------------------------------------------------------------------------------------------------------------
     $ 58,983  $ 18,400      5.11%     4.36%    Total interest-bearing liabilities $ 751     $ 200        $ 551       $ 159     392
====================================================================================================================================

       46,871    38,898                         Other Sources
------------------------------------------------------------------------------------------------------------------------------------
      105,854    57,298      2.84%     1.40%    Total Sources of Funds               751       200          551         159     392
------------------------------------------------------------------------------------------------------------------------------------

     $ 38,990  $ 35,986      4.93%     4.54%    Net Interest Margin              $ 1,153     $ 607        $ 546       $ (55)  $ 601
====================================================================================================================================

 No tax equivalent adjustment made to the above table.




                                     III-21

                 Cardinal Financial Corporation and Subsidiaries
                            Rate and Volume Analysis

                 For the Years Ended December 31, 1999 and 1998
                             (Dollars in thousands)

                                                                                                                     Variance
    Average Volume         Average Rate                                            Interest         Increase      Attributable to
   1999       1998        1999       1998                                       1999       1998    (Decrease)     Rate     Volume
---------------------- ---------------------                                --------------------------------------------------------
                                            Interest Income
                                            Loans:
 $ 11,087   $   529      7.58%     10.01%       Commercial                   $   840   $    53      $   787      $ (270)  $ 1,057
    9,718       287      8.13%      8.01%       Real estate - commercial         790        23          767          12       755
      719        63      9.32%      7.89%       Real estate - construction        67         5           62          10        52
    8,089       768      7.76%      7.42%       Real estate - residential        628        57          571          28       543
    2,340       155      7.17%     10.36%       Home equity lines                168        16          152         (74)      226
    1,724       168      9.75%     13.73%       Consumer                         168        23          145         (69)      214
------------------------------------------------------------------------------------------------------------------------------------
   33,677     1,970      7.90%      8.99%            Total loans               2,661       177        2,484        (363)    2,847

    6,960     5,484      5.83%      5.62%   Investment Securities - AFS          406       308           98          15        83

      504       133      5.74%      5.97%   Other Investments                     29         8           21          (1)       22

        -       764      0.00%      4.17%   Money Market Accounts                  -        32          (32)          -       (32)

   24,804    18,574      4.97%      5.55%   Federal Funds Sold                 1,234     1,031          203        (143)      346

------------------------------------------------------------------------------------------------------------------------------------
 $ 65,945  $ 26,925      6.57%      5.78%   Total interest-earning assets    $ 4,330   $ 1,556      $ 2,774      $ (492)  $ 3,266
====================================================================================================================================

                                            Interest Expense

    2,436       535      2.01%      2.06%       Interest Checking                 49        11           38          (1)       39
    7,168     2,316      3.68%      3.71%       Money Markets                    264        86          178          (2)      180
      239        62      2.93%      3.23%       Statement Savings                  7         2            5          (1)        6
   18,980     4,336      4.67%      5.54%       Certificates of Deposit          887       240          647        (164)      811
------------------------------------------------------------------------------------------------------------------------------------
   28,823     7,249      4.19%      4.68%   Total deposits                     1,207       339          868        (168)    1,036

    1,773         -      5.53%      0.00%   Borrowings                            98         1           97          97         -

------------------------------------------------------------------------------------------------------------------------------------
   30,596     7,249      4.27%      4.69%   Total interest-bearing liabilities 1,305       340          965         (71)    1,036
====================================================================================================================================

   41,151    23,045                         Other Sources
------------------------------------------------------------------------------------------------------------------------------------
   71,747    30,294      1.82%      1.12%   Total Sources of Funds             1,305       340          965         (71)    1,036
------------------------------------------------------------------------------------------------------------------------------------

 $ 35,349  $ 19,676      4.75%      4.66%   Net Interest Margin              $ 3,025   $ 1,216      $ 1,809      $ (421)  $ 2,230
====================================================================================================================================

No tax equivalent adjustment made to the above table.





                                     III-22

Table 2

                 Cardinal Financial Corporation and Subsidiaries

                            Allowance for Loan Losses
                             (Dollars in thousands)

                                                    Three Months Ended                 Year Ended
                                                        March 31,                     December 31,
                                               -----------------------------  -----------------------------
                                                   2000            1999           1999           1998
                                               -------------   -------------  -------------  --------------
Beginning balance                                   $   726         $   212        $   212          $    -

Provision for loan losses                               143              68            514             212

Loans charged off:
            Commercial                                    -               -              -               -
            Real estate - commercial                      -               -              -               -
            Real estate - construction                    -               -              -               -
            Real estate - residential                     -               -              -               -
            Home equity lines                             -               -              -               -
            Consumer                                      -               -              -               -
-----------------------------------------------------------------------------------------------------------
            Total loans charged off                       -               -              -               -

Recoveries:
            Commercial                                    -               -              -               -
            Real estate - commercial                      -               -              -               -
            Real estate - construction                    -               -              -               -
            Real estate - residential                     -               -              -               -
            Home equity lines                             -               -              -               -
            Consumer                                      -               -              -               -
-----------------------------------------------------------------------------------------------------------
            Total recoveries                              -               -              -               -

Net charge-offs                                           -               -              -               -

Balance at end of period                            $   869         $   280        $   726         $   212
===========================================================================================================

                                                March 31,       March 31,     December 31,   December 31,
Loans:                                             2000            1999           1999           1998
                                               -------------   -------------  -------------  --------------
            Balance at period end                  $ 81,444        $ 21,760       $ 68,147        $ 16,343
            Allowance for loan losses to
            Period end loans                          1.07%           1.29%          1.07%           1.30%

            Less: Business Manager                 $  2,196         $   107       $  1,522          $    -
            Less: Purchased Loans                     7,331               -          7,687               -
                                               -------------   -------------  -------------  --------------
            Adjusted Loan Balance                  $ 71,917        $ 21,653       $ 58,938        $ 16,343

            Allowance for loan losses to
            Period end adjusted loans                 1.21%           1.30%          1.23%           1.30%






                                     III-23

Table 3

                 Cardinal Financial Corporation and Subsidiaries

                               Non-interest Income

                                                Three Months Ended March 31,           Year Ended December 31,
                                           ------------------------------------  ------------------------------------
                                                 2000               1999               1999               1998
                                           -----------------  -----------------  -----------------  -----------------
Service charges on deposit accounts           $      20,401      $       5,087      $      41,612      $       3,388
Loan service charges                                 63,104             19,200            226,211             16,145
Investment fee income                               313,326              1,278          1,017,924                 --
Gain on sale of investment securities                    --             11,203              4,207              8,760
Other income                                         26,848              8,455             30,531              5,744
                                           -----------------  -----------------  -----------------  -----------------
                                              $     423,679      $      45,223      $   1,320,485      $      34,037
                                           =================  =================  =================  =================















                                     III-24

Table 4

                 Cardinal Financial Corporation and Subsidiaries

                                      Loans
                             (Dollars in thousands)

                                                 March 31,                       March 31,
                                                   2000                             1999
                                        ----------------------------    -----------------------------
Commercial                               $     24,977        30.68%       $      6,855        31.07%
Real estate - commercial                       27,032        33.20%              6,237        28.27%
Real estate - construction                        756         0.93%                829         3.76%
Real estate - residential                      14,283        17.54%              5,598        25.38%
Home equity lines                               4,902         6.02%              1,527         6.92%
Consumer                                        9,465        11.63%              1,014         4.60%
                                        ----------------------------    -----------------------------

Gross loans                              $     81,415       100.00%         $   22,060       100.00%

Less: unearned income, net                        (29)                              19
Less: allowance for loan loss                     869                              281
                                        --------------                  ---------------

Total loans, net                         $     80,575                       $   21,760
                                        ==============                  ===============

                                               December 31,                     December 31,
                                                   1999                             1998
                                        ----------------------------    -----------------------------
Commercial                              $      22,558        33.10%     $        5,138        31.43%
Real estate - commercial                       19,780        29.03%              3,507        21.46%
Real estate - construction                        870         1.28%                760         4.65%
Real estate - residential                      11,851        17.39%              5,529        33.83%
Home equity lines                               3,777         5.54%              1,040         6.37%
Consumer                                        9,311        13.66%                369         2.26%
                                        ----------------------------    -----------------------------

Gross loans                             $      68,147       100.00%     $       16,343       100.00%

Less: unearned income, net                        (20)                              16
Less: allowance for loan loss                     726                              212
                                        --------------                  ---------------

Total loans, net                        $      67,441                   $       16,115
                                        ==============                  ===============




                                     III-25

Table 5

                 Cardinal Financial Corporation and Subsidiaries

                   Allocation of the Allowance for Loan Losses
                             (Dollars in thousands)

                                             March 31,                          March 31,
                                                2000                               1999
                                       -----------------------            -----------------------

Commercial                                 $   300     34.52%                 $   79      28.11%
Real estate - commercial                       259     29.80%                     71      25.27%
Real estate - construction                      10      1.15%                      9       3.20%
Real estate - residential                      137     15.77%                     64      22.78%
Home equity lines                               47      5.41%                     17       6.05%
Consumer                                        26      2.99%                     11       3.91%
Unallocated                                     90     10.36%                     30      10.68%
                                       -----------------------            -----------------------

Total allowance for loan losses            $   869    100.00%                $   281     100.00%
                                       =======================            =======================

                                            December 31,                       December 31,
                                                1999                               1998
                                       -----------------------            -----------------------

Commercial                                 $   241     33.20%                 $   59      27.83%
Real estate - commercial                       211     29.06%                     40      18.87%
Real estate - construction                       9      1.24%                      9       4.25%
Real estate - residential                      126     17.36%                     64      30.19%
Home equity lines                               40      5.51%                     12       5.66%
Consumer                                        24      3.31%                      4       1.89%
Unallocated                                     75     10.32%                     24      11.31%
                                       -----------------------            -----------------------

Total allowance for loan losses            $   726    100.00%                $   212     100.00%
                                       =======================            =======================




                                     III-26

Table 6

                 Cardinal Financial Corporation and Subsidiaries
                   Investment Securities - Available-for-Sale

                          As of March 31, 2000 and 1999
                             (Dollars in thousands)

                                                                           Amortized      Fair      Unrealized    Average
As of March 31, 2000                                           Par Value      Cost        Value     Gain/(Loss)     Yield
                                                              -------------------------------------------------------------
U.S. Government Agencies and Enterprises
     One to five years                                          $ 3,000     $ 3,000      $ 2,920   $     (80)        5.90%
     After ten years                                                500         498          440         (58)        6.26%
---------------------------------------------------------------------------------------------------------------------------
            Total U.S. Government Agencies                        3,500       3,498        3,360        (138)        5.95%
---------------------------------------------------------------------------------------------------------------------------

Mortgage-Backed Securities
     Five to ten years                                            1,305       1,310        1,260         (50)        5.96%
---------------------------------------------------------------------------------------------------------------------------
            Total Mortgage-Backed Securities                      1,305       1,310        1,260         (50)        5.96%
---------------------------------------------------------------------------------------------------------------------------

            Total Investment Securities Available-for-Sale       $4,805     $ 4,808      $ 4,620     $  (188)        5.93%



As of March 31, 1999
U.S. Government Agencies and Enterprises
     Within one year                                            $ 2,000     $ 2,000      $ 1,997      $   (3)        5.31%
     One to five years                                            3,000       3,002        2,987         (15)        5.76%
     After ten years                                                500         499          494          (5)        6.26%
---------------------------------------------------------------------------------------------------------------------------
            Total U.S. Government Agencies                        5,500       5,501        5,478         (23)        5.64%
---------------------------------------------------------------------------------------------------------------------------

Mortgage-Backed Securities
     Within one year                                                777         778          778          --         5.44%
     One to five years                                              796         809          812           3         5.53%
     Five to ten years                                              858         862          852         (10)        5.92%
---------------------------------------------------------------------------------------------------------------------------
            Total Mortgage-Backed Securities                      2,431       2,449        2,442          (7)        5.64%
---------------------------------------------------------------------------------------------------------------------------

            Total Investment Securities Available-for-Sale      $ 7,931     $ 7,950      $ 7,920     $   (30)        5.64%




                                     III-27

                 Cardinal Financial Corporation and Subsidiaries
                   Investment Securities - Available-for-Sale

                        As of December 31, 1999 and 1998
                             (Dollars in thousands)

                                                                            Amortized      Fair      Unrealized    Average
As of December 31, 1999                                        Par Value      Cost        Value     Gain/(Loss)     Yield
                                                              -------------------------------------------------------------
U.S. Government Agencies and Enterprises
     Within one year                                           $  2,000       2,000        1,948         (52)        5.99%
     One to five years                                            1,000       1,000          979         (21)        5.74%
     After ten years                                                500         499          445         (54)        6.26%
---------------------------------------------------------------------------------------------------------------------------
            Total U.S. Government Agencies                     $  3,500       3,499        3,372        (127)        5.95%
---------------------------------------------------------------------------------------------------------------------------

Mortgage-Backed Securities
     Within one year                                                305         305          304          (1)        5.63%
     One to five years                                              367         368          368           -         5.92%
     Five to ten years                                              803         806          763         (43)        5.93%
---------------------------------------------------------------------------------------------------------------------------
            Total Mortgage-Backed Securities                   $  1,475       1,479        1,435         (44)        5.87%
---------------------------------------------------------------------------------------------------------------------------

            Total Investment Securities Available-for-Sale     $  4,975       4,978        4,807        (171)        5.93%


                                                                         Amortized      Fair      Unrealized    Average
As of December 31, 1998                                     Par Value      Cost        Value     Gain/(Loss)     Yield
                                                           ----------------------------------------------------------------
U.S. Government Agencies and Enterprises
     Within one year                                            $   300         300          300           -         5.28%
     One to five years                                            9,000       9,002        9,005           3         5.79%
     Five to ten years                                              500         501          502           1         5.79%
     After ten years                                                500         499          499           -         6.26%
---------------------------------------------------------------------------------------------------------------------------
            Total U.S. Government Agencies                     $ 10,300      10,302       10,306           4         5.78%
---------------------------------------------------------------------------------------------------------------------------

Mortgage-Backed Securities
     Within one year                                                  -           -            -           -             -
     One to five years                                              437         441          440          (1)        5.43%
     Five to ten years                                              460         460          460           -         5.27%
     After  ten years                                             2,278       2,271        2,271           -         5.87%
---------------------------------------------------------------------------------------------------------------------------
            Total Mortgage-Backed Securities                   $  3,175       3,172        3,171          (1)        5.52%
---------------------------------------------------------------------------------------------------------------------------

            Total Investment Securities Available-for-Sale     $ 13,475      13,474       13,477           3         5.65%





                                     III-28

Table 7

                 Cardinal Financial Corporation and Subsidiaries
                     Interest Rate Sensitivity Gap Analysis

                              As of March 31, 2000
                             (Dollars in thousands)

                                                     1-90       91-180     181-365      1-5       Over 5
                                                     Days        Days       Days       Years       Years      TOTAL
                                                ----------------------------------------------------------------------
                    ASSETS
Investment securities
U.S. Government agency securities                  $      -   $      -    $      -   $  2,920   $     440   $   3,360
Mortgage-backed securities                                -          -           -          -       1,260       1,260
                                                ----------------------------------------------------------------------
Total investment securities                               -          -           -      2,920       1,700       4,620
                                                ----------------------------------------------------------------------
Federal funds sold                                   20,378          -           -          -           -      20,378
                                                ----------------------------------------------------------------------
Loans
Commercial -fixed                                     2,757        454         945      6,142       1,554      11,852
Commercial - variable                                12,497        280         597     17,271       9,541      40,186
Real estate - construction fixed                          -          -           -          -         151         151
Real estate - construction variable                     605          -           -          -           -         605
Real estate - residential fixed                          13         14          30      1,911         463       2,431
Real estate - residential variable                      341         44          90      8,690       2,687      11,852
Home equity lines                                     4,676        118         108          -           -       4,902
Consumer - fixed                                        149         76         191      1,018       7,364       8,798
Consumer - variable                                     667          -           -          -           -         667
                                                ----------------------------------------------------------------------
Loans receivable, net of fees                        21,705        986       1,961     35,032      21,760      81,444
                                                ----------------------------------------------------------------------
Total Earning Assets                                 42,083        986       1,961     37,952      23,460   $ 106,442
                                                ----------------------------------------------------------------------
Cumulative Rate Sensitive Assets                   $ 42,083   $ 43,069    $ 45,030   $ 82,982   $ 106,442
                                                ----------------------------------------------------------------------

Liabilities and Shareholders' Equity
Deposits
Demand deposits                                    $ 18,533   $    590    $    590   $    590   $   2,361   $  22,664
Interest checking                                     2,752        710         237        237           -       3,936
Statement savings                                       548         54          54         95           -         751
Money market accounts                                 7,454      2,033         678        678           -      10,843
Certificates of deposit - fixed                       4,062      4,036       4,471      9,566         111      22,246
Certificates of deposit - no penalty                  2,649      2,007       5,372      9,542           -      19,570
                                                ----------------------------------------------------------------------
Total Deposits                                       35,998      9,430      11,402     20,708       2,472      80,010
                                                ----------------------------------------------------------------------
Borrowings - short term                               4,000          -       2,000          -           -       6,000
                                                ----------------------------------------------------------------------
Total Interest Bearing Liabilities                   39,998      9,430      13,402     20,708       2,472   $  86,010
                                                ----------------------------------------------------------------------
Cumulative Rate Sensitive Liabilities              $ 39,998   $ 49,428    $ 62,830   $ 83,538   $  86,010
                                                ----------------------------------------------------------------------

Gap                                                $  2,085   $ (8,444)   $(11,441)  $ 17,244   $  20,988
Cumulative Gap                                        2,085     (6,359)    (17,800)      (556)     20,432
Gap/ Total Assets                                     1.80%     -7.28%      -9.87%     14.88%      18.10%
Cumulative Gap/ Total Assets                          1.80%     -5.49%     -15.35%     -0.48%      17.63%
Rate Sensitive Assets/ Rate Sensitive                 1.05x      0.10x       0.15x      1.83x       9.49x
Liabilities
Cumulative Rate Sensitive Assets/
       Cumulative Rate Sensitive Liabilities          1.05x      0.87x       0.72x      0.99x       1.24x




                                     III-29

                 Cardinal Financial Corporation and Subsidiaries
                     Interest Rate Sensitivity Gap Analysis

                             As of December 31, 1999
                             (Dollars in thousands)

                                                     1-90      91-180     181-365      1-5       Over 5
                                                     Days       Days        Days      Years       Years       TOTAL
                                                ----------------------------------------------------------------------
                    ASSETS
Investment securities
U.S. Government agency securities                  $  1,462   $    486    $      -   $    980   $     445   $   3,373
Mortgage-backed securities                               89        215           -        367         763       1,434
                                                ----------------------------------------------------------------------
Total investment securities                           1,551        701           -      1,347       1,208       4,807
                                                ----------------------------------------------------------------------
Federal funds sold                                   13,025          -           -          -           -      13,025
                                                ----------------------------------------------------------------------
Loans
Commercial -fixed                                       546      1,112       1,140      3,851         412       7,061
Commercial - variable                                11,838        529         565     19,514       2,831      35,277
Real estate - construction fixed                          -          -           -          -           -           -
Real estate - construction variable                     870          -           -          -           -         870
Real estate - residential fixed                          10         12          23      1,482          61       1,588
Real estate - residential variable                      280         39          81      9,025         838      10,263
Home equity lines                                     3,691         86           -          -           -       3,777
Consumer - fixed                                        207         52         104        676       7,693       8,732
Consumer - variable                                     442          3           6        128           -         579
                                                ----------------------------------------------------------------------
Loans receivable, net of fees                        17,884      1,833       1,919     34,676      11,835      68,147
                                                ----------------------------------------------------------------------
Total Earning Assets                                 32,460      2,534       1,919     36,023      13,043   $  85,979
                                                ----------------------------------------------------------------------
Cumulative Rate Sensitive Assets                   $ 32,460   $ 34,994    $ 36,913   $ 72,936   $  85,979
                                                ----------------------------------------------------------------------

Liabilities and Shareholders' Equity
Deposits
Demand deposits                                    $  9,971   $    337    $    337   $    337   $   1,348   $  12,330
Interest checking                                     2,607        770         257        257           -       3,891
Statement savings                                       317         43          43         76           -         479
Money market accounts                                 7,660      2,016         672        672           -      11,020
Certificates of deposit - fixed                         558      3,860       5,560      5,404         539      15,921
Certificates of deposit - no penalty                  4,141      1,895       1,793      8,403           -      16,232
                                                ----------------------------------------------------------------------
Total Deposits                                       25,254      8,921       8,662     15,149       1,887      59,873
                                                ----------------------------------------------------------------------
Borrowings - short term                                   -      4,000       2,000          -           -       6,000
                                                ----------------------------------------------------------------------
Total Interest Bearing Liabilities                   25,254     12,921      10,662     15,149       1,887   $  65,873
                                                ----------------------------------------------------------------------
Cumulative Rate Sensitive Liabilities              $ 25,254   $ 38,175    $ 48,837   $ 63,986   $  65,873
                                                ----------------------------------------------------------------------

Gap                                                $  7,206   $(10,387)   $ (8,743)  $ 20,874   $  11,156
Cumulative Gap                                        7,206     (3,181)    (11,924)     8,950      20,106
Gap/ Total Assets                                     7.43%    -10.70%      -9.01%     21.51%      11.50%
Cumulative Gap/ Total Assets                          7.43%     -3.28%     -12.29%      9.22%      20,72%
Rate Sensitive Assets/ Rate Sensitive                 1.29x      0.20x       0.18x      2.38x       6.91x
Liabilities
Cumulative Rate Sensitive Assets/
       Cumulative Rate Sensitive Liabilities          1.29x      0.92x       0.76x      1.14x       1.31x





                                     III-30

                                   CHAPTER IV
                             DESCRIPTION OF HERITAGE

                                    BUSINESS

General

         Heritage, a Virginia corporation, is the holding company for The Heritage Bank, a Virginia chartered commercial bank. On October 1, 1998, Heritage acquired all of the capital stock of The Heritage Bank and the shareholders of The Heritage Bank became shareholders of Heritage in a share for share exchange under a plan of reorganization approved by The Heritage Bank's shareholders on August 26, 1998, whereby The Heritage Bank became the wholly-owned subsidiary of Heritage (the "Reorganization"). Heritage's sole business activity is ownership of The Heritage Bank. Heritage's common stock trades on The Nasdaq SmallCap Market under the symbol "HBVA." At March 31, 2000, Heritage had total assets of $64.4 million, total deposits of $48.0 million and total stockholders' equity of $8.6 million. Net income for the quarter ended March 31, 2000 was $25,000, a decrease of $152,000 from net income of $177,000 for the comparable period in 1999. Basic earnings per share for the quarter ended March 31, 2000 were $0.01 ($0.01 per share, assuming dilution), down from $0.08 per share ($0.08 per share, assuming dilution) for the quarter ended March 31, 1999. Unless otherwise disclosed, the information presented in this joint proxy statement/prospectus represents the activity of The Heritage Bank for the period prior to October 1, 1998 and the activity of Heritage consolidated thereafter. Unless the context otherwise requires, all references to The Heritage Bank or Heritage include Heritage and The Heritage Bank on a consolidated basis.

         The Heritage Bank is the only independent financial institution headquartered in McLean, Virginia. Established in 1987, The Heritage Bank operated as a wholly-owned subsidiary of Heritage Bankshares, Inc. (formerly Independent Banks of Virginia, Inc.), until 1992 when it became an independent bank. The Heritage Bank is a well-capitalized, profitable community bank dedicated to financing small business and consumer needs in its market area and providing personalized "hometown" quality service to its customers by tailoring its products and services to appeal to a local market. The Heritage Bank currently operates two full-service offices in McLean and Sterling, Virginia and engages in a broad range of lending and deposit services aimed at individual and commercial customers in Fairfax and Loudoun Counties, Virginia. A third branch in Tysons Corner, Virginia opened May 15, 2000. The Heritage Bank closed its secondary offering of common stock in which it sold 805,000 shares of common stock to the public at a per share price of $5.50, resulting in the raising of net proceeds to The Heritage Bank of approximately $4.1 million in May 1998.

         The business of The Heritage Bank consists of attracting deposits from the general public and using these funds to originate various types of individual and commercial loans primarily in the McLean area, as well as in Fairfax and Loudoun counties. The Heritage Bank's commercial activities include providing checking accounts, money market accounts and certificates of deposit to small and medium-sized businesses. The Heritage Bank also provides credit services, such as lines of credit, term loans, construction loans, and letters of credit, as well as real estate loans and other forms of collateralized financing. The Heritage Bank's personal services include checking accounts, NOW accounts, savings accounts, certificates of deposit, installment loans, construction and other personal loans, home improvement loans, automobile and other consumer financing.

         The Heritage Bank's profitability depends primarily on its net interest income, the difference between the interest income it earns on its loans and investment portfolio and its cost of funds, which consists mainly of interest paid on deposits. Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on these balances. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

         The Heritage Bank's profitability is also affected by the level of other non-interest income and operating expenses. Other income consists primarily of service fees, loan servicing and other loan fees and gains on sales of investment securities. Operating expenses consist of salaries and benefits, occupancy-related expenses, and other general operating expenses.

         The operations of The Heritage Bank, and banking institutions in general, are significantly influenced by general economic conditions and related monetary and fiscal policies of financial institutions' regulatory agencies. Deposit flows and the cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered, strength of the economy and other factors affecting loan demand and the availability of funds.

Asset/Liability Management

         A principal operating objective of The Heritage Bank is to produce stable earnings by achieving a favorable interest rate spread that can be sustained during fluctuations in prevailing interest rates. Since The Heritage Bank's principal interest-earning assets have longer terms to maturity than its primary source of funds, i.e., deposit liabilities, increases in general interest rates will generally result in an increase in The Heritage Bank's cost of funds before the yield on its asset portfolio adjusts upward. The Heritage Bank has sought to reduce its exposure to adverse changes in interest rates by attempting to achieve a closer match between the periods in which its interest-bearing liabilities and interest-earning assets can be expected to reprice through the origination of adjustable-rate mortgages and loans with shorter terms and the purchase of other shorter term interest-earning assets.

         The term "interest rate sensitivity" refers to those assets and liabilities which mature and reprice periodically in response to fluctuations in market rates and yields. As noted above, one of the principal goals of The Heritage Bank's asset/liability program is to maintain and match the interest rate sensitivity characteristics of the asset and liability portfolios.

         In order to properly manage interest rate risk, The Heritage Bank's board of directors has established an Asset/Liability Management Committee made up of members of management and outside directors to monitor the difference between The Heritage Bank's maturing and repricing assets and liabilities and to develop and implement strategies to decrease the "negative gap" between the two. The primary responsibilities of the committee are to assess The Heritage Bank's asset/liability mix, recommend strategies to the board that will enhance income while managing The Heritage Bank's vulnerability to changes in interest rates and report to the board the results of the strategies used.

Credit Policies

         The Heritage Bank utilizes written policies and procedures to enhance management of credit risk. The loan portfolio is managed under a specifically-defined credit process. This process includes formulation of portfolio management strategy, guidelines for underwriting standards and risk assessment, procedures for ongoing identification and management of credit deterioration, and regular portfolio reviews to estimate loss exposure and ascertain compliance with The Heritage Bank's policies. Lending authority is granted to individual lending officers with the current highest limit being $150,000 for secured and $25,000 for unsecured loans. Any two officers acting together may approve a loan up to the amount of the lower lending authority of the two officers. An Officers' Loan Committee comprised of six officers is authorized to approve credit of up to $400,000 for secured loans and $200,000 for unsecured loans. Approval of such credits requires a majority vote of the Officers' Loan Committee. The directors' Loan Committee is authorized to approve loans up to the legal lending limit of The Heritage Bank.

         The Heritage Bank's management generally requires that secured loans have a loan-to-value ratio of 80% or less. Management believes that when a borrower has significant equity in the assets securing the loan, the borrower is less likely to default on the outstanding loan balance.

         A major element of credit risk management is diversification. The Heritage Bank's objective is to maintain a diverse loan portfolio to minimize the impact of any single event or set of circumstances. Concentration parameters are based on factors of individual risk, policy constraints, economic conditions, collateral and product type.

         Lending activities include a variety of consumer, real estate and commercial loans with a strong emphasis on serving the needs of customers within The Heritage Bank's market territory. Consumer loans are made primarily on a secured basis in the form of installment obligations or personal lines of credit. The focus of real estate lending is commercial mortgages, but also includes home improvement loans, construction lending and home equity lines of credit. Commercial lending is provided to businesses seeking credit for working capital and the purchase of equipment and facilities. The principal lending activity of The Heritage Bank is concentrated in mortgage loans secured by commercial real estate, usually consisting of commercial and warehouse facilities in The Heritage Bank's market area.

Market Area

         The Heritage Bank currently has three offices serving the McLean area of Fairfax County, Virginia; Sterling, Virginia, which primarily serves Loudoun County, Virginia; and Tysons Corner, Virginia. From these offices, The Heritage Bank serves its customers, many of whom own businesses or reside in the McLean/Great Falls area of Northern Virginia, which is located eight miles west of Washington, DC. The remainder of The Heritage Bank's customers reside primarily in other communities in Fairfax, Arlington and Loudoun counties.

         McLean resides in the northernmost part of Fairfax County, Virginia, by most measures, the wealthiest county in Virginia. Fairfax County's labor force of 523,863 ranks 11th out of the 20 largest U.S. cities and ninth in number of residents that can be employed. The employment industries with the largest share of the Fairfax County market are services with 40% of the market and trade with 23% of that market. Both of these areas contain customers that fit well into the small to medium sized businesses The Heritage Bank serves. Fairfax County is also home to many information technology firms including UUNet and PSINet. It is estimated that nearly one-half of all international Internet traffic flows through one of the Fairfax-based access providers.

         McLean is home to the Central Intelligence Agency, McLean's largest employer, and the Federal Home Loan Mortgage Corporation. The Heritage Bank provides financial services to the many professional service firms, including lawyers, accountants, consultants and engineers. Fairfax County also includes the Tysons Corner area, an office and commercial district that is home to a significant number of high-technology employers. Major employers in Tysons Corner include INOVA Health Systems, EDS, SAIC and AT&T. Tysons Corner is also home to two major shopping centers and several major hotels. The Heritage Bank's projected new branch will service this area.

         With the opening of the Sterling branch, The Heritage Bank has expanded its market area to include a significant portion of Loudoun County, one of the fastest growing counties in the United States. According to Loudoun county's Department of Economic Development in January 2000, the county has one of the fastest growing populations and employment bases in the country with the average income per household of $93,769. This area is experiencing significant economic growth as a result of the expansion of the Dulles International Airport technology corridor and the influx of "high-tech" companies from Fairfax County. The Loudoun County market is predominately residential with a healthy mix of retail, service activities and light industry.

         The Sterling branch is located in the CountrySide Shopping and Professional Center, a 350,000 square foot retail/professional/medical campus near the entrance to the 2,500 unit CountrySide residential community that is home to over 12,000 persons. The Heritage Bank believes that development now taking place along the Route 7 and Route 28 corridors, coupled with the rapid population growth in eastern Loudoun County, will provide The Heritage Bank with the opportunity to expand its consumer and small business services.

Competition

         The Heritage Bank operates in the highly competitive environment of Fairfax County, as well as in Loudoun County, Virginia. It competes for deposits and loans with commercial banks, savings and loans, credit unions and other financial institutions, including non-bank competitors such as loan companies, insurance companies and large securities firms. Many of these organizations possess substantially greater financial and technical resources than The Heritage Bank.

         In Fairfax County, The Heritage Bank commands 0.39% of the market, according to the most recent survey of deposits by the Federal Deposit Insurance Corporation. Seventeen banks with 31 branches operate in the greater McLean area and 17 of these branches are located in proximity to The Heritage Bank in the McLean Central Business District.

         The market is mature and the growth of deposits and loan demand has slowed in recent years. While it can produce stable earnings from its operations in the McLean office, The Heritage Bank believes the future growth of The Heritage Bank will be in expansion to other parts of Northern Virginia.

         There are numerous commercial banks located in Loudoun County. A number of mortgage companies along with several non-bank financial institutions also compete in the area. All are full-service banks and provide a wide array of bank products and services like The Heritage Bank. The Heritage Bank believes that it will enjoy a competitive advantage due to its local community bank orientation and reputation for providing personalized service to its customers.

         With the opening of the Sterling branch in April 1999 and the Tysons Corner branch in May 2000, The Heritage Bank increased its deposit base, which in turn increased the funds available for loans and other profitable opportunities for The Heritage Bank. While The Heritage Bank will continue to experience a competitive environment in Fairfax and Loudoun counties, there still exist opportunities to establish new branches in those areas where significant population increases and economic growth are occurring.

Employees

         At March 31, 2000, The Heritage Bank had 30 full-time equivalent employees. None of its employees is represented by any collective bargaining unit. The Heritage Bank considers relations with its employees to be good.

Federal Taxation

         General. The following is intended only as a discussion of material federal income tax matters and does not purport to be a comprehensive description of the federal income tax rules applicable to The Heritage Bank or Heritage. For federal income tax purposes, Heritage and The Heritage Bank, as members of the same affiliated group, file consolidated income tax returns on a December 31 fiscal year basis using the accrual method of accounting and are subject to federal income taxation in the same manner as other corporations.

         Distributions. To the extent that The Heritage Bank makes "non-dividend distributions" to Heritage, such distributions will be considered to have been made from The Heritage Bank's "base year reserve," and then from The Heritage Bank's supplemental reserve for losses on loans, to the extent thereof, and an amount based on the amount distributed (but not in excess of the amount of such reserves) will be included in The Heritage Bank's income. Non-dividend distributions include distributions in excess of The Heritage Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of The Heritage Bank's current or accumulated earnings and profits will not be so included in The Heritage Bank's income.

         The amount of additional taxable income created from a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if The Heritage Bank makes a non-dividend distribution to Heritage, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includible in income, assuming a 34% federal corporate income tax rate. The Heritage Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

         Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income at a rate of 20%. Only 90% of alternative minimum taxable income can be offset by net operating loss carryovers of which The Heritage Bank currently has none. Alternative minimum taxable income is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Heritage and The Heritage Bank have not been subject to the alternative minimum tax during the past five years.

         Elimination of Dividends; Dividends Received Deduction. Heritage may exclude from its income 100% of dividends received from The Heritage Bank as a member of the same affiliated group of corporations.

State Taxation

         The Heritage Bank is exempt from paying state income tax to the Commonwealth of Virginia. Under Virginia law, however, banks must pay a franchise tax at the rate of $1 on each $100 of net capital as defined under Virginia law. For additional information regarding taxation, see Note 8 of the Notes to Financial Statements.

Regulation and Supervision

         The Heritage Bank is extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules and regulations affecting Heritage and The Heritage Bank. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to The Heritage Bank's business.

Financial Services Modernization Legislation

         On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, federal legislation intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers.

         Bank holding companies will be permitted to engage in a wider variety of financial activities than permitted under prior law, particularly with respect to insurance and securities activities. In addition, in a change from prior law, bank holding companies will be in a position to be owned, controlled or acquired by any company engaged in financially-related activities.

         Heritage does not believe that the Act will have a material adverse effect on its operations in the near-term. However, to the extent that it permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than Heritage currently offers and that can aggressively compete in the markets that it currently serves.

Regulation of The Heritage Bank

         The Heritage Bank is regulated and supervised by the Virginia State Corporation Commission. In addition, as a state member bank, The Heritage Bank is regulated and supervised by the Federal Reserve, which serves as its primary federal regulator, and is subject to certain regulations promulgated by the FDIC. The Virginia State Corporation Commission and the Federal Reserve conduct regular examinations of The Heritage Bank, reviewing the adequacy of its loan loss reserves, the quality of its loans and investments, the propriety of management practices, compliance with laws and regulations, and other aspects of The Heritage Bank's operations. In addition to these regular examinations, The Heritage Bank must furnish to the Federal Reserve semi-annual reports containing detailed financial statements and schedules.

         Federal and Virginia banking laws and regulations govern all areas of the operations of The Heritage Bank, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks. See "--Limits on Dividends and Other Payments." As its primary federal regulator, the Federal Reserve has authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent The Heritage Bank from engaging in unsafe or unsound practices. In this regard, the Federal Reserve has adopted capital adequacy requirements applicable to state member banks such as The Heritage Bank. See "--Capital Requirements."

         Transactions with Affiliates and Insiders of The Heritage Bank. Transactions between an insured bank, such as The Heritage Bank, and any of its affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity which controls, is controlled by or is under common control with The Heritage Bank. Generally, Sections 23A and 23B
(i) limit the extent to which The Heritage Bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and limit all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms that are consistent with safe and sound banking practices. In addition, any purchase of assets or services by a bank from an affiliate must be on terms that are substantially the same, or at least as favorable, to the institution as those that would be provided to a non-affiliate. The term

"covered transaction" includes the making of loans, purchase of assets, issuance of guarantees and similar other types of transactions. Further, most loans by a bank to its affiliate must be supported by collateral in amounts ranging from 100 to 130 percent of the loan amounts.

         Banks are also subject to the restrictions contained in Section 22(h) of the Federal Reserve Act and the Federal Reserve Board's Regulation O thereunder on loans to executive officers, directors and principal shareholders. Under Section 22(h), loans to a director, an executive officer or a greater than 10% shareholder of a bank as well as certain affiliated interests of any of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated interests, the loans-to-one-borrower limit applicable to national banks (generally 15% of the institution's unimpaired capital and surplus), and all loans to all such persons in the aggregate may not exceed the institution's unimpaired capital and unimpaired surplus. Regulation O also prohibits the making of loans in an amount greater than $25,000, or 5% of capital and surplus but in any event over $500,000, to directors, executive officers and greater than 10% shareholders of a bank, and their respective affiliate, unless such loans are approved in advance by a majority of the board of directors of The Heritage Bank with any "interested" director not participating in the voting. Further, Regulation O requires that loans to directors, executive officers and principal shareholders be made on terms substantially the same as those that are offered in comparable transactions to other persons. Regulation O also prohibits a depository institution from paying the overdrafts over $1,000 of any of its executive officers or directors unless they are paid pursuant to written pre-authorized extension of credit or transfer of funds plans.

         Community Reinvestment. Under the Community Reinvestment Act, any insured depository institution, including The Heritage Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the Federal Reserve, in connection with its examination of a state member bank, to assess the depository institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications for additional branches and acquisitions.

         Among other things, the current Community Reinvestment Act regulations replace the prior process-based assessment factors with a new evaluation system that rates an institution based on its actual performance in meeting community needs. In particular, the current evaluation system focuses on three tests:

         o a lending test, to evaluate the institution's record of making loans in its service areas;

         o an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and

         o a service test, to evaluate the institution's delivery of services through its branches, ATMs and other offices.

         The Community Reinvestment Act requires the Federal Reserve to provide a written evaluation of an institution's Community Reinvestment Act performance utilizing a four-tiered descriptive rating system and requires public disclosure of an institution's Community Reinvestment Act rating. The Heritage Bank received a "satisfactory" rating in its last Community Reinvestment Act examination conducted by the Federal Reserve.

         Safety and Soundness Standards. Pursuant to the requirements of FDIC Improvement Act, as amended by the Riegle Community Development and Regulatory Improvement Act of 1994, each federal banking agency, including the Federal Reserve, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings, and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder.

         Uniform Real Estate Lending Standards. Under the FDIC Improvement Act, the federal banking agencies adopted uniform regulations prescribing standards for extensions of credit that are secured by liens on interests in real estate or made for the purpose of financing the construction of a building or other improvements to real estate. Under the joint regulations adopted by the federal banking agencies, all insured depository institutions must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards, including loan-to-value limits, that are clear and measurable, loan administration procedures, and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies that have been adopted by the federal bank regulators.

         The Interagency Guidelines, among other things, require a depository institution to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits:

         o for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral;

         o for land development loans, or loans for the purpose of improving unimproved property prior to the erection of structures, the supervisory limit is 75%;

         o for loans for the construction of commercial, multi-family or other non-residential property, the supervisory limit is 80%;

         o for loans for the construction of one- to four-family properties, the supervisory limit is 85%; and

         o for loans secured by other improved property, for example, farmland, completed commercial property and other income-producing property including non-owner occupied, one- to four-family property, the limit is 85%.

         Although no supervisory loan-to-value limit has been established for owner-occupied, one to four-family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

         Deposit Insurance. Pursuant to FDIC Improvement Act, the FDIC established a system for setting deposit insurance premiums based upon the risks a particular bank or savings association posed to its deposit insurance funds. Under the risk-based deposit insurance assessment system, the FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending six months before the assessment period. The three capital categories are (1) well capitalized, (2) adequately capitalized and (3) undercapitalized. The FDIC also assigns an institution to one of three supervisory subcategories within each capital group. With respect to the capital ratios, institutions are classified as well capitalized, adequately capitalized or undercapitalized using ratios that are substantially similar to the prompt corrective action capital ratios discussed below. The FDIC also assigns an institution to supervisory subgroup based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds, which may include information provided by the institution's state supervisor.

         An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications, or combinations of capital groups and supervisory subgroups, to which different assessment rates are applied. Assessment rates for deposit insurance currently range from 0 basis points to 27 basis points. The capital and supervisory subgroup to which an institution is assigned by the FDIC is confidential and may not be disclosed.

         A bank's rate of deposit insurance assessments will depend upon the category and subcategory to which The Heritage Bank is assigned by the FDIC. Any increase in insurance assessments could have an adverse effect on the earnings of insured institutions, including The Heritage Bank.

         Under the Deposit Insurance Funds Act of 1996 the assessment base for the payments on the bonds issued in the late 1980's by the Financing Corporation to recapitalize the now defunct Federal Savings and Loan Insurance Corporation was expanded to include, beginning January 1, 1997, the deposits of institutions insured by Bank Insurance Fund. Until December 31, 1999, or such earlier date on which the last savings association ceases to exist, the rate of assessment for Bank Insurance Fund-assessable deposits will be one-fifth of the rate imposed on deposits insured by the Savings Association Insurance Fund. The annual rate of assessments for the payments on the Financing Corporation bonds for the quarterly period beginning on January 1, 1999 was 0.0122% for Bank Insurance Fund-assessable deposits and 0.0610% for Savings Association Insurance Fund-assessable deposits.

         Under the Federal Deposit Insurance Act, the FDIC may terminate the insurance of an institution's deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of The Heritage Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Capital Requirements

         The FDIC Act of 1991 requires the Federal Reserve to take "prompt corrective action" with respect to any insured depository institution which does not meet specified minimum capital requirements. The applicable regulations establish five capital levels, ranging from "well-capitalized" to "critically undercapitalized," and require or permit the Federal Reserve to take supervisory action in certain circumstances. Under these regulations, an insured depository institution is considered well-capitalized if it has a total risk-based capital ratio of 10.0% or greater, a tier 1 risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and it is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An insured depository institution is considered adequately capitalized if it has a total risk-based capital ratio of 8.0% or greater, a tier I risk-based capital ratio and leverage ratio of

4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of an undercapitalized institution. An insured depository institution is considered undercapitalized if it has a total risk-based capital ratio that is less than 8.0%, a tier 1 risk-based capital ratio that is less than 4.0%, or a leverage ratio that is less than 4.0%. A significantly undercapitalized institution is one which has a total risk-based capital ratio that is less than 6.0%, a tier 1 risk-based capital ratio that is less than 3.0%, or a leverage ratio that is less than 3.0%. A critically undercapitalized institution is one which has a ratio of tangible equity to total assets that is equal to or less than 2.0%. As of March 31, 2000, The Heritage Bank was classified as well-capitalized. The Heritage Bank's tier 1 and total risk-based capital ratios as of March 31, 2000 were 18.3% and 19.1%, respectively.

         The severity of action authorized or required to be taken under prompt corrective action regulations increases as a bank's capital deteriorates within the three undercapitalized categories. All banks are prohibited from paying dividends or other capital distributions or paying management fees to any controlling person, if, following such distribution, The Heritage Bank will be undercapitalized. The Federal Reserve is authorized by this legislation and under Regulation H (which regulates state member banks) to take various enforcement actions against any undercapitalized insured depository institution and any insured depository institution that fails to submit an acceptable capital restoration plan or fails to implement a plan accepted by the Federal Reserve. These powers include, among other things, requiring the institution to be recapitalized, prohibiting asset growth, restricting interest rates paid, requiring prior approval of capital distributions by any bank holding company which controls the institution, requiring divestiture by the institution of its subsidiaries or by the holding company of the institution itself, requiring new election of directors, and requiring the dismissal of directors and officers.

         With certain exceptions, insured depository institutions will be prohibited from making capital distributions or paying management fees if the payment of such distributions or fees will cause them to become undercapitalized. Furthermore, undercapitalized insured depository institutions will be required to file capital restoration plans with the Federal Reserve. Undercapitalized insured depository institutions also will be subject to restrictions on growth, acquisitions, branching and engaging in new lines of business unless they have an approved capital plan that permits otherwise. The Federal Reserve also may, among other things, require an undercapitalized insured depository institution to issue shares or obligations, which could be voting stock, to recapitalize the institution or, under certain circumstances, to divest itself of any subsidiary.

         Significantly and critically undercapitalized insured depository institutions may be subject to more extensive control and supervision. The Federal Reserve may prohibit any such institutions from, among other things, entering into any material transaction not in the ordinary course of business, amending their articles of incorporation or bylaws, or engaging in certain transactions with affiliates. In addition, critically undercapitalized institutions generally will be prohibited from making payments of principal or interest on outstanding subordinated debt. Within 90 days of an insured depository institution becoming critically undercapitalized, the Federal Reserve must appoint a receiver or conservator unless certain findings are made with respect to the prospect for the institution's continued viability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Analysis of Financial Condition - Capital Requirements" for more information about The Heritage Bank's capital ratios and applicable minimum ratios.

Branching

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, the Federal Reserve may approve bank holding company acquisitions of banks in other states, subject to certain aging and deposit concentration limits. As of June 1, 1997, banks in one state may merge with banks in another state, unless the other state has chosen not to implement this section of the Riegle Act. These mergers are also subject to similar aging and deposit concentration limits.

         Virginia "opted-in" to the provisions of the Riegle Act. Since July 1, 1995, an out-of-state bank that did not already maintain a branch in Virginia was permitted to establish and maintain a de novo branch in Virginia, or acquire a branch in Virginia, if the laws of the home state of the out-of-state bank permit Virginia banks to engage in the same activities in that state under substantially the same terms as permitted by Virginia. Also, Virginia banks may merge with out-of-state banks, and an out-of-state bank resulting from such an interstate merger transaction may maintain and operate the branches in Virginia of a merged Virginia bank, if the laws of the home state of the out-of-state bank involved in the interstate merger transaction permit interstate merger.

Federal Reserve System

         Under Federal Reserve Board regulations, The Heritage Bank is required to maintain non-interest-earning reserves against its transaction accounts. The Federal Reserve Board regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $44.3 million or less, subject to adjustment by the Federal Reserve Board, and an initial reserve of $1.3 million plus 10%, subject to adjustment by the Federal Reserve Board between 8% and 14%, against that portion of total transaction accounts in excess of $44.3 million. The first $5.0 million of otherwise reservable balances, subject to adjustments by the Federal Reserve Board, are exempted from the reserve requirements. The Heritage Bank is in compliance with these requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce The Heritage Bank's interest-earning assets.

Effect of Economic Environment

         The policies of regulatory authorities, including the monetary policy of the Federal Reserve, have a significant effect on the operating results of banks and their subsidiaries. Among the means available to the Federal Reserve to affect the money supply are open market operations in U.S. government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

         Federal Reserve monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and income of The Heritage Bank cannot be predicted.

Regulation of Holding Company

         Federal Regulation. Heritage is a bank holding company. Bank holding companies are subject to examination, regulation and periodic reporting under Bank Holding Company Act, as administered by the Federal Reserve Board. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies on a consolidated basis. As of March 31, 2000, Heritage's total capital and tier 1 capital ratios exceeded these minimum capital requirements.

         Regulations of the Federal Reserve Board provide that a bank holding company must serve as a source of strength to any of its subsidiary banks and must not conduct its activities in an unsafe or unsound manner. Under the prompt corrective action provisions of the FDIC Improvement Act, a bank holding company parent of an undercapitalized subsidiary bank would be directed to guarantee, within limitations, the capital restoration plan that is required of such an undercapitalized bank. See "- Federal Banking Regulation - Prompt Corrective Action" above. If the undercapitalized bank fails to file an acceptable capital restoration plan or fails to implement an accepted plan, the Federal Reserve Board may prohibit the bank holding company parent of the undercapitalized bank from paying any dividend or making any other form of capital distribution without the prior approval of the Federal Reserve Board.

         As a bank holding company, Heritage is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval will be required for Heritage to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of such bank or bank holding company.

         A bank holding company is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, will be equal to 10% or more of Heritage's consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" under applicable regulations of the Federal Reserve Board, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the Federal Reserve Board, and that is not the subject of any unresolved supervisory issues.

         In addition, a bank holding company which does not qualify as a financial holding company under the Bank Holding Company Act is generally prohibited from engaging in, or acquiring direct or indirect control of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be permissible. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking as to be permissible are:

         o   making or servicing loans;

         o   performing certain data processing services;

         o   providing discount brokerage services;

         o   acting as fiduciary, investment or financial advisor;

         o   leasing personal or real property;

         o making investments in corporations or projects designed primarily to promote community welfare; and

         o   acquiring a savings and loan association.

         Bank holding companies that do qualify as a financial holding company may engage in activities that are financial in nature or incident to activities which are financial in nature. Bank holding companies may qualify to become a financial holding company if:

         o each of its depository institution subsidiaries is "well capitalized";

         o   each of its depository institution subsidiaries is "well managed";

         o each of its depository institution subsidiaries has at least a "satisfactory" Community Reinvestment Act rating at its most recent examination; and

         o the bank holding company has filed a certification with the Federal Reserve Board that it elects to become a financial holding company.

         Under the Federal Deposit Insurance Act, depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law would potentially be applicable to Heritage if it ever acquired as a separate subsidiary a depository institution in addition to The Heritage Bank.

Federal Securities Laws

         Heritage's common stock is registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934. Heritage is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

         The following discussion is intended to assist readers in understanding and evaluating the financial condition and results of operations of Heritage and The Heritage Bank. This review should be read in conjunction with the audited financial statements and accompanying notes. This analysis provides an overview of the significant changes that occurred during the periods presented.

Results of Operations

         The Heritage Bank's operating results depend primarily upon its net interest income, the difference between the interest earned on its interest-bearing assets (loans and investment securities) and the interest paid on interest-bearing liabilities (deposits and securities sold under agreement to repurchase). Operating results are significantly affected by provisions for loan losses, other income and operating expenses. Each of these factors is significantly affected not only by The Heritage Bank's policies, to varying degrees, but general economic and competitive conditions and by policies of state and federal regulatory authorities.

Comparison of Financial Condition at March 31, 2000 and December 31, 1999

         As of March 31, 2000 Heritage's total assets were $64.4 million as compared to $59.9 million as of December 31, 1999, which represents an increase of 7.5%. The 2000 increase in total assets of $4.5 million was primarily due to the increased loan production. Total loans increased by 13.7% or $4.4 million to $36.0 million at March 31, 2000 from $31.7 million at December 31, 1999.

         Total deposits increased $40,000 to $48.0 million at March 31, 2000 as compared to $47.9 million at December 31, 1999. Repurchase agreements at March 31, 2000 were $7.6 million or 153.3% greater than the December 31, 1999 balance of $3.0 million. The Heritage Bank temporarily funded loans with a repurchase agreement with another bank using its investment securities as collateral. At March 31, 2000, the total of The Heritage Bank's repurchase agreements with another bank was $4.5 million. Customer related repurchase agreements totaled $3.1 million and $3.0 million at March 31, 2000 and December 31, 1999, respectively.

         Federal funds sold and cash and due from banks represent Heritage's cash and cash equivalents. Federal funds sold and cash and cash due from banks at March 31, 2000 totaled $3.0 million compared to $2.7 million at December 31, 1999, representing an increase of $323,000, or 12.1%. The Heritage Bank had no balances in federal funds sold at March 31, 2000 and December 31, 1999. The increase in due from banks was attributable to usual fluctuations in clearing balances at the Federal Reserve Bank.

         Securities available for sale decreased $290,000 or 1.2% to $23.8 million at March 31, 2000 from $24.1 million at December 31, 1999. The net $290,000 decrease was primarily due to the sale of two securities for liquidity in January and the purchase of one additional floating rate security to increase the yield on earning assets.

Comparison of Financial Condition at December 31, 1999 and 1998

         As of December 31, 1999, Heritage's total assets were $59.9 million, as compared to $64.8 million at December 31, 1998, which represents a decrease of $4.9 million, or 7.5%. The 1999 decline in total assets was primarily due to the loss of funds provided by a one time $8.0 million deposit into attorneys escrow accounts at the end of fiscal 1998. These funds were withdrawn the first week of January 1999 in the normal course of business, decreasing total deposits. Total deposits decreased by $5.4 million to $48.0 million at December 31, 1999, as compared to $53.4 million at December 31, 1998. Adjusting for the $8.0 million in escrow deposits, total assets at December 31, 1999 increased $3.1 million over December 31, 1998 and total deposits increased $2.6 at December 31, 1999 as compared to December 31, 1998.

         Securities sold under agreements to repurchase at December 31, 1999 were $3.0 million or 31.2% greater than the December 31, 1998 balance of $2.3 million. The Heritage Bank increased the offering of repurchase agreements for customers with larger short term funds in fiscal 1999. Federal funds sold and cash and due from banks represent Heritage's cash and cash equivalents. Federal funds sold and cash and cash due from banks at December 31, 1999 totaled $2.7 million, compared to $14.4 million at December 31,1998, representing a decrease of $11.7 million, or 81.4%. Federal funds sold represented $8.6 million of the decrease with cash and due from banks decreasing $3.2 million. Increased loan production and the decrease of deposits in January 1999 was the primary cause for the decrease in federal funds sold.

         Securities available for sale increased $4.2 million, or 21.3%, to $24.1 million at December 31, 1999 from $19.8 million at December 31, 1998. This investment in securities was made to increase the yield on earning assets as compared to the lower yield of federal funds sold.

         Net loans were $31.3 million at December 31, 1999 as compared to $29.2 million at December 31, 1998. This net increase of $2.1 million, or 7.2%, was primarily due to the change in lending officers prior to year end and the new customer relationships developed by the new lending officers. Stockholders' equity at December 31, 1999 was $8.6 million, as compared to $8.9 million at December 31, 1998, representing a decrease of $330,000, or 3.7%. This decline was primarily due to an increase in the unrealized loss net of income taxes on the available for sale security portfolio due to market declines.

         Heritage's return on average assets was 0.30% and its return on average equity was 2.06% in fiscal year 1999. The Heritage Bank's return on average assets was 0.26% and its return on average equity was 1.79% in fiscal year 1998.

         The Heritage Bank is required to meet certain capital requirements as established by the Federal Reserve Board. At December 31, 1999 and 1998, The Heritage Bank met all capital adequacy requirements to which it was subject.

Results of Operations For The Three Months Ended March 31, 2000 and 1999

         Net income. Heritage reported net income for the three months ended March 31, 2000 of $25,000 or $.01 basic and diluted earnings per share as compared to the $177,000 net income or $.08 basic and diluted earnings per share for the same period of 1999. Net income decreased $152,000 from March 31, 1999 as compared to the same period of 2000. This decrease was primarily due to increased operational and facility costs due to the Sterling branch which opened in April of 1999 and additional space rented for operational expansion at the main office address in McLean in March of 1999.

         Net-interest income. Net interest income is the difference between interest earned on loans, investment securities and short-term investments, and the interest paid on deposits and repurchase agreements. Factors affecting net interest income include interest rates earned on loans and investments and those paid on deposits and repurchase agreements, the mix and volume of earning assets and interest bearing liabilities and the level of non-earning assets and non-interest bearing liabilities. Net interest income for the quarter ended March 31, 2000 increased $5,000 or .7% over the same quarter of 1999.

         Non-interest income. During the three-month period ended March 31, 2000 non-interest income decreased $1,000 over the same period of 1999. A loss on sale of securities of $13,000 in January 2000 was partially offset by increases in overdraft and return check charges, and other commission fees such as ATM fees and merchant discount fees. The securities were sold to provide some liquidity for loan funding.

         Non-interest expense. In the first quarter of 2000 non-interest expenses increased $198,000 or 34.7% over the same period of 1999 due to increased operational and facility costs due to the Sterling branch which opened in April of 1999 and additional space rented for operational expansion at the main office address in March of 1999. These increased leases raised occupancy expense by $53,000 for the three months ended March 31, 2000 as compared to the same period of 1999. Additional salaries of $41,000 due to increase employees at the Sterling branch also contributed to the increased non-interest expenses for the quarter.

         Provision for loan losses. In view of the loan growth for the first three months of 1999 and the fact that there was no deterioration in The Heritage Bank's loan portfolio, a provision of $7,000 was made for loan losses in the first quarter of 1999. The allowance for loan losses at March 31, 1999 was 1.33% of outstanding loans. In view of the improvement in The Heritage Bank's loan portfolio, an analysis of the reserve for loan losses indicated that the reserves were greater than required. Management determined that a reserve of 1.10% would be an acceptable level. A credit of $28,000 was made to the provision to reduce the reserve balance at March 31, 2000. The level of the allowance for loan losses is based upon management's review of the loan portfolio and includes the present and prospective financial condition of borrowers, consideration of actual loan loss experience and projected economic conditions in general and for The Heritage Bank's service areas in particular. Management believes that the provision for loan losses and the allowance for loan losses are reasonable and adequate to cover any known losses and any losses reasonably expected in the existing loan portfolio. While management estimates loan losses using the best available information, such as independent appraisals on collateral, no assurance can be given that future additions to the allowance will not be necessary based on changes in economic and real estate market conditions, further information obtained regarding known problem loans, identification of additional problem loans and other factors, both within and outside management's control.

         Income Taxes. Heritage recognized a net income tax expense of $12,000 in the first quarter of 2000, as compared to $19,000 in the same period of 1999. A net operating loss carryforward of Heritage became completely utilized for accounting purposes in 1999.

Results of Operations For The Years Ended December 31, 1999 and 1998

         Net Income. Net income for the year ended December 31, 1999 was $182,000, an increase of 36.4% from $133,000 for the same period of 1998. Net income per basic and diluted share increased 14.3% to $.08 from $.07 for the same period of 1998. The increase in net income for the year ended December 31, 1999 as compared to the same period of 1998 was primarily the result of increases in net interest, which were partially offset by increases in non-interest expenses. In addition, the allowance for loan losses was considered adequate without additional provision expense for 1999, due to an improvement in the quality of the loan portfolio as compared to year end 1998. In 1998, the net operating loss carryforward was fully utilized. This change in tax status created a $133,000 variance in tax expense.

Net income before taxes for the year ended December 31, 1999 increased 195.7% to $275,000 as compared to $93,000 for the same period of 1998.

         Interest Income. Interest income totaled $4.4 million for the year ended December 31, 1999, an increase of $615,000, or 16.3%, from $3.8 million for the year ended December 31, 1998. The increase in interest income was primarily due to a $304,000 increase in interest on increased loan balances and an increase of $296,000 on securities available for sale.

         Interest Expense. Total interest expense increased $167,000, or 13.1%, from $1.3 million for the year ended December 31, 1998 to $1.4 million for the year ended December 31, 1999. Increased interest expense was due to a shift from balances in non-interest deposits to interest bearing deposits and securities sold under agreements to repurchase.

         Net Interest Income. Net interest income is the difference between interest earned on loans, investment securities and short term investments, and the interest paid on deposits and repurchase agreements. Factors affecting net interest income include interest rates earned on loans and investments and those paid on deposits and repurchase agreements, the mix and volume of earning assets and interest bearing liabilities and the level of non-earning assets and non-interest bearing liabilities. Net interest income for the year ended December 31, 1999 increased $448,000, or 18.0%, from $2.5 million for the year ended December 31, 1998 to $2.9 million for the year ended December 31, 1999. The increase in net interest income is primarily due to the growth in the loan portfolio.

         Non-interest income. During the year ended December 31, 1999, non-interest income increased $85,000 over the same period in 1998. This increase resulted from increased overdraft and return check charges, loan service fees and other commission fees such as ATM fees and merchant discount fees. The Heritage Bank also had a gain on the sale of other real estate of $57,000 in fiscal 1999, a nonrecurring item.

         Non-interest Expense. During the year ended December 31, 1999, non-interest expenses increased $468,000, or 19.3%, over the same period of 1998. This increase was partially due to increased operational and facility costs of the Sterling branch that opened in April 1999 and additional space rented for operational expansion at the main office address in McLean during 1999. These increased leases raised occupancy and equipment expense by $196,000 for the year ended December 31, 1999, as compared to fiscal 1998. Salaries and employee benefits expense increased by $398,000, from $1.1 million for the year ended December 31, 1998 to $1.5 million for the year ended December 31, 1999. This increase is due, in part, to the increase in employees at the Sterling branch. Incentive bonuses of $52,000 were also paid to employees during the year ended December 31, 1999. Salaries and benefits increased partially due to $15,000 in severance pay to bank employees during 1999. Other expenses decreased by $126,000, or 11.8%, from $1.1 million for the year ended December 31, 1998 to $943,000 for the year ended December 31, 1999. This decrease is due primarily to a decrease in professional fees, which was partially offset by an increase in business development fees paid in connection with a possible branch location in Great Falls, Virginia. Other expenses were also affected by $42,000 of non-loan charge-offs, of which a large part was the payment due under the terms of a lawsuit settled in March 1999.

         Provision for Loan Losses. In view of the loan balances for 1999, and the improvement in The Heritage Bank's loan portfolio, no provision was made for loan losses in the year ended December 31, 1999. A provision of $117,000 was made for loan losses in the year ended December 31, 1998 to return the reserve for loan losses to an acceptable level. The reserve had been reduced due to a charge resulting from the settlement of a lawsuit. The allowance for loan losses at December 31, 1999 was 1.33% of outstanding loans. At December 31, 1998, the allowance for loan losses was 1.45% of outstanding loans.

The level of the allowance for loan losses is based upon management's review of the loan portfolio and includes the present and prospective financial condition of borrowers, consideration of actual loan loss experience and projected economic conditions in general and for The Heritage Bank's service areas in particular. Management believes that the provision for loan losses and the allowance for loan losses are reasonable and adequate to cover any known losses and any losses reasonably expected in the existing loan portfolio. While management estimates loan losses using the best available information, such as independent appraisals on collateral, no assurance can be given that future additions to the allowance will not be necessary. Additions may be necessary based on changes in economic and real estate market condition, further information obtained regarding known problem loans, identification of additional problem loans and other factors, both within and outside management's control.

         Income Taxes. Heritage recognized a net income tax expense of $93,000 for the year ended December 31, 1999, as compared to a tax benefit of $41,000 for the year ended December 31, 1998. This increase in income tax expense for the year ended December 31, 1999 is primarily due to the fact that a net operating loss carryforward of Heritage became completely utilized for accounting purposes by January 1, 1999.

Results of Operations For The Years Ended December 31, 1998 and 1997

         Net Income. Net income for the year ended December 31, 1998 decreased $437,000 to $133,000, or $0.07 basic earnings per share ($0.07 per share, assuming dilution), from net income of $570,000, or $0.45 basic earnings per share ($0.44 per share, assuming dilution) for the year ended December 31, 1997. The decrease in net income was primarily due to loan loss from a bankruptcy during the third quarter totaling $141,456, an increase in stockholder expenses of $89,944 incurred in connection with the formation of the holding company, an increase in legal fees of $175,000 incurred in defending lawsuits and the $25,000 settlement of a lawsuit plus a $25,000 loss due to a robbery. The expenses associated with the formation of the holding company, the opening of the Sterling branch in Sterling, Virginia, and the legal fees incurred in connection with the settlement of a lawsuit are nonrecurring items and are not expected to have an impact on the long-term profitability of The Heritage Bank.

         Interest Income. The major component of The Heritage Bank's net earnings is net interest income, which is the excess of interest income on interest-earning assets over the interest expense on interest-bearing liabilities. Net interest income is affected by changes in volume resulting from growth and alterations of the balance sheet composition as well as fluctuations in interest rates ("interest rate spread") and maturities of sources and uses of funds. The Heritage Bank's management seeks to maximize net interest income by managing the balance sheet and determining the optimal product mix with respect to yields on assets and costs of funds in light of projected economic conditions, while maintaining an acceptable level of risk.

         Interest income totaled $3.7 million for the year ended December 31, 1998, an increase of $509,000 or 15.6% from $3.2 million from the year ended December 31, 1997. The increase in interest income was due to a $108,000 increase in interest on federal funds sold and an increase of $302,000 on securities available for sale. Loan interest income also increased by $99,000. The increase in interest on securities available for sale was the result of The Heritage Bank investing the funds received from the sale of stock in the offering in investment bonds. The increase in federal funds sold interest was the result of the increase in deposits. The increase in interest income on loans was the result of an increase in the loan portfolio, due to the ability of The Heritage Bank to increase its legal lending limit as a result of proceeds received in the offering and favorable interest rates in fiscal 1998.

         Interest Expense. Total interest expense increased $162,000, or 14.6%, from $1.1 million for the year ended December 31, 1997 to $1.3 million for the year ended December 31, 1998. This increase was primarily due to the $3.1 million increase in the average balance of interest-bearing liabilities from $30.2 million for the year ended December 31, 1997 to $33.3 million for the year ended December 31, 1998.

         Net Interest Income. Net interest income increased by $349,000, or 16.3%, from $2.1 million for the year ended December 31, 1997 to $2.5 million for the year ended December 31, 1998.

         The Heritage Bank's net interest margin (net interest income expressed as a percentage of total average interest-earning assets) decreased to 5.09% for the year ended December 31, 1998 compared to 5.25% for the year ended December 31, 1997. The Heritage Bank's interest spread (the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities) was 3.87% and 4.29% for the years ended December 31, 1998 and 1997, respectively.

         Provision for Loan Losses. The provision for loan losses for the year ended December 31, 1998 was $117,000 as compared to $3,825 for the year ended December 31, 1997. This increase was necessary due to a loss on a loan in connection with a bankruptcy and the need to replenish some of the reserves used.

         Management believes that the provision for loan losses and the allowance for loan losses are reasonable and adequate to cover any known losses and any losses reasonably expected in the loan portfolio. While management estimates loan losses using the best available information, no assurance can be made that future additions to the allowance will not be necessary.

         Non-interest Income. Non-interest income consists primarily of service charges and fees associated with The Heritage Bank's loan and savings accounts and gains on the sale of securities. Non-interest income for the year ended December 31, 1998 was $137,000, representing a decrease of $44,000 from the non-interest income of $181,000 for the year ended December 31, 1997. This decrease was caused primarily by a $47,000 decrease in gains on the sale of government securities.

         Non-interest Expense. Non-interest expense consists primarily of operating expenses for compensation and related benefits, occupancy, federal insurance premiums and operating assessments, and equipment expenses.

         Non-interest expense increased $585,000, or 31.9%, from $1.8 million for the year ended December 31, 1997 to $2.4 million for the year ended December 31, 1998. This increase was due in part to an increase in salaries and employee benefits expense of $121,000 or 12.7% from $953,000 for the year ended December 31, 1997 to $1,074,000 for the year ended December 31, 1998. Other operating expenses increased by $489,000 or 84.3% from $580,000 to $1,069,000 for the years ended December 31, 1997 and 1998, respectively. This increase was due to settlement of a lawsuit of $108,800, loss on a bankruptcy of $141,456, legal fees of $175,732 incurred in defending a lawsuit, expenses associated with the formation of the holding company of $89,944 and the $25,000 loss in a robbery.

         Income Taxes. The Heritage Bank had an income tax benefit of $41,000 for the year ended December 31, 1998 compared to a benefit of $85,000 in 1997. At December 31, 1998, The Heritage Bank had effectively used all of its operating loss carryforwards. The Heritage Bank expects to have tax expense for the fiscal year 1999.

Performance Ratios and Per Share Data

         The table below presents per share data regarding Heritage and The Heritage Bank, as well as performance and asset quality ratios for the time periods indicated.

                             Selected Financial Data
                (Dollars in thousands, except for per share data)

                                    Three Months Ended
                                          March 31,                                Years Ended December 31,
                                 --------------------------  --------------------------------------------------------------------
                                     2000          1999          1999          1998          1997          1996          1995
                                 ------------  ------------  ------------  ------------  ------------  ------------  ------------
PER SHARE DATA
   Net income, basic               $    0.01     $    0.08     $    0.08     $    0.07     $    0.45     $    0.32     $    0.15
   Net income, diluted                  0.01          0.08          0.08          0.07          0.44          0.32          0.15
   Cash dividends                         --            --            --            --            --            --            --
   Dividend payout ratio                  --            --            --            --            --            --            --
   Book value at period end        $    3.73     $    3.94     $    3.75     $    3.89     $    3.18     $    2.84          2.52
   Common shares outstanding       2,294,617     2,294,617     2,294,617     2,294,617     1,489,636     1,249,634     1,249,634
PERFORMANCE AND ASSET
QUALITY RATIOS
   Return on average assets (1)        0.16%         1.18%         0.30%         0.26%         1.33%         0.87%         0.46%
   Return on average equity (1)        1.17%         7.86%         2.06%         1.79%        15.24%        12.05%         5.89%
   Average stockholders'
     equity to average total assets   14.06%        15.07%        14.49%        14.47%         8.74%         7.19%         7.74%

   Non-accrual and past due
     loans to total loans              0.00%         0.46%         0.00%         1.35%         0.98%         1.85%         2.93%
   Allowance for loan losses
     to total loans                    1.10%         1.44%         1.33%         1.45%         2.71%         2.45%         2.81%
   Net yield                           4.13%         4.06%         4.07%         3.87%         4.29%         3.69%         3.96%
   Net interest margin (2)             5.20%         5.20%         5.16%         5.09%         5.25%         4.54%         4.93%

(1) Annualized for the three months ended March 31, 2000 and March 31, 1999.
(2) Net interest margin is calculated as net interest income divided by average earning assets and represents Heritage's net yield on its earning assets.

Average Balances, Interest and Average Yields

         The following table sets forth information relating to The Heritage Bank's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid for the periods indicated. Such yields and costs are derived by dividing income or expense by the average daily balances of assets and liabilities, respectively, for the periods presented.

                 Average Balances, Interest Income and Expenses
                          and Average Yields and Rates
                             (Dollars in thousands)

                                                         Three Months Ended March 31,
                                      --------------------------------------------------------------------
                                                    2000                              1999
                                      --------------------------------- ----------------------------------
                                                  INTEREST    AVERAGE               INTEREST    AVERAGE
                                       AVERAGE    INCOME/     YIELD/     AVERAGE     INCOME/     YIELD/
                                       BALANCE    EXPENSE      RATE      BALANCE     EXPENSE      RATE
                                      ---------- ----------- ---------- ----------- ---------- -----------
EARNING ASSETS:
Loans receivable(1)                    $ 32,932       $ 725      8.81%    $ 29,231      $ 699      9.57%
Investment securities, taxable           23,772         386      6.50%      20,708        319      6.16%
Federal funds sold                          508           7      5.51%       6,891         81      4.70%
                                      ---------- -----------            ----------- ----------
Total earning assets                     57,212       1,118      7.82%      56,830      1,099      7.74%
                                      ---------- -----------            ----------- ----------

NON-EARNING ASSETS:
Cash and due from banks                   2,373                              1,862
Other assets                              1,469                              1,089
                                      ----------                        -----------
Total non-earning assets                  3,842                              2,951
                                      ----------                        -----------
Total assets                           $ 61,054                           $ 59,781
                                      ==========                        ===========

INTEREST-BEARING LIABILITIES:
Deposits:
Interest-bearing demand (NOW)
 deposits                               $ 7,402        $ 33      1.78%    $  6,725       $ 36      2.14%
Money market deposits                    10,122          79      3.12%      11,978         90      3.00%
Savings deposits                          3,168          23      2.90%       3,268         22      2.69%
Time deposits                            15,623         195      4.99%      15,664        200      5.11%
Repurchase agreements                     3,351          33      3.94%       1,505         12      3.19%
Federal Funds purchased                     847          11      5.19%           -          -      0.00%
                                      ---------- -----------            ----------- ----------
Total interest-bearing
 Liabilities                             40,513         374      3.69%      39,140        360      3.68%
                                      ---------- -----------            ----------- ----------

NON-INTEREST-BEARING LIABILITIES:
Demand deposits                          11,781                             11,490
Other liabilities                           177                                142
                                      ----------                        -----------
Total non-interest-bearing
 liabilities                             11,958                             11,632
                                      ----------                        -----------
Stockholders' equity                      8,583                              9,009
                                      ----------                        -----------
Total liabilities and
 stockholders' equity                  $ 61,054                           $ 59,781
                                      ==========                        ===========
Interest spread                                                  4.13%                             4.06%
Net interest margin                                   $ 744      5.20%                  $ 739      5.20%
                                                 ===========                        ==========

                                                                       Years Ended December 31,
                                                 1999                            1998                             1997
                                    ------------------------------ ------------------------------- -------------------------------
                                               INTEREST   AVERAGE             INTEREST   AVERAGE              INTEREST   AVERAGE
                                     AVERAGE   INCOME/    YIELD/    AVERAGE    INCOME/    YIELD/    AVERAGE   INCOME/    YIELD/
                                     BALANCE   EXPENSE     RATE     BALANCE    EXPENSE     RATE     BALANCE   EXPENSE     RATE
                                    --------- ---------- --------- ---------- --------- ---------- --------- ---------- ----------
EARNING ASSETS:
Loans receivable(1)                 $  29,383  $   2,690     9.15%  $  25,978 $   2,386     9.18%  $  24,533  $   2,286     9.32%
Investment securities, taxable         22,583      1,414     6.26      18,208     1,118     6.14      13,432        816     6.08
Federal funds sold                      5,523        277     5.02       4,830       262     5.42       2,867        154     5.37
                                    --------- ----------           ---------- ---------            --------- ----------
Total earning assets                   57,489      4,381     7.62      49,016     3,766     7.68      40,832      3,256     7.97
                                    --------- ----------           ---------- ---------            --------- ----------

NON-EARNING ASSETS:
Cash and due from banks                 2,141                           1,691                          1,649
Other assets                            1,329                             802                            414
                                    ---------                      ----------                      ---------
Total non-earning assets                3,470                           2,493                          2,063
                                    ---------                      ----------                      ---------
Total assets                        $  60,959                       $  51,509                      $  42,895
                                    =========                      ==========                      =========

INTEREST-BEARING LIABILITIES:
Deposits:
Interest-bearing demand (NOW)
 deposits                           $   7,387   $    130     1.76%  $   5,696  $    133     2.33%  $   5,073   $    113     2.23%
Money market deposits                  11,808        350     2.96      10,875       363     3.34      10,377        331     3.19
Savings deposits                        3,250         90     2.77       3,298        97     2.94       3,369         99     2.94
Time deposits                          15,373        772     5.02      12,424       640     5.15      11,196        561     5.01
Repurchase agreements                   2,675         97     3.63       1,069        39     3.65         159          7     4.40
                                    --------- ----------           ---------- ---------            --------- ----------
Total interest-bearing
 liabilities                           40,493      1,439     3.55      33,362     1,272     3.81      30,174      1,111     3.68
                                    --------- ----------           ---------- ---------            --------- ----------

NON-INTEREST-BEARING LIABILITIES:
Demand deposits                        11,522                          10,546                          8,829
Other liabilities                         114                             149                            145
                                    ---------                      ----------                      ---------
Total non-interest-bearing
 liabilities                           11,636                          10,695                          8,974
                                    ---------                      ----------                      ---------
Stockholders' equity                    8,830                           7,452                          3,747
                                    ---------                      ----------                      ---------
Total liabilities and
 stockholders' equity               $  60,959                       $  51,509                      $  42,895
                                    =========                      ==========                      =========
Interest spread                                             4.07%                          3.87%                            4.29%
Net interest margin                             $   2,942   5.12%              $   2,494   5.09%               $   2,145    5.25%
                                               ==========                      =========                      ==========

------------------
(1) Non-accrual loan balances are included in the calculation of average balances.

Rate/Volume Analysis

         The following table sets forth certain information regarding changes in interest income and interest expense of The Heritage Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by old rate); and (ii) changes in rates (change in rate multiplied by old volume). Changes in rate-volume (changes in rate multiplied by the changes in volume) are allocated between changes in rate and changes in volume.

                            Rate and Volume Analysis
                             (Dollars in thousands)

                                                 Three Months Ended
                                                   March 31, 2000
                                                     Compared To
                                                    March 31, 1999
                                              Increase (Decrease) Due To
                                       ---------------------------------------
                                          Rate         Volume         Total
                                       -----------  ------------  ------------
INTEREST EARNED ON:
Loans receivable, net                  $            $             $       26
                                              (44)          70
Investment securities, taxable                 18           49            67
Federal funds sold                             17          (91)          (74)
                                       -----------  ------------  ------------
  Total interest income                        (9)          28            19
                                       -----------  ------------  ------------

INTEREST PAID ON:
Interest-bearing (NOW) deposits                (7)           4            (3)
Money market deposits                           4          (15)          (11)
Savings deposits                                2           (1)            1
Time deposits                                  (4)          (1)           (5)
Securities sold under agreement to
  repurchase                                    3           18            21
Federal funds purchased                        --           11            11
                                       -----------  ------------  ------------
  Total interest expense                       (2)         (16)           14
                                       -----------  ------------  ------------
        Net interest income            $       (7)  $       12    $        5
                                       ===========  ============  ============

                                                     Year Ended                              Year Ended
                                                 December 31, 1999                        December 31, 1998
                                                    Compared To                              Compared To
                                                 December 31, 1998                        December 31, 1997
                                             Increase (Decrease) Due To              Increase (Decrease) Due To
                                       -------------------------------------  ---------------------------------------
                                          Rate        Volume        Total         Rate        Volume       Total
                                       -----------  -----------  -----------  ------------  -----------  ------------
INTEREST EARNED ON:
Loans receivable, net                  $       29   $      275   $      304   $       (34)  $      134   $       100
Investment securities, taxable                 22          274          296             8          294           302
Federal funds sold                            (16)          31           15             1          107           108
                                       -----------  -----------  -----------  ------------  -----------  ------------
  Total interest income                        35          580          615           (25)         535           510
                                       -----------  -----------  -----------  ------------  -----------  ------------

INTEREST PAID ON:
Interest-bearing (NOW) deposits                14          (17)          (3)            5           15            20
Money market deposits                         (53)          40          (13)           16           17            33
Savings deposits                               (6)          (1)          (7)           --           (2)           (2)
Time deposits                                 (16)         148          132            15           63            78
Securities sold under agreement to
  repurchase                                   --           58           58            --           32            32
                                       -----------  -----------  -----------  ------------  -----------  ------------
  Total interest expense                      (61)         228          167            36          125           161
                                       -----------  -----------  -----------  ------------  -----------  ------------
        Net interest income            $       96   $      352   $      448   $       (61)  $      410   $       349
                                       ===========  ===========  ===========  ============  ===========  ============

Interest Rate Sensitivity

         An important element of both earnings performance and liquidity is management of interest rate sensitivity. Interest rate sensitivity reflects the potential effect on net interest income of a movement in interest rates. The difference between The Heritage Bank's interest-sensitive assets and interest-sensitive liabilities for a specified time frame is referred to as "gap." A financial institution is considered to be asset-sensitive, or having a positive gap, when the amount of its earning assets maturing or repricing within a given time period exceeds the amount of its interest-bearing liabilities also maturing or repricing within that time period. Conversely, a financial institution is considered to be liability-sensitive, or have a negative gap, when the amount of its interest-bearing liabilities maturing or repricing within a given period exceeds the amount of earning assets also maturing or repricing within that time period. During a period of rising interest rates, a positive gap would tend to increase net interest income, while a negative gap would tend to have an adverse effect on net interest income. During a period of falling interest rates, a positive gap would tend to have an adverse effect on net interest income, while a negative gap would tend to increase net interest income.

         The Heritage Bank evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and pricing, funding sources and pricing, and off-balance sheet commitments in order to decrease sensitivity risk. These guidelines are based upon management's outlook regarding future interest rate movements, the state of the regional and national economy and other financial and business risk factors. The Heritage Bank uses a static gap model and a computer simulation to measure the effect on net interest income of various interest rate scenarios over selected time periods. The gap can be managed by repricing assets or liabilities, selling investments available for sale, replacing an asset or liability prior to maturity or adjusting the interest rate during the life of an asset or liability. Matching the amount of assets and liabilities repricing during the same time interval helps to reduce the risk and minimize the impact on net interest income in periods of rising or falling interest rates.

         As of March 31, 2000, The Heritage Bank's static one-year cumulative gap to total interest-sensitive assets position was a negative 31.0% and The Heritage Bank was, therefore, in an asset-sensitive position. It is The Heritage Bank's goal to control the mix and rate sensitivity of assets and liabilities such that the revolving gap (the gap is less than one year) will not exceed 10% (positive or negative) of assets.

         The following table illustrates the interest sensitivity gap position of The Heritage Bank as of March 31, 2000 (focusing only on repricing schedules, not fixed versus variable rates). This table presents a position as of a particular day, which position changes continually and is not necessarily indicative of The Heritage Bank's position at any other time.

                          Interest Sensitivity Analysis
                                 March 31, 2000
                             (Dollars in thousands)

                                                                     MATURING OR REPRICING IN:
                                             --------------------------------------------------------------------------
                                               3 MONTHS          4-12          1 TO 5       MORE THAN
                                                OR LESS         MONTHS          YEARS        5 YEARS         TOTAL
                                             -------------- -------------- -------------- -------------- --------------
INTEREST-SENSITIVE ASSETS:
   Federal funds sold                        $           -  $           -  $           -  $           -  $           -
   Loans (1)                                        11,147          5,326          12,990          6,582        36,045
   Securities                                          999            508          21,047          1,210        23,764
                                             -------------- -------------- -------------- -------------- --------------
         Total interest-sensitive assets     $      12,146  $       5,834  $       34,037 $        7,792 $      59,809
                                             ============== ============== ============== ============== ==============

INTEREST-SENSITIVE LIABILITIES:

   Certificates of deposit > $100,000        $       1,122  $       1,513  $        3,928 $          692  $      7,255
   Certificates of deposit < $100,000                9,279          3,182           3,076            245        15,782
   Super NOW accounts/Money Market deposit          13,844              -               -              -        13,844
   Federal funds purchased and securities
sold                                                 7,603              -               -              -         7,603
under agreement to repurchase
                                             -------------- -------------- -------------- -------------- --------------
         Total interest-sensitive            $      31,848  $       4,695  $        7,004 $          937   $    44,484
liabilities
                                             ============== ============== ============== ============== ==============

Period gap                                   $     (19,702) $       1,139  $       27,033  $       6,855   $    15,325

Cumulative gap                               $     (19,702) $     (18,563) $        8,470  $      15,325

Ratio of cumulative interest-
     sensitive liabilities to
interest-sensitive
     assets                                         262.2%         203.1%          83.7%          74.4%
                                             ============== ============== ============== ==============

(1)  Excludes non-accrual loans.
(2) Non-certificate deposit accounts are shown as repricing within the three month or less time frame, although The Heritage Bank believes, based on historical experience, that such deposits are less interest sensitive.

Analysis of Financial Condition

Loan Portfolio

         The loan portfolio is the largest category of The Heritage Bank's earning assets and is comprised of commercial real estate loans, commercial loans, home equity loans, construction loans, consumer loans and participation loans with other financial institutions. The primary markets in which The Heritage Bank makes loans include Fairfax and Loudoun Counties, Virginia. The mix of the loan portfolio is weighted toward loans secured by real estate and commercial loans. In management's opinion, there are no significant concentrations of credit with particular borrowers engaged in similar activities.

         Net loans consist of total loans minus the allowance for loan losses, unearned discount. The Heritage Bank's net loans at March 31, 2000 were $35.6 million, representing a 14.0% increase over net loans of $31.3 million at December 31, 1999. Loan volume increased in 1999 and the first quarter of 2000 due to The Heritage Bank's ability to make larger loans as a result of the increase in The Heritage Bank's legal lending limit from the offering. Gross loans increased 7.1% in 1999 from a balance of $29.2 million at December 31, 1998. The average balance of total loans as a percentage of average earning assets was 57.6% for March 31, 2000, up from 51.1% for December 31,1999. The average balance of total loans as a percentage of average earnings assets was 53.0% for 1998.

         In the normal course of business, The Heritage Bank makes various commitments to meet the financing needs of its customers and incurs certain contingent liabilities, including standby letters of credit and commitments to extend credit. At March 31, 2000, commitments for standby letters of credit totaled $73,300 and commitments to extend credit totaled $10.0 million. Commitments for standby letters of credit totaled $92,300 and $182,000 for the years ended December 31, 1999 and 1998, respectively. Commitments to extend credit totaled $10.6 million and $8.7 million for the years ended December 31, 1999 and 1998.

         The following table summarizes the composition of The Heritage Bank's loan portfolio at the periods indicated:

                                 Loan Portfolio
                             (Dollars in thousands)

                                    March 31,
                     ---------------------------------------
                        2000                1999
                     ----------          ----------
                       Amount   Percent    Amount   Percent
                     ---------- -------- ---------- --------
Real estate:
  Construction       $    1,696     4.7% $      438     1.5%
  Residential (1-4)      10,541    29.2%     10,377    35.7%
  Commercial             16,680    46.3%     12,676    43.6%
Commercial                4,475    12.4%      2,294     7.9%
Agricultural                966     2.7%        987     3.4%
Consumer                  1,331     3.7%      1,681     5.8%
All other                   356     1.0%        630     2.1%
                     ----------          ----------
Loan, gross              36,045   100.0%     29,083   100.0%
                     ----------          ----------
Less: allowance for
   loan losses             (396)               (418)
                     ----------          ----------
Loans, net           $   35,649          $   28,665
                     ==========          ==========

                                                                 December 31,
                       --------------------------------------------------------------------------------------------------------
                          1999                 1998                 1997                 1996                1995
                       ----------           ----------           ----------           ----------           ----------
                         Amount    Percent    Amount    Percent    Amount    Percent    Amount    Percent    Amount    Percent
                       ---------- --------- ---------- --------- ---------- --------- ---------- --------- ---------- ---------
Real estate:
   Mortgage            $   24,653   77.8%   $   24,077   81.3%   $   17,532   75.0%   $   19,524    77.5%  $   18,735   76.9%
   Construction             1,157    3.6           441    1.5           448    1.9           633     2.5          147    0.6
Commercial                  4,372   13.8         3,789   12.8         4,191   17.9         4,210    16.7        4,526   18.6
Consumer                    1,507    4.8         1,306    4.4         1,219    5.2           835     3.3          938    3.9
                       ----------           ----------           ----------           ----------           ----------
Loan, gross                31,689  100.0%       29,610  100.0%       23,390  100.0%       25,202   100.0%      24,346  100.0%
                       ----------           ----------           ----------           ----------           ----------
Less: allowance for
   loan losses               (421)                (429)                (634)                (617)                (685)
                       ----------           ----------           ----------           ----------           ----------
Loans, net             $   31,268           $   29,181           $   22,756           $   24,585           $   23,661
                       ==========           ==========           ==========           ==========           ==========

         The following table sets forth certain information with respect to The Heritage Bank's non-accrual, restructured and past due loans, as well as foreclosed assets, for the periods indicated.

                              Non-Performing Assets
                             (Dollars in thousands)

                                          Three Month Ended March 31,                  Years Ended December 31,
                                       -----------------------------------------------------------------------------------
                                            2000          1999          1999      1998       1997       1996       1995
                                       -----------------------------------------------------------------------------------
Non-accrual loans                                --   $       3            --   $    395   $    222   $    465   $    445
Real estate owned                                --         263            --        263        263        263        300
                                       ------------- -------------   --------- ---------- ---------- ---------- ----------
  Total non-performing loans                     --         266            --        658        485        728        745
                                       ============= =============   ========= ========== ========== ========== ==========

Loans past due 90 or more days accruing          --          14            --         --          7         --        268
interest
Non-performing loans to total loans, at         0.0%        0.0%          0.0%       1.3%       0.9%       1.8%       1.8%
period end
Non-performing assets to period end             0.0%        0.4%          0.0%       1.0%       1.1%       1.6%       1.6%
assets
Non-performing assets: total loans
    and other real estate owned                 0.0%        0.9%          0.0%       2.2%       2.1%       2.9%       3.0%

         The amount of interest on non-accrual loans which would have been recorded as income under the original terms of such loans was approximately $0, $26,800 and $34,300 for the years ended December 31, 1999, 1998 and 1997, respectively. There were no nonaccrual loans at March 31, 2000. Loans are placed on non-accrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more.

         In addition to the nonaccrual loans, past due loans, and other real estate owned listed above, loans totaling $1.2 million or 3.4% of total loans at March 31, 2000 were either internally classified or specially mentioned, require more than normal attention, and are potential problem loans. These potential problem loans represent a decrease from $1.7 million of potential problem loans, or 5.4% of total loans, at December 31, 1999. The decrease is related primarily to The Heritage Bank's efforts to improve loan quality.

Loan Maturity

         The following table shows the contractual maturity at March 31, 2000. The table reflects the entire unpaid principal balance in the maturity period that includes the final loan payment date and, accordingly, does not give effect to periodic principal repayments or possible prepayments.

                     Maturity and Rate Sensitivity of Loans
                             (Dollars in thousands)

                                                             At March 31, 2000
                                   -----------------------------------------------------------------------

                                                        Over One Year
                                     One Year        Through Five Years             Over Five Years
                                     Or Less      Fixed Rate   Floating Rate   Fixed Rate   Floating Rate
                                   ------------- ------------- -------------- ------------- --------------
Commercial                           $   1,495     $   2,934      $     --      $     46       $     --
Real Estate-construction             $   1,696            --            --            --             --

Allowance For Loan Losses

         In originating loans, The Heritage Bank recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for such loan. The Heritage Bank maintains an allowance for loan losses based upon, among other things, such factors as changes in the character and size of the loan portfolio and related loan loss experience, a review and examination of overall loan quality which includes the assessment of problem loans, the amount of non-performing assets, regulatory policies, generally accepted accounting principles, general economic conditions, and other factors related to the collectibility of loans in The Heritage Bank's portfolios. In addition to unallocated allowances, specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and after considering the net realizable value of any collateral for the loan.

         Management actively monitors The Heritage Bank's asset quality in a continuing effort to identify potential loans that would be charged against the allowance for loan losses and to provide specific loss allowances when necessary. The Heritage Bank employs an outside consultant to provide the loan review function. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the assumptions used in making the initial determinations. The Heritage Bank's allowance for loan losses was $396,000, or 1.10% of total loans, as of March 31, 2000 and $429,000, or 1.45% of total loans, as of December 31, 1998.

         Management believes the allowance is adequate to absorb losses inherent in the loan portfolio. The Heritage Bank expects to grow its loan portfolio and believes it will add to the reserves in the allowance for loan losses to mirror the growth in the loan portfolio.

         In view of The Heritage Bank's plans for expansion and possible loan growth, management will continue to closely monitor the performance of its portfolio and make additional provisions as necessary. The Heritage Bank does not presently anticipate that such provisions will have a material adverse impact on The Heritage Bank's results of operations in future periods.

         An analysis of the allowance for loan losses, including charge-off activity, is presented below:

                            Allowance For Loan Losses
                             (Dollars in thousands)

                                     Three Months Ended
                                         March 31,                          Years Ended December 31,
                                   ----------------------  ----------------------------------------------------------
                                      2000        1999        1999        1998        1997        1996        1995
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
ALLOWANCE FOR LOAN LOSSES:
Balance at beginning of year       $      421  $      429  $      429  $      634  $      617  $      685  $    1,164


CHARGE-OFFS:
Commercial                                 --          20          20         332           8          70         360
Real estate                                --          --          --          --          50          34         158
Consumer                                   --          --          --           7           3           5           2
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total loans charged off                    --          20          20         339          61         109         520
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
RECOVERIES:
Commercial                                 --          --           6          13          60          15          32
Real estate                                --          --           3          --          14          26          96
Consumer                                    3           2           3           4          --          --          --
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total recoveries                            3           2          12          17          74          41         128
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net charge-offs (recoveries)               (3)         18           8         322         (13)         68         392
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Provision for (recovery of)
loan losses                               (28)          7          --         117           4          --         (87)
                                   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance at end of year             $      396  $      418  $      421  $      429  $      634  $      617  $      685
                                   ==========  ==========  ==========  ==========  ==========  ==========  ==========
Ratio of net charge-offs
(recoveries) to average loans
outstanding                            (0.01%)      0.06%       0.03%       1.24%      (0.05%)      0.28%       1.49%
Ratio of allowance for loan
losses to loans at period-end           1.10%       1.44%       1.33%       1.45%       2.71%       2.45%       2.81%

         A breakdown of the allowance for loan losses is provided in the following table. However, The Heritage Bank's management does not believe that the allowance for loan losses can be allocated by category with a degree of precision that would be useful to investors. Because all of these factors are subject to change, the allocation of loan losses in the following table is not necessarily predictive of future loan losses in the indicated categories. See
Note 1 of the notes to the financial statements for further information regarding the classification of loan losses.

                     Allocation of Allowance For Loan Losses
                             (Dollars in thousands)

                                     March 31,
                     -----------------------------------------------
                             2000                     1999
                     -----------------------------------------------
                       Amount   Percent (1)    Amount    Percent (1)
                     -----------------------------------------------
Commercial           $       49     12.4%    $       33       7.9%
Real Estate
   Mortgage and
   Construction             328     82.8%           352      84.2%
Consumer and other           19      4.8%            33       7.9%
                     ----------              ----------

Total Allowance for
    Loan Losses      $      396              $      418
                     ==========              ==========

                                                                     December 31,
                        --------------------------------------------------------------------------------------------------------
                               1999                 1998                 1997                1996                 1995
                        --------------------------------------------------------------------------------------------------------
                         Amount  Percent (1)  Amount  Percent (1)  Amount  Percent (1)  Amount  Percent (1)  Amount  Percent (1)
                        -------- ----------- -------- ----------- -------- ----------- -------- ----------- -------- -----------
Commercial              $     60       14.3% $     82       12.8% $    109       17.9% $    105       16.7% $     88       18.6%
Real Estate
Mortgage and
Construction                 351       83.3%      334       82.8%      502       76.9%      492       80.0%      560       77.5%
Consumer                      10        2.4%       13        4.4%       23        5.2%       20        3.3%       37        3.9%
                        --------             --------             --------             --------             --------

Total Allowance for
    Loan Losses         $    421             $    429             $    634             $    617             $    685
                        ========             ========             ========             ========             ========

-----------
(1)  Represents percentage of loans in each category to total loans.

Investment Activities

         The Heritage Bank is required to maintain an amount of liquid assets appropriate to its level of net savings withdrawals and current borrowings. It has generally been The Heritage Bank's policy to maintain a liquidity portfolio in excess of regulatory requirements. At March 31, 2000, The Heritage Bank's liquidity ratio was 41.7%. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives, management's judgment as to the attractiveness of the yields then available in relation to other opportunities, management's expectations of the level of yield that will be available in the future and management's projections as to the short-term demand for funds to be used in The Heritage Bank's loan origination and other activities.

         Interest income from investments in various types of liquid assets provides a significant source of revenue for The Heritage Bank. The Heritage Bank invests in U.S. Treasury and federal agency securities, bank certificates of deposits, equity securities, corporate debt securities, taxable municipals and overnight federal funds. The balance of investment securities maintained by The Heritage Bank in excess of regulatory requirements reflects management's historical objective of maintaining liquidity at a level that assures the availability of adequate funds, taking into account anticipated cash flows and available sources of credit, for meeting withdrawal requests and loan commitments and making other investments. See "Liquidity and Capital Resources."

         The Heritage Bank purchases securities through a primary dealer of U.S. government obligations or such other securities dealers authorized by the board of directors and requires that the securities be delivered to a safekeeping agent before the funds are transferred to the broker or dealer. The Heritage Bank purchases investment securities pursuant to an investment policy established by the board of directors.

         Investment securities are recorded on the books of The Heritage Bank in accordance with generally accepted accounting principles. The Heritage Bank does not purchase investment securities for trading. Effective January 1, 1994, The Heritage Bank implemented SFAS No. 115. Available- for-sale securities are reported at fair value with unrealized gains or losses reported as a separate component of net worth, net of tax effects. Held-to-maturity securities are carried at amortized cost. Substantially all purchases of investment securities conform to The Heritage Bank's interest rate risk policy.

         The following table summarizes the carrying value of securities for the dates indicated:

                              Securities Portfolio
                             (Dollars in thousands)

                                                            March 31,                             December 31,
                                                  ------------------------------  ---------------------------------------------
                                                      2000            1999            1999            1998           1997
                                                  --------------  --------------  --------------  -------------- --------------
AVAILABLE FOR SALE:
    U.S. treasury and other government agencies      $   22,387      $   20,837      $   22,273      $   17,333     $    9,828
    State, county and municipal                             508           1,655           1,007           1,685          1,854
    Other                                                   869             265             775             806            112
                                                  --------------  --------------  --------------  -------------- --------------
    Total available for sale                             23,764          22,757          24,055          19,824         11,794
                                                  --------------  --------------  --------------  -------------- --------------
HELD TO MATURITY:
                                                  --------------  --------------  --------------  -------------- --------------
  U.S. treasury and other government agencies                 --              --              --              --            250
                                                  --------------  --------------  --------------  -------------- --------------
    Total held to maturity                                   --              --              --              --            250
                                                  --------------  --------------  --------------  -------------- --------------
  Total securities                                   $   23,764      $   22,757      $   24,055      $   19,824     $   12,044
                                                  ==============  ==============  ==============  ============== ==============

         The following table sets forth the maturity distribution and weighted average yields of the investment portfolio at March 31, 2000. The weighted average yields are calculated on the basis of the book value of' the investment portfolio and on the interest income of investments adjusted for amortization of premium and accretion of discount.

                   Investment Portfolio - Maturity and Yields
                             (Dollars in thousands)

                                                                      1 Year           5 Years           After
                                                 1 Year or Less     To 5 Years       To 10 Years        10 Years
                                                 --------------    -------------     -------------    -------------
MATURITY DISTRIBUTION:
U.S. Agency Issues                                 $     999         $  20,440          $    942         $     --
Municipal Issues                                         508                --                --               --
Other Corp Securities                                     --               608                --               --
Federal Reserve Bank Stock                                --                --                --              265
                                                 --------------    -------------     -------------    -------------
  Total Maturity Distribution                      $   1,507         $  21,048          $    942         $    265
                                                 --------------    -------------     -------------    -------------

WEIGHTED AVERAGE YIELD:
U.S. Agency Issues                                      8.77%             6.21%             6.02%              --
Municipal Issues                                        6.34%               --                --               --
Other Corp Securities                                     --              5.98%               --               --
Federal Reserve Bank Stock                                --                --                --             6.00%
  Total Portfolio Weighted Average Yield                7.95%             6.20%             6.02%            6.00%

Deposits

         The Heritage Bank primarily uses deposits to fund its loans and investment portfolio. The Heritage Bank offers a variety of deposit accounts to individuals and small to medium-sized businesses. Deposit accounts include checking, savings, escrow accounts, money market and certificates of deposit. Certificates of deposit in amounts of $100,000 or more totaled $7.3 million at March 31, 2000 and $4.7 million at December 31, 1999. Many of these deposits are from long-standing customers and, therefore, are believed by The Heritage Bank's management to be as stable as, and for all practical purposes, no more rate sensitive than, core deposits.

         The following table details the average amount of, and the average rate paid on, the following primary deposit categories for the periods indicated:

                     Average Deposits and Average Rates Paid
                             (Dollars in thousands)

                                                        Three Months Ended March 31,
                                            ------------------------------------------------------
                                                      2000                        1999
                                            -------------------------   --------------------------
                                              Average       Average       Average       Average
Interest-bearing deposits:                    Balance        Rate         Balance         Rate
                                            -------------  ----------   -------------  -----------
  NOW accounts                                $   7,402        1.78%      $   6,725        2.14%
  Money market savings                           10,122        3.12%         11,978        3.00%
  Regular savings                                 3,168        2.90%          3,268        2.69%
  Certificates of deposit                        15,623        4.99%         15,664        5.11%
                                            -------------               -------------
  Total interest-bearing deposits                36,315        3.63%         37,635        3.70%

Non-interest-bearing deposits                    11,781                      11,490
                                            -------------               -------------

Total deposits                               $   48,096                   $  49,125
                                            =============               =============

                                                                                        Years Ended December 31,
                                            ----------------------------------------------------------------------------------------
                                                       1999                          1998                          1997
                                            --------------------------   ---------------------------   -----------------------------
                                               Average       Average        Average       Average          Average         Average
Interest-bearing deposits:                     Balance        Rate          Balance         Rate           Balance          Rate
                                            ------------  ------------   -------------  ------------   ---------------  ------------
  NOW accounts                               $    7,387       1.76%       $     5,696      2.33%        $       5,073       2.23%
  Money market savings                           11,808       2.96             10,875      3.34                10,377       3.19
  Regular savings                                 3,250       2.77              3,298      2.94                 3,369       2.94
  Certificates of deposit                        15,373       5.02             12,424      5.14                11,196       5.01
                                            ------------                 -------------                 ---------------
  Total interest-bearing deposits            $   37,818       3.55%       $    32,293      3.82%        $      30,015       3.68%

Non-interest-bearing deposits                    11,522                        10,546                           8,829
                                            ------------                 -------------                 ---------------

Total deposits                               $   49,340                   $    42,839                   $      38,844
                                            ============                 =============                 ===============

         The following is a summary of the maturity distribution of certificates of deposit in amounts of $100,000 or more as of March 31, 2000:

            Maturities of Certificates of Deposit of $100,000 or More

                      Maturity Period                 Amount          Percent
      -----------------------------------------   --------------   -------------
         3 months or less                             $ 1,122          15.4%
        Over 3 months to 6 months                       1,124          15.5%
        Over 6 months to 12 months                        389           5.4%
        Over 12 months                                  4,620          63.7%
                                                  --------------   -------------
        Total                                          $7,255         100.0%
                                                  ==============   =============

Short-Term Borrowings

         The Heritage Bank occasionally finds it necessary to purchase funds on a short-term basis due to fluctuations in loan and deposit levels. The Heritage Bank has several arrangements under which it may purchase funds. For the periods ended December 31, 1999 and 1998, the expense for federal funds purchased totaled approximately $0 and $7,000, respectively. For the three month period ended March 31, 2000, interest expense for these arrangements was $11,000.

Capital Requirements

         The determination of capital adequacy depends upon a number of factors, such as asset quality, liquidity, earnings, growth trends and economic conditions. The Heritage Bank seeks to maintain a strong capital base to support its growth and expansion plans, provide stability to current operations and promote public confidence in The Heritage Bank.

         Management believes that The Heritage Bank's capital position, as of December 31, 1999, exceeds all regulatory minimums. The federal banking regulators have defined three tests for assessing the capital strength and adequacy of banks, based on two definitions of capital. "Tier 1 Capital" is defined as a combination of common and qualifying preferred stockholders' equity less goodwill. "Tier 2 Capital" is defined as qualifying subordinated debt and a portion of the allowance for loan losses. "Total Capital" is defined as Tier 1 Capital plus Tier 2 Capital. Three risk-based capital ratios are computed using the above capital definitions, total assets and risk-weighted assets and are measured against regulatory minimums to ascertain adequacy. All assets and off-balance sheet risk items are grouped into categories according to degree of risk and assigned a risk weighing and the resulting total is risk-weighted assets. "Tier 1 Risk-based Capital" is Tier 1 Capital divided by risk-weighted assets. "Total Risk-based Capital" is Total Capital divided by risk-weighted assets. The Leverage Ratio is Tier 1 Capital divided by total average assets. See "Supervision and Regulation--Capital Requirements."

         The following table shows The Heritage Bank's capital ratios and the minimum ratios currently required by the Federal Reserve to be well-capitalized:

                                 Capital Ratios

                                       March 31,                         December 31,
                               --------------------------- ----------------------------------------   Regulatory
                                   2000          1999          1999          1998          1997         Minimum
                               ------------- ------------- ------------- ------------  ------------  ------------
Tier 1 Risk-based Capital          18.3%         24.9%         23.3%         24.5%         17.4%          4.0%
Total Risk-based Capital           19.1%         26.1%         24.4          25.7          18.6           8.0
Leverage ratio                     14.8%         15.0%         14.7          17.2          11.0           4.0

Liquidity And Capital Resources

         Liquidity is a measure of The Heritage Bank's ability to generate sufficient cash to meet present and future financial obligations in a timely manner through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. These obligations include the credit needs of customers, funding deposit withdrawals, and the day-to-day operations of The Heritage Bank. Liquid assets include cash, interest-bearing deposits with banks, federal funds sold, and certain investment securities. As a result of The Heritage Bank's management of liquid assets and the ability to generate liquidity through liability funding, management believes that The Heritage Bank maintains overall liquidity sufficient to satisfy its depositors' requirements and meet its customers' credit needs.

         As of March 31, 2000, cash, federal funds sold, held-to-maturity investment securities maturing within one year and available-for-sale securities represented 47.90% of deposits and other liabilities compared to 52.05% at December 31, 1999 and 61.23% at December 31, 1998. See "-- Interest Sensitivity." At March 31, 2000, based upon The Heritage Bank's investment policy, approximately 100% of total investment securities were available for sale, and were primarily invested in U.S. Treasury and agency securities. See "-- Investment Activities." Asset liquidity is also provided by managing loan maturities. At March 31, 2000, approximately 45.7% or $16.5 million of loans would mature or reprice within a one-year period.

         The following table summarizes The Heritage Bank's liquid assets for the periods indicated:

                            Summary of Liquid Assets
                             (Dollars in thousands)

                                                                        March 31,                        December 31,
                                                               -------------------------   ----------------------------------------
                                                                   2000          1999          1999         1998           1997
                                                               -----------   -----------   -----------  ------------  -------------
Cash and due from banks                                          $  2,990      $  1,870      $  2,667     $   5,824     $   1,987
Federal funds sold                                                     --         6,000            --         8,550         7,600
Available-for-sale securities, at fair value                       23,764        22,757        24,055        19,824        11,794
                                                               -----------   -----------   -----------  ------------  -------------

Total liquid assets                                              $ 26,754      $ 30,627      $ 26,722     $  34,198     $  21,381
                                                               ===========   ===========   ===========  ============  =============

Deposits and other liabilities                                   $ 55,853      $ 52,019      $ 51,341     $  55,848     $  40,719
Ratio of liquid assets to deposits and other liabilities           47.90%        58.88%        52.05%        61.23%        52.51%

Impact of Inflation, Changing Prices and Monetary Policies

         The financial statements and related financial data concerning The Heritage Bank presented in this document have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary effect of inflation on the operations of The Heritage Bank is reflected in increased operating costs. Unlike industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant effect on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Interest rates are highly sensitive to many factors which are beyond the control of The Heritage Bank, including the influence of domestic and foreign economic conditions and the monetary and fiscal policies of the U.S. government and federal agencies, particularly the Federal Reserve.

         The Federal Reserve implements national monetary policies such as seeking to curb inflation and combat recession by its open market operations in U.S. government securities, control of the discount rate applicable to borrowing by banks, and establishment of reserve requirements against bank deposits. The actions of the Federal Reserve in these areas influence the growth of bank loans, investments and deposits, and affect the interest rates charged on loans and paid on deposits. The nature, timing and impact of any future changes in federal monetary and fiscal policies on The Heritage Bank and its results of operations are not predictable.

Accounting Matters

         In June 1998, the FASB issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 2000. The statement permits early adoption as of the beginning of any fiscal quarter after its issuance. This statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. Because Heritage does not use these derivative instruments and strategies, management does not expect the adoption of this statement to have any effect on earnings or financial position.

                                    CHAPTER V
                         MANAGEMENT FOLLOWING THE MERGER

The Board of Directors

         The Cardinal board of directors currently is comprised of ten members. The board of directors is divided into three classes, two of which consists of three members and one of which has four members. These directors serve, and will continue to serve following the merger, for the terms of their respective classes, which expire in 2000, 2001 and 2002.

         The merger agreement requires that Cardinal increase the size of the board to 13 members and appoint three current directors of Heritage to become directors of Cardinal.

         The following table sets forth the composition of the board of directors following the merger.

                Class A                                 Class B                                Class C
        (Term Expiring in 2001)                 (Term Expiring in 2002)                (Term Expiring in 2003)
          Wayne W. Broadwater                       Nancy K. Falck                        Robert M. Barlow
         Harvey W. Huntzinger                    L. Burwell Gunn, Jr.                       Anne B. Hazel
           John H. Rust, Jr.                        Jones V. Isaac                         James D. Russo
          Harold E. Lieding*                      J. Hamilton Lambert                    George P. Shafran*
                                                    Kevin B. Tighe*

______________
*        Heritage director

         The following information sets forth as of May 24, 2000 the names, ages, principal occupations and business experience for the past five years for incumbent directors and the three Heritage directors who will become Cardinal directors following the merger.

                                Directors Serving
                           for Terms Expiring in 2001

Wayne W. Broadwater, 76, has been a director of Cardinal since 1997.
         Mr. Broadwater served as President and CEO of Shipmates, Ltd., a chain of tool and equipment rental and sales companies that he founded in 1972, until its sale in 1997.

Harvey W. Huntzinger, 73, has been a director of Cardinal since 1997.
         Mr. Huntzinger is a founder of National Systems Management Corporation, a service company organized in 1972, and was its President and CEO until his retirement in 1998.

John H. Rust, Jr., 52, has been Chairman of the Board of Cardinal since 1997.
         Mr. Rust is an attorney with the law firm of Wilkes Artis in Fairfax, Virginia. He had previously been of counsel in the law firm of McCandlish and Lillard. Mr. Rust is a member of the Virginia House of Delegates.

Harold E. Lieding, 63, has been a director of The Heritage Bank since 1990 and a director of Heritage since 1998.
         Mr. Lieding is a senior partner in the law firm of Lieding and Anderson, P.C., in McLean Virginia, and has practiced law in McLean since 1970. He is a member of the Fairfax Bar Association and the McLean Bar Association. Mr. Lieding is the Chairman of the Board of Heritage and The Heritage Bank.

                                Directors Serving
                           for Terms Expiring in 2002

Nancy K. Falck, 70, has been a director of Cardinal since 1997.
         Ms. Falck has been Secretary of Cardinal since 1998. She is active in community affairs and is past President of the Board of Directors of the Family Respite Center (a day program that helps people with Alzheimer's disease) and is a Commissioner on the Fairfax Area Council on Aging.

L. Burwell Gunn, Jr., 55, has been a director of Cardinal since 1997.
         Mr. Gunn has been President and Chief Executive Officer of Cardinal and President of Cardinal Bank, N.A., a subsidiary of Cardinal, since 1997. Prior to 1997, he was Executive Vice President and Commercial Division Head of the Greater Washington Region of Crestar Bank, where he worked in various positions for 25 years.

Jones V. Isaac, 68, has been a director of Cardinal since 1997.
         Mr. Isaac is President of Isaac Enterprises, Inc., a service oriented firm located in Potomac, Maryland. Prior to 1995, Mr. Isaac was the Administrator of Finance and Administration for the Construction Specifications Institute, where he had been employed since 1967.

J. Hamilton Lambert, 59, has been a director of Cardinal since 1999.
         Mr. Lambert is President of J. Hamilton Lambert and Associates, a consulting firm based in Leesburg, Virginia. He served as County Executive of Fairfax County from August 1980 to December 1990.

Kevin B. Tighe, 55, has been a director of The Heritage Bank since 1994 and a director of Heritage since 1998.
         Mr. Tighe is a senior partner in the law firm of Tighe, Patton, Tabackman and Babbin in Washington, D.C. Mr. Tighe is also the owner and Chairman of the Board of Directors of the McLean Racquet and Health Club in McLean, Virginia.

                                Directors Serving
                           for Terms Expiring in 2003

Robert M. Barlow, 70, has been a director of Cardinal since 1997.
         Mr. Barlow was the founder and principal shareholder of a group of companies engaged in construction, manufacturing and real estate in northern Virginia for 38 years. In 1995, he sold those ventures and is now retired.

Anne B. Hazel, 60, has been a director of Cardinal since 1997.
         Ms. Hazel serves as a Director of the Corcoran Museum of Art, Washington, D.C., the Florida House, Washington, D.C., the Morikani Museum and Japanese Gardens Foundation, Delray Beach, Florida and the Concert Hall at Mizner Park, Boca Raton, Florida.

James D. Russo, 53, has been a director of Cardinal since 1997.
         Mr. Russo is the Senior Vice President, Chief Financial Officer and Treasurer of Shire Laboratories, Inc., a pharmaceutical research and development company in Rockville, Maryland.

George P. Shafran, 72, has been a director of The Heritage Bank and Heritage since 1998.
         Mr. Shafran is a business consultant to a number of varied clients. He is also involved in several partnerships and is the chairman of the AAA MidAtlantic Advisory Board. He is president of Geo. P. Shafran & Associates, Inc., a consulting firm in McLean, Virginia. Mr. Shafran serves as Vice Chairman of Heritage and has served as Vice Chairman of the Board of Directors of The Heritage Bank since August 1998.

Executive Officers Who Are Not Directors

         Edgar M. Andrews, III, 53, has been Executive Vice President of Cardinal and head of Cardinal's Alexandria loan production office since 1998. Most recently, Mr. Andrews was President and Chief Executive Officer of the Civil War Trust, a 501(c)(3) non-profit organization that he helped organize in 1992. Prior to 1992, Mr. Andrews held several senior management positions with financial institutions in Cardinal's market area.

         Christopher W. Bergstrom, 40, has been President of Cardinal Bank - Manassas/Prince William, N.A., a subsidiary of Cardinal, since 1999 and Executive Vice President and Commercial Lending Officer of Cardinal since 1998. Prior to 1998, Mr. Bergstrom was employed with Crestar Bank, where he served in a variety of retail and commercial functions.

         Joseph L. Borrelli, 52, has been Executive Vice President and Chief Financial Officer of Cardinal since 1998. Prior to 1998, Mr. Borrelli served as the Regional Finance Manager for the greater Washington Region for Crestar Bank.

         Carl E. Dodson, 45, was Senior Vice President and Chief Credit Officer of Cardinal from May 1998 until March 1999 and has served as Executive Vice President since March 1999. From 1997 to 1998, Mr. Dodson was Chief Financial Officer of C.C. Pace Resources, Inc., an engineering company in Fairfax, Virginia. Prior to 1997, he was the senior commercial lending officer of Palmer National Bank ("Palmer") in Washington, D.C. and, following Palmer's sale to George Mason Bank ("George Mason") in 1996, Senior Vice President of Credit Administration of George Mason.

         Thomas C. Kane, 38, has been President of Cardinal Wealth Services, Inc., a wholly-owned subsidiary of Cardinal that offers full service investment management products, since December 1998. Prior to that time, Mr. Kane was Senior Vice President and Division Manager, Retail Securities & Personal Trust & Investment Management Sales for Crestar Bank in its Greater Washington Region.

         F. Kevin Reynolds, 40, has been President of Cardinal Bank, N.A. since 1999 and Executive Vice President and Senior Lending Officer of Cardinal since 1998. Prior to 1998, Mr. Reynolds was the senior lending officer responsible for all facets of the commercial lending business of George Mason and helped create George Mason's commercial lending group.

         Eleanor D. Schmidt, 39, has been Executive Vice President and Retail Banking Head of Cardinal since March 1999. From January 1998 until March 1999 she was a Senior Vice President with the same responsibility. Prior to 1998, Ms. Schmidt was employed with NationsBank, where she managed multiple branches in the Fairfax area serving a large and diverse deposit and loan base.

         Greg D. Wheeless, 38, has been President of Cardinal Bank - Dulles, N.A., a subsidiary of Cardinal, since 1999 and Executive Vice President of Cardinal since 1998. Prior to 1998, Mr. Wheeless was employed with Crestar Bank, which he joined in 1989 as Vice President, Commercial Lender, and where he served most recently as Senior Vice President and Northern Virginia Middle Market Manager.

Security Ownership of Management

         The following table sets forth, based on information as of May 1, 2000, the beneficial ownership of Cardinal common stock and the beneficial ownership of Heritage common stock by each director of Cardinal and Heritage, by each person named in the "Summary Compensation Table" on page V-6 and by all directors and executive officers of each of Cardinal and Heritage as a group.

                                          Cardinal Common Stock                    Heritage Common Stock
                                          ---------------------                    ---------------------
                                       Number              Percent              Number               Percent
                                    of Shares (1)        of Class (%)        of Shares (1)         of Class (%)
                                    -------------        ------------        -------------         ------------
Cardinal:
  Robert M. Barlow                      100,900                2.4                 --                   --
  Christopher W. Bergstrom               15,407                 *                  --                   --
  Joseph L. Borrelli                     12,674                 *                  --                   --
  Wayne W. Broadwater                    31,000                 *                  --                   --
  Nancy K. Falck                         63,336                1.5                 --                   --
  L. Burwell Gunn                        21,548                 *                  --                   --
  Anne B. Hazel                          17,334                 *                  --                   --
  Harvey W. Huntzinger                   90,500                2.1                 --                   --
  Jones V. Isaac                         47,400                1.1                 --                   --
  J. Hamilton Lambert                    13,000                 *                  4,000                *
  Dale B. Peck                           26,667                 *                  --                   --
  F. Kevin Reynolds                      16,080                 *                  --                   --
  James D. Russo                         63,600                1.5                 --                   --
  John H. Rust, Jr.                      40,158                 *                  --                   --
  Greg D. Wheeless                          991                 *                  --                   --

  All current Cardinal directors
    and executive officers as a
    group (19 persons)                    604,449             14.1                 4,000                *

Heritage Directors:
  George K. Degnon                        --                  --                  27,100               1.2
  Philip F. Herrick, Jr.                  --                  --                 136,058               5.9
  Ronald W. Kosh                          --                  --                  10,900                *
  Harold E. Lieding                       --                  --                 368,993               16.0
  Stanley I. Richards                     --                  --                  18,102                *
  Terrie G. Spiro                         --                  --                  45,000               1.9
  Kevin P. Tighe                          --                  --                  11,000                *
  George P. Shafran                       --                  --                  50,269               2.1

  All current Heritage directors
    and executive officers as a
    group (10 persons)
                                          --                  --                 679,422               22.9

________________
* Percentage of ownership is less than one percent of the shares of outstanding common stock of Cardinal or Heritage, respectively.

(1) Amounts include beneficial ownership of shares of common stock, if any, held in the name of the spouse, minor children or other relatives of a director living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time. Amounts also include beneficial ownership of shares of common stock issuable upon the exercise of stock options exercisable within 60 days of May 1, 2000.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, to the knowledge of Cardinal and Heritage and based on information as of May 1, 2000, the beneficial ownership of each person who owns more than five percent of the outstanding shares of Heritage common stock. No person is known to be the beneficial owner of more than five percent of the outstanding shares of Cardinal common stock.

                                                Cardinal Common Stock                 Heritage Common Stock
                                                ---------------------                 ---------------------
                                              Number             Percent            Number            Percent
                                           of Shares (1)       of Class (%)      of Shares (1)      of Class (%)
                                           -------------       ------------      -------------      ------------
Philip F. Herrick, Jr.                           --                 --              136,058             5.9
  c/o Heritage Bancorp, Inc.
  1313 Dolley Madison Boulevard
  McLean, Virginia  22101

Harold E. Lieding                                --                 --              368,993            16.0
  c/o Heritage Bancorp, Inc.
  1313 Dolley Madison Boulevard
  McLean, Virginia  22101

___________________
(1) Amounts include beneficial ownership of shares of common stock, if any, held in the name of the spouse, minor children or other relatives of a director living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time. Amounts also include beneficial ownership of shares of common stock issuable upon the exercise of stock options exercisable within 60 days of May 1, 2000.

Executive Compensation

         The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, the cash compensation paid by Cardinal and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

                           Summary Compensation Table

                                                      Annual Compensation                      Long Term Compensation
                                                      -------------------                      ----------------------
                                                                                          Securities
           Name and                                                    Other Annual       Underlying          All Other
      Principal Position       Year       Salary ($)    Bonus ($)    Compensation ($)   Options (#)(1)   Compensation ($)(2)
      ------------------       ----       ----------    ---------    ----------------   --------------   -------------------
L. Burwell Gunn, Jr.           1999         159,497        42,325           *                14,750             12,959
President and Chief            1998         150,000        50,000           *                 1,250              5,247
   Executive Officer           1997          27,174        25,000           *                     -                981


F. Kevin Reynolds              1999         104,587        26,000           *                 3,131              3,685
President, Cardinal Bank,      1998(3)       98,640        30,000           *                     -                545
   N.A.





                                      V-6

                                                      Annual Compensation                      Long Term Compensation
                                                      -------------------                      ----------------------
                                                                                          Securities
           Name and                                                    Other Annual       Underlying          All Other
      Principal Position       Year       Salary ($)    Bonus ($)    Compensation ($)   Options (#)(1)   Compensation ($)(2)
      ------------------       ----       ----------    ---------    ----------------   --------------   -------------------

Christopher W. Bergstrom       1999         105,504        23,000           *                 3,131              8,060
President, Cardinal Bank -     1998(4)       70,189        30,000           *                     -              3,405
   Manassas/Prince William,
   N.A.

Joseph L. Borrelli             1999         103,846        20,000           *                 2,818              8,565
Executive Vice President       1998(5)       90,670        27,000           *                     -              3,544
   and Chief Financial
   Officer

Greg D. Wheeless,              1999         103,726        18,540           *                 2,159              7,301
President, Cardinal Bank -     1998(6)       30,006        13,000           *                     -                  -
   Dulles, N.A.

_______________

* All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(1) Amounts disclosed include 750 shares of Cardinal common stock for the year ended December 31, 1999 and 1,250 shares of common stock for the year ended December 31, 1998 that underlie options granted to Mr. Gunn in his capacity as a director of Cardinal.
(2) Amounts presented represent (i) gross value of payments made by Cardinal pursuant to life insurance agreements between Cardinal and the named executive officers and (ii) total contributions to Cardinal's 401(k) plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under the "Salary" column) made by each to such plan. The 1997 amount reflects COBRA payments to Mr. Gunn's former employer to continue insurance benefits.
(3)  Mr. Reynolds' employment with Cardinal commenced on January 19, 1998.
(4)  Mr. Bergstrom's employment with Cardinal commenced on April 6, 1998.
(5)  Mr. Borrelli's employment with Cardinal commenced on January 1, 1998.
(6)  Mr. Wheeless' employment with Cardinal commenced on August 31, 1998.


Stock Options

         The following table sets forth for the year ended December 31, 1999, the grants of stock options to the named executive officers.

                        Option Grants In Last Fiscal Year

                                                        Percent of Total
                                    Number of            Options Granted
                              Securities Underlying      to Employees in      Exercise or Base
Name                           Options Granted (1)      Fiscal Year (%)(2)   Price ($/Share) (3)    Expiration Date
----                           -------------------      ------------------   -------------------    ---------------
L. Burwell Gunn, Jr.                 14,750                    11.5                  7.50           January 1, 2009

F. Kevin Reynolds                     3,131                     2.4                  6.38           January 1, 2009

Christopher W. Bergstrom              3,131                     2.4                  6.38           January 1, 2009

Joseph L. Borrelli                    2,818                     2.2                  6.38           January 1, 2009

Greg D. Wheeless                      2,159                     1.7                  6.38           January 1, 2009

__________________
(1) Amounts disclosed include 750 shares of Cardinal common stock that underlie options granted to Mr. Gunn in his capacity as a director of Cardinal.
(2) Options to purchase a total of 127,929 shares of Cardinal common stock were granted to employees during the year ended December 31, 1999.
(3) Stock options were awarded at or above the fair market value of the shares of Cardinal common stock at the date of award.


         The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 1999.

                          Fiscal Year End Option Values

                                               Number of
                                         Securities Underlying                 Value of Unexercised
                                        Unexercised Options at                 In-the-Money Options
                                            Fiscal Year End                  at Fiscal Year End ($)(2)
                                            ---------------                  -------------------------
Name                               Exercisable(1)     Unexercisable       Exercisable      Unexercisable
----                               --------------     -------------       -----------      -------------
L. Burwell Gunn, Jr.                   2,000             14,000               --                 --

F. Kevin Reynolds                       --                3,131               --                 --

Christopher W. Bergstrom                --                3,131               --                 --

Joseph L. Borrelli                      --                2,818               --                 --

Greg D. Wheeless                        --                2,159               --                 --

_____________________
(1) Amounts disclosed represent shares of Cardinal common stock that underlie options granted to Mr. Gunn in his capacity as a director of Cardinal.
(2) The value of in-the-money options at fiscal year end is calculated by determining the difference between the closing price of a share of Cardinal common stock as reported on The Nasdaq SmallCap Market on December 31, 1999 and the exercise price of the options. No options disclosed in the table were in-the-money as of December 31, 1999.

Directors' Fees

         Directors of Cardinal do not receive any cash compensation. In lieu of cash fees for service on the board of directors, each director of Cardinal is granted annually options to purchase 2,000 shares of Cardinal common stock. Such options are granted with an exercise price at or above the fair market value of the Cardinal common stock and expire ten years from the date of grant.

Compensation and Other Employment Arrangements

         On September 30, 1997, Mr. Gunn entered into an employment contract to serve as President and Chief Executive Officer of Cardinal and to perform such services and duties as each entity's board of directors may designate. Under the contract, Mr. Gunn is entitled to an annual base salary of $150,000. Any increases in base salary are at the discretion of the boards of directors. In addition, Mr. Gunn earned a bonus in 1997 of $25,000 in connection with the completion of various aspects of the organization of Cardinal and Cardinal Bank, N.A., and may be entitled to up to an additional $50,000 in connection with the first year of operations of Cardinal and Cardinal Bank, N.A. and up to $50,000 per year for future performance.

         The contract is for a term of three years and may be extended for at least two additional years. Mr. Gunn serves at the pleasure of Cardinal's board of directors. If, during the term of the contract, Mr. Gunn's employment is terminated without cause, Mr. Gunn will be entitled to a severance payment equal to his annual base salary at that time. The contract also provides for certain non-competition covenants for a period of one year following Mr. Gunn's termination.

         During each year under his three-year employment contract, Mr. Gunn will be granted an option to purchase 14,000 shares of Cardinal common stock at $7.50 per share, or such number of shares as may be determined by the board of directors in its discretion. The grant of any option for any particular year, however, shall be conditioned on Cardinal's financial performance exceeding certain amounts budgeted for that year.

         Each of F. Kevin Reynolds, Christopher W. Bergstrom, Joseph L. Borrelli and Greg D. Wheeless have also entered into employment agreements with Cardinal. Mr. Reynolds' agreement, which is dated as of February 12, 1999, provides for his service as Executive Vice President of Cardinal and President and Chief Executive Officer of Cardinal Bank, N.A. Mr. Bergstrom's agreement, which is dated as of December 17, 1998, provides for his service as Executive Vice President of Cardinal and President and Chief Executive Officer of Cardinal Bank
- Manassas/Prince William Bank, N.A. Mr. Borrelli's agreement, which is dated as of February 17, 1999, provides for his service as Executive Vice President and Chief Financial Officer of Cardinal. Mr. Wheeless' agreement, which is dated as of August 31, 1998, provides for his service as Executive Vice President of Cardinal and President and Chief Executive Officer of Cardinal Bank - Dulles, N.A.

         Each of the agreements for Messrs. Reynolds, Bergstrom, Borrelli and Wheeless provide for annual base salaries of $100,000 and includes annual increases at the discretion of the board of directors and cash bonuses up to 30% of the salary based on the attainment of certain performance objectives by the individual. The agreements also include stock option grants up to 20% of salary based on the attainment of such objectives. Such grants are awarded with an option exercise price equal to the fair market value of shares of Common Stock at the date of grant, and the options vest and become exercisable in equal installments over a three-year period from the date of grant. Each of these agreements is for a term that expires in 2001 and may be renewed for an additional two-year period.

Transactions with Management

         Some of the directors and officers of Cardinal are at present, as in the past, customers of Cardinal and, Cardinal has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 1999 totaled approximately $2.9 million, or 9.4% of Cardinal's equity capital at that date.

         Any future transactions between Cardinal and its officers and directors, as well as transactions with any person who acquires five percent or more of Cardinal's voting stock will be on substantially the same terms, including interest rates and security for loans, as those prevailing at the time for comparable transactions with others.

         There are no legal proceedings to which any director, officer, principal shareholder or associate is a party that would be material and adverse to Cardinal.

                                   CHAPTER VI
                                  LEGAL MATTERS

                      DESCRIPTION OF CARDINAL CAPITAL STOCK

         Cardinal is authorized to issue up to 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The board of directors is authorized to issue the preferred stock in one or more series and, subject to certain restrictions imposed by state and federal law, to fix the number and designation of shares, rate of dividends, redemption terms (including purchase and sinking fund provisions), conversion rights, liquidation amounts, voting rights, and any other lawful rights, preferences and limitations of each such series.

The Cardinal Preferred Stock

         Cardinal has designated the shares of preferred stock to be issued in the merger as the 7.25% Cumulative Convertible Preferred Stock, Series A.

Dividends

         Dividends on the preferred stock accrue each calendar quarter at an annual rate of $0.3625 per share. Dividends are cumulative and are payable quarterly if, as and when declared by the board of directors from funds legally available therefor on the last day of each calendar quarter, commencing on the last day of the calendar quarter in which Cardinal and Heritage merge. For a description of limits on the declaration and payment of dividends and of certain tax effects of dividend payments by Cardinal, see "Market Prices and Dividends -- Dividends" on page I-43.

         Unless dividends accrued on all outstanding shares of each series of preferred stock for all past dividend periods have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and full dividends (to the extent that the amount has become determinable) on all outstanding shares of such stock due on the respective following payment dates have been declared and a sum sufficient for payment set part, then:

o no dividend (other than a dividend payable solely in common stock) may be declared or paid upon, or any sum set part for the payment of dividends on any shares of common stock;

o    no other distribution may be made upon any shares of common stock;

o no shares of common stock may be purchased, redeemed or otherwise acquired for value by Cardinal or by any subsidiary; and

o no monies may be paid into or set part or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of common stock by Cardinal or any subsidiary.

Conversion to Common Stock

         Each share of preferred stock is convertible, at the option of the holder, at any time, into shares of Cardinal common stock. The number of shares of common stock into which each share of preferred stock will be convertible shall be equal to the number arrived at by dividing $5.00, without any payment or adjustment for dividends accrued, by the conversion price per share of the common stock. The conversion price shall initially be $_______ per share, which means that each share of preferred stock initially will be convertible into _____ shares of Cardinal common stock. If any fractional interest in a share of Cardinal common stock would be deliverable upon conversion, the number of shares of common stock deliverable will be rounded up to the nearest full share.

         The conversion rate is subject to adjustment in certain events, including the issuance of Cardinal capital stock as a stock dividend; combinations and subdivisions of the common stock; the issuance after the date hereof securities convertible into or exchangeable for common stock or warrants, rights or options to acquire common stock (except pursuant to employee benefit plans) at less than the then current market price of the common stock; certain distributions of debt securities or assets (other than cash dividends) of Cardinal; and certain reclassifications of the common stock. Upon conversion of any preferred stock, a payment shall be made for all dividends declared and unpaid on such shares up to the dividend date immediately preceding surrender of the shares for conversion. No payment or adjustment will be made for any dividends accrued but undeclared as of such date.

         In case of any consolidation or merger to which Cardinal is a party but not the surviving corporation, or in case of any sale or conveyance to another corporation of the property of Cardinal as an entirety or substantially as an entirety, each holder of shares of preferred stock will thereafter have the right to convert the shares into (and any successor corporation shall expressly assume the obligation to deliver) the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of common stock into which the preferred stock was convertible immediately prior to such consolidation, merger, sale or conveyance.

         The election to convert shares of preferred stock into common stock can be made by delivering written notice of election to convert to Cardinal's transfer agent, accompanied by the certificates for any preferred stock being converted.

         If, for 20 consecutive trading days beginning on or after the end of the 42nd calendar month following the effective date of the merger of Cardinal and Heritage, the last sale price of Cardinal common stock as reported by NASDAQ or its successor exceeds 1.30 times the conversion price, each share of preferred stock will automatically convert into Cardinal common stock.

Liquidation Preference

         In the event of an involuntary liquidation, dissolution or winding-up of Cardinal, the holders of the preferred stock will be entitled to receive, before any distribution or payment is made upon any shares of stock of Cardinal ranking junior to the preferred stock, $5.00 per share in cash, together with an amount in cash equal to all accrued and unpaid dividends thereon on the date of distribution or payment. In the event of a voluntary liquidation, dissolution or winding-up of the affairs of Cardinal, the holders of the preferred stock will be entitled, before any distribution or payment upon any shares of common stock of Cardinal, to a liquidation preference equal to the then applicable redemption price per share as described below plus accrued dividends to the date of distribution. If, upon any liquidation, dissolution or winding-up, the assets of Cardinal distributable among the holders of the preferred stock in respect of the liquidation, are insufficient to permit payment in full to such holders of the amounts to which they are respectively entitled, the assets will then be distributed among such holders on a pro rata basis.

         A voluntary sale, lease, exchange or transfer of all or any part of Cardinal property or assets, the consolidation or merger of Cardinal into or with one or more corporations, or a redemption of Cardinal capital stock shall not be deemed a liquidation, dissolution or winding-up of Cardinal.

Redemption

         Cardinal generally may not redeem the preferred stock for a period of 20 years from the date of issue. However, if a merger is approved by holders of Cardinal common stock and disapproved by holders of the preferred stock, Cardinal may redeem the preferred stock at any time after the vote is taken. If the redemption is less than 42 months from the date of the merger, Cardinal must also pay the amount of dividends that would accrue from the redemption date to the end of the 42nd month after the merger closes.

         If less than all of the outstanding shares of preferred stock are to be redeemed, Cardinal will select those to be redeemed pro rata, by lot or in such other equitable manner as the board of directors may determine. There is no mandatory redemption or sinking fund obligation with respect to the preferred stock.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on Cardinal books. On and after the earlier of the date that the redemption price is paid or the date that such price is deposited in trust for the benefit of the holders of the shares to be redeemed, all rights of the holders of such preferred stock shall terminate except the right to convert or to receive the redemption price. The right of conversion with respect to such shares shall cease and terminate at the close of business five days prior to the date fixed for such redemption.

Voting Rights

         Except as expressly provided by applicable law, the holders of the preferred stock are not entitled to receive notice of, or to participate in, or to vote on any matter at any meeting of the Cardinal shareholders.

The Common Stock

         Holders of Cardinal common stock are entitled to one vote for each share held of record on all matters voted on by shareholders. The shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors, in which event the holders of the remaining shares of common stock will not be able to elect any director. Subject to the prior rights of the holders of preferred stock and any class or series of stock of Cardinal ranking on a parity with the preferred stock in respect of payment of dividends, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding-up of the affairs of Cardinal, holders of common stock are entitled to receive pro rata all of the assets of Cardinal available for distribution to shareholders after payment of the liquidation preference of any preferred stock and any class or series of stock of Cardinal ranking on a parity with the preferred stock in respect of liquidation outstanding at the time. Holders of common stock have no subscription, redemption, sinking fund, conversion or preemptive rights. The outstanding shares of common stock are fully paid and nonassessable.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

General

         Cardinal and Heritage are corporations subject to the provisions of the Virginia Stock Corporation Act. Rights as a shareholder of Heritage are governed by the Heritage articles of incorporation and bylaws and by the Virginia Stock Corporation Act. Upon consummation of the merger, Heritage shareholders will become shareholders of Cardinal, and as such shareholder rights will then be governed by the articles of incorporation of Cardinal, the Cardinal bylaws and by the Virginia Stock Corporation Act.

         The following is a summary of the material differences in the rights of shareholders of Heritage and Cardinal. This summary is qualified in its entirety by reference to the articles of incorporation and bylaws of Cardinal and Heritage and to the Virginia Stock Corporation Act.

Authorized Capital

         Heritage. The Heritage Articles authorize the issuance of up to 10,000,000 shares of Heritage common stock, without par value, of which 2,294,617 shares were issued and outstanding as of May 24, 2000. Heritage is not authorized to issue preferred stock.

         Cardinal. The Cardinal Articles authorize the issuance of up to 50,000,000 shares of Cardinal common stock, par value $1.00 per share, of which 4,245,759 shares were issued and outstanding as of May 1, 2000, and 10,000,000 shares of preferred stock, $1.00 par value, of which no shares are issued and outstanding.

         Cardinal's Articles authorize the Cardinal board, without shareholder approval, to fix the preferences and relative rights of the preferred stock, within certain limitations, and to establish series of such preferred stock and determine the variations, such as in dividends, voting rights, redemption price and conditions, and conversion features, between each series. Although series may have different features, all series shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any voluntary or involuntary liquidation of the corporation fixed for each such series and without preference or priority of any series over any other series. All shares of preferred stock within a series shall be identical, and all shares of preferred stock shall be preferred over common stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the corporation. If any additional shares of preferred stock are issued, the rights of holders of Cardinal common stock would be subject to the rights and preferences conferred to holders of such preferred stock.

         The authority to create and issue separate classes and series of preferred stock allows a corporation greater flexibility in structuring financings and acquisitions. While such issuances could, under certain circumstances, be considered to have the effect of making a change in control more difficult, any issuance of such stock would be subject to applicable law, including, without limitation, the duty of the Cardinal board to exercise its good faith business judgment in the best interests of Cardinal and its shareholders. Under Cardinal's Articles, the Cardinal board would be authorized to issue a series of preferred stock with more than one vote, less than one vote, no vote or one vote per share.

         Cardinal's ability to pay dividends is limited by restrictions imposed by the Virginia Stock Corporation Act on Virginia corporations. In general, dividends paid by a Virginia corporation may be paid only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation's articles permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution.

         Dividends on the Cardinal preferred stock are cumulative, which means that no dividends may be declared or paid on the common stock unless all dividends accrued on the preferred stock have been paid, or declared and a sum sufficient for the payment thereof set apart for such payment.

Amendment of Articles of Incorporation or Bylaws

         The Virginia Stock Corporation Act provides that an amendment to a corporation's articles of incorporation must be approved by each voting group entitled to vote on the proposed amendment. Under Virginia law, an amendment to the corporation's articles of incorporation must be approved by more than two-thirds of all votes entitled to be cast by that voting group. However, the corporation's articles of incorporation may require a greater vote or a lesser vote, which may not be not less than a majority, by each voting group entitled to vote on the transaction. A corporation's board of directors may require a greater vote.

         Heritage. The Heritage Articles provide that amendments to the Heritage Articles must be approved by two-thirds of all votes entitled to be cast by each voting class; however, the Heritage Articles further provide that the Heritage board, at its sole discretion, may decrease the required vote to not less than a majority of all the votes cast by each voting class.

         The Heritage Bylaws provide that the Heritage Bylaws may be amended, repealed or altered by a majority vote of the full board of directors at any regular or special meeting. The Heritage Bylaws also permit the shareholders to change, repeal or prescribe new bylaws and to prescribe that any bylaws made by them shall not be altered or repealed by the board.

         Cardinal. As noted above, amendments to the articles of incorporation of Virginia corporations, such as Cardinal, can be submitted to the shareholders for a vote only by the board of directors. Additionally, Virginia law provides, as a general rule, that an amendment to the articles of incorporation must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all votes entitled to be cast by such voting group. However, Virginia law also permits the articles of incorporation to provide for a greater or lesser vote. Cardinal's Articles contain such a provision. Cardinal's Articles provide that amendments must be approved by a majority of the votes entitled to be cast by each voting group entitled to vote and, unless such action is approved by at least two-thirds of the directors, by holders of at least two-thirds of the issued and outstanding shares of Cardinal common stock.

         Cardinal's Bylaws generally may be amended by either the board of directors or the shareholders by a majority vote.

Mergers, Consolidations and Sales of Assets

         Heritage. The Heritage Articles provide that a merger, share exchange, or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the property of Heritage must be approved by two-thirds of the issued and outstanding shares of each voting class. However, the Heritage Articles further provide that the Heritage board, at its sole discretion, may decrease the required vote to not less than a majority of all the votes cast by each voting class.

         Cardinal. Cardinal's Articles provide that a plan of merger or share exchange, or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the property of Cardinal not in the ordinary course of business may be approved by the same vote that is required in order to amend the articles of incorporation. Additionally, consistent with Virginia law, the Cardinal board may condition its submission of such plan of merger or share exchange or such a sale or disposition of assets to the shareholders on any basis, including the requirement of a greater vote than the required vote described above.

         A proposed merger, share exchange or sale of substantially all assets of Cardinal that is favored by two-thirds of the directors could be adopted as long as a majority (rather than two-thirds) of the outstanding shares entitled to vote in each voting group entitled to vote are voted in favor of the proposed action. In addition to requiring the affirmative vote of a majority of the shares entitled to vote in each voting group entitled to vote, Cardinal's Articles would require that, unless a proposed action is approved by at least two-thirds of the directors, holders of at least two-thirds of the issued and outstanding shares of Cardinal common stock must vote in favor of the proposed action.

         As with amendments to the articles of incorporation, however, if at least two-thirds of the directors of Cardinal do not approve such corporate action upon which shareholders are voting, the additional requirement would permit a minority of the holders of Cardinal common stock to defeat the proposed action.

Size and Classification of Board of Directors

         Heritage. The Heritage Articles provide that the initial number of directors is nine, and the Heritage Bylaws provide that the board of directors will not consist of less than five or more than nine individuals. The Heritage Articles provide for the division of the directors into three classes, as nearly equal in number as possible. The first Class A directors' initial terms expire at the first annual meeting of shareholder after their election. The first Class B directors' terms expire at the second annual meeting of shareholders after their election. The first Class C directors' initial terms expire at the third annual meeting of shareholders after their election. Upon expiration of the initial terms, successor directors are elected for three-year terms and continue to hold office until their respective successors are elected and qualify, unless the director dies, resigns, retires, becomes disqualified, is removed from office, or leaves due to another cause. At least three directors must be elected at each annual meeting.

         The Heritage Articles further provide that in the event of an increase or decrease in the number of directors within the range permitted by the Heritage Bylaws, all classes of directors shall be increased or decreased as equally as may be practicable. No decrease in the number of directors constituting the Heritage board shall shorten the term of any incumbent director.

         Cardinal. Cardinal's Articles and Bylaws contain similar provisions to that of Heritage, except that its board of directors shall consist of nine individuals.

         A classified board of directors makes it more difficult for shareholders, including those holding a majority of shares, to force an immediate change in the composition of a majority of the board of directors, even when the reason for a proposed removal is poor performance. Since the terms of only approximately one-third of Cardinal's directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year.

Vacancies and Removal of Directors

         Heritage. The Heritage Articles provide that directors may be removed only for good cause shown. Under the Heritage Bylaws, a vacancy on the board of directors, however occurring, may be filled by a majority vote of the remaining directors, although the remaining directors may be less than a quorum.

         Cardinal. The Cardinal Articles contain similar provisions to that of Heritage with respect to the filling of vacancies on the board of directors. Cardinal's Articles allow removal of a director from office only for cause, and only by the affirmative vote of at least two-thirds of the votes cast by each class of Cardinal voting stock then outstanding at a meeting called for that purpose. Such a meeting could be the annual shareholder meeting or a special shareholder meeting, although only the president, the chairman of the board, or the board itself has a right to call a special shareholder meeting.

         The provisions of Cardinal's Articles relating to the removal of directors and the filling of vacancies would preclude a holder of a majority of the voting stock from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies so created with its own nominees. Accordingly, except with the concurrence of a majority of the directors remaining in office, persons seeking representation either by enlarging the board of directors or by filling the newly created directorships with their own nominees would be unsuccessful.

Director Liability and Indemnification

         The Virginia Stock Corporation Act provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director; or (2) the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia Stock Corporation Act or a corporation's articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

         In addition, the Virginia Stock Corporation Act permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has conducted himself or herself in good faith and that he or she believed that his or her conduct was in the best interests of the corporation, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him or her. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or by any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         Heritage. The Heritage Articles provide that, to the fullest extent that Virginia permits the limitation or elimination of liability of directors or officers, a director or officer shall not be liable to Heritage or its shareholders for monetary damages. To the fullest extent permitted by Virginia law, the Heritage Bylaws require Heritage to indemnify any director or officer of Heritage who is made a party to any proceeding against any liability incurred in the proceeding, because he or she was or is a director or officer of Heritage or because he or she served at the request of Heritage as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Under the Heritage Bylaws, "proceeding" is broadly defined to include pending, threatened or completed actions of all types, and includes actions by or in the right of Heritage. Similarly, "liability" is defined to include, not only judgments, but also settlements, penalties, fines, and certain excise taxes. The Heritage Bylaws also provide that the Heritage board may, upon majority vote of a quorum, but is not obligated to, indemnify its other employees or agents and any person by reason of the fact that he or she was serving at the request of Heritage as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provisions of the Heritage Bylaws also permit Heritage to pay reasonable expenses, including counsel fees, incurred by a director or officer of Heritage in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person (i) provides Heritage with a written statement of his or her good faith belief that he or she met the statutory standard of conduct and (ii) undertakes to repay Heritage if it is ultimately determined that such person was not entitled to indemnification. Determination of eligibility for indemnification and of meeting the requisite standard of conduct shall be made by the Heritage board of directors by a majority vote of a disinterested quorum, or by the majority vote of disinterested shareholders, or by special legal counsel appointed by the board of directors. At this time, Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law.

         Cardinal. Cardinal's Articles provide that, to the full extent that Virginia permits the limitation or elimination of liability of directors or officers, a director of officer shall not be liable to Cardinal or its shareholders for monetary damages. Cardinal's Articles permit, but do not require, it to indemnify, to the fullest extent permitted by Virginia law, any person who is made a party to any proceeding because he or she was or is a director, officer, employee or agent of Cardinal against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under Cardinal's articles of incorporation, "proceeding" is broadly defined to include pending, threatened or completed actions of all types. Cardinal shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Cardinal board. "Liability" is defined to include, not only judgments, but also settlements, penalties, fines and certain excise taxes. Cardinal may also indemnify any person who is or was serving at the written request of Cardinal as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, to the full extent provided by Virginia law. The indemnification so provided by Cardinal will be reduced by the amount of indemnification received from the other entity.

         The indemnification provisions also require Cardinal to pay reasonable expenses incurred by a director or officer of Cardinal in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Cardinal if it is ultimately determined that such person was not entitled to indemnification. At this time, Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law. If a claim for indemnification or payment of expenses is not paid within 60 days after the claim is received by Cardinal, the claimant may bring suit to recover the unpaid claim. The indemnification provided under the Cardinal Articles also applies to a director, officer, employee or agent of a constituent corporation acquired through a consolidation or merger.

         The rights of indemnification provided in Cardinal's Articles are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Cardinal Articles authorize Cardinal to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Cardinal, whether or not Cardinal would have the power to provide indemnification to such person. The rights of indemnification provided to directors of Cardinal could reduce the likelihood of shareholder derivative actions and may discourage other third party claims against the directors, even if such actions otherwise would be beneficial to shareholders of Cardinal.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Cardinal pursuant to the foregoing provisions, Cardinal has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Special Meetings of Shareholders

         Heritage. The Heritage Bylaws provide that special meetings of shareholders may be held on the call of the chairman of the board, the president or a majority of the board, which means that the shareholders of Heritage do not have the right to call special meetings.

         Cardinal. Cardinal's Bylaws provide that special meetings of shareholders may be held whenever called by the president, chairman of the board of directors or by the board of directors, itself, which means that the shareholders of Cardinal do not have the right to call special meetings. The inability of shareholders to call a special meeting could affect changes in control of Cardinal by delaying the presentation to shareholders of proposals relating to, or facilitating, such a change in control until the annual meeting.

Shareholder Nominations and Proposals

         Heritage. Under the Heritage Bylaws, notice of a director nomination or a proposal from a shareholder must be received by Heritage not less than 60 nor more than 90 days prior to the scheduled annual meeting of shareholders, provided in each case that if fewer than 70 days' notice of the meeting or prior public disclosure of the date of the meeting is given to shareholders, such notice from the shareholder shall be received not later than the close of the 10th day following the earlier of the day on which notice of the meeting was mailed to shareholders or public disclosure of the date of the meeting was given.

         The Heritage Bylaws require that the shareholder's notice of nomination set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of Heritage common stock which are owned of record and beneficially by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as nominee and to serving as a director if elected). The Heritage Bylaws further require that the shareholder's notice set forth as to the shareholder giving the notice (i) the name and address of such shareholder and of any other Heritage shareholder known to support such nominee, and (ii) the class and amount of record and beneficial ownership of Heritage capital stock by the nominating shareholder and the supporting shareholder.

         The Heritage Bylaws require that the notice relating to a shareholder proposal contain (i) a brief description of the shareholder proposal and the reason for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business and of any other shareholder who is known to support such proposal, and (iii) the class and number of shares of Heritage which are beneficially owned by the shareholder making the proposal and by the other supporting shareholder(s), and (iv) any material interest (financial or otherwise) of such shareholder in the proposal.

         If the information supplied by a shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may announce to the meeting that such shareholder's nomination or proposal should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of Heritage of such business is not properly brought before the meeting.

         Cardinal. Under Cardinal's Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by Cardinal not less than 60 nor more than 90 days prior to any meeting of shareholders called for the election of directors, provided in each case that if fewer than 70 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the 10th day following the earlier of the day on which notice of the meeting was mailed to shareholders or public disclosure of the date of the meeting was given.

         Cardinal's Bylaws require that the shareholder's notice of nomination set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of Cardinal which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as nominee and to serving as a director if elected). Cardinal's Bylaws further require that the shareholder's notice set forth as to the shareholder giving the notice (i) the name and address of such shareholder and of any other shareholder known to support such nominee, and (ii) the class and amount of record and beneficial ownership of Cardinal capital stock by the nominating shareholder and the supporting shareholder(s).

         Cardinal's Bylaws require that the notice relating to a shareholder proposal contain (i) a brief description of the shareholder proposal and the reason for conducting such business at the annual meeting,

(ii) the name and record address of the shareholder proposing such business and of any other shareholder who is known to support such proposal, and (iii) the class and number of shares of Cardinal which are beneficially owned by the shareholder making the proposal and by the other supporting shareholder(s), and
(iv) any material interest (financial or otherwise) of such shareholder in the proposal.

         If the information supplied by a shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may announce to the meeting that such shareholder's nomination or purpose should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of Cardinal or such business is not properly brought before the meeting.

Shareholder Voting Rights in General

         The Virginia Stock Corporation Act generally provides that shareholders do not have cumulative voting rights unless those rights are provided in the corporation's articles of incorporation. The Virginia Stock Corporation Act also specifies additional voting requirements for Affiliated Transactions which are discussed below under "State Anti-Takeover Statutes."

         Heritage. The Heritage Articles do provide shareholders cumulative voting rights for the election of directors, provided that the shareholder gives notice of his or her intent to cumulate votes to the secretary of Heritage 60 days before the date established in the Heritage Bylaws for the annual meeting or no later than 10 days following the mailing of the notice of a special meeting.

         The Heritage Articles eliminate the pre-emptive right of shareholders to subscribe for and purchase unissued shares of Heritage common stock.

         Cardinal. Cardinal's Articles do not provide shareholders cumulative rights for the election of directors. Therefore, the holders of a majority of the shares voted in the election of directors can elect all of the directors then standing for election. The holders of Cardinal common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Except to the extent to which the board of directors shall have specified voting power with respect to any other class of stock and except as otherwise provided by law, the exclusive voting power shall be vested in the holders of Cardinal common stock.

         The Cardinal Articles eliminate the pre-emptive right of shareholders to subscribe for and purchase any shares of any class of Cardinal stock or other securities, or any other options, warrants, or rights to purchase.

State Anti-Takeover Statutes

         The Virginia Stock Corporation Act restricts transactions between a corporation and its affiliates and potential acquirors. The summary below is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to the statutory provisions contained in the Virginia Stock Corporation Act. Because both Heritage and Cardinal are Virginia corporations, the provisions of the Virginia Stock Corporation Act described below apply to Heritage and Cardinal and will continue to apply to Cardinal after the merger.

         Affiliated Transactions. The Virginia Stock Corporation Act contains provisions governing "Affiliated Transactions," found at Sections 13.1-725 -
727.1 of the Virginia Stock Corporation Act. Affiliated Transactions include certain mergers and share exchanges, certain material dispositions of corporate assets not in the ordinary course of business, any dissolution of a corporation proposed by or on behalf of an interested shareholder, as defined below, and reclassifications, including reverse stock splits, recapitalizations or mergers of a corporation with its subsidiaries, or distributions or other transactions which have the effect of increasing the percentage of voting shares beneficially owned by an interested shareholder by more than five percent. For purposes of the Virginia Stock Corporation Act, an interested shareholder is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

         Subject to certain exceptions discussed below, the provisions governing affiliated transactions require that, for three years following the date upon which any shareholder becomes an interested shareholder, any affiliated transaction must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the interested shareholder, and by a majority (but not less than two) of the disinterested directors, as defined below. A disinterested director is defined in the Virginia Stock Corporation Act as a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 or the date on which an interested shareholder became an interested shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the corporation's board of directors. At the expiration of the three year period after a shareholder becomes an interested shareholder, these provisions require approval of the affiliated transaction by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the interested shareholder.

         The principal exceptions to the special voting requirement apply to affiliated transactions occurring after the three year period has expired and require either that the transaction be approved by a majority of the corporation's disinterested directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the higher of: the highest per share price for their shares as was paid by the interested shareholder for his, her or its shares, or the fair market value of the shares. The fair price requirements also require that, during the three years preceding the announcement of the proposed affiliated transaction, all required dividends have been paid and no special financial accommodations have been accorded the interested shareholder, unless approved by a majority of the disinterested directors.

         None of the foregoing limitations and special voting requirements applies to a transaction with an interested shareholder who has been an interested shareholder continuously since the effective date of the statute (January 26, 1988) or who became an interested shareholder by gift or inheritance from such a person or whose acquisition of shares making such person an interested shareholder was approved by a majority of the disinterested directors of the corporation.

         These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the Virginia Stock Corporation Act provides that by affirmative vote of a majority of the voting shares other than shares owned by any interested shareholder, a corporation may adopt by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the affiliated transactions provisions shall not apply to the corporation. Neither Heritage nor Cardinal has adopted such an amendment. Currently, no shareholder of Cardinal owns or controls 10% or more of Cardinal common stock, and there are no interested shareholders of Cardinal as defined by the Virginia Stock Corporation Act.

         Control Share Acquisitions. The Virginia Control Share Acquisitions statute, found at Sections 13.1-728.1 - 728.8 of the Virginia Stock Corporation Act, also is designed to afford shareholders of a public company incorporated in Virginia protection against certain types of non-negotiated acquisitions in which a person, entity or group seeks to gain voting control of that corporation. With certain enumerated exceptions, the statute applies to acquisitions of shares of a corporation which would result in an acquiring person's ownership of the corporation's shares entitled to vote in the election of directors falling within any one of the following ranges: 20% to 33-1/3%, 33-1/3% to 50% or 50% or more. Shares that are the subject of a control share acquisition will not be entitled to voting rights unless the holders of a majority of the disinterested shares vote at an annual or special meeting of shareholders of the corporation to accord the control shares with voting rights. Disinterested shares do not include shares owned by the acquiring person or by officers and inside directors of the target company. Under certain circumstances, the statute permits an acquiring person to call a special shareholders' meeting for the purpose of considering granting voting rights to the holders of the control shares. As a condition to having this matter considered at either an annual or special meeting, the acquiring person must provide shareholders with detailed disclosures about his or her identity, the method and financing of the control share acquisition and any plans to engage in certain transactions with, or to make fundamental changes to, the corporation, its management or business. Under certain circumstances, the statute grants dissenters' rights to shareholders who vote against granting voting rights to the control shares. The Virginia Control Share Acquisitions Statute also enables a corporation to make provisions for redemption of control shares with no voting rights. A corporation may opt-out of the statute, which Heritage has not done, by so providing in its articles of incorporation or bylaws. Cardinal, however, has opted out of the statute by so providing in its Bylaws. Among the acquisitions specifically excluded from the statute are acquisitions which are a part of certain negotiated transactions to which the corporation is a party and which, in the case of mergers or share exchanges, have been approved by the corporation's shareholders under other provisions of the Virginia Stock Corporation Act.

                              SHAREHOLDER PROPOSALS

Heritage

         Heritage will hold its 2000 annual meeting of shareholders only if the merger is not consummated. In order to be eligible for inclusion in Heritage's proxy materials for the 2000 annual meeting, if held, any Heritage shareholder proposal to take action at such meeting must have been received at Heritage's executive offices at 1313 Dolley Madison Boulevard, McLean, Virginia 22101-3926, no later than __________, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, Virginia law and Heritage's articles of incorporation and bylaws.

Cardinal

         Cardinal expects to hold its next annual meeting of shareholders in ________, 2000. Under the rules of the Securities and Exchange Commission, proposals of Cardinal shareholders intended to be presented at that meeting must have been received by Cardinal at its principal executive offices no later than __________, 2000, to be included in the proxy statement for the meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, Virginia law and Cardinal's articles of incorporation and bylaws.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This joint proxy statement/prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and businesses of each of Cardinal and Heritage. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

         o competitive pressure from banks and other financial service providers increases significantly;
         o   changes in the interest rate environment reduce margins;
         o general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;
         o   changes occur in the regulatory environment;
         o   changes occur in business conditions and inflation; and
         o   changes occur in the securities markets.

                                     EXPERTS

         The financial statements of Cardinal as of December 31, 1999 and 1998 and for each of the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Heritage as of December 31, 1999 and 1998 and for each of the years ended December 31, 1999, 1998 and 1997 have been included herein and in the registration statement in reliance upon the report of Yount, Hyde & Barbour, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         The validity of the shares of Cardinal common stock offered hereby is being passed upon for Cardinal by Williams, Mullen, Clark & Dobbins, Richmond, Virginia. Williams, Mullen, Clark & Dobbins will deliver an opinion to Cardinal and Heritage concerning certain federal income tax consequences of the merger. See "The Merger - Material Federal Income Tax Consequences of the Merger" on page I-17.

         Certain matters relating to the merger will be passed upon for Heritage by Thacher Proffitt & Wood, Washington, D.C.

                       WHERE YOU CAN FIND MORE INFORMATION

         Cardinal and Heritage file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that Cardinal and Heritage file at the Securities and Exchange Commission's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Cardinal, that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR. Cardinal's and Heritage's reports, proxy and information statements may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         This joint proxy statement/prospectus is part of a registration statement filed by and constitutes a prospectus of Cardinal in addition to being a joint proxy statement of Cardinal and Heritage for their special meetings. Because the rules and regulations of the SEC allow the omission of certain portions of the registration statement from this document, this joint proxy statement/prospectus does not contain all the information contained in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses mentioned above.

         Cardinal also maintains an Internet site at www.cardinalbank.com, which contains information relating to Cardinal and its business.

                                                                      Appendix A









                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                             HERITAGE BANCORP, INC.,

                         CARDINAL FINANCIAL CORPORATION

                                       AND

                              CARDINAL MERGER CORP.

                            _________________________



                                  June __, 2000

                                TABLE OF CONTENTS


                                    ARTICLE 1
                     The Reorganization and Related Matters

                                                                                  Page
                                                                                  ----
1.1    The Reorganization...................................................        1
1.2    Management of CFC ...................................................        1
1.3    The Closing and Effective Date.......................................        2
1.4    Definitions..........................................................        2


                                  ARTICLE 2
                        Basis and Manner of Exchange

2.1    Conversion of HBI Stock..............................................        3
2.2    Exchange and Payment Procedures......................................        4
2.3    No Fractional Shares.................................................        5
2.4    Dividends............................................................        5
2.5    Rights of Dissenting Shareholders....................................        5


                                  ARTICLE 3
                       Representations and Warranties

3.1    Representations and Warranties of HBI ...............................        5
       (a)      Organization, Standing and Power............................        5
       (b)      Authority...................................................        6
       (c)      Capital Structure...........................................        6
       (d)      Ownership of the HBI Subsidiaries; Capital Structure
                of the HBI Subsidiaries; and Organization of the HBI
                Subsidiaries................................................        6
       (e)      Financial Statements........................................        7
       (f)      Absence of Undisclosed Liabilities..........................        8
       (g)      Legal Proceedings; Compliance with Laws.....................        8
       (h)      Regulatory Approvals........................................        8
       (i)      Labor Relations.............................................        8
       (j)      Tax Matters.................................................        8
       (k)      Property....................................................        9
       (l)      Reports.....................................................        9
       (m)      Employee Benefit Plans......................................        9
       (n)      Investment Securities.......................................       10
       (o)      Certain Contracts...........................................       10
       (p)      Insurance...................................................       11



                                       ii

       (q)      Loans, OREO and Allowance for Loan Losses...................       11
       (r)      Absence of Material Changes and Events......................       12
       (s)      Statements True and Correct.................................       12
       (t)      Brokers and Finders.........................................       12
       (u)      Administration of Trust Accounts............................       12
       (v)      Environmental Matters.......................................       13

3.2    Representations and Warranties of CFC ...............................       15
       (a)      Organization, Standing and Power............................       15
       (b)      Authority...................................................       15
       (c)      Capital Structure...........................................       16
       (d)      Ownership of the CFC Subsidiaries; Capital Structure
                of the CFC Subsidiaries; and Organization of the CFC
                Subsidiaries................................................       16
       (e)      Financial Statements........................................       16
       (f)      Absence of Undisclosed Liabilities..........................       17
       (g)      Legal Proceedings; Compliance with Laws.....................       17
       (h)      Regulatory Approvals........................................       17
       (i)      Labor Relations.............................................       18
       (j)      Tax Matters.................................................       18
       (k)      Property....................................................       18
       (l)      Reports.....................................................       18
       (m)      Employee Benefit Plans......................................       19
       (n)      Investment Securities.......................................       19
       (o)      Certain Contracts...........................................       19
       (p)      Insurance...................................................       20
       (q)      Loans, OREO and Allowance for Loan Losses...................       20
       (r)      Absence of Material Changes and Events......................       21
       (s)      Statements True and Correct.................................       21
       (t)      Brokers and Finders.........................................       22
       (u)      Administration of Trust Accounts............................       22
       (v)      Environmental Matters.......................................       22


                                  ARTICLE 4
                     Conduct Prior to the Effective Date

4.1    Access to Records and Properties.....................................       23
4.2    Confidentiality......................................................       24
4.3    Registration Statement, Proxy Statement and Shareholder Approval.....       24
4.4    Operation of the Business of HBI and CFC ............................       25
4.5    Dividends............................................................       27
4.6    No Solicitation......................................................       27
4.7    Regulatory Filings...................................................       27
4.8    Public Announcements.................................................       27
4.9    Notice of Breach.....................................................       27



                                      iii

4.10   Reorganization Consummation.................................................................            27
4.11   Adjustments.................................................................................            28
4.12   Certain Payments............................................................................            28


                                  ARTICLE 5
                            Additional Agreements

5.1    Conversion of Stock Options.................................................................            28
5.2    Benefit Plans...............................................................................            29
5.3    Indemnification.............................................................................            29
5.4    Agreement with Terrie G. Spiro..............................................................            30
5.5    Data Processing.............................................................................            30


                                  ARTICLE 6
                      Conditions to the Reorganization

6.1    Conditions to Each Party's Obligations to Effect the Reorganization.........................            30
       (a)      Shareholder Approvals..............................................................            30
       (b)      Regulatory Approvals...............................................................            30
       (c)      Registration Statement.............................................................            30
       (d)      Tax Opinion........................................................................            31
       (e)      Opinions of Counsel................................................................            31
       (f)      Legal Proceedings..................................................................            31

6.2    Conditions to Obligations of CFC ...........................................................            31
       (a)      Representations and Warranties.....................................................            31
       (b)      Performance of Obligations.........................................................            31
       (c)      Affiliate Letters..................................................................            31
       (d)      Investment Banking Letter..........................................................            32

6.3    Conditions to Obligations of  HBI ..........................................................            32
       (a)      Representations and Warranties.....................................................            32
       (b)      Performance of Obligations.........................................................            32
       (c)      Investment Banking Letter..........................................................            32


                                  ARTICLE 7
                                 Termination

7.1    Termination.................................................................................            32
7.2    Effect of Termination.......................................................................            33
7.3    Non-Survival of Representations, Warranties and Covenants...................................            33
7.4    Expenses....................................................................................            33



                                       iv

                                  ARTICLE 8
                             General Provisions

8.1    Entire Agreement............................................................................            34
8.2    Waiver and Amendment........................................................................            34
8.3    Descriptive Headings........................................................................            34
8.4    Governing Law...............................................................................            34
8.5    Notices.....................................................................................            34
8.6    Counterparts................................................................................            35
8.7    Severability................................................................................            35
8.8    Subsidiaries................................................................................            36


Exhibit A - Plan of Merger between Heritage Bancorp, Inc. and Cardinal Merger
            Corp.
Exhibit B - Articles of Amendment to the Articles of Incorporation of Cardinal
            Financial Corporation
Exhibit C - Amendment to the Bylaws of Cardinal Financial Corporation
Exhibit D - Agreement among Terrie G. Spiro, Cardinal Financial Corporation,
            Heritage Bancorp, Inc. and The Heritage Bank.

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June __, 2000 by and between Heritage Bancorp, Inc., a Virginia corporation with its principal office located in McLean, Virginia ("HBI"), Cardinal Financial Corporation, a Virginia corporation with its principal office located in Fairfax, Virginia ("CFC"), and Cardinal Merger Corp., a Virginia corporation and wholly-owned subsidiary of CFC ("CMC"), and amends and restates the Agreement and Plan of Reorganization (the "Original Agreement") dated as of April 17, 2000 by and between HBI and CFC.

                                   WITNESSETH:

         WHEREAS, HBI and CFC desire to combine their respective businesses; and

         WHEREAS, pursuant to the Original Agreement, HBI and CFC agreed to the affiliation of their two companies through a merger under Virginia law, in which HBI would merge with and into CFC; and

         WHEREAS, HBI and CFC now desire, pursuant to Section 8.2 of the Original Agreement, to amend and restate the Original Agreement in order to agree to the affiliation of their two companies through a merger under Virginia law, in which HBI will merge with and into CMC and the shareholders of HBI will become preferred shareholders of CFC, all as more specifically provided in this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan"); and

         WHEREAS, the respective Boards of Directors of HBI and CFC have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1

                     The Reorganization and Related Matters

         1.1 The Reorganization. Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.3 hereof, HBI will be merged with and into CMC (the "Reorganization"). The separate corporate existence of HBI thereupon shall cease, and CMC will be the surviving corporation.

         1.2 Management of CFC. (a) On the Effective Date, CFC shall increase the size of its Board of Directors by three (3) members. Harold E. Lieding, George P. Shafran and Kevin B. Tighe shall be appointed to fill the vacancies so created. Mr. Lieding shall become a member of the class of Directors whose terms expire in 2001 and Messrs. Tighe and Shafran shall become members of the classes of Directors whose terms expire in 2002 and 2003, respectively. At the Effective Date, Section 2.3 of the Bylaws of CFC shall be amended to read as set forth in Exhibit C hereto.

                  (b) On or after the Effective Date, The Heritage Bank, a wholly owned subsidiary of HBI, will change its name to "Cardinal Bank", with an appropriate modifier to denote its location. Messrs. Lieding, Tighe, Shafran and Philip F. Herrick and Terrie G. Spiro shall continue as Directors, together with Jones V. Isaac and up to seven additional individuals who will be appointed by CFC. Fees to Directors of The Heritage Bank will not be reduced as a result of the Reorganization.

         1.3 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan shall take place at the offices of Williams, Mullen, Clark & Dobbins, 1021 East Cary Street, Richmond, Virginia or at such other place as may be mutually agreed upon by the parties. The Reorganization shall become effective on the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia the ("SCC") effecting the Reorganization (the "Effective Date"). Unless otherwise agreed upon in writing by the chief executive officers of CFC and HBI, subject to the conditions to the obligations of the parties to effect the Reorganization as set forth in Article 6, the parties shall cause the Effective Date to occur on or before the first day of the second month following the month in which the conditions set forth in Sections 6.1(a) and 6.1(b) are satisfied. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Reorganization will be exchanged by the parties at the closing of the Reorganization (the "Reorganization Closing"), which shall be held on or before the Effective Date. Prior to the Reorganization Closing, CMC and HBI shall execute and deliver to the SCC Articles of Merger containing the Plan in substantially the form of Exhibit A hereto.

         1.4 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

                  (a) "Effective Time" means the time of day on the Effective Date that the Reorganization is effective.

                  (b) the term "knowledge" when used with respect to a party shall mean the knowledge, after due inquiry, of any "Executive Officer" of such party, as such term is defined in Regulation O, (12 C.F.R. 215);

                  (c)      the term "Material Adverse Effect", when applied to a
party, shall mean an event, occurrence or circumstance (including without limitation (i) the making of any provisions for possible loan and lease losses, write-downs or other real estate and taxes and (ii) any breach of a representation or warranty by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or
(b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of the Reorganization and the other transactions contemplated by this Agreement; provided, however, that solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less securities gains) less gross expenses; and provided further, that material adverse effect and material impairment shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, and (iii) the Reorganization on the operating performance of the parties to this Agreement; and

                  (d) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

                  (e) "Series A Preferred Stock" means a share of the 7.25% Cumulative Convertible Preferred Stock, Series A of CFC, par value $1.00 per share, which shall have the rights and preferences set forth in the form of articles of amendment to the articles of incorporation of CFC that are set forth in Exhibit B hereto. The initial conversion price to be set forth in Section 4(a) of such articles of amendment shall be equal to 1.30 multiplied by the average of the last sale price of Cardinal Common Stock for the fifteen (15) business day period that ends seven (7) business days prior to the date that the Proxy Statement (as hereafter defined) is first mailed to shareholders of HBI or CFC.

                                    ARTICLE 2

                          Basis and Manner of Exchange

         2.1 Conversion of HBI Stock. (a) At the Effective Date, by virtue of the Reorganization and without any action on the part of the holders thereof, each share of common stock, par value $1.00 per share, of HBI ("HBI Common Stock") issued and outstanding immediately prior to the Effective Date shall cease to be outstanding and (other than dissenting shares) shall be converted into and exchanged either for $6.00 in cash or 1.2 shares of Series A Preferred Stock and cash for fractional shares. Each holder of shares of HBI Common Stock shall thereafter cease to have any rights with respect to such HBI Common Stock, except the consideration described in Sections 2.1 and 2.3 upon the surrender of such certificate in accordance with Section 2.2.

         The form of consideration into which each individual shareholder's shares of HBI Common Stock will be converted will be determined in the manner described in Sections 2.1(b) and 2.1(c).

         (b) By written notice to CFC in the manner described below, each HBI shareholder may elect the form of consideration (shares of Series A Preferred Stock or cash) into which his or her shares of HBI Common Stock will be converted on the Effective Date; provided that despite such elections, shareholders of HBI may be required to receive a different amount of cash or shares of Series A Preferred Stock in the event of a proration pursuant to
Section  2.1(c).  Within
ten (10) days following approval of this Agreement and the Plan by HBI's shareholders, HBI will mail written instructions to each of its shareholders for making the election, together with a form (a "Notice of Election") which each shareholder shall be required to use to make such election. HBI's notice shall specify a date by which a shareholder's election must be made (the "Election Date," which shall be twenty (20) days following the date the instructions and Notice of Election form are first distributed to HBI's shareholders). The instructions and Notice of Election distributed to HBI's shareholders shall be provided by and in a form satisfactory to CFC and HBI.

         In order to make an effective election, a shareholder must deliver to CFC a properly completed Notice of Election on or before the close of its business on the Election Date in accordance with CFC's instructions. Each shareholder may elect any combination of cash and Series A Preferred Stock. Any shareholder who does not make an election or whose Notice of Election is not timely received by CFC or otherwise is not made in accordance with CFC's instructions will be deemed to have elected that each share of the shareholder's HBI Common Stock be converted into the right to receive $6.00 in cash.

         (c) Notwithstanding anything contained herein to the contrary, in no event shall cash be paid (whether pursuant to shareholders' elections to receive cash, proration or exercise of dissenters' rights) for more or less than 50% of the total outstanding shares of HBI Common Stock.

                  (i) If the aggregate number of shares of HBI Common Stock held by the HBI shareholders who dissent and by HBI shareholders who effectively elect (and who are deemed to have elected) as provided above to receive cash is more than 50% of the total outstanding shares of HBI Common Stock then, in the case of each shareholder who has effectively elected to receive cash for any or all of his or her shares of HBI Common Stock, CFC will reduce (by the same percentage for each such shareholder and by rounding to the nearest full share) the number of shares of HBI Common Stock held by such shareholders for which cash will be paid, such that the aggregate number of shares of HBI Common Stock for which cash will be paid is as nearly equal as possible to 50% of the total outstanding shares of HBI Common Stock and each share held by each such shareholder for which cash will not be paid will be converted into 1.2 shares of Series A Preferred Stock.

                  (ii) If the aggregate number of shares of HBI Common Stock held by the HBI shareholders who dissent and by HBI shareholders who effectively elect (and who are deemed to have elected) as provided above to receive cash is less than 50% of the total outstanding shares of HBI Common Stock, then, in the case of each shareholder who effectively has elected to receive Series A Preferred Stock for any or all of his or her shares of HBI Common Stock, CFC will reduce (by the same percentage for each such shareholder and by rounding to the nearest full share) the number of shares of HBI Common Stock that will be converted into Series A Preferred Stock such that the aggregate number of shares of HBI Common Stock to be converted into Series A Preferred Stock is as nearly equal as possible to 50% of the total outstanding shares of HBI Common Stock and each share held by each such shareholder which will not be converted into Series A Preferred Stock will be converted into $6.00 in cash.

                  (iii) A shareholder who beneficially owns HBI Common Stock in more than one account or capacity may direct how cash and shares of Series A Preferred Stock will be allocated among such accounts.

         2.2 Exchange and Payment Procedures. Following the Effective Date, certificates representing shares of HBI Common Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, the form of consideration into which each individual shareholder's shares of HBI Common Stock have been converted as determined by and based on the shareholder's election in the manner described in Sections 2.1(b) and 2.1(c).

         As promptly as practicable following the Effective Date, CFC shall send or cause to be sent to each former shareholder of HBI of record immediately prior to the Effective Date written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to American Stock Transfer & Trust Company ("the Transfer Agent"). Upon the proper surrender and delivery to the Transfer Agent (in accordance with CFC's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of HBI of his or her Old Certificate(s), and in exchange therefor, the Transfer Agent shall, (i) in the case of a shareholder whose HBI Common Stock has been converted into Series A Preferred Stock, issue, register and deliver to the shareholder a certificate evidencing the number of shares of Series A Preferred Stock to which the shareholder is entitled and/or (ii) in the case of a shareholder whose HBI Common Stock has been converted into the right to receive cash, issue and deliver to the shareholder a check in the amount of cash to which the shareholder is entitled.

         Following the Effective Time there shall be no further transfers of HBI Common Stock on the stock transfer books of HBI or the registration of any transfer of an Old Certificate by any holder thereof, and the surrender of each Old Certificate as provided herein must be made by or on behalf of its holder of record at the Effective Date.

         2.3 No Fractional Shares. No certificates or scrip for fractional shares of Series A Preferred Stock will be issued. In lieu thereof, CFC will pay the value of such fractional shares in cash on the basis of $5.00 per share of Series A Preferred Stock.

         2.4 Dividends. No dividend or other distribution payable to the holders of record of Series A Preferred Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of HBI Common Stock issued and outstanding at the Effective Date until such holder physically surrenders such certificate for exchange as provided in
Section 2.2 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without interest).

         2.5 Rights of Dissenting Shareholders. Shareholders of HBI will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.

                                    ARTICLE 3

                          Representation and Warranties

         3.1 Representations and Warranties of HBI. HBI represents and warrants to CFC as follows:

                  (a) Organization, Standing and Power. HBI is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and HBI has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan. HBI is duly registered as a bank holding company under the Bank Holding Company Act of 1956. The Heritage Bank, a wholly owned subsidiary of HBI, is a Virginia corporation and a Virginia state bank, duly organized, validly existing and in good standing under the laws of Virginia, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, and it has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own and operate its assets, properties and business.

                  (b) Authority. (1) The execution and delivery of this Agreement and the Plan and the consummation of the Reorganization have been duly and validly authorized by all necessary corporate action on the part of HBI, except the approval of shareholders. The HBI Board has taken action sufficient to permit this Agreement and the Plan to be approved and adopted by a majority of the votes cast on this Agreement and the Plan at the HBI Shareholders' Meeting (as hereinafter defined). The Agreement represents the legal, valid, and binding obligation of HBI, enforceable against HBI in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by HBI with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of HBI, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the HBI Companies (as hereafter defined) pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the HBI Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the HBI Companies or any of their properties or assets.

                  (c) Capital Structure. The authorized capital stock of HBI consists of: 10,000,000 shares of HBI Common Stock, of which 2,294,617 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which HBI is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which HBI and any of the HBI Companies could be required or expected to issue shares of capital stock.

                  (d) Ownership of the HBI Subsidiaries; Capital Structure of HBI Subsidiaries; and Organization of the HBI Subsidiaries. (1) HBI does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed (collectively the "HBI" Subsidiaries" and each individually an "HBI Subsidiary" and, together with HBI, the "HBI Companies"). The outstanding shares of capital stock of each HBI Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are directly or indirectly owned by HBI free and clear of all liens, claims and encumbrances. No rights are authorized, issued or outstanding with respect to the capital stock of any HBI Subsidiary and there are no agreements, understandings or commitments relating to the right of HBI to vote or to dispose of said shares. None of the shares of capital stock of any HBI Subsidiary has been issued in violation of the preemptive rights of any person or of any state or federal securities law.

                  (2) Each HBI Subsidiary is a duly organized corporation, validly existing and in good standing under applicable laws. Each HBI Subsidiary
(i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a Material Adverse Effect on the financial condition, results of operations or business of HBI on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of HBI on a consolidated basis. Each HBI Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such HBI Subsidiary.

                  (e) Financial Statements. HBI's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, and all other documents filed or to be filed subsequent to December 31, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the United States Securities and Exchange Commission (the "SEC") (in each such case, the "HBI Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the HBI Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the HBI Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                  (f) Absence of Undisclosed Liabilities. At December 31, 1999, none of the HBI Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the HBI Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

                  (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of HBI's management, threatened or probable of assertion against any of the HBI Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of HBI on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the HBI Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of HBI on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the HBI Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the HBI Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of HBI, the HBI Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

                  (h) Regulatory Approvals. HBI knows of no reason why the regulatory approvals referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(b).

                  (i) Labor Relations. None of the HBI Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  (j) Tax Matters. The HBI Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the HBI Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the HBI Financial Statements, there are no federal, state or local tax liabilities of the HBI Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the HBI Companies. Except as Previously Disclosed, no tax return or report of any of the HBI Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the HBI Companies by any taxing authority.

                  (k) Property. Except as disclosed or reserved against in the HBI Financial Statements, all of the HBI Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the HBI Financial Statements as being owned by the HBI Companies as of the dates thereof. To the best knowledge of HBI, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the HBI Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the HBI Companies are, to the best knowledge of HBI, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

                  (l) Reports. Since January 1, 1996, the HBI Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations, and such reports were prepared in all material respects in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports.

                  (m) Employee Benefit Plans. (1) HBI will deliver for CFC's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by HBI for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the "HBI Benefit Plans"). Any of the HBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "HBI ERISA Plan." No HBI Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all HBI Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to HBI on a consolidated basis.

                  (3) No HBI ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

                  (n) Investment Securities. Except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the HBI Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the HBI Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time. With respect to any agreements pursuant to which any of the HBI Companies has purchased securities subject to any agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (o) Certain Contracts. (1) Except as Previously Disclosed, neither HBI nor any HBI Subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by HBI or any HBI Subsidiary or the guarantee by HBI or any HBI Subsidiary of any such obligation,
(iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between HBI or any HBI Subsidiary and any director or officer of HBI or any HBI Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between HBI or any HBI Subsidiary and any 5% or more shareholder of HBI; in each case other than agreements entered into in the ordinary course of the banking business of HBI or a HBI Subsidiary consistent with past practice.

                  (2) Neither HBI or any HBI Subsidiary, nor to the knowledge of HBI, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from HBI or a HBI Subsidiary in the ordinary course of its business.

                  (3)      Since  December  31,  1999,  neither  HBI nor any HBI
Subsidiary has incurred or paid any obligation or liability that would be material to HBI, except obligations incurred or paid in connection with transactions in the ordinary course of business of HBI or an HBI Subsidiary consistent with its practice and, except as Previously Disclosed, from December 31, 1999 to the date hereof, neither HBI nor any HBI Subsidiary has taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.4 hereof.

                  (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the HBI Companies has previously been furnished to CFC and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by HBI. The HBI Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the HBI Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the HBI Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the HBI Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (q)      Loans,  OREO,  and  Allowance  for Loan  Losses.  (1)
Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Reorganization or the financial condition of HBI, to HBI's best knowledge each loan reflected as an asset in the HBI Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by HBI and the HBI Subsidiaries comply therewith.

                  (2) The classification on the books and records of HBI and each HBI Subsidiary of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

                  (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the HBI Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither HBI nor any HBI Subsidiary has received any notice of denial of any such claim.

                  (4) HBI and each HBI Subsidiary are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and HBI and/or each HBI Subsidiary are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of HBI and each HBI Subsidiary, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

                  (5) Except as Previously Disclosed, all loans made by any of the HBI Companies to facilitate the disposition of OREO are performing in accordance with their terms.

                  (6) The allowance for possible loan losses shown on the HBI Financial Statements was, and the allowance for possible loan losses shown on the financial statements of HBI as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the HBI Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by HBI.

                  (r) Absence of Material Changes and Events. Except as Previously Disclosed, since December 31, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business of the HBI Companies on a consolidated basis, and each of the HBI Companies has conducted its business only in the ordinary course consistent with past practice.

                  (s) Statements True and Correct. None of the information supplied or to be supplied by HBI for inclusion in the registration statement, the Proxy Statement (as hereafter defined) or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the registration statement, when it becomes effective and with respect to the Proxy Statement, when first mailed to CFC shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any supplement thereto, at the time of the CFC Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CFC Shareholders' Meeting. All documents that HBI is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated, hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

                  (t) Brokers and Finders. Neither HBI nor any HBI Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for Ferris, Baker Watts, Incorporated.

                  (u) Administration of Trust Accounts. HBI and HBI Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of HBI and HBI Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither HBI nor a HBI

Subsidiary, nor any director, officer or employee of HBI or a HBI Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of HBI, or a HBI Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

                  (v) Environmental Matters. (1) Except as Previously Disclosed, to the best of HBI's knowledge, neither HBI nor any HBI Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of HBI and the HBI Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of HBI and the HBI Subsidiaries, the premises on which the leasehold is situated. Neither HBI nor any HBI Subsidiary has received any Communication (as hereafter defined) alleging that HBI or such HBI Subsidiary is not in such compliance and, to the best knowledge of HBI and the HBI Subsidiaries, there are no present circumstances (including Environmental Laws (as hereafter defined) that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                  (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on HBI and the HBI Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of HBI and the HBI Subsidiaries, threatened against (A) HBI or any HBI Subsidiary, (B) any person or entity whose liability for any Environmental Claim, HBI or any HBI Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which HBI or any HBI Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business,
financial   condition  or  results  of  operations  of  HBI.  HBI  and  the  HBI
Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (3) To the best knowledge of HBI and the HBI Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on HBI or any HBI Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which HBI or any HBI Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a Material Adverse Effect on the business, financial condition or results of operations of HBI. HBI and the HBI Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (4) With respect to all real and personal property owned or leased by HBI or any HBI Subsidiary, other than OREO, HBI has made available to CFC copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by HBI or any HBI Subsidiary and all real or personal property which HBI or any HBI Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, HBI has made available to CFC the information relating to such OREO available to HBI. HBI and the HBI Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                  (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern (as hereafter defined), that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against HBI or any HBI Subsidiary or against any person or entity whose liability for any Environmental Claim HBI or any HBI Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  (6) For the purpose of this Agreement, the following terms shall have the following meanings:

                  (i) "Communication" means a communication which is of a substantive nature and which is made (A) in writing to HBI or any HBI Subsidiary on the one hand or to CFC or any CFC Subsidiary on the other hand, or (B) orally to a senior officer of HBI or any HBI Subsidiary or of CFC or any CFC Subsidiary, whether from a governmental authority or a third party.

                  (ii) "Environmental Claim" means any Communication from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern (as hereafter defined).

                  (iii) "Environmental Laws" means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata). This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  (iv)     "Materials   of    Environmental    Concern"    means
pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         3.2 Representations and Warranties of CFC. CFC represents and warrants to HBI as follows:

                  (a) Organization, Standing and Power. CFC is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and CFC has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and the Plan. CFC is duly registered as a bank holding company under the Bank Holding Company Act of 1956. Cardinal Bank, N.A., Cardinal Bank - Manassas/Prince William, N.A. and Cardinal Bank - Dulles, N.A., each, is a wholly owned subsidiary of CFC and a national banking association validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, and it has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own and operate its assets, properties and business.

                  (b) Authority. (1) The execution and delivery of this Agreement and the Plan and the consummation of the Reorganization have been duly and validly authorized by all necessary corporate action on the part of CFC, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligation of CFC, enforceable against CFC in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by CFC with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of CFC, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the CFC Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the CFC Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the CFC Companies or any of their properties or assets.

                  (c) Capital Structure. The authorized capital stock of CFC consists of: 50,000,000 shares of common stock, par value $1.00 per share ("CFC Common Stock), of which 4,242,634 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which CFC is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws; and 10,000,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding. The shares of Series A Preferred Stock to be issued in exchange for shares of HBI Common Stock upon consummation of the Reorganization will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which CFC and any of the CFC Companies could be required or expected to issue shares of capital stock.

                  (d) Ownership of the CFC Subsidiaries; Capital Structure of the CFC Subsidiaries; and Organization of the CFC Subsidiaries. (1) CFC does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed (collectively the "CFC" Subsidiaries" and each individually a "CFC Subsidiary" and, together with CFC, the "CFC Companies"). The outstanding shares of capital stock of each CFC Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are directly or indirectly owned by CFC free and clear of all liens, claims and encumbrances. No rights are authorized, issued or outstanding with respect to the capital stock of any CFC Subsidiary and there are no agreements, understandings or commitments relating to the right of CFC to vote or to dispose of said shares. None of the shares of capital stock of any CFC Subsidiary has been issued in violation of the preemptive rights of any person or of any state or federal securities law.

                  (2) Each CFC Subsidiary is a duly organized corporation, validly existing and in good standing under applicable laws. Each CFC Subsidiary
(i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of CFC on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of CFC on a consolidated basis. Each CFC Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a Material Adverse Effect on the business of such CFC Subsidiary.

                  (e) Financial Statements. CFC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, and all other documents filed or to be filed subsequent to December 31, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "CFC Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the CFC Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the CFC Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                  (f) Absence of Undisclosed Liabilities. At December 31, 1999, none of the CFC Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the CFC Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

                  (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of CFC's management, threatened or probable of assertion against any of the CFC Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of CFC on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the CFC Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of CFC on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the CFC Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the CFC Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of CFC, the CFC Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

                  (h) Regulatory Approvals. CFC knows of no reason why the regulatory approvals referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(b). CFC has funds sufficient to enable it to pay the cash component of the merger consideration and, provided it receives the dividend described in Section 4.7, will have sufficient sources of funds to pay the dividend obligation on the Series A Preferred Stock without seeking funding from third parties. CFC believes that it can satisfy all capital and other regulatory requirements referred to Section 6.1(b).

                  (i) Labor Relations. None of the CFC Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  (j) Tax Matters. The CFC Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the CFC Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the CFC Financial Statements, there are no federal, state or local tax liabilities of the CFC Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the CFC Companies. Except as Previously Disclosed, no tax return or report of any of the CFC Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the CFC Companies by any taxing authority.

                  (k) Property. Except as disclosed or reserved against in the CFC Financial Statements, all of the CFC Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the CFC Financial Statements as being owned by the CFC Companies as of the dates thereof. To the best knowledge of CFC, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the CFC Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the CFC Companies are, to the best knowledge of CFC, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

                  (l) Reports. Since January 1, 1996, the CFC Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations, and such reports were prepared in all material respects in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports.

                  (m) Employee Benefit Plans. (1) CFC will deliver for HBI's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CFC for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the "CFC Benefit Plans"). Any of the CFC Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CFC ERISA Plan." No CFC Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all CFC Benefit Plans are in compliance with the applicable terms of ERISA and the IRC and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to CFC on a consolidated basis.

                  (3) No CFC ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

                  (n) Investment Securities. Except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the CFC Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the CFC Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time. With respect to any agreements pursuant to which any of the CFC Companies has purchased securities subject to any agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (o) Certain Contracts. (1) Except as Previously Disclosed, neither CFC nor any CFC subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by CFC or any CFC Subsidiary or the guarantee by CFC or any CFC Subsidiary of any such obligation,
(iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between CFC or any CFC Subsidiary and any director or officer of CFC or any CFC Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between CFC or any CFC Subsidiary and any 5% or more shareholder of CFC; in each case other than agreements entered into in the ordinary course of the banking business of CFC or a CFC Subsidiary consistent with past practice.

                  (2) Neither CFC or any CFC Subsidiary, nor to the knowledge of CFC, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from CFC or a CFC Subsidiary in the ordinary course of its business.

                  (3) Since December 31, 1999 neither CFC nor any CFC Subsidiary has incurred or paid any obligation or liability that would be material to CFC, except obligations incurred or paid in connection with transactions in the ordinary course of business of CFC or a CFC Subsidiary consistent with its practice and, except as Previous Disclosed, from December
31, 1999 to the date hereof, neither CFC nor any CFC Subsidiary has taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 4.4 hereof.

                  (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the CFC Companies has previously been furnished to HBI and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by CFC . The CFC Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the CFC Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the CFC Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the CFC Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (q)      Loans,  OREO,  and  Allowance  for Loan  Losses.  (1)
Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Reorganization or the financial condition of CFC, to CFC's best knowledge each loan reflected as an asset in the CFC Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by CFC and the CFC Subsidiaries comply therewith.

                  (2) The classification on the books and records of CFC and each CFC Subsidiary of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

                  (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the CFC Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither CFC nor any CFC Subsidiary has been received any notice of denial of any such claim.

                  (4) CFC and each CFC Subsidiary are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and CFC and/or each CFC Subsidiary are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of CFC and each CFC Subsidiary, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

                  (5) Except as Previously Disclosed, all loans made by any of the CFC Companies to facilitate the disposition of OREO are performing in accordance with their terms.

                  (6) The allowance for possible loan losses shown on the CFC Financial Statements was, and the allowance for possible loan losses shown on the financial statements of CFC as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the CFC Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CFC.

                  (r) Absence of Material Changes and Events. Except as Previously Disclosed, since December 31, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or CFC Companies on a consolidated basis, and each of the CFC Companies has conducted its business only in the ordinary course consistent with past practice.

                  (s) Statements True and Correct. None of the information supplied or to be supplied by CFC for inclusion in the registration statement, the Proxy Statement or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the registration statement, when it becomes effective and with respect to the Proxy Statement, when first mailed to HBI shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any supplement thereto, at the time of the HBI Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the HBI Shareholders' Meeting. All documents that CFC is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated, hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

                  (t) Brokers and Finders. Neither CFC nor any CFC Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for the Scott & Stringfellow, Inc.

                  (u) Administration of Trust Accounts. CFC and CFC Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of CFC and CFC Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither CFC nor a CFC Subsidiary, nor any director, officer or employee of CFC or a CFC Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of CFC, or a CFC Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

                  (v) Environmental Matters. (1) Except as Previously Disclosed, to the best of CFC's knowledge, neither CFC nor any CFC Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of CFC and the CFC Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of CFC and the CFC Subsidiaries, the premises on which the leasehold is situated. Neither CFC nor any CFC Subsidiary has received any Communication alleging that CFC or such CFC Subsidiary is not in such compliance and, to the best knowledge of CFC and the CFC Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

                  (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CFC and the CFC Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of CFC and the CFC Subsidiaries, threatened against (A) CFC or any CFC Subsidiary, (B) any person or entity whose liability for any Environmental Claim, CFC or any CFC Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which CFC or any CFC Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business,
financial   condition  or  results  of  operations  of  CFC.  CFC  and  the  CFC
Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (3) To the best knowledge of CFC and the CFC Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on CFC or any CFC Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which CFC or any CFC Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of CFC. CFC and the CFC Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (4) With respect to all real and personal property owned or leased by CFC or any CFC Subsidiary, other than OREO, CFC has made available to HBI copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by CFC or any CFC Subsidiary and all real or personal property which CFC or any CFC Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, CFC has made available to HBI the information relating to such OREO available to CFC. CFC and the CFC Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

                  (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against CFC or any CFC Subsidiary or against any person or entity whose liability for any Environmental Claim CFC or any CFC Subsidiary has or may have retained or assumed either contractually or by operation of law.

                                    ARTICLE 4

                       Conduct Prior to the Effective Date

         4.1 Access to Records and Properties. HBI will keep CFC, and CFC will keep HBI advised of all material developments relevant to their respective businesses prior to consummation of the Reorganization. Prior to the Effective Date, CFC, on the one hand, and HBI on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other. CFC will designate an individual as the transition officer for the Reorganization. The transition officer will be an officer of CFC. HBI will provide office facilities and such support as necessary to enable him to perform his duties. The transition officer's duties will include (i)supervising the data processing conversion described in Section 5.5, (ii) meeting with employees of The Heritage Bank to familiarize them with CFC's business practices and programs and to prepare employees for any changes that may result from the Reorganization; and (iii) attending such meetings he deems necessary in order to gain a thorough understanding of HBI and The Heritage Bank. The transition officer shall be given the same reports on operations of The Heritage Bank that are given to the President of HBI. The transition officer will have no direct contact or any opportunities to meet with the customers of The Heritage Bank without the written consent of HBI.

         4.2 Confidentiality. Between the date of this Agreement and the Effective Date, CFC and HBI each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Reorganization is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

         4.3 Registration Statement, Proxy Statement and Shareholder Approval. The Board of Directors of HBI and the Board of Directors of CFC each will duly call and will hold a meeting of shareholders as soon as practicable for the purpose of approving the Reorganization or, in the case of CFC, obtaining such shareholder approvals as are necessary for CFC to consummate the Reorganization and perform its obligations under this Agreement (the "HBI Shareholders' Meeting" and the "CFC Shareholders' Meeting", respectively). Subject to the fiduciary duties of the Board of Directors of HBI and of CFC (each as advised in writing by its counsel), HBI and CFC each shall use its best efforts to solicit and obtain votes of the holders of its Common Stock in favor of the matters presented for a vote at the HBI Shareholders' Meeting and the CFC Shareholders' Meeting and will comply with the provisions in its Articles of Incorporation and Bylaws relating to the call and holding of a meeting of shareholders for such purpose. HBI will not take any action that would increase the vote required, as described in Section 3.1(b), to approve and adopt this Agreement and the Plan. Each member of the Boards of Directors of HBI and CFC shall vote all shares of HBI Common Stock and CFC Common Stock under his or her control (and not held in a fiduciary capacity) in favor of the matters presented for a vote at the HBI Shareholders' Meeting and the CFC Shareholders' Meeting.

Without the consent of CFC and HBI, neither CFC nor HBI nor any of their respective directors shall bid for or purchase or sell or offer to sell any shares of CFC Common Stock during the period of twenty (20) business days that ends seven (7) business days before the date that the Proxy Statement (as hereafter defined) is first mailed to shareholders of HBI or CFC.

         HBI and CFC each shall, at the other's request, recess or adjourn the meeting if such recess or adjournment is deemed by the other to be necessary or desirable. CFC and HBI will prepare jointly the proxy statement/prospectus to be used in connection with the HBI Shareholders' Meeting and the CFC Shareholders' Meeting (the "Proxy Statement"). Within forty-five (45) days of the date hereof, CFC will prepare and file with the SEC the registration statement, of which such Proxy Statement shall be a part and will use its best efforts to have the registration statement declared effective as promptly as possible, under federal law and the laws of any states in which the Reorganization is not an exempt transaction.

         When the registration statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the meeting, such registration statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by HBI relating to the HBI Companies and by CFC relating to the CFC Companies, (i) will comply in all material respects with the provisions of the Securities Act of 1933 and any other applicable statutory or regulatory requirements, including applicable state blue-sky and securities laws, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the registration statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the registration statement.

         CFC will use its best efforts to cause the Series A Preferred Stock to be listed on the Nasdaq SmallCap Market. CFC will register Series A Preferred stock under the Exchange Act and, once registered, will not take action to terminate such registration. CFC shall use its reasonable best efforts to cause KPMG LLP, its independent public accounting firm to deliver to HBI and HBI shall use its reasonable best efforts to cause Yount, Hyde & Barbour, PC, its independent public accounting firm to deliver to CFC and to its officers and directors who sign the registration statement, a "comfort letter" or "agreed upon procedures letter" in form customarily issued by such accountants at such time in transactions of this type dated (a) the date of the mailing of the Proxy Statement for the CFC Shareholders' Meeting and the date of mailing of the Proxy Statement for the HBI Shareholders' Meeting, respectively, and (b) a date not earlier than fourteen (14) days preceding the date of the Reorganization Closing.

         4.4 Operation of the Business of HBI and CFC. HBI and CFC each agrees that from the date hereof to the Effective Date it will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, it will use its best efforts to preserve intact its relationships with persons having business dealings with it. Without limiting the generality of the foregoing, HBI and CFC each agrees that it will not, without the prior written consent of the other:

                  (a) Except as Previously Disclosed, make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options, warrants or rights to purchase, its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock, provided that CFC and HBI each may issue shares of common stock pursuant to options granted or issued prior to the date hereof;

                  (b) Except as Previously Disclosed, voluntarily make any changes in the composition of its officers, directors or other key management personnel;

                  (c) Except as Previously Disclosed, make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other party;

                  (d) Except as Previously Disclosed, enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement;

                  (e) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement;

                  (f) Except as permitted by Section 4.4(a) hereof, issue or contract to issue any shares of its Common Stock, options for shares of its Common Stock, or securities exchangeable for or convertible into such shares;

                  (g)      Knowingly waive any right of substantial value;

                  (h) Enter into material transactions otherwise than in the ordinary course of its business, including any equity investment that exceeds $100,000;

                  (i) Take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or generally accepted accounting principles or regulatory accounting as concurred in by its independent public accounts; or make any tax election or settle or compromise any federal, state, local or foreign tax liability;

                  (j) Change in any material respect its loan policies, except as required by regulatory authorities;

                  (k) Alter, amend or repeal its Bylaws or Articles of Incorporation; or

                  (l) Propose or take any other action which would make any representation or warranty in Section 3.1 or Section 3.2 hereof untrue.

         4.5 Dividends. CFC and HBI each agree not to pay any cash dividends from the date of this Agreement through the Effective Date.

         4.6 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to its terms, neither HBI nor any of its officers, directors, representatives or agents shall, directly or indirectly, (i) encourage, solicit or initiate discussions or negotiations with any person other than CFC concerning any merger, share exchange, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving HBI, (ii) enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of a significant amount of assets, or (iii) furnish any information to any other person relating to or in support of such transaction. HBI will promptly communicate to CFC the terms of any proposal which it may receive in respect to any of the foregoing transactions. Unless and until the Effective Date or until this Agreement shall have been terminated pursuant to its terms, neither CFC nor any of its officers, directors, representatives or agents shall enter into any agreement or letter of intent that provides for the acquisition by CFC of substantially all of the assets or voting stock of a third party.

         4.7 Regulatory Filings. CFC and HBI shall prepare jointly all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan and submit the filings for approval with the Federal Reserve Board and the SCC, and any other governing regulatory authority, as soon as practicable after the date hereof. The applications of CFC to the Federal Reserve and SCC shall include a request for permission for The Heritage Bank to pay a dividend of $3.0 million on the Effective Date. CFC and HBI shall use their best efforts to obtain approvals of such filings.

         4.8 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Reorganization and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

         4.9 Notice of Breach. CFC and HBI will give written notice to the other promptly upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made to the other party in this Agreement and will use its best efforts to prevent or promptly remedy the same.

         4.10 Reorganization Consummation. Subject to the terms and conditions of this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Reorganization at the earliest possible date, consistent with Section 1.3 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, and each of HBI and CFC shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         4.11     Adjustments.

                  (a) HBI and CFC shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes the expenses of the Reorganization and the restructuring charges related to or to be incurred in connection with the Reorganization, provided that any such accounting shall be in accordance with generally accepted accounting principles.

                  (b) At the request of CFC, HBI shall sell investment securities in order to conform its securities portfolio to the amounts, types and maturities that CFC deems advisable. At the request of CFC, HBI shall promptly establish and take such reserves and accruals as CFC shall request in order to conform on a mutually satisfactory basis, HBI's loan, accrual and reserve policies to CFC's policies. It is the objective of CFC and HBI that such reserves, accruals and charges be taken on or before the Effective Date.

                  However, no such securities sales and no such reserves and accruals shall be deemed to have a Material Adverse Effect on HBI, and HBI shall not be obligated to take any such action pursuant to this Section 4.11(b) unless and until (i) all conditions to the obligations of HBI and CFC to consummate the Reorganization set forth in Sections 6.1 through 6.3 have been waived or satisfied by the appropriate party, and (ii) such reserves, accruals and charges conform with generally accepted accounting principles, applicable laws, regulations, and the requirements of governmental entities.

         4.12 Certain Payments. Notwithstanding Section 4.4, HBI, in consultation and concurrence with CFC, may agree to pay bonuses and/or grant stock options to key employees who are not to be offered continued employment by CFC or who determine not to continue employment with CFC to induce such employees to remain employees of HBI until the Effective Date, or such date after the Effective Date that is necessary to protect the parties' business interests. Unless CFC consents, such payments will not exceed $50,000 in the aggregate and options will not be granted on more than 8,000 shares of HBI Common Stock.

                                    ARTICLE 5

                              Additional Agreements

         5.1 Conversion of Stock Options. (a) On the Effective Date, all rights with respect to HBI Common Stock pursuant to stock options ("HBI Options") granted by HBI under an HBI stock option plan which are outstanding on the Effective Date, whether or not they are exercisable, shall be converted into and become rights with respect to CFC Common Stock, and CFC shall assume each HBI Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement, including amounts vested and any vesting schedule, by which it is evidenced. From the Effective Date forward, (i) each HBI Option assumed by CFC may be excised solely for shares of CFC Common Stock, (ii) the number of shares of CFC Common Stock subject to each HBI Option shall be equal to the number of shares of HBI Common Stock subject to such option immediately prior to the Effective Date multiplied by Option Conversion Ratio (as hereafter defined) and (iii) the per share exercise price under each such HBI Option shall be adjusted by dividing the per share exercise price under each such option by Option Conversion Ratio and rounding down to the nearest cent; provided, however, that the terms of each HBI Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in
Section 424 of the IRC, as to any stock option which is an "incentive stock option." The "Option Conversion Ratio" shall mean the fraction, the numerator of which is $6.00 and the denominator of which is equal to the average last sale price of CFC Common Stock for the twenty (20) trading day period ending on the Effective Date.

         5.2 Benefit Plans. (a) Upon consummation of the Reorganization, employees of HBI shall be entitled to participate in CFC pension, benefit, health and similar plans on the same terms and conditions as employees of CFC and its subsidiaries, without waiting periods or exceptions for pre-existing conditions and giving effect to years of service with HBI as if such service were with CFC. CFC also shall cause HBI to honor in accordance with their terms as in effect on the date hereof (or as amended after the date hereof with the prior written consent of CFC), all employment, severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by HBI on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have previously been delivered by HBI to CFC. Employees of HBI shall receive credit under CFC's group health plans for all deductibles and co-payments made by such employees under the group health plans maintained by HBI prior to the Effective Date.

         (b) For a period of six months following the Effective Date, CFC agrees not to amend or terminate HBI's current severance policy and agrees that any employee of HBI whose employment is terminated within six months of the Effective Date for reasons other than cause shall be entitled to severance benefits in the amounts determined in accordance with such severance policy. For the purpose of this provision, "cause" shall mean personal dishonesty, incompetence, intentional failure to perform stated duties, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

         5.3 Indemnification. CFC agrees that following the Effective Date, it shall indemnify and hold harmless any person who has rights to indemnification from HBI, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and HBI's Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Effective Date. CFC further agrees that any such person who has rights to indemnification pursuant to this Section 5.3 is expressly made a third party beneficiary of this Section 5.3 and may directly, in such person's personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress allowable under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, CFC shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between CFC and the indemnified party. CFC shall apply to its directors and officers liability insurance carrier for coverage for persons who are currently covered by such insurance of HBI and shall purchase and maintain such insurance for three years after the Effective Date for coverage not to exceed $15,000 per year for such individuals.

         5.4 Agreement with Terrie G. Spiro. Notwithstanding Section 4.4, an agreement with Terrie G. Spiro in the form of Exhibit D hereto has been executed by The Heritage Bank, HBI, CFC, and such parties will take all steps necessary and desirable to perform such agreement.

         5.5 Data Processing. CFC and HBI agree to use their best efforts to take all steps necessary, including HBI's notification to its outside data processing service provider of its intent to terminate its data processing contract, to coordinate and effect, no later than five business days following the Effective Date of the Merger, the transition of the data processing systems of HBI and The Heritage Bank to those of CFC. The termination by HBI of its data processing contract as provided in this paragraph shall not constitute a breach of any warranty, representation or covenant contained in this Agreement.

                                    ARTICLE 6

                        Conditions to the Reorganization

         6.1 Conditions to Each Party's Obligations to Effect the Reorganization. The respective obligations of each of CFC and HBI to effect the Reorganization and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

                  (a) Shareholder Approvals. Shareholders of HBI and CFC shall have approved all matters relating to this Agreement and the Reorganization required to be approved by such shareholders in accordance with Virginia law and the requirements of The Nasdaq Stock Market, including, but not limited to the election of HBI Directors to the Cardinal Board of Directors in accordance with Section 1.2(a).

                  (b) Regulatory Approvals. This Agreement and the Plan (including permission for The Heritage Bank to pay a $3.0 million dividend on the Effective Date) shall have been approved by the Federal Reserve, the SCC, and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Reorganization in the reasonable opinion of the Board of Directors of CFC or HBI.

                  (c) Registration Statement. The registration statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                  (d) Tax Opinion. CFC and HBI shall have received an opinion of Williams, Mullen, Clark & Dobbins, or other counsel reasonably satisfactory to CFC and HBI, to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368 of the IRC and that no gain or loss will be recognized by the shareholders of HBI to the extent they receive Series A Preferred Stock in exchange for their HBI Common Stock in the Reorganization. Such opinion shall be reasonably satisfactory to each of the parties and counsel to HBI.

                  (e) Opinions of Counsel. HBI shall have delivered to CFC and CFC shall have delivered to HBI opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

                  (f) Legal Proceedings. Neither CFC nor HBI shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Reorganization.

                  (g) Articles of Amendment. The Articles of Amendment in the form attached hereto shall have been filed with the SCC, reflecting an effective date prior to date of the Reorganization closing.

         6.2 Conditions to Obligations of CFC. The obligations of CFC to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties contained herein of HBI shall be true and correct as of the date of the Original Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement and CFC shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of HBI dated the Effective Date, to such effect.

                  (b) Performance of Obligations. HBI shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective

Date, and CFC shall have received a certificate signed by the Chief Executive Officer of HBI to that effect.

                  (c) Affiliate Letters. Each shareholder of HBI who may be deemed by counsel for CFC to be an "affiliate" of HBI within the meaning of Rule 145 under the Securities Act of 1933 shall have executed and delivered a commitment and undertaking to the effect that (1) such shareholder will dispose of the shares of Series A Preferred Stock received by him or her in connection with the Reorganization only in accordance with the provisions of paragraph (d) of Rule 145; (2) such shareholders will not dispose of any such shares until CFC has received an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of any applicable securities laws; and (3) the certificates representing said shares may bear a conspicuous legend referring to the forgoing restrictions.

                  (d) Investment Banking Letter. CFC shall have received a written opinion in form and substance satisfactory to CFC from Scott & Stringfellow, Inc. addressed to CFC and dated the date the Proxy Statement is mailed to shareholders of CFC, to the effect that the terms of the Reorganization, are fair, from a financial point of view, to CFC.

         6.3 Conditions to Obligations of HBI. The obligations of HBI to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties contained herein of CFC shall be true and correct as of the date of the Original Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement and HBI shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of CFC dated the Effective Date, to such effect.

                  (b) Performance of Obligations. CFC shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and HBI shall have received a certificate signed by Chief Executive Officer of CFC to that effect.

                  (c) Investment Banking Letter. HBI shall have received a written opinion in form and substance satisfactory to HBI from Ferris, Baker Watts, Incorporated addressed to HBI and dated the date the Proxy Statement is mailed to shareholders of HBI, to the effect that the terms of the Reorganization, are fair, from a financial point of view, to HBI.

                                    ARTICLE 7

                                   Termination

         7.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan by the shareholders of CFC and HBI, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Effective Date:

                  (a) By the mutual consent of the Board of Directors of each of CFC and HBI;

                  (b) By the respective Boards of Directors of CFC or HBI if the conditions set forth in Section 6.1 have not been met or waived by CFC and HBI;

                  (c) By the Board of Directors of CFC if the conditions set forth in Section 6.2 have not been met or waived by CFC;

                  (d) By the Board of Directors of HBI if the conditions set forth in Section 6.3 have not been met or waived by HBI;

                  (e) By the respective Boards of Directors CFC or HBI if the Reorganization is not consummated by December 31, 2000;

                  (f) By the Board of Directors of CFC if the Board of Directors of HBI receives a subsequent offer to acquire HBI and does not within fourteen (14) days after receipt of such subsequent offer confirm in writing to CFC that each member of the Board of Directors of HBI supports the
Reorganization, will vote his shares of HBI Common Stock in favor of the Reorganization, and will recommend to the shareholders of HBI that they approve the Reorganization; or

                  (g) By the Board of Directors of HBI if, before the Effective Date, CFC shall enter into any agreement or letter of intent providing for the direct or indirect acquisition of substantially all of the assets and liabilities or voting stock of CFC.

         7.2 Effect of Termination. In the event of the termination and abandonment of this agreement and the Reorganization pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 4.2 and all of Sections 4.8 and 7.4 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

         7.3 Non-Survival of Representations, Warranties and Covenants. Except for Sections 1.2(a), 1.4, 2.1, 2.2, 2.3, 2.4, 5.1, 5.2, 5.3 and 7.4 of
this Agreement, none of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date, provided that no such representations, warranties, obligations, covenants and agreements shall be deemed to be terminated or extinguished so as to deprive CFC or HBI (or any director, officer, or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims
of  any  person,   including  without
limitation any shareholder or former shareholder of either CFC or HBI.

         7.4 Expenses. The parties provide for the payment of expenses as follows:

                  (a) Except as provided in Section 7.4(b) or in Section 7.4(c), each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated herein, including fees and expenses of its own consultants, investment bankers, accountants and counsel.

                  (b) If for any reason the Reorganization is not approved by the shareholders of either party, it shall bear and pay 50% of the costs and expenses incurred by the other with respect to the accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including the preparation of the registration statement and the Proxy Statement.

                  (c)      If this  Agreement is  terminated  by CFC pursuant to
Section 7.1(f), then HBI shall pay all of the costs and expenses incurred by CFC relating to the Reorganization including, fees and expenses of consultants, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including the preparation of the registration statement and the Proxy Statement.

                  (d) Any liability to the other incurred by HBI or CFC pursuant to this Section 7.4 shall not exceed a total of $200,000.

                  (e) Final settlement with respect to the payment of such fees and expenses by the parties shall be made within thirty (30) days after the termination of this Agreement.

                                    ARTICLE 8

                               General Provisions

         8.1 Entire Agreement. This Agreement contains the entire agreement among CFC and HBI with respect to the Reorganization and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         8.2 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, whether before or after the meetings of HBI and CFC shareholders referred to in Section 6.1(a) hereof, except statutory requirements and requisite approvals of shareholders and regulatory authorities.

         8.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

         8.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

         8.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to CFC:
                  L. Burwell Gunn, President
                  Cardinal Financial Corporation
                  10555 Main Street, Suite 500
                  P. O. Box 1147
                  Fairfax, Virginia 22030
                  (Tel. 703- 279-5060)

         Copy to:
                  Wayne A. Whitham, Jr.
                  Williams, Mullen, Clark & Dobbins
                  1021 East Cary Street
                  P.O. Box 1320
                  Richmond, Virginia 23210-1320
                  (Tel. 804-783-6473)

         If to  HBI :
                  Terrie G. Spiro, President
                     and Harold E. Lieding, Chairman of the Board
                  Heritage Bancorp, Inc.
                  1313 Dolley Madison Boulevard
                  McLean, Virginia 22101-7207 (Tel. 703-873-0320)

         Copy to:
                  Richard A. Schaberg
                  Thacher Proffitt & Wood
                  1700 Pennsylvania Avenue, N.W.
                  Washington, DC 20006
                  (Tel. 202-626-5630)


         8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

         8.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

         8.8 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the wholly owned subsidiaries belonging to the party making such representations, warranties, and covenants.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                       CARDINAL FINANCIAL CORPORATION


                                       By:
                                           -------------------------------------
                                           L. Burwell Gunn, Jr.
                                           President and Chief Executive Officer
ATTEST:


---------------------------------
Secretary


                                       CARDINAL MERGER CORP.


                                       By:
                                           -------------------------------------
                                           L. Burwell Gunn, Jr.
                                           President and Chief Executive Officer
ATTEST:


---------------------------------
Secretary


                                       HERITAGE BANCORP, INC.


                                       By:
                                           -------------------------------------
                                           Terrie G. Spiro
                                           President and Chief Executive Officer
ATTEST:


---------------------------------
Secretary

                             HERITAGE BANCORP, INC.
                               BOARD OF DIRECTORS

         Each of the undersigned members of the Board of Directors of Heritage Bancorp, Inc. agrees to be bound by his or her personal obligations as provided in Section 4.3 and 4.6 of this Agreement.


--------------------------------                --------------------------------
Harold E. Lieding                               Terrie G. Spiro


--------------------------------                --------------------------------
George K. Degnon                                Kevin P. Tighe


--------------------------------                --------------------------------
Philip F. Herrick, Jr.                          Stanley I. Richards


--------------------------------                --------------------------------
George P. Shafran                               Ronald W. Kosh

                         CARDINAL FINANCIAL CORPORATION
                               BOARD OF DIRECTORS

         Each of the undersigned members of the Board of Directors of Cardinal Financial Corporation agrees to be bound by his or her personal obligations as provided in Section 4.3 and 4.6 of this Agreement.


--------------------------------                --------------------------------
Robert M. Barlow                                Wayne W. Broadwater


--------------------------------                --------------------------------
Nancy K. Falck                                  L. Burwell Gunn, Jr.


--------------------------------                --------------------------------
Anne B. Hazel                                   Harvey W. Huntzinger


--------------------------------                --------------------------------
Jones V. Isaac                                  Dale B. Peck


--------------------------------                --------------------------------
James D. Russo                                  John S. Rust, Jr.


--------------------------------
J. Hamilton Lambert

                                                              EXHIBIT A
                                                              to the
                                                              Agreement and Plan
                                                              of Reorganization



                                 PLAN OF MERGER
                                     BETWEEN
                             HERITAGE BANCORP, INC.
                                       AND
                              CARDINAL MERGER CORP.

         Pursuant to this Plan of Merger ("Plan of Merger"), Heritage Bancorp, Inc. ("HBI"), a Virginia corporation, shall merge with and into Cardinal Merger Corp. ("CMC"), a Virginia corporation and wholly-owned subsidiary of Cardinal Financial Corporation ("CFC"), a Virginia corporation, in a merger under Section 13.1-716 of the Virginia Stock Corporation Act.

                                    ARTICLE 1

                               Terms of the Merger

         Subject to the terms and conditions of the Amended and Restated Agreement and Plan of Reorganization, dated as of June __, 2000 between HBI, CFC and CMC (the "Agreement"), at the Effective Date, HBI shall merge with and into CMC, which shall be the surviving corporation. Each outstanding share of common stock of HBI shall be converted into and exchanged for cash and shares of the preferred stock of CFC in accordance with Section 2.1 of this Plan of Merger and
Section 13.1-716 of the Virginia Stock Corporation Act (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act. Unless otherwise specified herein, capitalized terms in this Plan of Merger shall have the same meaning as in the Agreement.

                                    ARTICLE 2

                           Manner of Converting Shares

         2.1      Conversion of Shares.

         (a) Conversion of HBI Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock, par value $1.00 per share, of HBI ("HBI Common Stock") issued and outstanding immediately prior to the Effective Date shall cease to be outstanding and (other than dissenting shares) shall be converted into and exchanged either for $6.00 in cash or 1.2 shares of 7.25% Cumulative Convertible Preferred Stock, Series A of CFC ("Series A Preferred Stock") and cash for fractional shares. Each holder of shares of HBI Common Stock shall thereafter cease to have any rights with respect to such HBI Common Stock, except the consideration described in Sections
2.1 and 2.4 upon the surrender of such  certificate  in accordance  with Section
2.2.

         The form of consideration into which each individual shareholder's shares of HBI Common Stock will be converted will be determined in the manner described in Sections 2.1(b) and 2.1(c).

         (b) Election of Consideration. By written notice to CFC in the manner described below, each HBI shareholder may elect the form of consideration (shares of Series A Preferred Stock or cash) into which his or her shares of HBI Common Stock will be converted on the Effective Date; provided that despite such elections, shareholders of HBI may be required to receive a different amount of cash or shares of Series A Preferred Stock in the event of a proration pursuant to Section 2.1(c). Within ten (10) days following approval of this Agreement and the Plan of Merger by HBI's shareholders, HBI will mail written instructions to each of its shareholders for making the election, together with a form (a "Notice of Election") which each shareholder shall be required to use to make such election. HBI's notice shall specify a date by which a shareholder's election must be made (the "Election Date," which shall be twenty (20) days following the date the instructions and Notice of Election form are first distributed  to HBI's  shareholders).  The  instructions  and Notice of Election distributed to HBI's shareholders shall be provided by and in a form satisfactory to CFC and HBI.

         In order to make an effective election, a shareholder must deliver to CFC a properly completed Notice of Election on or before the close of its business on the Election Date in accordance with CFC's instructions. Each shareholder may elect any combination of cash and Series A Preferred Stock. Any shareholder who does not make an election or whose Notice of Election is not timely received by CFC or otherwise is not made in accordance with CFC's instructions will be deemed to have elected that each share of the shareholder's HBI Common Stock be converted into the right to receive $6.00 in cash.

         (c) Limit on Election; Proration of Cash and Series A Preferred Stock. Notwithstanding anything contained herein to the contrary, in no event shall cash be paid (whether pursuant to shareholders' elections to receive cash, proration or exercise of dissenters' rights) for more or less than 50% of the total outstanding shares of HBI Common Stock.

                  (i) If the aggregate number of shares of HBI Common Stock held by the HBI shareholders who dissent and by HBI shareholders who effectively elect (and who are deemed to have elected) as provided above to receive cash is more than 50% of the total outstanding shares of HBI Common Stock then, in the case of each shareholder who has effectively elected to receive cash for any or all of his or her shares of HBI Common Stock, CFC will reduce (by the same percentage for each such shareholder and by rounding to the nearest full share) the number of shares of HBI Common Stock held by such shareholders for which cash will be paid, such that the aggregate number of shares of HBI Common Stock for which cash will be paid is as nearly equal as possible to 50% of the total outstanding shares of HBI Common Stock and each share held by each such shareholder for which cash will not be paid will be converted into 1.2 shares of Series A Preferred Stock.

                  (ii) If the aggregate number of shares of HBI Common Stock held by the HBI shareholders who dissent and by HBI shareholders who effectively elect (and who are deemed to have elected) as provided above to receive cash is less than 50% of the total outstanding shares of HBI Common Stock, then, in the case of each shareholder who effectively has elected to receive Series A Preferred Stock for any or all of his or her shares of HBI Common Stock, CFC will reduce (by the same percentage for each such shareholder and by rounding to the nearest full share) the number of shares of HBI Common Stock that will be converted into Series A Preferred Stock such that the aggregate number of shares of HBI Common Stock to be converted into Series A Preferred Stock is as nearly equal as possible to 50% of the total outstanding shares of HBI Common Stock and each share held by each such shareholder which will not be converted into Series A Preferred Stock will be converted into $6.00 in cash.

                  (iii) A shareholder who beneficially owns HBI Common Stock in more than one account or capacity may direct how cash and shares of Series A Preferred Stock will be allocated among such accounts.

         2.2 Exchange and Payment Procedures. Following the Effective Date, certificates representing shares of HBI Common Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, the form of consideration into which each individual shareholder's shares of HBI Common Stock have been converted as determined by and based on the shareholder's election in the manner described in Sections 2.1(b) and 2.1(c).

         As promptly as practicable following the Effective Date, CMC shall send or cause to be sent to each former shareholder of the HBI of record immediately prior to the Effective Date written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to American Stock Transfer & Trust Company ("the Transfer Agent"). Upon the proper surrender and delivery to the Transfer Agent (in accordance with CFC's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of the HBI of his or her Old Certificate(s), and in exchange therefor, the Transfer Agent shall, (i) in the case of a shareholder whose HBI Common Stock has been converted into Series A Preferred Stock, issue, register and deliver to the shareholder a certificate evidencing the number of shares of Series A Preferred Stock to which the shareholder is entitled and/or (ii) in the case of a shareholder whose HBI Common Stock has been converted into the right to receive cash, issue and deliver to the shareholder a check in the amount of cash to which the shareholder is entitled.

         Following the Effective Time there shall be no further transfers of HBI Common Stock on the stock transfer books of the HBI or the registration of any transfer of an Old Certificate by any holder thereof, and the surrender of each Old Certificate as provided herein must be made by or on behalf of its holder of record at the Effective Date.

         2.3 Conversion of Stock Options. On the Effective Date, all rights with respect to HBI Common Stock pursuant to stock options ("HBI Options") granted by HBI under a HBI stock option plan which are outstanding on the Effective Date, whether or not then exercisable, shall be converted into and become rights with respect to CFC Common Stock, and CFC shall assume each HBI Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement, including amounts vested and any vesting schedule by which it is evidenced. From the Effective Date forward, (i) each HBI Option assumed by CFC may be exercised solely for shares of CFC Common Stock, (ii) the number of shares of CFC Common Stock subject to each HBI Option shall be equal to the number of shares of HBI Common Stock subject to such option immediately prior to the Effective Date multiplied by the Option Conversion Ratio and (iii) the per share exercise price under each such HBI Option shall be adjusted by dividing the per share exercise price under each such option by the Option Conversion Ratio and rounding down to the nearest cent; provided, however, that the terms of each HBI Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the forgoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in
Section 425 of the Internal Revenue Code of 1986, as to any stock option which is an "incentive stock option." The "Option Conversion Ratio" shall mean the fraction, the numerator of which is $6.00 and the denominator of which is equal to the average last sale price of CFC Common Stock for the twenty (20) trading day period ending on the Effective Date.

         2.4 No Fractional Shares. No certificates or scrip for fractional shares of Series A Preferred Stock will be issued. In lieu thereof, CFC will pay the value of such fractional shares in cash on the basis of $5.00 per share of Series A Preferred Stock.

         2.5 Dividends. No dividend or other distribution payable to the holders of record of CFC Common Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of HBI Common Stock issued and outstanding immediately prior to the Effective Date until such holder physically surrenders such certificate for exchange as provided in Section 2.3, promptly after which time all such dividends or distributions shall be paid by CFC (without interest).

         2.6 Rights of Dissenting Shareholders. Shareholders of HBI and CFC will be entitled to the dissenters' rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.

                                    ARTICLE 3

                                   Termination

         This Plan of Merger may be terminated at any time prior to the Effective Date by the parties hereto as provided in Article 7 of the Amended and Restated Agreement and Plan of Reorganization, dated as of June __, 2000, between the parties.

                                    ARTICLE 4

                            Name, Charter and Bylaws

         At the Effective Date, the name, Charter of HBI and bylaws of HBI shall be the name, Charter and bylaws of CMC.


                                   CARDINAL FINANCIAL CORPORATION


                                   By:__________________________________
                                      L. Burwell, Gunn, Jr., President and Chief
                                      Executive Officer

                                   CARDINAL MERGER CORP.


                                   By:__________________________________
                                      L. Burwell, Gunn, Jr., President and Chief
                                      Executive Officer


                                   HERITAGE BANCORP, INC.


                                   By:________________________________
                                      Terrie G. Spiro, President and Chief
                                      Executive Officer

                                                                       EXHIBIT B
                                                            to the Agreement and
                                                          Plan of Reorganization

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                         CARDINAL FINANCIAL CORPORATION


         A.       The name of the Corporation is Cardinal Financial Corporation.

         B. The following resolution, setting forth the designation and the number of shares of a series of Preferred Stock ($1.00 par value) of the Corporation and the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation at a meeting held on _______ __, 2000:

         RESOLVED, that ___________ authorized but unissued shares of this Corporation's Preferred Stock ($1.00 par value) are hereby designated as a series of Preferred Stock called the 7.25% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), with the following voting powers, rights and preferences:

         1.       Dividends.

                  (a)      The  holders  of the  outstanding  shares of Series A
Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of any funds legally available therefor, cash dividends at the rate and payable on the dates hereinafter set forth. The rate of dividends payable on the Series A Preferred Stock shall be $.3625 per share per annum and no more. Dividends shall be payable in equal quarterly installments on the last day of March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Corporation and Heritage Bancorp, Inc. merge. Dividends shall be cumulative and accrue on the Series A Preferred Stock from and after the date of issuance thereof. Dividends payable on the last day of the calendar quarter in which the Corporation and Heritage Bancorp, Inc. merge or on any other date which is not the last day of March, June, September or December shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

                  (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon any shares of Parity Stock for any dividend period unless a like proportionate dividend for the same dividend period (in proportion to the respective annual dividend rates per share set forth in the Articles of Incorporation or the respective Articles of Amendment) shall have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all shares of Series A Preferred Stock outstanding.

                  (c) Unless Dividends Accrued on all outstanding shares of Series A Preferred Stock and any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and full dividends (to the extent that the amount thereof shall have become determinable) on all outstanding shares of such stock due on the respective next following payment dates shall have been declare and a sum sufficient for the payment thereof set apart then
(i) no dividend (other than a dividend payable solely in Common Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends on any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

         2.       Voting Rights.

                  The holders of the outstanding shares of Series A Preferred Stock shall not be entitled to receive notice of, or to participate in, or to vote on any matter at any meeting of the stockholders of the Corporation, except to the extent that such holders are afforded a vote by the laws of the Commonwealth of Virginia in existence at the time any matter requiring such vote shall arise.

         3.       Liquidation.

                  In the event of liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, a liquidation price of $5.00 per share, plus Dividends Accrued to the date of payment, and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and after payment to the holders of the outstanding shares of Series A Preferred Stock and to the holders of shares of other classes and series of Parity Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of the Junior Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation are insufficient to pay the holders of the outstanding shares of Series A Preferred Stock and other series of Parity Stock the full preferential amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed ratably to the holders of the outstanding shares of Series A Preferred Stock and other series of Parity Stock in proportion to the full preferential amounts to which they are respectively entitled.

         4.       Conversion.

                  (a) Each holder of any outstanding shares of Series A Preferred Stock shall have the right, at any time, to convert any of such shares into Common Stock of the Corporation. Furthermore, as to any shares of Series A Preferred Stock called for redemption, each such holder shall have the right at any time prior to the close of business on the fifth full business day preceding the date fixed for redemption (unless default shall be made by the Corporation in the payment of the redemption price in which case such right of conversion shall continue without interruption), to convert any of such shares into shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of Series A Preferred Stock shall be convertible shall be equal to the number arrived at by dividing $5.00, without any payment or adjustment for Dividends Accrued, by the conversion price per share of the Common Stock fixed or determined as hereinafter provided. Such conversion price shall initially be $____ per share, subject to the adjustments hereinafter provided (such price as adjusted at any time being hereinafter called the "Conversion Price").

                  (b) The holder of any outstanding shares of Series A Preferred Stock may exercise the conversion right provided in Paragraph (a) above as to all or any portion of the shares that he holds by delivering to the Corporation during regular business hours, at the principal office of the Corporation's transfer agent or such other place as may be designated in writing by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security number or other tax identification number) in which the certificate or certificates or shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date (the Conversion Date) when such delivery is made. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a payment in cash of any dividends declared and unpaid with respect to the shares of Series A Preferred Stock so surrendered up to the dividend date that immediately precedes the Conversion Date. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date, unless the Conversion Date falls after the date that the Corporation mails a notice of redemption under Section 5(c) and before the date fixed for redemption, in which case the Conversion Price shall be that in effect on the date that such notice of redemption is mailed.

                  (c) If, for twenty (20) consecutive trading days beginning on or after the end of the forty second (42nd) calendar month following the effective date of the merger of the Corporation and Heritage Bancorp, Inc., the last sale price of the Common Stock exceeds 1.30 multiplied by the Conversion Price, then, effective at 5:00 p.m. on the last day in such twenty

(20) day period, (y) all outstanding shares of Series A Preferred Stock shall automatically convert into and become shares of Common Stock, as if each holder of Series A Preferred Stock exercised the conversion right provided in Section 4(a) and (z) all shares of Series A Preferred Stock, whether or not the certificates therefore shall have been surrendered for cancellation, shall be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and determine, except the right to receive certificates for shares of the Corporation's Common Stock upon surrender of certificates for shares of Series A Preferred Stock the same manner described in
Section 4(b). Promptly following a conversion of shares of Series A Preferred Stock pursuant to this Section 4(c) the Corporation shall give written notice of such conversion by first class mail, postage prepaid to the holders of Series A Preferred Stock at the last addresses shown by the Corporation's stock transfer records. No delay or imperfection in such notice will affect the automatic conversion of Series A Preferred Stock into shares of Common Stock pursuant to this Section 4(c). For purposes of this Section 4(c) and Section 4(f), the last sale price of the Corporation's Common Stock shall be deemed to be the last sale price reported by NASDAQ or its successor, but if the Common Stock is listed on a national stock exchange, the last sale price on any date shall be deemed to be the last sale price on the exchange on which it generally has the highest trading volume.

                  (d) The Corporation shall not issue any fraction of a share upon conversion of shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of the shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the number of shares of Common Stock deliverable shall be rounded up to the nearest full share.

                  (e) The issuance of Common Stock on conversion of outstanding shares of Series A Preferred Stock shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of such Common Stock, but the Corporation shall not be required to pay any tax or expense which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Corporation of the outstanding shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (f)      The   Conversion   Price  shall  be  subject  to  the
following adjustments:

                           (i)      Whenever  the  Corporation  shall  (A) pay a
dividend on its outstanding shares of Common Stock in shares of its Common Stock or subdivide or otherwise split its outstanding shares of Common Stock, or (B) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the effective date of the happening of such event shall be adjusted so that the holders of the Series A Preferred Stock, upon conversion of all thereof immediately following such event, would be entitled to receive the same aggregate number of shares of Common Stock as they would have been entitled to receive immediately following such event if such shares of Series A Preferred Stock had been converted immediately prior to such event, or if there is a record date in respect of such event, immediately prior to such record date.

                           (ii)     In case the  Corporation,  after the date of
this resolution, shall issue rights, warrants or options to subscribe for or purchase shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, at a price per share less than the lesser of the Conversion Price or Current Market Value (as hereinafter defined) per share of Common Stock and if such rights, warrants, options or securities are exercisable, convertible or exchangeable for a period of more than thirty (30) days after the date of their issuance, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the issuance of such rights, warrants, options or securities by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants, options or securities plus the number of shares which the aggregate exercise price of the shares of Common Stock called for by all such rights, warrants, options or securities (excluding any theretofore exercised, converted or exchanged) would purchase at such Current Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights, warrants, options or securities plus the number of additional shares of Common Stock called for by all such rights, warrants, options or securities (excluding any theretofore exercised, converted or exchanged). Such adjustment shall be made on the date that such rights, warrants or options are issued. For the purposes of this Section 4(f), the "Current Market Value" per share of Common Stock on any date shall be deemed to be the average of the last sale price on each of the twenty (20) consecutive trading days commencing forty
(40) trading days before such date. A trading day, for the purpose of this resolution, is a day on which securities are traded on the Nasdaq Stock Market or, if the Common Stock is then listed on any national stock exchange, on such exchange.

                           (iii)    Whenever  the   Corporation   shall  make  a
distribution to holders of Common Stock of evidences of its indebtedness or assets (excluding dividends and distributions paid in cash out of funds available for dividends in accordance with applicable law), the Conversion Price immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, (y) the numerator of which shall be the denominator, hereinbelow described, less the fair value (as conclusively determined in good faith by the Board of Directors of the Corporation) at the time of such distribution of that portion of the evidences of indebtedness or assets distributed which is applicable to one share of Common Stock, and (z) the denominator of which shall be the Current Market Value per share of Common Stock on the next full business day after the record date fixed for the determination of the holders of the Common Stock entitled to such distribution. Such adjustment shall be retroactively effective as of immediately after such record date.

                  (g) Notwithstanding any of the foregoing provisions of this Section 4, no adjustment of the Conversion Price shall be made if the Corporation shall issue rights, warrants or options to purchase Common Stock, or issue Common Stock, pursuant to one or more stock purchase plans, stock option
plans,  stock  purchase  contracts,   incentive  compensation  plans,  or
other remuneration plans for employees (including officers) or any shareholder rights plan of the Corporation or its Subsidiaries adopted or approved by the Board of Directors of the Corporation before or after the adoption of this resolution.

                  (h) In any case in which this Section 4 provides that an adjustment of the Conversion Price shall become effective retroactively immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event that number of shares of Common Stock issuable upon such conversion that shall be in addition to the number of shares of Common Stock which were issuable upon such conversion immediately before the adjustment in the conversion price required in respect of such event.

                  (i) Anything in this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.25 in such price; provided, however, that any adjustments which by reason of this paragraph
(h) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 4 shall be made to the nearest cent.

                  (j) Whenever the Conversion Price and subsequent changes to be made therein are adjusted pursuant to this Section 4, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series A Preferred Stock, if any, a statement, signed by the Chairman or President of the Corporation and by its Treasurer, showing in detail the facts requiring such adjustment and a computation of the adjusted Conversion Price, and shall make such statement available for inspection by shareholders of the Corporation, and (ii) cause a notice to be mailed to each holder of record of the outstanding shares of Series A Preferred Stock stating that such adjustment has been made and setting forth the adjusted Conversion Price. Unless the change in the Conversion Price is caused as a result of action described in subparagraph (i) of paragraph (e) of this Section 4, it shall be accompanied by a letter from the Corporation's independent public accountants stating that the change has been made in accordance with the provisions of this resolution.

                  (k) In the event of any merger, share exchange or similar transaction to which the Corporation is a party, except (i) a merger in which the Corporation is the surviving corporation or (ii) a share exchange in which the Corporation's shares are issued to shareholders of another corporation, the plan of merger, plan of share exchange or comparable document shall provide that each share of Series A Preferred Stock then outstanding shall be converted into or exchanged for the kind and amount of stock, other securities and property receivable upon such merger, share exchange or similar transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior thereto.

                  (l) Shares of Common Stock issued on conversion of shares of Series A Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding shares of Series A Preferred Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

                  (m) Shares of Series A Preferred Stock converted as provided herein shall not thereafter be reissued as shares of Series A Preferred Stock, but, upon issuance by the State Corporation Commission of Virginia or any successor thereof of a certificate of reduction or document of similar effect, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of Preferred Stock, however, may be classified as Series A Preferred Stock.

         5.       Redemption.

                  (a) The Corporation may, at its option at any time after December 31, 2020 and from time to time thereafter, redeem all or any portion of the outstanding shares of Series A Preferred Stock at a redemption price of $5.00 per share, plus in each case Dividends Accrued to the date fixed for redemption. Additionally and at the same redemption price, the Corporation may redeem all or any portion of the Series A Preferred Stock after a merger, share exchange or similar transaction to which the Corporation is a party is approved by the holders of the Common Stock and not approved by holders of the Series A Preferred Stock; provided such transaction is submitted to the holders of the Series A Preferred Stock on terms that are in accordance with Section 4(k); and, provided further, that no redemption may occur and no redemption notice may be sent before the end of the forty second (42nd) month following the effective date of the merger of the Corporation and Heritage Bancorp, Inc. unless such notice states that the redemption price will be $5.00 per share, plus Dividends Accrued to the date fixed for redemption, plus an amount equal to all dividends that would accrue if the Series A Preferred Stock remained outstanding until the end of the forty second (42nd) month following the effective date of the merger of the Corporation and Heritage Bancorp, Inc. and no later.


                  (b) In case less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed by prorating the total number of shares to be so redeemed among all holders thereof in proportion, as nearly as may be, to the number of shares registered in their respective names, by lot or in such other equitable manner as the Board of Directors may determine. The Corporation in its discretion may determine the particular certificates (if there are more than one) representing shares registered in the name of a holder which are to be redeemed.

                  (c) Not less than thirty (30) nor more than sixty (60) days prior to the date fixed for any redemption pursuant to paragraph (a) of this Section 5, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of Series A
Preferred Stock to be redeemed at their last addresses as shown by the Corporation's stock transfer records. The notice of redemption shall set forth the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price (including the amount of Dividends Accrued to the date fixed for redemption), and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all outstanding shares are to be redeemed, the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

                  (d) When a notice of redemption of any outstanding shares of Series A Preferred Stock shall have been duly mailed as hereinabove provided, on or before the date fixed for redemption the Corporation shall deposit in cash funds sufficient to pay the redemption price (including Dividends Accrued to the date fixed for redemption) of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, State of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender of the certificates representing shares so redeemed for cancellation. Except as set forth in Section 4(a), from and after the time of such deposit all shares for the redemption of which such deposits shall have been so made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and determine except the right to receive payment of the redemption price (including Dividends Accrued to the date fixed for redemption), but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

                  (e) The Corporation shall also have the right to acquire outstanding shares of Series A Preferred Stock otherwise than by redemption, pursuant to this Section 5, from time to time, for such consideration as may be acceptable to the holders thereof; provided, however, that if all Dividends Accrued on all outstanding shares of Series A Preferred Stock shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart neither the Corporation nor any Subsidiary shall so acquire any shares of such series except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series A Preferred Stock.

                  (f) Shares of Series A Preferred Stock redeemed or otherwise acquired by the Corporation shall not thereafter be disposed of as shares of Series A Preferred Stock, but, upon issuance by the State Corporation Commission of Virginia or successor thereof of a Certificate of Reduction or document of similar effect, such shares shall become authorized and unissued shares of Preferred Stock which may be designated as shares of any other series. No additional shares of preferred stock, however, may be classified as Series A Preferred Stock.

         6.       Definitions

                  For the purposes of this resolution, the following terms shall have the following meanings:

                  "Capital Stock" means the Capital Stock of any class or series (however designated) of the Corporation.

                  "Common Stock" means the Common Stock of the Corporation ($1.00 par value) as constituted on the date of this Resolution, or shares of any other class of Capital Stock into which such Common Stock is reclassified after such date.

                  "Dividends Accrued" means an amount equal to the sum of all dividends required to be paid on the shares of Series A Preferred Stock from the date of issue of the shares of Series A Preferred Stock to the date to which the determination is to be made, whether or not such amount or any part thereof shall have been declared as dividends and whether there shall be or have been any funds out of which such dividends might legally be paid, less the amount of dividends declared and paid and, if any dividends have been declared and set apart for payment but not paid, the amount so set apart for the payment of such dividends. Accrued Dividends for any period less than a full calendar quarter shall be calculated on the basis of the actual number of days elapsed over a 360-day year.

                  "Junior Stock" means any Capital Stock ranking as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation junior to the Series A Preferred Stock.

                  "Parity Stock" means shares of any series of the Corporation's Preferred Stock and any shares of Capital Stock ranking as to dividends and/or as to the rights in liquidation, dissolution or winding up of the affairs of the Corporation equally with the Series A Preferred Stock.

                  "Prior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Corporation prior to the Series A Preferred Stock.

                  "Subsidiary"   means  any  corporation,   a  majority  of  the
outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by the Corporation and one or more Subsidiaries.

                                        CARDINAL FINANCIAL CORPORATION


                                        By:___________________________________
                                                       President


                                        By:___________________________________
                                                       Secretary

                      [This page intentionally left blank]

                                                                       EXHIBIT C
                                                            to the Agreement and
                                                          Plan of Reorganization



         Section 2.3. Election of Directors. The Directors shall be elected at the annual meeting of shareholders, and shall hold their offices until their successors are elected in accordance with the Articles of Incorporation. Nominations for the election of Directors shall be given in the manner provided in Section 2.5. At the annual meeting of shareholders in 2001, Harold E. Lieding, or an individual designated by Directors who formerly were directors of Heritage Bancorp, Inc., shall be nominated for election to a three-year term. At the annual meeting of shareholders in 2002, Kevin B. Tighe, or an individual designed by Directors who formerly were directors of Heritage Bancorp, Inc., shall be nominated for election to a three-year term. At the annual meeting of shareholders in 2003, George P. Shafran or an individual designated by Directors who were formerly directors of Heritage Bancorp, Inc. shall be nominated for election to a three-year term. If the seat held by any of Messrs. Lieding, Tighe or Shafran becomes vacant, the Board shall appoint a successor chosen by the Directors who formerly were directors of Heritage Bancorp, Inc. Prior to the annual meeting of shareholders in 2003, this Section 2.3 may be amended only by the unanimous vote of the entire Board of Directors.

                                                                       EXHIBIT D
                                                            to the Agreement and
                                                          Plan of Reorganization

                                    AGREEMENT


         THIS AGREEMENT is made by and among Cardinal Financial Corporation ("Cardinal"), Heritage Bancorp, Inc. ("Heritage"), Heritage Bank (the "Bank") and Terrie G. Spiro ("Spiro") this ___ day of April, 2000.

                                    RECITALS

         1. Spiro is the President and Chief Executive Officer of Heritage and its wholly-owned subsidiary, the Bank.

         2.       Spiro,   Bank  and  Heritage  are  parties  to  an  employment
agreement, dated October 1, 1999 (the "Employment Agreement").

         3. Cardinal and Heritage have entered into an Agreement and Plan of Reorganization of even date herewith ("Merger Agreement"), which provides for the merger of Heritage with and into Cardinal (the "Merger").

         4. Cardinal, Heritage, the Bank and Spiro desire to enter into this agreement in order to clearly define Spiro's rights and Cardinal's , Heritage's and the Bank's obligations under the Employment Agreement if the Merger is consummated.

         NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Effectiveness. This Agreement shall be effective immediately, provided that in the event that (i) the Merger Agreement terminates prior to the vote of the Heritage stockholders with respect to the Merger or (ii) the stockholders of Heritage fail to approve the Merger, then this Agreement shall be null and void ab initio.

                  2. Payment. Heritage agrees to pay Spiro $360,000, less the amount attributable to the acceleration of Spiro's Anniversary Options (as defined in Section 3.5 of the Employment Agreement) that constitutes a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended ("Section 280G"), less one dollar ($1.00), no later than two days following the date on which the stockholders of Heritage approve the Merger (the "Approval Date"). Cardinal unconditionally guarantees Heritage's full and prompt payment of the amounts set forth in this Section 2. Spiro will forfeit all rights to payment under this Agreement and Section 5.2 of the Employment Agreement if she terminates her employment voluntarily and without "Just Cause" (as defined in the Employment Agreement) before the Approval Date.

                  3. Continuation of Employment. From and after the Approval Date, Spiro will be an at will employee of Heritage and the Bank. Spiro agrees that she will not resign until the earlier of (i) September 30, 2000 or
(ii) the effective date of the Merger. Spiro's employment after the Approval Date shall be governed by the terms of the Employment Agreement, except that, after the payment referred to in Section 2 above, Sections 4 and 5 thereof shall no longer be applicable and have no further force or effect.

                  4. Stock Options. In accordance with Section 5.1 of the Merger Agreement, all options to purchase Heritage common stock that have been granted to Spiro heretofore will vest and become options to purchase Cardinal common stock and will be exercisable in accordance with the terms of the stock option plan and stock option agreements under which such options were granted. The number of additional options that may be awarded to Spiro as a

"Long Term Performance Bonus" under Section 3.3 of the Employment Agreement shall be calculated as if the fair market value of the underlying shares is equal to the "conversion price," as defined in Section 4(a) of Annex I to Exhibit A of the Merger Agreement.

                  5. No Other Parachute Benefits. Upon payment by Heritage, the cash payment to be made to Spiro under Section 2 of this Agreement and the stock options described in Section 4 of this Agreement will be in lieu of all other rights to money, benefits or any other thing of value from Cardinal, Heritage or Heritage Bank to which Spiro otherwise might be entitled and that would be considered a "parachute payment" under Section 280G, all of which Spiro waives.

                  6. Nondisclosure and Nonsolicitation. (a) Spiro, Heritage, the Bank and Cardinal agree that upon the termination of Spiro's employment and thereafter, Section 6.1 of the Employment Agreement will remain in full force and effect. Upon the termination of Spiro's employment, Section
6.2 of the Employment Agreement shall no longer be applicable and have no further force or effect with respect to her employment.

                  (b) From the date of this Agreement and for six months after the termination of Spiro's employment for any reason, Spiro will not, directly or indirectly, on behalf of Spiro or any other person or entity, solicit or induce, or attempt to solicit or induce, any person employed by the Bank on the date of this Agreement or immediately prior to Spiro's termination, to terminate his or her relationship with the Bank and/or to enter into an employment or agency relationship with Spiro or with any other person or entity with whom Spiro is affiliated.

                  (c) From the date of this Agreement and for six months after the termination of Spiro's employment for any reason, Spiro will not directly or indirectly provide Competitive Services (as defined below) to any Customer (as defined below), directly or indirectly, on behalf of Spiro or any other person or entity, solicit or divert away or attempt to solicit or divert away any Customer of the Bank for the purpose of selling or providing Competitive Services, provided the Bank is then still engaged in the sale or provision of Competitive Services to such Customer.

                  For purposes of this Agreement, the term "Customer" means any individual or entity to whom or to which the Bank provided Competitive Services between March 31, 1999 and the termination of Spiro's employment with the Bank.

                  For purposes of this Agreement, "Competitive Services" means the banking services of the type that the Bank provides as of the date of this Agreement.

                  (d) Spiro agrees that the covenants in this Section 6 are reasonably necessary to protect the legitimate interests of the Bank, are reasonable in scope and time and are necessary to protect the Bank and do not interfere with the interests of the public. Spiro further agrees that the descriptions of the covenants contained in this Section 6 are sufficiently accurate and definite to inform Spiro of the scope of the covenants. Finally, Spiro agrees that the consideration set forth in the Merger Agreement and in this Agreement is full, fair and adequate to support Spiro's obligations hereunder and the Bank's rights hereunder before and after the termination of Spiro's employment. Spiro acknowledges that in the event Spiro's employment is terminated for any reason, Spiro will be able to earn a livelihood without violating such covenants. The parties intend that the covenants contained in this Section 6 to be completely severable and independent, and any invalidity or unenforceability of any one or more such covenants will not render invalid or unenforceable any one or more of the other covenants. The parties further agree that, if the scope or enforceability of a covenant contained in this Section 6 is in any way disputed at any time, a court or other trier of fact may modify and reform such provision to substitute such other terms as are reasonable to protect the Corporation's legitimate business interests.

                  The parties hereto agree that in the event of any breach by Spiro of any of the provisions of Section 6 that monetary damages alone will not adequately compensate the Bank for its losses and, therefore, that it shall be entitled to any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief.

                  7. Benefit of Counsel. Spiro acknowledges that she is entering into this agreement freely and voluntarily and on the advice of her counsel.

                  8. Fees of Spiro's counsel. Upon execution of this Agreement, Cardinal agrees to reimburse Spiro $7,500.00 for the fees and expenses of her counsel in connection with the negotiation and execution of this Agreement.

                  9. Assumption. This Agreement satisfies the requirements of Section 7.1 of the Employment Agreement.



                                             _____________________________(SEAL)
                                             Terrie G. Spiro


                                             CARDINAL FINANCIAL CORPORATION


                                             By:__________________________(SEAL)
                                             Its:       President


                                             HERITAGE BANCORP, INC.


                                             By:__________________________(SEAL)
                                             Its:       Chairman


                                             HERITAGE BANK


                                             By:__________________________(SEAL)
                                             Its:       Chairman

                                                                      Appendix B

                         CARDINAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Independent Auditors' Report                                                                                     B-2

Consolidated Financial Statements

     Statements of Condition as of December 31, 1999 and 1998                                                    B-3

     Statements of Operations for the years ended December 31, 1999 and 1998                                     B-4

     Statements of Comprehensive Income (Loss) for the years ended December 31,
          1999 and 1998                                                                                          B-5

     Statements of Changes in Shareholders' Equity for the years ended December 31,
          1999 and 1998                                                                                          B-6

     Statements of Cash Flows for the years ended December 31, 1999 and 1998                                     B-7

Notes to Consolidated Financial Statements                                                                B-8 - B-22


Consolidated Interim Financial Statements

     Statements of Condition as of March 31, 2000 and December 31, 1999                                         B-24

     Statements of Operations for the three months ended March 30, 2000 and 1999                                B-25

     Statements of Comprehensive Income (Loss) for the three months ended March 31,
          2000 and 1999                                                                                         B-26

     Statements of Changes in Shareholders' Equity for the three months ended March
          31, 2000                                                                                              B-27

     Statements of Cash Flows for the three months ended March 31, 2000 and 1999                                B-28

Notes to Consolidated Interim Financial Statements                                                       B-29 - B-31


                          Independent Auditors' Report


The Board of Directors and Shareholders
Cardinal Financial Corporation and subsidiaries:


We have audited the accompanying consolidated statements of condition of Cardinal Financial Corporation and subsidiaries (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Financial Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ KPMG LLP


McLean, Virginia
January 20, 2000

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Condition
                           December 31, 1999 and 1998
                                 (In thousands)

                                    Assets                                              1999                1998
                                                                                  -----------------   -----------------
Cash & due from banks                                                           $         6,018     $         1,073
Federal funds sold                                                                       13,025              24,277
                                                                                  -----------------   -----------------
                   Total cash and cash equivalents                                       19,043              25,350

Investment securities available-for-sale (Note 3)                                         4,807              13,477
Other investments (Note 3)                                                                1,015                 220
Loans receivable, net of fees (Note 4)                                                   68,167              16,327
Allowance for loan losses (Note 4)                                                         (726)               (212)
                                                                                  -----------------   -----------------
                                                                                         67,441              16,115
Premises and equipment, net (Note 5)                                                      4,203               1,829
Accrued interest and other assets                                                           524                 304
                                                                                  -----------------   -----------------
                   Total assets                                                 $        97,033     $        57,295
                                                                                  =================   =================
                     Liabilities and Shareholders' Equity
Deposits (Note 6)                                                               $        59,873     $        21,867
Borrowings (Note 7)                                                                       6,000                 --
Accrued interest and other liabilities                                                      415                 700
                                                                                  -----------------   -----------------
                   Total liabilities                                                     66,288              22,567
Common stock, $1 par value, 50,000,000 shares authorized,
    shares outstanding 4,242,634 in 1999 and 4,239,509 in 1998                            4,243               4,240
Additional paid in capital                                                               32,496              32,327
Accumulated deficit                                                                      (5,881)             (1,842)
Accumulated other comprehensive income (loss)                                              (113)                  3
                                                                                  -----------------   -----------------
                   Total shareholders' equity                                            30,745              34,728
                                                                                  -----------------   -----------------
                   Total liabilities and shareholders' equity                   $        97,033     $        57,295
                                                                                  =================   =================
See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
                     Years ended December 31, 1999 and 1998

                                                                                        1999                1998
                                                                                  -----------------   -----------------
Interest income:
    Loans receivable                                                             $    2,660,851      $      178,697
    Federal funds sold                                                                1,234,273           1,061,815
    Investment securities                                                               405,604             308,131
    Other investments                                                                    28,902               7,928
                                                                                  -----------------   -----------------
                   Total interest income                                              4,329,630           1,556,571
Interest expense:
    Deposits (Note 6)                                                                 1,206,882             338,608
    Borrowings                                                                           98,036               1,616
                                                                                  -----------------   -----------------
                   Total interest expense                                             1,304,918             340,224
                                                                                  -----------------   -----------------
                   Net interest income                                                3,024,712           1,216,347
Provision for loan losses (Note 4)                                                      513,847             212,460
                                                                                  -----------------   -----------------
                   Net interest income after provision for loan losses                2,510,865           1,003,887
Non-interest income:
    Service charges on deposit accounts                                                  41,612               3,388
    Loan service charges                                                                226,211              16,145
    Investment fee income                                                             1,017,924                 --
    Gains from sale of securities                                                         4,207               8,760
    Other income                                                                         30,531               5,744
                                                                                  -----------------   -----------------
                   Total non-interest income                                          1,320,485              34,037
Non-interest expense:
    Salary and benefits                                                               4,277,231           1,401,117
    Occupancy                                                                           811,578             151,583
    Professional fees                                                                   494,472             463,497
    Depreciation                                                                        356,435             106,653
    Other operating expenses (Note 17)                                                1,930,353             611,419
                                                                                  -----------------   -----------------
                   Total non-interest expense                                         7,870,069           2,734,269
                                                                                  -----------------   -----------------
                   Net loss before income taxes                                      (4,038,719)         (1,696,345)
Provision for income taxes (Note 8)                                                          --                  --
                                                                                  -----------------   -----------------
                   Net loss                                                      $   (4,038,719)     $   (1,696,345)
                                                                                  =================   =================
Basic and diluted loss per share                                                 $        (0.95)     $        (0.64)
                                                                                  =================   =================
Weighted-average shares outstanding                                                   4,240,819           2,646,036
                                                                                  =================   =================
See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
             Consolidated Statements of Comprehensive Income (Loss)
                     Years ended December 31, 1999 and 1998

                                                                                        1999                1998
                                                                                  -----------------   -----------------
Net loss                                                                         $      (4,038,719)  $      (1,696,345)
Other comprehensive income (loss):
    Unrealized holding gain (loss) on available-for-sale
       investment securities, net of tax                                                  (115,491)              2,605
                                                                                  -----------------   -----------------
                   Comprehensive loss                                            $      (4,154,210)  $      (1,693,740)
                                                                                  =================   =================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
           Consolidated Statements of Changes in Shareholders' Equity
                     Years ended December 31, 1999 and 1998
                      (In thousands, except per share data)

                                                                                               Accumulated
                                                                      Additional                  Other      Uncollected
                                                            Common      Paid-in   Accumulated Comprehensive  Subscription
                                                  Shares    Stock       Capital     Deficit   Income (Loss)   Receivable    Total
                                                --------- ---------- ------------ ----------- -------------- ------------ ---------
Balance, December 31, 1997                         1,175  $    1,175   $    7,621  $    (145)   $      --     $    (100)  $  8,551
Issuance of 235 shares of common stock
    at $7.50 per share, net of costs                 235         235        1,525        --            --           --       1,760
Issuance of 2,830 shares of common stock
    at $10.00 per share, net of costs              2,830       2,830       23,181        --            --           --      26,011
Payment of subscription receivable                   --          --           --         --            --           100        100
Change in unrealized holding gain (loss) on
    investment securities available-for-sale         --          --           --         --              3          --           3
Net loss                                             --          --           --      (1,697)          --           --      (1,697)
                                                --------- ---------- ------------ ----------- -------------- ------------ ---------
Balance, December 31, 1998                         4,240       4,240       32,327     (1,842)            3          --      34,728

Issuance of stock awards                               3           3           19        --            --           --          22
Reversal of accrued cost related to public
    offering                                         --          --           138        --            --           --         138
Accrual of stock award                               --          --            12        --            --           --          12
Change in unrealized holding gain (loss) on
    investment securities available-for-sale,
    net of tax                                       --          --           --         --           (116)         --        (116)
Net loss                                             --          --           --      (4,039)          --           --      (4,039)
                                                --------- ---------- ------------ ----------- -------------- ------------ ---------
Balance, December 31, 1999                         4,243  $    4,243   $   32,496  $  (5,881)   $     (113)   $     --    $ 30,745
                                                ========= ========== ============ =========== ============== ============ =========


See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                     Years ended December 31, 1999 and 1998
                                 (In thousands)

                                                                                         1999                1998
                                                                                   -----------------   -----------------
Cash flows from operating activities:
    Net loss                                                                      $          (4,039)  $          (1,697)
    Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation                                                                          356                 107
          Amortization of premium                                                                13                  --
          Provision for loan losses                                                             514                 212
          Gain on sale of securities                                                             (4)                 (9)
          Increase in accrued interest and other assets                                        (220)               (301)
          Increase (decrease) in accrued interest and other liabilities                        (227)                640
          Non-cash charges for issuance of stock award                                           22                  --
          Compensation related to stock awards                                                   12                  --
                                                                                   -----------------   -----------------
                   Net cash used in operating activities                                     (3,573)             (1,048)
                                                                                   -----------------   -----------------
Cash flows from investing activities:
    Purchase of premises and equipment                                                       (2,730)             (1,936)
    Proceeds from sale of securities                                                          7,722               3,460
    Purchase of securities                                                                     (850)            (17,379)
    Redemptions of available-for-sale                                                           820                 234
    Net increase in loan portfolio                                                          (51,840)            (16,327)
                                                                                   -----------------   -----------------
                   Net cash used in investing activities                                    (46,878)            (31,948)
                                                                                   -----------------   -----------------
Cash flows from financing activities:
    Net increase in deposits                                                                 38,006              21,867
    Proceeds from stock issuance, net                                                            --              27,871
    Decrease in subscription receivables                                                         --               4,510
    Proceeds (repayment)  of short-term borrowings                                            6,000                (185)
    Reversal of accrued costs related to public offering                                        138                  --
                                                                                   -----------------   -----------------
               Net cash provided by financing activities                                     44,144              54,063
                                                                                   -----------------   -----------------
Net increase (decrease) in cash and cash equivalents                                         (6,307)             21,067
Cash and cash equivalents at beginning of period                                             25,350               4,283
                                                                                   -----------------   -----------------
Cash and cash equivalents at end of period                                        $          19,043   $          25,350
                                                                                   =================   =================
Supplemental disclosure of cash flow information
    Cash paid during period for interest:                                         $           1,259   $             341
                                                                                   =================   =================

See accompanying notes to consolidated financial statements.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(1)    Organization

       Cardinal Financial Corporation (the "Company") was incorporated November 24, 1997 under the laws of the Commonwealth of Virginia as a holding company whose activities consist of investment in its wholly-owned subsidiaries. In addition to Cardinal Bank, N.A. which began operations in 1998, the Company opened the following three subsidiaries in 1999, Cardinal Wealth Services, Inc. an investment subsidiary (as of February 1, 1999), Cardinal Bank - Manassas/Prince William, N.A. (as of July 26,
       1999), and Cardinal Bank - Dulles, N.A. (as of August 2, 1999).


(2)    Summary of Significant Accounting Policies

       (a)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (b)    Principles of Consolidation

              The consolidated  financial statements include the accounts of the
              Company  and  its  subsidiaries.   All  significant   intercompany
              transactions and balances have been eliminated in consolidation.

       (c)    Cash and Cash Equivalents

              For the purpose of presentation in the consolidated statements of cash flows, the Company has defined cash and cash equivalents as those amounts included in cash, due from banks, and Federal funds sold.

       (d)    Investment Securities

              The Company classifies its debt and marketable equity securities in one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not classified as trading or held-to-maturity are classified as available-for-sale.

              Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported in other comprehensive income (loss).

              Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are deemed other than temporary are charged to earnings as realized losses, resulting in the establishment of a new cost basis for the security.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

              Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity. Prepayment of the mortgages securing the collateralized mortgage obligations may affect the maturity date and yield to maturity. The Company uses actual principal prepayment experience and estimates of future principal prepayments in calculating the yield necessary to apply the effective interest method.

       (e)    Loans Receivable

              Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, and net of the allowance for loan losses and any deferred fees or costs on originated loans.

              Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

              Loans are placed in nonaccrual status when they are past-due 90 days as to either principal or interest or when, in the opinion of management, the collection of principal and interest is in doubt. A loan remains in nonaccrual status until the loan is current as to payment of both principal and interest or past-due less than 90 days, and the borrower demonstrates the ability to pay and remain current. Loans are charged-off when a loan or a portion thereof is considered uncollectible.

              The Company determines and recognizes impairment of certain loans when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is not considered impaired during a period of delay in payment if the Company expects to collect all amounts due, including past-due interest. An impaired loan is measured at the present value of its expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or fair value of the collateral if the loan is collateral dependent. As of December 31, 1999 and 1998, the Company had no impaired loans.

              The allowance for loan losses is increased by provisions for loan losses and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Management believes that the current allowance for loan losses is adequate to absorb losses that are inherent in the current loan portfolio.

       (f)    Premises and Equipment

              Land is carried at cost. Premises, furniture, equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation of premises, furniture and equipment is computed using the straight-line method over their estimated

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

              useful lives from 3 to 10 years. Amortization of leasehold improvements is computed using the straight-line method over the useful lives of the improvements or the lease term, whichever is shorter.

       (g)    Investment Fee Income

              Investment fee income represents commissions paid by customers of Cardinal Wealth Services, Inc. for investment transactions. Fees are recognized into income when received.

       (h)    Income Taxes

              Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

       (i)    Net Income Per Share

              Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the periods. Common stock equivalents outstanding at December 31, 1999 and 1998 were antidilutive and consequently not included in the EPS calculation.

       (j)    Stock Option Plan

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense is recorded only if the current market price of the underlying stock exceeded the exercise price on the date of grant.

       (k)    New Accounting Standards

              In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for fiscal years beginning after June 15, 1999. Statement No. 133 established accounting and reporting standards for derivative instruments and hedging activities and requires that the Company recognize all derivatives as assets or liabilities on the balance sheet at fair market value. In June 1999, the FASB issued Statement No. 137, which deferred the implementation of Statement No. 133 to fiscal years beginning after June 15, 2000. As of December 31, 1999 and 1998, the Company had no derivative instruments or hedging activities and therefore does not expect Statement No. 133 to have any material impact on the Company's financial position or results of operations.

       (l)    Reclassifications

              Certain amounts for 1998 have been reclassified to conform to the presentation for 1999.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(3)    Investment Securities and Other Investments

       The fair value and amortized cost of available-for-sale securities as of December 31, 1999 and 1998 are shown below.

                                                                           1999
                                                           -------------------------------------
                                                                 Fair             Amortized
       (In thousands)                                            value               cost
                                                           -----------------   -----------------
       Obligations of U.S. government-sponsored
           agencies and enterprises                       $        3,373      $        3,499
       Mortgage - backed securities                                1,434               1,479
                                                           -----------------   -----------------
                          Total                           $        4,807      $        4,978
                                                           =================   =================

                                                                           1998
                                                           -------------------------------------
                                                                 Fair             Amortized
       (In thousands)                                            value               cost
                                                           -----------------   -----------------
       Obligations of U.S. government-sponsored
           agencies and enterprises                       $       10,306      $       10,302
       Mortgage - backed securities                                3,171               3,172
                                                           -----------------   -----------------
                          Total                           $       13,477      $       13,474
                                                           =================   =================

       The fair value and amortized cost of available-for-sale securities by contractual maturity at December 31, 1999 is shown below. Expected maturities may differ from contractual maturities because many issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                           1999
                                                           -------------------------------------
                                                                 Fair             Amortized
       (In thousands)                                           value                cost
                                                           -----------------   -----------------
       Maturing within 1 year                             $        2,252      $        2,305
       After 1 year but within 5 years                             1,347               1,368
       After 5 years but within 10 years                             763                 806
       After 10 years                                                445                 499
       Marketable equity securities
                                                           -----------------   -----------------
                          Total                           $        4,807      $        4,978
                                                           =================   =================

       Gross realized gains and gross realized losses on sales of available-for-sale securities were $13,532 and $9,325, respectively, in 1999 and $12,996 and $4,236, respectively, in 1998. Gross unrealized holding losses in the available-for-sale securities at December 31, 1999 and 1998 were $171,348 and $13,348, respectively, while gross unrealized holding gains were $309 and $15,953, respectively.

       Other investments include $585 thousand of Federal Reserve Bank stock, $346 thousand of Federal Home Loan Bank stock, $63 thousand of Community Bankers' Bank stock and $21 thousand in

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       other investments. As members of the Federal Reserve Bank of Richmond and Federal Home Loan Bank of Atlanta, the Company's banking subsidiaries are required to hold stock in these entities. Stock membership in Community Bankers' Bank allows the Company to participate in loan purchases or sales including participations. These stocks are carried at cost since no active trading markets exist.

       Securities available-for-sale that were pledged to secure short-term borrowings had fair values of $2,834,867 at December 31, 1999. There were no pledged investment securities as of December 31, 1998.


(4)    Loans Receivable

       The loan portfolio at December 31, 1999 and 1998 consists of the following:

       (In thousands)                                                                   1999                1998
                                                                                 -----------------  ------------------
       Commercial                                                                $       22,558     $         5,138
       Real estate - commercial                                                          19,780               3,507
       Real estate - construction                                                           870                 760
       Real estate - residential                                                         11,851               5,529
       Home equity lines                                                                  3,777               1,040
       Consumer                                                                           9,311                 369
                                                                                  -----------------  ------------------
                                                                                         68,147              16,343
       Net deferred loan fees, premiums and discounts                                        20                 (16)
                                                                                  -----------------  ------------------
                          Loans receivable, net of fees                                  68,167              16,327
       Allowance for loan losses                                                           (726)               (212)
                                                                                  -----------------  ------------------
                          Loans receivable, net of fees and allowance            $       67,441      $       16,115
                                                                                  =================  ==================

       Most of the Company's loans, commitments and standby letters of credit have been granted to customers located in the Washington, D.C. metropolitan area. The concentrations of credit by type of loan are set forth above. Cardinal Bank, N.A., Cardinal Bank-Manassas/Prince William, N.A. and Cardinal Bank-Dulles, N.A., as a matter of regulatory restriction, do not extend credit, net of participated amounts, to any single borrower or group of related borrowers in excess of $855,000, $1,004,000, and $975,000, respectively.

       An analysis of the change in the allowance for loan losses follows:

       (In thousands)                                                             1999               1998
                                                                            ----------------   ----------------
       Balance, beginning of year                                          $          212     $          --
       Provision for loan losses                                                      514                212
       Loans charged off                                                              --                 --
       Recoveries                                                                     --                 --
                                                                            ----------------   ----------------
       Balance, end of year                                                $          726     $          212
                                                                            ================   ================

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

       There were no impaired or nonaccrual loans at December 31, 1999 and 1998, or during the years then ended.

(5)    Premises and Equipment

       Components of premises and equipment included in the consolidated statements of condition at December 31, 1999 and 1998 were as follows:

                                                                                       1999               1998

                                                                                 -----------------  ------------------
       Land                                                                     $          197     $            20
       Building                                                                            789                 --
       Furniture and equipment                                                           2,413               1,334
       Leasehold improvements                                                            1,267                 582
                                                                                 -----------------  ------------------
                          Total cost                                                     4,666               1,936
       Less accumulated depreciation and amortization                                      463                 107
                                                                                 -----------------  ------------------
                          Premises and equipment, net                           $        4,203     $         1,829
                                                                                 =================  ==================

       The Company has entered into leases for office space over various terms beginning January 1998. The leases are subject to annual increases as well as allocations of real estate taxes and certain operating expenses.

       Minimum future rental payments under the noncancelable operating leases, as of December 31, 1999 for each of the next five years and in the aggregate, are as follows:

       Year ending December 31,                                    Amount
                                                              -----------------
       2000                                                  $      720,177
       2001                                                         741,075
       2002                                                         762,288
       2003                                                         784,139
       2004                                                         489,774
       Thereafter                                                 2,997,433
                                                              -----------------
                                                             $    6,494,886
                                                              =================

       The total rent expense was $742,179 and $71,687 in 1999 and 1998, respectively.

(6)    Deposits

       Deposits consist of the following at December 31, 1999 and 1998:

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

       (In thousands)                                                                    1999                1998
                                                                                   -----------------   -----------------
       Demand deposits                                                            $          12,330   $        5,044
       Interest checking                                                                      3,891            1,746
       Money market and statement savings                                                    11,499            3,471
       Certificates of deposit                                                               32,153           11,606
                                                                                   -----------------   -----------------
                                                                                  $          59,873   $       21,867
                                                                                   =================   =================

       Interest expense by deposit categories is as follows:

                                                              1999                1998
                                                        -----------------   -----------------
       Interest checking                               $          48,527   $          11,088
       Money market and statement savings                        271,140              87,832
       Certificates of deposit                                   887,215             239,688
                                                        -----------------   -----------------
                                                       $       1,206,882   $         338,608
                                                        =================   =================

       The aggregate amount of time deposits,  each with a minimum  denomination
       of  $100,000  was   $22,290,439   and   $1,056,580   in  1999  and  1998,
       respectively.

       At December 31, 1999, the scheduled maturities of CDs are as follows:

       (In thousands)
       2000                                            $       11,906
       2001                                                    17,195
       2002                                                     1,851
       2003                                                       299
       2004 and thereafter                                        902
                                                        -----------------
                                                       $       32,153
                                                        =================

(7)    Borrowings

       The Company has obtained advances from the Federal Home Loan Bank of Atlanta in the amount of $6.0 million in 1999. The Company had no advances in 1998. As of December 31, 1999, the Company had the following advances outstanding:

                                                                                                           Amount
            Advance Date           Interest Rate            Term of Advance            Date Due         Outstanding
       -----------------------  ---------------------   -------------------------   ---------------   -----------------
             12/09/99                          6.15%            6 months               06/09/00      $       3,000,000
             12/21/99                          6.35%            6 months               06/21/00              1,000,000
             12/23/99                          6.53%           12 months               12/26/00              2,000,000
                                                                                                      -----------------
                                                                                                     $       6,000,000
                                                                                                      =================

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

       Total interest expense for the year ended December 31, 1999 was $97,775.

(8)    Income Taxes

       The Company and its subsidiaries file consolidated tax returns on a calendar-year basis. The Company had no provision for current and deferred income taxes for the years ended December 31, 1999 and 1998, respectively.

       The provision for income taxes is reconciled to the amount computed by applying the federal corporate tax rate to income before taxes and is as follows:

                                                                                         1999                1998
                                                                                   -----------------   -----------------
       Income tax (benefit) at federal corporate rate                             $   (1,373,165)     $     (576,757)
       Nondeductible expenses                                                             18,363               1,870
       Change in valuation allowance                                                   1,354,802             574,887
                                                                                   -----------------   -----------------
                                                                                  $           --      $            --
                                                                                   =================   =================

       The tax benefits of temporary differences between the financial reporting basis and income tax basis of assets and liabilities relate to the following:

                                                                                         1999                1998
                                                                                   -----------------   -----------------
       Deferred tax assets:
           Bad debts                                                              $      223,126      $       64,465
           Organization and other costs                                                   71,438              18,730
           Net operating loss carryforwards                                            1,765,588             538,901
           Unrealized (gains) losses on investments available-for-sale                    58,153                (886)
           Other                                                                           6,890                 567
                                                                                   -----------------   -----------------
                          Total gross deferred assets                                  2,125,195             621,777
       Less valuation allowance                                                       (2,026,756)           (612,915)
                                                                                   -----------------   -----------------
                          Net deferred tax assets                                         98,439               8,862
                                                                                   -----------------   -----------------
       Deferred tax liabilities:
           Prepaid expenses                                                               (6,960)             (8,862)
           Depreciation                                                                  (91,479)                --
                                                                                   -----------------   -----------------
                          Total gross deferred tax liabilities                    $          --       $          --
                                                                                   =================   =================


       Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes, principally because certain items, such as depreciation and amortization are recognized in different periods for financial reporting and tax return purposes. A valuation allowance in the amount of $2,026,756 at December 31, 1999 and $612,915 at December 31, 1998 has been established for deferred tax assets as realization is dependent upon generating future taxable income.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       The Company has net operating loss carryforwards of approximately $5,192,906 at December 31, 1999 which are available to offset future taxable income. There are no annual limitations on utilization of the net operating loss carryforwards.


(9)    Regulatory Matters

       The Company's banking subsidiaries ("the Banks"), as national banks, are subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Banks may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. At December 31, 1999, there were no earnings against which dividends could be paid.

       The Banks are required to maintain a minimum average reserve balance with the Federal Reserve Bank. The average amount of the required reserve was $150,000 for 1999. As members of the Federal Reserve Bank system, the Banks are required to subscribe to shares of $100 par value Federal Reserve Bank stock equal to 6 percent of the Bank's capital and surplus. The Banks are required to pay for one-half of the subscription. The remaining amount is subject to call when deemed necessary by the Board of Governors of the Federal Reserve.

       The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires the regulators to stratify institutions into five quality tiers based upon their relative capital strengths and to increase progressively the degree of regulation over the weaker institutions, limits the pass through deposit insurance treatment of certain types of accounts, adopts a "truth in savings" program, calls for the adoption of risk-based premiums on deposit insurance and requires the Banks to observe insider credit underwriting products no less strict than those applied to comparable noninsider transactions.

       At December 31, 1999, the Company and its subsidiary banks met all regulatory capital requirements. The key measures of capital are: (1) total capital (Tier I capital plus the allowance for loan losses up to certain limitations) as a percent of total risk-weighted assets, (2) Tier I capital (as defined) as a percent of total risk-weighted assets (as defined), and (3) Tier I capital (as defined) as a percent of total assets (as defined).

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

       As of December 31, 1999                                                                            To Be Well
       (in thousands)                                                                                  Capitalized Under
                                                                              For Capital              Prompt Corrective
                                                        Actual             Adequacy Purposes           Action Provisions
                                                 ----------------------  -----------------------   -----------------------
                                                  Amount      Ratio        Amount       Ratio       Amount       Ratio
                                                 ---------- -----------  -----------  ----------   ----------  -----------
       Total capital to risk weighted assets    $  31,585     38.75%     $   6,521  >=   8.00%    $   8,151  >=   10.00%
       Tier I capital to risk weighted assets      30,858     37.86%         3,261  >=   4.00%        4,891  >=    6.00%
       Tier I capital to average assets            30,858     32.55%         3,881  >=   4.00%        4,852  >=    5.00%

       As of December 31, 1998                                                                            To Be Well
       (in thousands)                                                                                  Capitalized Under
                                                                              For Capital              Prompt Corrective
                                                        Actual             Adequacy Purposes           Action Provisions
                                                 ----------------------  -----------------------   -----------------------
                                                  Amount      Ratio        Amount       Ratio       Amount       Ratio
                                                 ---------- -----------  -----------  ----------   ----------  -----------
       Total capital to risk weighted assets    $  34,938      147.80%   $   1,892  >=   8.00%    $   2,365  >=   10.00%
       Tier I capital to risk weighted assets      34,725      146.90%         946  >=   4.00%        1,419  >=    6.00%
       Tier I capital to average assets            34,725       60.20%       2,292  >=   4.00%        2,865  >=    5.00%


(10)   Related-Party Transactions

       Officers, directors, employees and their related business interests are loan customers in the ordinary course of business. In management's opinion, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

       Analysis of activity for loans to related parties is as follows:

       (In thousands)                                                                   1999                1998
                                                                                  -----------------   -----------------
       Balance, beginning of year                                               $           996      $          --
       New loans                                                                          2,336                 999
       Loans paid off or paid down                                                         (456)                 (3)
                                                                                  -----------------   -----------------
       Balance, end of year                                                     $         2,876      $          996
                                                                                  =================   =================

(11)   Earnings Per Share

       The following discloses the calculation of basic and diluted earnings per share. Because the Company has net losses due to the start-up nature of the organization, stock options issued have an anti-dilutive effect on the earnings per share calculation.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                                                                                        1999                1998
                                                                                  -----------------   -----------------
       Net loss                                                                  $      (4,038,719)  $      (1,696,345)
       Weighted average shares for basic and diluted                                     4,240,819           2,646,036
       Basic earnings (loss) per share                                           $           (0.95)  $           (0.64)
       Diluted earnings (loss) per share                                         $           (0.95)  $           (0.64)


(12)   Employee Benefit Plan

       The Company established a 401(k) plan in January 1998 for all eligible employees. The Company began to match a portion of employee contributions beginning January 1, 1999. The Company's match was $60,513 in 1999.

(13)   Director and Employee Stock Compensation Plan

       In 1998, the Company adopted a stock option plan (the "Plan") pursuant to which the Company may grant stock options to members of its holding company and subsidiaries' Board of Directors. The Company has granted options to purchase up to 178,151 shares of common stock as of December 31, 1999.

       The Company also granted stock awards to an employee. The stock awards vest ratably over a three year period and are contingent upon continued employment of the individual and other factors as set forth in the agreement. As of December 31, 1999, the Company recognized $12,000 in compensation expense related to the stock awards.

       Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. Director stock options have 10-year terms and vest and become fully exercisable immediately. Employee stock options have 10-year terms and vest and become fully exercisable after three years.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       Stock option activity during the periods indicated is as follows:

                                                                               Weighted
                                                                                Average
                                                          Number of            Exercise
                                                            Shares               Price
                                                       -----------------    ----------------
       Balance at December 31, 1997                                 --         $        --
       Granted                                                   13,750                6.75
       Exercised                                                    --                  --
       Forfeited                                                    --                  --
       Expired                                                      --                  --
                                                       -----------------    ----------------
       Balance at December 31, 1998                              13,750                6.75
       Granted                                                  164,841                6.84
       Exercised                                                    --                  --
       Forfeited                                                    440                 --
       Expired                                                      --                  --
                                                       -----------------    ----------------
       Balance at December 31, 1999                             178,151        $      6.84
                                                       =================    ================

       At December 31, 1999, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $6.38 - $7.50 and
       9.2 years, respectively. All outstanding director options are exercisable at December 31, 1999.

       At December 31, 1999, there were 221,849 additional shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1999 was $2.74 on the date of grant using the Black Scholes option-pricing model (using an expected volatility over the expected life of the options of 37.5 percent) with the following weighted-average assumptions: expected dividend yield 0.00 percent, risk-free interest rate of 4.94 percent, and an expected life of 10 years.

       The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                               1999                1998
                                                         -----------------   -----------------
       Net loss:
           As reported                                  $      (4,038,719)  $      (1,696,345)
           Pro forma                                           (4,490,383)         (1,751,758)
       Loss per share:
           As reported                                  $           (0.95)  $           (0.64)
           Pro forma                                                (1.06)              (0.66)

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(14)   Segment Reporting

       The Company operates and reports in two business segments, commercial banking and investment advisory services. The commercial banking segment includes both commercial and consumer lending and provides customers such products as commercial loans, real estate loans, other business financing and consumer loans. In addition, this segment also provides customers with several choices of deposit products including demand deposit accounts, savings accounts and certificates of deposit. The investment advisory services segment provides advisory services to businesses and individuals including financial planning and retirement/estate planning.

       Information  about  reportable  segments,   and  reconciliation  of  such
       information to the consolidated financial statements as of and for the year ended December 31, 1999 follows:

                                        Commercial        Investment                   Intersegment
                                         Banking           Advisory       Other        Elimination      Consolidated
                                    ------------------  ------------  -------------  ----------------  ---------------
       Net interest income           $      2,136,974   $    --       $    887,738     $      --        $   3,024,712
       Provision for loan losses              513,847        --             --                --              513,847
       Non-interest income                    310,441     1,017,924         --                (7,880)       1,320,485
       Non-interest expense                 4,240,540     1,612,411      2,017,118            --            7,870,069
       Net income (loss)                   (2,306,972)     (594,487)    (1,129,380)           (7,880)      (4,038,719)
       Total assets                  $     91,628,884   $   792,792   $ 31,056,219     $ (26,444,928)   $  97,032,967
                                     -----------------  ------------  -------------  ----------------  ---------------

       The Company does not have operating segments other than those reported. Parent Company financial information is included in the Other category and represents the overhead function rather than an operating segment. Comparable information for December 31, 1998 is not shown as the Company had one operating segment and one subsidiary, Cardinal Bank, N.A. The investment advisory segment began operations in February 1999.


(15)   Financial Instruments with Off Balance Sheet Risk

       The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments usually have fixed expiration dates up to one year or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

       Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of the contractual obligations by a customer to a third party. The majority of these guarantees extend until satisfactory completion of the customer's contractual obligations. All standby letters of credit outstanding at December 31, 1999 are collateralized.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

       Those instruments represent obligations of the Company to extend credit or guarantee borrowings, therefore, they are not recorded on the consolidated statements of financial condition. The rates and terms of these instruments are competitive with others in the market in which the Company operates. Almost all of these instruments as of December 31, 1999 have floating rates, therefore significantly mitigating the market risk.

       Those instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Credit risk is defined as the possibility of sustaining a loss because the other parties to a financial instrument fail to perform in accordance with the terms of the contract. The Company's maximum exposure to credit loss under standby letters of credit and commitments to extend credit is represented by the contractual amounts of those instruments.

       (In thousands)
       Financial instruments whose contract amounts represent potential credit risk:
              Commitments to extend credit                                     $       19,411
              Standby letters of credit                                                   916
                                                                                ==============

       The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company evaluates each customer's creditworthiness on a case-by-case basis and requires collateral to support financial instruments when deemed necessary. The amount of collateral obtained upon extension of credit is based on management's evaluation of the counterparty. Collateral held varies but may include deposits held by the Company, marketable securities, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.


(16)   Disclosures of Fair Value of Financial Instruments

       The assumptions used and the estimates disclosed represent management's best judgment of appropriate valuation methods. These estimates are based on pertinent information available to management as of December 31, 1999. In certain cases, fair values are not subject to precise quantification or verification and may change as economic and market factors, and management's evaluation of those factors change.

       Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, these fair value estimates are not necessarily indicative of the amounts that the Company would realize in a market transaction. Because of the wide range of valuation techniques and the numerous estimates which must be made, it may be difficult to make reasonable comparisons of the Company's fair value information to that of other financial institutions. It is important that the many uncertainties discussed above be considered when using the estimated fair value disclosures and to realize that because of these uncertainties, the aggregate fair value amount should in no way be construed as representative of the underlying value of the Company.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       Fair Value of Financial Instruments

       The following summarizes the significant methodologies and assumptions used in estimating the fair values presented in the accompanying table.

       Cash and Cash Equivalents

       The carrying amount of cash and cash equivalents is used as a reasonable estimate of fair value.

       Investment Securities and Other Investments

       Fair values for investment securities are based on quoted market prices or prices quoted for similar financial instruments. Fair value for other investments is estimated as their cost since no active trading markets exist.

       Loans Receivable

       In order to determine the fair market value for loans, the loan portfolio was segmented based on loan type, credit quality and maturities. For certain variable rate loans with no significant credit concerns and frequent repricings, estimated fair values are based on current carrying amounts. The fair values of other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

       Deposits

       The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts.) The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

       Commitments

       The fair value of these financial instruments is based on the credit quality and relationship, fees, interest rates, probability of funding, compensating balance and other convenants or requirements. These commitments generally have fixed expiration dates expiring within one year. Many commitments are expected to, and typically do, expire without being drawn upon. The rates and terms of these instruments are competitive with others in the market in which the Company operates. The carrying amounts are reasonable estimates of the fair value of these financial instruments. The carrying amounts of these instruments are zero at December 31, 1999.

       Accrued Interest

       The carrying amounts of accrued interest approximate their fair values.

                CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       Fair Value of Financial Instruments as of December 31, 1999

                                                                                           December 31, 1999
                                                                                  -------------------------------------
                                                                                      Carrying           Estimated
       (In thousands)                                                                  Amount            Fair Value
                                                                                  -----------------   -----------------
       Financial assets:
           Cash and cash equivalents                                             $       19,043      $       19,043
           Investment securities and other investments                                    5,822               5,822
           Loans receivable                                                              68,147              67,622
           Accrued interest receivable                                                      351                 351
       Financial liabilities:
           Demand deposits                                                       $       12,330      $       12,330
           Interest checking                                                              3,891               3,891
           Money market and statement savings                                            11,499              11,499
           Certificates of deposit                                                       32,153              32,124
           Accrued interest payable                                                          48                  48




(17)   Other Operating Expenses

       Other operating expenses for December 31, 1999 and 1998 include the following:

                                                                                        1999                1998
                                                                                  -----------------   -----------------
       Data processing                                                          $          353,498   $         104,067
       Stationary and supplies                                                             322,586             133,821
       Brokerage clearing                                                                  197,822                   -
       Advertising and marketing                                                           175,100              82,069
       Telecommunications                                                                  163,481              36,591
       Bank operations                                                                     125,541              38,216
       Premises and equipment                                                              103,739               6,047
       Other taxes                                                                          94,670              11,225
       Insurance                                                                            85,182              36,719
       Travel and entertainment                                                             79,128              54,031
       Dues and membership                                                                  57,959              42,708
       Miscellaneous                                                                       171,647              65,925
                                                                                  -----------------   -----------------
                                                                                $        1,930,353   $         611,419
                                                                                  =================   =================

                                       B-23

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Condition
                   As of March 31, 2000 and December 31, 1999
                      (In thousands, except per share data)

                                                                                    (Unaudited)
                                                                                      March 31,          December 31,
                                    Assets                                               2000                1999
                                                                                   -----------------   -----------------
Cash & due from banks                                                              $       4,180       $       6,018
Federal funds sold                                                                        20,378              13,025
                                                                                   -----------------   -----------------
                   Total cash and cash equivalents                                        24,558              19,043
Investment securities available-for-sale                                                   4,620               4,807
Other investments                                                                          1,028               1,015
Loans receivable, net of fees                                                             81,444              68,167
Allowance for loan losses                                                                   (869)               (726)
                                                                                   -----------------   -----------------
                                                                                          80,575              67,441
Premises and equipment, net                                                                4,476               4,203
Accrued interest and other assets                                                            668                 524
                                                                                   -----------------   -----------------
                   Total assets                                                    $     115,925       $      97,033
                                                                                   =================   =================
                     Liabilities and Shareholders' Equity

Deposits                                                                           $      80,010       $      59,873
Borrowings                                                                                 6,000               6,000
Accrued interest and other liabilities                                                       185                 415
                                                                                   -----------------   -----------------
                   Total liabilities                                                      86,195              66,288
Common stock, $1 par value, 50,000,000 shares authorized,
    shares outstanding 4,242,634 in 2000 and 1999                                          4,243               4,243
Additional paid in capital                                                                32,498              32,496
Accumulated deficit                                                                       (6,823)             (5,881)
Accumulated other comprehensive income (loss)                                               (188)               (113)
                                                                                   -----------------   -----------------
                   Total shareholders' equity                                             29,730              30,745
                                                                                   -----------------   -----------------
                   Total liabilities and shareholders' equity                      $     115,925       $      97,033
                                                                                   =================   =================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
               For the three months ended March 31, 2000 and 1999
                                   (Unaudited)

                                                                                         2000                1999
                                                                                   -----------------   -----------------
Interest income:
    Loans receivable                                                               $   1,528,938       $     354,895
    Federal funds sold                                                                   287,204             320,801
    Investment securities available-for-sale                                              72,202             127,914
    Other investments                                                                     15,480               3,293
                                                                                   -----------------   -----------------
                   Total interest income                                               1,903,824             806,903
Interest expense:
    Deposits                                                                             654,516             199,510
    Borrowings                                                                            96,214                 --
                                                                                   -----------------   -----------------
                   Total interest expense                                                750,730             199,510
                                                                                   -----------------   -----------------
                   Net interest income                                                 1,153,094             607,393
Provision for loan losses                                                                143,091              68,125
                                                                                   -----------------   -----------------
                   Net interest income after provision for loan losses                 1,010,003             539,268
Non-interest income:
    Service charges on deposit accounts                                                   20,401               5,087
    Loan service charges                                                                  63,104              19,198
    Investment fee income                                                                313,326               1,278
    Gains from sale of securities                                                            --               11,203
    Other income                                                                          26,848               8,457
                                                                                   -----------------   -----------------
                   Total non-interest income                                             423,679              45,223
Non-interest expense:
    Salary and benefits                                                                1,362,859             761,618
    Occupancy                                                                            221,508             215,228
    Professional fees                                                                    101,554             117,007
    Depreciation                                                                         128,500              59,945
    Other operating expenses                                                             561,421             255,010
                                                                                   -----------------   -----------------
                   Total non-interest expense                                          2,375,842           1,408,808
                                                                                   -----------------   -----------------
                   Net loss before income taxes                                         (942,160)           (824,317)
Provision for income taxes                                                                   --                  --
                                                                                   -----------------   -----------------
                   Net loss                                                        $    (942,160)      $    (824,317)
                                                                                   =================   =================
Basic and diluted loss per share                                                   $       (0.22)      $       (0.19)
                                                                                   =================   =================
Weighted-average shares outstanding                                                    4,242,634           4,239,509
                                                                                   =================   =================



See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
             Consolidated Statements of Comprehensive Income (Loss)
               For the three months ended March 31, 2000 and 1999
                                   (Unaudited)

                                                                      2000                1999
                                                                -----------------   -----------------
Net loss                                                        $       (942,160)   $       (824,317)
Other comprehensive income (loss):
    Unrealized holding loss on investment securities
       available-for-sale                                                (75,179)            (21,633)
                                                                -----------------   -----------------
                   Comprehensive loss                           $     (1,017,339)   $       (845,950)
                                                                =================   =================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
           Consolidated Statements of Changes in Shareholders' Equity
                   Three months ended March 31, 2000 and 1999
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                                       Accumulated
                                                                                         Additional       Other
                                                              Common       Paid-in      Accumulated   Comprehensive
                                                   Shares      Stock       Capital        Deficit      Income (Loss)      Total
                                                   ------      -----       -------        -------     -------------       -----

Balance, January 1, 1999                           4,240     $  4,240     $ 32,327       $ (1,842)       $      3         $ 34,728

Change in unrealized holding loss on
    investment securities available-for-sale,
    net of tax                                      --           --           --             --               (22)             (22)
Reversal of Expense Accrual from
    Public Offering                                 --           --            138           --              --                138
Net loss                                            --           --           --             (824)           --               (824)
                                                --------     --------     --------       --------        --------         --------
Balance, March 31, 1999                            4,240     $  4,240     $ 32,465       $ (2,666)       $    (19)        $ 34,020
==================================================================================================================================

Balance, January 1, 2000                           4,243     $  4,243     $ 32,496       $ (5,881)       $   (113)        $ 30,745

Accrual of stock award                              --           --              2           --              --                  2
Change in unrealized holding loss on
    investment securities available-for-sale        --           --           --             --               (75)             (75)
Net loss                                            --           --           --             (942)           --               (942)
                                                --------     --------     --------       --------        --------         --------
Balance, March 31, 2000                            4,243     $  4,243     $ 32,498       $ (6,823)       $   (188)        $ 29,730
==================================================================================================================================

See accompanying notes to consolidated financial statements.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
               For the three months ended March 31, 2000 and 1999
                                 (In thousands)
                                   (Unaudited)

                                                                        2000        1999
                                                                      --------    --------
Cash flows from operating activities:
    Net loss                                                          $   (942)   $   (824)
    Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation                                                     129          60
          Provision for loan losses                                        143          68
          Gain on sale of investment securities available-for-sale        --           (11)
          Increase in accrued interest and other assets                   (144)        (36)
          Decrease in accrued interest and other liabilities              (288)       (310)
          Compensation related to stock awards                               2        --
                                                                      --------    --------
                   Net cash used in operating activities                (1,100)     (1,053)
                                                                      --------    --------
Cash flows from investing activities:

    Purchase of premises and equipment                                    (402)       (588)
    Proceeds from sale of securities                                         6       1,984
    Purchase of securities                                                 (18)        (15)
    Redemptions of investment securities-available-for-sale                169       3,562
    Net increase in loan portfolio                                     (13,277)     (5,714)
                                                                      --------    --------
                   Net cash used in investing activities               (13,522)       (771)
                                                                      --------    --------
Cash flows from financing activities:

    Net increase in deposits                                            20,137       4,065
    Reversal of accrued costs related to public offering                  --           138
                                                                      --------    --------
               Net cash provided by financing activities                20,137       4,203
                                                                      --------    --------
Net increase in cash and cash equivalents                                5,515       2,379
Cash and cash equivalents at beginning of period                        19,043      25,350
                                                                      --------    --------
Cash and cash equivalents at end of period                            $ 24,558    $ 27,729
                                                                      ========    ========
Supplemental disclosure of cash flow information
    Cash paid during period for interest:                             $    760    $    200
                                                                      ========    ========

See accompanying notes to consolidated financial statements

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 2000
                                   (Unaudited)

Note 1

Organization

Cardinal Financial Corporation (the "Company") was incorporated November 24, 1997 under the laws of the Commonwealth of Virginia as a holding company whose activities consist of investment in its wholly owned subsidiaries, Cardinal Bank, N.A., Cardinal Wealth Services, Inc., Cardinal Bank - Manassas/Prince William, N.A. and Cardinal Bank - Dulles, N.A.

Basis of Presentation

In the opinion of management, the accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, all adjustments that are, in the opinion of management, necessary for a fair presentation have been included. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year ending December 31, 2000. The unaudited interim financial statements should be read in conjunction with the audited financial statements and notes to financial statements that are presented in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

Note 2

Segment Disclosures

The Company operates and reports in two business segments, commercial banking and investment advisory services. The commercial banking segment includes both commercial and consumer lending and provides customers such products as term loans, real estate loans, other business financing and installment loans. In addition, this segment also provides customers with several choices of deposit products including demand deposit accounts, savings accounts and certificates of deposit. The investment advisory services segment provides advisory services to businesses and individuals including financial planning and retirement/estate planning.

Information about reportable segments, and reconciliation of such information to the consolidated financial statements as of and for the quarter to date ended March 31, 2000 and 1999 follows:

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 2000
                                   (Unaudited)


For the Three Months Ended March 31, 2000 (in dollars):

                                              Commercial       Investment      Intersegment
                                               Banking          Advisory       Elimination        Other        Consolidated
                                         ----------------------------------------------------------------------------------
Net interest income                              993,606               -                 -       159,488         1,153,094

Provision for loan losses                        143,091               -                 -             -           143,091

Non-interest income                              106,020         313,326           (3,553)         7,886           423,679

Non-interest expense                           1,413,143         467,949           (3,553)       498,303         2,375,842
                                             -----------         -------      -----------     ----------       -----------
Net income (loss)                              (456,608)       (154,623)                 -     (330,929)         (942,160)
                                             ===========         =======      ===========     ==========
Total Assets                                 106,990,578         212,631      (21,178,772)    29,900,182       115,924,619


For the Three Months Ended March 31, 1999 (in dollars):

                                              Commercial       Investment      Intersegment
                                               Banking          Advisory       Elimination        Other        Consolidated
                                         ----------------------------------------------------------------------------------
Net interest income                              280,407               -                 -       326,986           607,393

Provision for loan losses                         68,125               -                 -             -            68,125

Non-interest income                               43,945           1,278                 -             -            45,223
Non-interest expense                             697,587         195,001                 -       516,220         1,408,808
                                              ----------         -------       -----------    ----------        ----------
Net income (loss)                              (441,360)       (193,723)                 -     (189,234)         (824,317)
                                              ==========         =======       ==========     ==========        ==========
Total Assets                                  32,129,128         188,565       (6,553,889)    34,578,494        60,342,298


The Company does not have operating segments other than those reported. Parent Company financial information is included in the Other category above and represents the overhead function rather than an operating segment.


Note 3

Earnings Per Share

The following discloses the calculation of basic and diluted earnings per share as of March 31, 2000 and 1999. Because the Company has net losses due to the start-up nature of the organization, stock options issued have an anti-dilutive effect on the earnings per share calculation.

                 CARDINAL FINANCIAL CORPORATION AND SUBSIDIARIES

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 2000
                                   (Unaudited)

                                                     2000             1999
                                                     ----             ----
Net loss                                        $  (942,160)       $  (824,317)

Weighted average shares for basic and diluted     4,242,634          4,239,509
Basic and diluted loss per share                $      (.22)       $      (.19)

Note 4

Subsequent Events

On April 17, 2000, the Company entered into a definitive agreement to acquire the Heritage Bancorp, Inc. Under the terms of the agreement, the Company will issue a combination of cash and shares of convertible preferred stock to the shareholders of Heritage in exchange for all of the shares of Heritage's common stock. Heritage's shareholders will be able to elect to receive $6.00 in cash or
1.2 shares of convertible preferred stock for each share of Heritage stock, subject to certain adjustments to permit the Company to issue an equal amount of cash and convertible preferred stock. The completion of the acquisition is subject to shareholder and regulatory approval, which is expected in the third quarter of 2000.

                                                                      Appendix C

                   [LETTERHEAD OF SCOTT & STRINGFELLOW, INC.]


                                  May __, 2000



Board of Directors
Cardinal Bankshares Corporation
10555 Main Street
Fairfax, VA 22030

Dear Madams and Gentlemen:

You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Cardinal Financial Corporation ("Cardinal") of the terms of an Agreement and Plan of Reorganization between Cardinal and Heritage Bancorp, Inc. dated April 17, 2000 (the "Merger Agreement") pursuant to which Heritage will be merged with and into Cardinal (the "Merger") and further provides that each share of common stock, par value $1.00 per share, of Heritage issued and outstanding shall be converted into or exchanged either for $6.00 in cash or 1.2 shares of Cardinal 7.25% Cumulative Convertible Preferred Stock, Series A (the "Consideration"). Scott & Stringfellow further understands that in no event shall cash be more or less than 50% of the total Consideration.

         Scott & Stringfellow, as a customary part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Cardinal in connection with the transaction described above. We are familiar with Cardinal, having acted as its financial advisor in the past and have provided certain investment banking services from time to time.

          In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Merger Agreement; (2) the joint Proxy Statement; (3) Cardinal's audited financial statements for the three years ended December 31, 1999; (4) Cardinal's unaudited financial statements for the three months ended March 31, 2000 and 1999, and other internal information relating to Cardinal prepared by Cardinal's management; (5) information regarding the trading market for the common stocks of Cardinal and Heritage and the price ranges within which the respective stocks have traded; (6) the relationship of prices paid to relevant financial data such as net worth, earnings, assets and deposits in certain bank and bank holding company mergers and acquisitions in recent years;
(7) Heritage's annual reports to shareholders and its financial statements for the three years ended December 31, 1999; (8) Heritage's unaudited financial statements for the three months ended March 31, 2000 and 1999, and certain other internal information relating to Heritage prepared by Heritage's management. We have discussed with members of management of Cardinal and Heritage the background of the Merger, the reasons and basis for the Merger and the business and future prospects of Cardinal and Heritage individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we have deemed appropriate.

         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of Cardinal and Heritage. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of Cardinal or Heritage. With respect to the information relating to the prospects of Cardinal and Heritage, we have assumed that such information reflects the best currently available judgments and estimates of the managements of Cardinal and Heritage as to the likely future financial performances of their respective companies and of the combined entity. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated as of the date hereof, as well as our experience in business valuation in general. We have also assumed that, in the course of obtaining regulatory and third party consents for the Merger and the transactions contemplated by the Merger Agreement, no restriction will be imposed that will have a material adverse effect on the future results of operations or financial condition of Cardinal or Heritage.

         Our advisory services and opinion expressed herein were prepared for the use of the Board of Directors of Cardinal and do not constitute a recommendation to the Cardinal shareholders as to how they should vote at the shareholders' meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to the proxy statement distributed in connection with the Merger.

         On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions and assumptions noted above, it is our opinion that, as of the date hereof, the terms of the Merger Agreement are fair from a financial point of view to the shareholders of Cardinal Common Stock.

                                                Very truly yours,

                                                SCOTT & STRINGFELLOW, INC.


                                                By:
                                                    ----------------------------
                                                    Gary S. Penrose
                                                    Managing Director
                                                    Financial Institutions Group

                                                                      Appendix D

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Independent Auditor's Report                                                                                     D-2

Consolidated Financial Statements

     Statements of Condition as of December 31, 1999 and 1998                                                    D-3

     Statements of Operations for the years ended December 31, 1999, 1998 and 1997                               D-4

     Statements of Changes in Stockholders' Equity for the years ended December 31,
          1999, 1998 and 1997                                                                                    D-5

     Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997                               D-6

Notes to Consolidated Financial Statements                                                                D-8 - D-28


Consolidated Interim Financial Statements

     Balance Sheets as of March 31, 2000 and December 31, 1999                                                  D-29

     Statements of Income for the three months ended March 30, 2000 and 1999                                    D-30

     Statements of Stockholders' Equity for the three months ended March 31, 2000                               D-31

     Statements of Cash Flows for the three months ended March 31, 2000 and 1999                                D-32

Notes to Consolidated Interim Financial Statements                                                       D-33 - D-35


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Heritage Bancorp, Inc. and Subsidiary
McLean, Virginia

     We have audited the accompanying consolidated statements of condition of Heritage Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heritage Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the three years then ended, in conformity with generally accepted accounting principles.

                                                 /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
February 4, 2000

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CONDITION
                           December 31, 1999 and 1998


         ASSETS                                                                         1999                     1998
                                                                                     ------------            ------------
 Cash and due from banks                                                             $  2,667,443            $  5,824,649
 Federal funds sold                                                                            --               8,550,000
                                                                                     ------------            ------------
      Total cash and cash equivalents                                                $  2,667,443            $ 14,374,649

 Securities available for sale, at approximate market value                            24,054,515              19,823,754
 Loans, net of allowance for loan losses of $420,940 in 1999
   and $429,059 in 1998                                                                31,268,232              29,181,039
 Premises and equipment, net                                                              848,995                 376,453
 Accrued interest receivable                                                              535,571                 459,340
 Other real estate owned                                                                       --                 263,199
 Other assets                                                                             564,657                 297,160
                                                                                     ------------            ------------

      Total assets                                                                   $ 59,939,413            $ 64,775,594
                                                                                     ============            ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
 Deposits:
   Noninterest-bearing deposits                                                      $ 13,707,792            $ 17,385,307
   Interest-bearing deposits                                                           34,284,891              36,056,672
                                                                                     ------------            ------------
      Total deposits                                                                 $ 47,992,683            $ 53,441,979
   Accrued interest and other liabilities                                                 347,527                 119,170
   Securities sold under agreement to repurchase                                        3,001,225               2,286,781
   Commitments and contingent liabilities                                                      --                      --
                                                                                     ------------            ------------
      Total liabilities                                                              $ 51,341,435            $ 55,847,930
                                                                                     ============            ============

STOCKHOLDERS' EQUITY

 Common stock, $1 par value; authorized 10,000,000
   shares; issued and outstanding 2,294,617 shares                                   $  2,294,617            $  2,294,617
 Capital surplus                                                                        6,529,539               6,529,539
 Retained earnings                                                                        210,534                  28,549
 Accumulated other comprehensive income (loss)                                           (436,712)                 74,959
                                                                                     ------------            ------------
      Total stockholders' equity                                                     $  8,597,978            $  8,927,664
                                                                                     ------------            ------------
      Total liabilities and stockholders' equity                                     $ 59,939,413            $ 64,775,594
                                                                                     ============            ============


See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1999, 1998 and 1997

                                                                      1999                 1998                   1997
                                                                   -----------          -----------           -----------
 INTEREST INCOME
   Loans, including fees                                           $ 2,689,853          $ 2,386,091           $ 2,285,986
   Securities                                                        1,413,942            1,117,858               816,256
   Federal funds sold                                                  277,106              262,053               154,066
                                                                   -----------          -----------           -----------
           Total interest income                                   $ 4,380,901          $ 3,766,002           $ 3,256,308
                                                                   -----------          -----------           -----------

 INTEREST EXPENSE
   Deposits                                                        $ 1,342,470          $ 1,233,550           $ 1,103,974
   Securities sold under agreement to repurchase                        96,794               38,859                 6,797
                                                                   -----------          -----------           -----------
           Total interest expense                                  $ 1,439,264          $ 1,272,409           $ 1,110,771
                                                                   -----------          -----------           -----------

           Net interest income                                     $ 2,941,637          $ 2,493,593           $ 2,145,537

 Provision for loan losses                                                  --              117,000                 3,825
                                                                   -----------          -----------           -----------

           Net interest income after
             provision for loan losses                             $ 2,941,637          $ 2,376,593           $ 2,141,712
                                                                   -----------          -----------           -----------

 OTHER INCOME
   Service charges on deposit accounts                             $   116,343          $   122,684           $   112,039
   Other operating income, net                                          47,835               15,477                21,233
   Gain (loss) on sale of securities                                     1,468                 (781)               47,261
   Gain on sale of other real estate                                    56,611                   --                    --
                                                                   -----------          -----------           -----------
           Total other income                                      $   222,257          $   137,380           $   180,533
                                                                   -----------          -----------           -----------

 OTHER EXPENSES
   Salaries and employee benefits                                  $ 1,472,136          $ 1,074,228           $   953,246
   Occupancy expense                                                   328,105              204,669               215,204
   Equipment expense                                                   146,172               73,667                88,275
   Other operating expenses                                            942,821            1,068,643               579,961
                                                                   -----------          -----------           -----------
           Total other expenses                                    $ 2,889,234          $ 2,421,207           $ 1,836,686
                                                                   -----------          -----------           -----------

           Income before income taxes                              $   274,660          $    92,766           $   485,559

   Income tax expense (benefit)                                         92,675              (40,639)              (85,297)
                                                                   -----------          -----------           -----------

           Net income                                              $   181,985          $   133,405           $   570,856
                                                                   ===========          ===========           ===========

 EARNINGS PER SHARE, BASIC                                         $      0.08          $      0.07           $      0.45
                                                                   ===========          ===========           ===========

 EARNINGS PER SHARE, ASSUMING DILUTION                             $      0.08          $      0.07           $      0.44
                                                                   ===========          ===========           ===========


See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1999, 1998 and 1997

                                                                                          ACCUMULATED
                                                                                            OTHER
                                                COMMON        CAPITAL        RETAINED    COMPREHENSIVE  COMPREHENSIVE
                                                STOCK         SURPLUS        EARNINGS    INCOME (LOSS)  INCOME (LOSS)      TOTAL
                                             -----------    -----------    -----------    -----------    -----------    -----------
 BALANCE, DECEMBER 31, 1996                  $ 1,249,634    $ 2,967,448    $  (675,712)   $     1,464                   $ 3,542,834
   Net income                                         --             --        570,856             --    $   570,856        570,856
   Other comprehensive income,
     net of tax:
       Unrealized holding gains on
         securities available for sale
         arising during period,
         net of tax of $25,401                        --             --             --             --    $    47,845             --
       Less reclassification adjustment,
         net of tax of $16,068                        --             --             --             --        (31,192)            --
                                                                                                         -----------
       Other comprehensive income                     --             --             --         16,653    $    16,653         16,653
                                                                                                         -----------
       Comprehensive income                           --             --             --             --    $   587,509             --
                                                                                                         -----------
   Warrants exercised                            240,002        360,003             --             --                       600,005
                                             -----------    -----------    -----------    -----------                   -----------
 BALANCE, DECEMBER 31, 1997                  $ 1,489,636    $ 3,327,451    $  (104,856)   $    18,117                   $ 4,730,348
   Net income                                         --             --        133,405             --    $   133,405        133,405
                                                                                                         -----------
   Other comprehensive income,
     net of tax:
       Unrealized holding gains on
         securities available for sale
         arising during period,
         net of tax of $29,016                        --             --             --             --    $    56,327             --
       Add reclassification adjustment,
         net of tax of $266                           --             --             --             --            515             --
                                                                                                         -----------
       Other comprehensive income                     --             --             --         56,842    $    56,842         56,842
                                                                                                         -----------
       Comprehensive income                           --             --             --             --    $   190,247             --
                                                                                                         -----------
   Stock options exercised                         2,700          7,120             --             --                         9,820
   Repurchase of stock in odd lot tender          (2,719)       (12,236)            --             --                       (14,955)
   Issuance of common stock                      805,000      3,207,204             --             --                     4,012,204
                                             -----------    -----------    -----------    -----------                   -----------
 BALANCE, DECEMBER 31, 1998                  $ 2,294,617    $ 6,529,539    $    28,549    $    74,959                   $ 8,927,664

 Net income                                           --             --        181,985             --    $   181,985        181,985
                                                                                                         -----------
   Other comprehensive income,
     net of tax:
       Unrealized holding losses on
         securities available for sale
         arising during period,
         net of tax of $263,089                       --             --             --             --    $  (510,702)            --
       Less reclassification adjustment,
         net of tax of $499                           --             --             --             --           (969)            --
                                                                                                         -----------
       Other comprehensive income (loss)              --             --             --       (511,671)   $  (511,671)      (511,671)
                                                                                                         -----------
       Comprehensive income (loss)                    --             --             --             --    $  (329,686)            --
                                             -----------    -----------    -----------    -----------    -----------    -----------
 BALANCE, DECEMBER 31, 1999                  $ 2,294,617    $ 6,529,539    $   210,534    $  (436,712)                  $ 8,597,978
                                             -----------    -----------    -----------    -----------                   -----------

See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1999, 1998 and 1997

                                                                                     1999               1998               1997
                                                                                 ------------       ------------       ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                     $    181,985       $    133,405       $    570,856
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Provision for loan losses                                                                --            117,000              3,825
  (Gain) loss on sale of securities                                                    (1,486)               781            (47,261)
  (Gain) on sale of fixed assets                                                         (200)                --                 --
  (Gain) on sale of other real estate                                                 (56,611)                --                 --
  Depreciation and amortization                                                        81,460             50,958             67,733
  Deferred tax (benefit) expense                                                       72,362            (45,239)           (85,297)
  Amortization of investment security premiums,
    net of discounts                                                                   22,442             37,438             13,845
  (Increase) decrease in accrued interest and other assets                           (152,502)          (319,486)            64,677
  Increase (decrease) in accrued interest and other liabilities                       228,357              5,412            (30,169)
                                                                                 ------------       ------------       ------------
      Net cash provided by (used in) operating activities                        $    375,807       $    (19,731)      $    558,209
                                                                                 ------------       ------------       ------------

 CASH FLOWS FROM INVESTING ACTIVITIES
  Maturities and calls of securities available for sale                          $  9,250,000       $  9,195,000       $  1,800,000
  Purchase of securities available for sale                                       (14,923,462)       (17,676,403)        (9,236,816)
  Maturities of securities held to maturity                                                --            250,000            250,000
  Proceeds from sale of securities available for sale                                 646,486            499,219          8,984,402
  Net (increase) decrease in loans                                                 (2,087,193)        (6,543,481)         1,825,409
  Purchase of premises and equipment                                                 (554,002)           (48,472)           (90,920)
  Proceeds from sale of equipment                                                         200                 --                 --
  Proceeds from sale of other real estate owned                                       319,810                 --                 --
                                                                                 ------------       ------------       ------------
      Net cash provided by (used in) investing activities                        $ (7,348,161)      $(14,324,137)      $  3,532,075
                                                                                 ------------       ------------       ------------

 CASH FLOWS FROM FINANCING ACTIVITIES
  Increase  (decrease) in demand deposits, NOW accounts
   and savings deposits                                                          $ (3,677,515)      $  8,639,394       $    550,791
  Increase (decrease) in certificates of deposit                                   (1,771,781)         4,198,750         (2,333,488)
  Proceeds from stock warrants exercised                                                   --                 --            600,005
  Proceeds from sale of common stock                                                       --          4,022,024                 --
  Repurchase of common stock                                                               --            (14,955)                --
  Increase in securities sold under agreement to repurchase                           714,444          2,286,781                 --
                                                                                 ------------       ------------       ------------
       Net cash provided by (used in) financing activities                       $ (4,734,852)      $ 19,131,994       $ (1,182,692)
                                                                                 ------------       ------------       ------------

       Net change in cash and cash equivalents                                   $(11,707,206)      $  4,788,126       $  2,907,592

 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      14,374,649          9,586,523          6,678,931
                                                                                 ------------       ------------       ------------
 CASH AND CASH EQUIVALENTS, END OF YEAR                                          $  2,667,443       $ 14,374,649       $  9,586,523
                                                                                 ============       ============       ============

See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)
                  Years Ended December 31, 1999, 1998 and 1997

                                                                                 1999                 1998                  1997
                                                                             -----------         ------------        -----------
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
      Interest                                                               $ 1,437,740         $  1,269,516        $ 1,113,620
                                                                             ===========         ============        ===========

      Income taxes                                                           $    40,500         $         --        $     9,187
                                                                             ===========         ============        ===========

 SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES,
   unrealized gain (loss) on securities available for sale                   $  (775,258)        $     86,124        $    25,986
                                                                             ===========         ============        ===========


See Accompanying Notes to Consolidated Financial Statements.

                             HERITAGE BANCORP, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

        GENERAL

          Heritage Bancorp, Inc. (Company) is a bank holding company organized under Virginia law in July, 1998. During 1998, the Company acquired The Heritage Bank through a share exchange in which the stockholders of The Heritage Bank received one share of the Company for each share of The Heritage Bank. The exchange was a tax-free transaction for federal income tax purposes. The merger was accounted for on the same basis as a pooling-of-interests. Financial statements for the prior years, have been retroactively adjusted for the exchange as if it occurred on January 1, 1997.

          The Company's wholly-owned subsidiary, The Heritage Bank (Bank) was incorporated under Virginia law in 1987. It operated as a wholly-owned subsidiary of Heritage Bankshares, Inc. until September 1, 1992, when it became independent. The Bank is a state chartered member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation (FDIC) and is headquartered in McLean, Virginia. During 1999, the Bank opened its first branch office in Sterling, Virginia.

        BUSINESS

          Heritage Bancorp, Inc. is a bank holding company that provides a variety of banking services to individuals and businesses. Its primary deposit products are demand and savings deposits and certificates of deposit. Its primary lending products are commercial business and real estate mortgage loans. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

        PRINCIPLES OF CONSOLIDATION

          The accounting and reporting policies of Heritage Bancorp, Inc. and subsidiary conform to generally accepted accounting principles and general practices within the banking industry. The following is a description of the more significant of those policies:

             SECURITIES

               Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

               Purchased premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


             LOANS

               The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by residential and commercial real estate loans. The ability of the Company's debtors to honor their contracts is dependent upon the real estate and general economic conditions of the Company's market area.

               Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

               The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Installment loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

               All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contracturally due are brought current and future payments are reasonably assured.

             ALLOWANCE FOR LOAN LOSSES

               The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

               The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

               A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractural terms of the loan agreement.
               Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


               on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

               Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

             BANK PREMISES AND EQUIPMENT

               Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

             INCOME TAXES

               Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

             EARNINGS PER SHARE

               Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury method.

             CASH AND CASH EQUIVALENTS

               For purposes of reporting cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold.

             OTHER REAL ESTATE

               Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


             USE OF ESTIMATES

               In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate and deferred tax assets.

             ADVERTISING

               The Company follows the policy of charging the costs of advertising to expense as incurred. The amount of advertising included in expense for December 31, 1999, 1998 and 1997 was $37,231, $31,482 and $20,394, respectively.

             RECENT ACCOUNTING PRONOUNCEMENTS

               In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is required to be adopted in years beginning after June 15, 2000. The statement permits early adoption as of the beginning of any fiscal quarter after its issuance. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. Because the Company does not use these derivative instruments and strategies, management does not expect the adoption of this Statement to have any effect on earnings or financial position.

NOTE 2.   CASH AND DUE FROM BANKS

          The Bank is required to maintain reserve balances with the Federal Reserve Bank. For the final weekly reporting period in the years ended December 31, 1999 and 1998, the aggregate amounts of daily average required balances were approximately $469,000 and $391,000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 3.   SECURITIES

          The amortized cost, with gross unrealized gains and losses, follows:

                                                                     DECEMBER 31, 1999
                                        -------------------------------------------------------------------------
                                                              GROSS              GROSS
                                         AMORTIZED         UNREALIZED          UNREALIZED               FAIR
                                           COST               GAINS             (LOSSES)                VALUE
                                        -----------        ----------          ----------            -----------
Securities Available for Sale
  U.S. Government agencies              $22,916,301           $  --           $  (643,120)           $22,273,181
  Obligations of states and
    political subdivisions                1,009,856              --                (3,378)             1,006,478
  Corporate                                 525,343              --               (15,187)               510,156
  Other                                     264,700              --                    --                264,700
                                        -----------           -----           -----------            -----------
      Total                             $24,716,200           $  --           $  (661,685)           $24,054,515
                                        ===========           =====           ===========            ===========


                                                                     DECEMBER 31, 1998
                                        -------------------------------------------------------------------------
                                                                GROSS              GROSS
                                          AMORTIZED          UNREALIZED          UNREALIZED            FAIR
                                            COST                GAINS             (LOSSES)             VALUE
                                        -----------         -----------         -----------         -----------
 Securities Available for Sale
   U.S. Treasury securities             $ 3,021,530         $    29,721         $        --         $ 3,051,251
   U.S. Government agencies              14,769,231              57,082              (2,344)         14,823,969
   Obligations of states and
     political subdivisions               1,654,720              29,114                  --           1,683,834
   Corporate
   Other                                    264,700                  --                  --             264,700
                                        -----------         -----------         -----------         -----------
      Total                             $19,710,181         $   115,917         $    (2,344)        $19,823,754
                                        ===========         ===========         ===========         ===========


          The amortized cost and fair value of securities by contractural maturity follows:

                                                                                              1999
                                                                                  AMORTIZED             FAIR
                                                                                    COST               VALUE
                                                                                -----------         -----------
 Due in one year or less                                                        $   510,000         $   508,477
 Due from one year to five years                                                 22,565,980          21,961,130
 Due from five years to ten years                                                 1,000,000             944,688
 Due after ten years                                                                375,520             375,520
 Federal Reserve stock                                                              264,700             264,700
                                                                                -----------         -----------
       Total                                                                    $24,716,200         $24,054,515
                                                                                ===========         ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          Proceeds from sale of securities available for sale during 1999, 1998 and 1997 were $646,486 $449,219 and $8,984,402. Gross gains on those sales during 1999,  1998 and 1997 were $1,468,  $0 and $47,261.  Gross losses on those sales were $0, $781 and $0 during 1999, 1998 and 1997, respectively.

          Securities having a book value of approximately $5,496,544 and $3,792,558 at December 31, 1999 and 1998, were pledged to secure public deposits, letters of credit, and customer repurchase agreements.

NOTE 4.   LOANS

          A summary of the balances of loans follows:

                                                                  1999                        1998
                                                                --------                    --------
                                                                            (in thousands)
Real estate:
  Residential                                                   $ 10,475                    $ 11,168
  Commercial                                                      13,088                      11,791
  Farmland                                                           972                         992
  Construction                                                     1,157                         441
Commercial                                                         3,665                       3,279
Consumer                                                           1,507                       1,306
All other loans                                                      825                         633
                                                                --------                    --------
                                                                $ 31,689                    $ 29,610
Less:  allowance for loan losses                                    (421)                       (429)
                                                                --------                    --------
     Loans, net                                                 $ 31,268                    $ 29,181
                                                                ========                    ========


           Analysis of the allowance for loan losses follows:

                                              1999                 1998                1997
                                              -----                -----               -----
                                                               (in thousands)
 Balance, beginning of year                   $ 429                $ 634               $ 617
 Provision for loan losses                       --                  117                   4
 Loans charged-off                              (20)                (339)                (61)
 Recoveries                                      12                   17                  74
                                              -----                -----               -----
 Balance at end of year                       $ 421                $ 429               $ 634
                                              =====                =====               =====

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          Information about impaired loans is as follows:

                                                                 1999                1998
                                                                -------            --------
 Impaired loans for which an allowance
   has been provided                                            $    --            $ 29,370
 Impaired loans for which no allowance
    has been provided                                                --                  --
                                                                -------            --------
         Total impaired loans                                   $    --            $ 29,370
                                                                -------            --------

 Allowance provided for impaired loans,
   included in the allowance for loan
   losses                                                       $    --            $ 11,405
                                                                -------            --------


                                                                 1999                1998              1997
                                                                -------           ---------         ---------
 Average balance in impaired loans                              $ 2,719           $ 176,334         $ 378,901
                                                                -------           ---------         ---------
 Interest income recognized                                     $   524           $  23,605         $  26,858
                                                                -------           ---------         ---------


          There were no nonaccrual loans excluded from impaired loan disclosure at December 31, 1999. Nonaccrual loans excluded from impaired loan disclosure under FASB 114 amounted to $365,670 at December 31, 1998. If interest on these loans had been accrued, such income would have approximated $26,836.

NOTE 5.   RELATED PARTY TRANSACTIONS

          In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates amounting to $306,496 at December 31, 1999 and $279,384 at December 31, 1998.
          During the year ended December 31, 1999, total principal additions were $150,500 and total principal payments were $123,388.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 6.    PREMISES AND EQUIPMENT

          A summary of the cost and accumulated depreciation of premises and equipment follows:

                                                                  1999                 1998
                                                               ---------            ---------
    Land                                                       $ 245,000            $ 245,000
    Land improvements                                             41,964               31,885
    Leasehold improvements                                       242,997              147,647
    Equipment, furniture and fixtures                            459,268              354,200
                                                               ---------            ---------
                                                               $ 989,229            $ 778,732
      Less accumulated depreciation
          and amortization                                      (140,234)            (402,279)
                                                               ---------            ---------
                                                               $ 848,995            $ 376,453
                                                               =========            =========


          Depreciation and amortization charged to operations totaled $81,460, $50,958 and $67,733 in 1999, 1998 and 1997, respectively.

NOTE 7.   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

          Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company may be required to provide additional collateral based on the fair value of the underlying securities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 8.    INCOME TAXES

           The components of the net deferred tax assets, included in other assets, are as follows:

                                                                              1999              1998
                                                                            --------          --------
DEFERRED TAX ASSETS:
    Net operating loss carryforwards                                        $     --          $ 47,105
    Alternative minimum tax credits                                               --             6,652
    Unrealized loss on securities available for sale                         224,973                --
    Accumulated depreciation                                                  24,794            28,160
    Allowance for loan losses                                                 32,448            32,448
    Organization costs                                                        15,286            19,362
    Other                                                                         --            11,163
                                                                            --------          --------
           Gross deferred tax asset                                         $297,501          $144,890
                                                                            ========          ========
DEFERRED TAX LIABILITIES, unrealized gain
    on securities available for sale                                        $     --          $ 38,615
                                                                            --------          --------

           Net deferred tax assets                                          $297,501          $106,275
                                                                            --------          --------


           Allocation of federal income taxes between current and deferred portions is as follows:

                                                                    YEARS ENDED DECEMBER 31,
                                                         ------------------------------------------------
                                                           1999                1998               1997
                                                         --------            ---------          ---------
Current                                                  $ 165,498           $   4,600          $      --
Deferred                                                   (72,823)             40,058            161,717
Change in valuation allowance                                   --             (85,297)          (247,014)
                                                         ---------           ---------          ---------
                                                         $  92,675           $ (40,639)         $ (85,297)
                                                         =========           =========          =========

          The reasons for the difference between the statutory federal income tax rate and the effective tax rates are summarized as follows:

                                                                    YEARS ENDED DECEMBER 31,
                                                         ------------------------------------------------
                                                            1999               1998               1997
                                                         ---------           ---------          ---------
Tax expense at statutory rate                            $  93,384           $  31,540          $ 165,090
Change in valuation allowance                                   --             (85,297)          (247,014)
Other, net                                                    (709)             13,118             (3,373)
                                                         ---------           ---------          ---------
                                                         $  92,675           $ (40,639)         $ (85,297)
                                                         =========           =========          =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 9.   DEPOSITS

          The aggregate amount of time deposits, in denominations of $100,000 or more at December 31, 1999 and 1998 was $4,738,768 and $6,339,277,
          respectively.

          At December 31, 1999, the scheduled maturities of time deposits are as follows:

               2000                             $  9,095,970
               2001                                4,932,561
               2002                                1,368,049
                                                ------------
                                                $ 15,396,580
                                                ============


NOTE 10.  OTHER OPERATING EXPENSES

          The components of other operating expenses consisted of the following for the years ended December 31:

                                                      1999                   1998                    1997
                                                   ----------             ----------             ----------
Data processing                                    $  126,762             $   99,589             $   78,702
Professional fees                                     175,555                374,229                115,024
Stationary and supplies                                85,693                 70,172                 61,957
Postage                                                38,461                 33,235                 36,899
Stockholder expense                                    49,329                 77,524                 18,116
Bank franchise tax                                     59,556                 27,597                 27,366
Business development                                   84,533                 31,482                 20,794
Other (includes no items in excess of
     1% of total revenue)                             322,932                354,815                221,103
                                                   ----------             ----------             ----------
                                                   $  942,821             $1,068,643             $  579,961
                                                   ==========             ==========             ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 11.  EARNINGS PER SHARE

          The following shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of diluted potential common stock. Potential dilutive common stock had no effect on income available to common stockholders.

                                    1999                           1998                             1997
                        ----------------------------    ----------------------------    -----------------------------
                                         PER SHARE                       PER SHARE                       PER SHARE
                          SHARES           AMOUNT         SHARES           AMOUNT         SHARES           AMOUNT
                        ---------       ------------    ---------       ------------    ---------       -------------
Basic earnings
  per share             2,294,617       $       0.08    1,890,666       $       0.07    1,271,176       $        0.45
                                        ============                    ============                    =============
Effect of dilutive
  securities:
    Stock options           6,931                           5,585                           1,307
    Warrants                   --                              --                          22,726

Diluted earnings
  per share             2,301,548       $       0.08    1,896,251       $       0.07    1,295,209       $        0.44
                                        ============                    ============                    =============


NOTE 12.  COMMITMENTS AND CONTINGENCIES

          The Company leases its main office and operations center in McLean and its branch office in Sterling. The McLean lease contains three, five year renewal periods and expires in 2008. The Sterling lease has a term of ten years with one five year renewal option. The Sterling lease expires in 2009. Total rent expense was $310,910, $191,272 and $194,945 for 1999, 1998 and 1997, respectively, and was included in occupancy expense.

          The following is a schedule, by year, of future minimum lease payments required under the long-term noncancelable lease agreements.

              2000                             $  336,892
              2001                                350,194
              2002                                364,325
              2003                                374,705
              2004                                385,959
              Due thereafter                    1,355,997
                                               ----------
                                               $3,168,072
                                               ==========

          The Company entered into a long-term lease for its Tyson's branch on March 16, 2000, which is subject to regulatory approval. The lease expires March 31, 2006 and has annual base rent of $111,078 with 3% yearly increases.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          In the normal course of business there are outstanding various commitments and contingent liabilities, which are not reflected in the accompanying consolidated financial statements. Management does not anticipate any material losses as a result of these transactions.

          See   Note   15   with   respect   to   financial   instruments   with
          off-balance-sheet risk.

NOTE 13.  STOCK-BASED COMPENSATION

          In 1998, the stockholders approved an employee incentive stock option plan. The option price for shares granted under this plan shall be determined by a Committee of the Company's Board of Directors, but in no event shall the option price be less than the fair market value of the Company's stock at the time of grant. The term of each option granted under the plan is ten years, unless the optionee has been discharged from his or her employment by the Company for cause in which case the option must be exercised no later than six months following the date of discharge. The maximum aggregate number of shares which may be optioned and sold under the plan is 75,000 shares. As of December 31, 1999, 29,480 options were outstanding under this plan.

          In 1992, the Company adopted a nonqualified stock option plan which full-time employees and part-time employees working at least 25 hours per week were eligible to receive options to acquire Common Stock. Options expire ten years after the date of grant. There are 18,125 options outstanding under this plan as of December 31, 1999.

          Grants under the above plans are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for grants under the stock option plans. No employee stock options were granted during 1997 and 1996. Had compensation cost for the employee stock-based compensation plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123), reported net income and earnings per common share would have been reduced to the pro forma amounts shown below for 1999:

                     Net income:
                       As reported                                           $     181,985
                       Pro forma                                             $     139,600

                     Basic earnings per share:
                       As reported                                           $         .08
                       Pro forma                                             $         .06

                     Diluted earnings per share:
                       As reported                                           $         .08
                       Pro forma                                             $         .06

          The fair value of each grant is estimated at the grant date using the Black-Scholes option-pricing model. The following weighted average assumptions for grants in 1999 were used: price volatility of 20.9%; risk-free interest rate of 6.5%; dividend rate of 0.00% and expected life of 10 years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          The status of the Option Plans during 1999, 1998 and 1997 is as follows:

                                      1999                             1998                             1997
                         --------------------------        -------------------------      -------------------------
                                           WEIGHTED                         WEIGHTED                       WEIGHTED
                                           AVERAGE                           AVERAGE                        AVERAGE
                           NUMBER          EXERCISE          NUMBER         EXERCISE        NUMBER         EXERCISE
                         OF SHARES          PRICE          OF SHARES         PRICE        OF SHARES         PRICE
                         ---------         --------        ---------        --------      ---------        --------
Outstanding at
  January 1                29,550          $   3.45         27,375          $   3.43         30,675        $   3.51
    Granted                24,500              3.97          8,925              3.875            --              --
    Exercised                  --                --         (2,700)             3.64             --              --
    Canceled               (6,445)             3.96         (4,050)             4.13         (3,300)           4.20
                           ------                           ------                           ------
Outstanding at
  December 31              47,605          $   3.65         29,550          $   3.45         27,375        $   3.43
                           ------                           ------                           ------

Exercisable at
  end of year              47,605                           29,550                          27,375
                           ======                           ======                          ======

Weighted-average
  fair value per
  option of options
  granted during
  the year                 $    2                           $    2                          $  --
                           ======                           ======                          =====


          The Status of the options outstanding at December 31, 1999 is as follows:

                            NUMBER                          WEIGHTED
          RANGE OF       OUTSTANDING       REMAINING        AVERAGE
          EXERCISE           AND          CONTRACTUAL       EXERCISE
           PRICE         EXERCISABLE         LIFE            PRICE
        -------------    -----------      -----------       --------
        $3.10 - $3.15      18,125          0.75 years         3.14
          $3.875           12,480          9.35               3.875
           $4.00           16,000          9.75               4.00
           $4.25            1,000          9.75               4.25
                           ------
                           47,605          6.22               3.65
                           ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 14.  DIRECTOR COMPENSATION PLAN

          In 1998, the stockholders approved a stock option plan for outside directors of the Company. The option price for shares to be issued upon exercise of any option granted under this plan shall be determined by a Committee of the Company's Board of Directors, but in no event shall the option price be less than the fair market value of the Company's stock at the time of grant. The term of each option granted under this plan shall be ten years from the date of grant. If a director resigns or is removed from the Board, all of the Director's stock options must be exercised within sixty days of his or her departure from the Board. The maximum aggregate number of shares which may be optioned and sold under the plan is 75,000 shares. As of December 31, 1999, 28,500 options were outstanding under this plan.

          On March 26, 1997, the Board of Directors granted stock options to those members serving on the Bank's Board of Directors, who were not employees or officers of the Bank, to acquire common stock at an exercise price of $2.86. The options expire ten years after the grant date, unless the Director ceases to be a member of the Bank's Board of Directors, in which case the options expire sixty days following such date. As of December 31, 1999, there were 10,000 options outstanding.

          The status of the Option Plan during 1999 and 1998 is as follows:

                                                  1999                         1998                         1997
                                       --------------------------    ------------------------     -------------------------
                                                        WEIGHTED                     WEIGHTED                     WEIGHTED
                                                        AVERAGE                      AVERAGE                       AVERAGE
                                         NUMBER         EXERCISE       NUMBER        EXERCISE       NUMBER        EXERCISE
                                       OF SHARES         PRICE       OF SHARES        PRICE       OF SHARES        PRICE
                                       ---------        --------     ---------       --------     ---------       --------
 Outstanding at January 1               26,000         $    3.48      10,000        $    2.86          --        $     --
     Granted                            14,000              4.00      16,000             3.875     10,000            2.86
     Forfeited                          (1,500)             3.875         --               --          --              --
                                        ------                        ------                       ------
 Outstanding at December 31             38,500         $    3.66      26,000        $    3.48      10,000        $   2.86
                                        ======                        ======                       ======

          The status of the options outstanding as of December 31, 1999 is as follows:

                       WEIGHTED          NUMBER
                       AVERAGE        OUTSTANDING       REMAINING
                       EXERCISE           AND          CONTRACTUAL
                        PRICE         EXERCISABLE         LIFE
                       -------        -----------       ---------
                       $ 2.860          10,000          7.25 years
                         3.875          14,500          8.75
                         4.000          14,000          10
                                        ------
                       $ 3.660          38,500          8.81
                                        ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 15.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

          The Company is party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

          The  Company's   exposure  to  credit  loss  is   represented  by  the
          contractural amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

          At December 31, 1999 and 1998, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                                                  1999               1998
                                                                            ----------------    --------------
                    Financial   instruments  whose  contract
                    amounts  represent credit risk:
                      Commitments to extend credit                          $     10,594,692    $  8,708,866
                      Standby letters of credit                             $         92,333    $    181,900

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

          Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

          Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds cash and marketable securities supporting those commitments for which collateral is deemed necessary.

          The Company maintains several cash accounts in other commercial banks. The amount on deposit with correspondent institutions at December 31, 1999, exceeded the insurance limits of the Federal Deposit Insurance Corporation by $490,963.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 16.  RESTRICTIONS ON TRANSFERS TO PARENT

          Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends, which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10 percent of the Bank's capital stock and surplus on a secured basis. As of December 31, 1999, the aggregate amount of unrestricted funds, which could be transferred from the banking subsidiary to the Parent Company without prior regulatory approval totaled $1,025,519 or 11.93% of the consolidated net assets.

NOTE 17.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

             CASH AND CASH EQUIVALENTS

               For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

             SECURITIES

               For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

             LOAN RECEIVABLES

               For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

             DEPOSITS

               The fair values disclosed for demand deposits (e.g., interest and non-interest checking, statement savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


             ACCRUED INTEREST

               The carrying amounts of accrued interest approximate fair value.

             OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

               Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The carrying amount of treasury, tax and loan deposits approximates the fair value.

               The carrying amounts and fair values of financial instruments as of December 31, 1999 are presented below:

                                                               1999                             1998
                                                    ------------------------         ------------------------
                                                    CARRYING           FAIR          CARRYING           FAIR
                                                     AMOUNT            VALUE          AMOUNT            VALUE
                                                    --------           -----         --------           -----
                                                            (in thousands)                   (in thousands)
Financial assets:
  Cash and due from banks                           $ 2,667           $ 2,667        $ 5,825           $ 5,825
  Federal funds sold and securities
   purchased under agreement to resell                   --                --          8,550             8,550
  Securities                                         24,055            24,055         19,824            19,824
  Loans, net                                         31,268            31,113         29,181            29,539
  Accrued interest receivable                           536               536            459               459

Financial liabilities:
  Deposits                                          $47,993           $47,918        $53,442           $53,684
  Securities sold under agreement
   to repurchase                                      3,001             3,001          2,287             2,287
  Accrued interest payable                               53                53             55                55


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 18.  CAPITAL REQUIREMENTS

          The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

          Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999 and 1998, that the Company and the Bank met all capital adequacy requirements to which they are subject.

          As of December 31, 1999, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


          The Company and Subsidiary's actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest-rate risk.

                                                                                                           MINIMUM
                                                                                                          TO BE WELL
                                                                                                      CAPITALIZED UNDER
                                                        MINIMUM CAPITAL                               PROMPT CORRECTIVE
                                ACTUAL                    REQUIREMENT                                 ACTION PROVISIONS
                                ------                    -----------                                 -----------------
                            AMOUNT  RATIO         AMOUNT                RATIO                   AMOUNT                  RATIO
                            ------  -----         ------                -----                   ------                  -----

                                                              (Amount in Thousands)
 As of December 31, 1999:
  Total Capital (to Risk
    Weighted Assets)
      Consolidated         $ 9,456  24.5%   greater than            greater than                             N/A
                                             or equal to  $ 3,088    or equal to  8.0%
      The Heritage Bank    $ 9,456  24.5%   greater than            greater than         greater than            greater than
                                             or equal to  $ 3,088    or equal to  8.0%    or equal to  $ 3,860    or equal to  10.0%
  Tier 1 Capital (to Risk
    Weighted Assets)
      Consolidated         $ 9,035  23.4%   greater than            greater than                              N/A
                                             or equal to  $ 1,544    or equal to  4.0%
      The Heritage Bank    $ 9,035  23.4%   greater than            greater than         greater than            greater than
                                             or equal to  $ 1,544    or equal to  4.0%    or equal to  $ 2,316    or equal to   6.0%
    Tier 1 Capital (to
     Average Assets)
      Consolidated         $ 9,035  14.7%   greater than            greater than                              N/A
                                             or equal to  $ 2,453    or equal to  4.0%
      The Heritage Bank    $ 9,035  14.7%   greater than            greater than         greater than            greater than
                                             or equal to  $ 2,453    or equal to  4.0%    or equal to  $ 3,066    or equal to   5.0%
As of December 31, 1998:
  Total Capital (to Risk
    Weighted Assets)
      Consolidated         $ 9,282  25.7%   greater than            greater than                              N/A
                                             or equal to  $ 2,886    or equal to  8.0%
      The Heritage Bank    $ 9,282  25.7%   greater than            greater than         greater than            greater than
                                             or equal to  $ 2,886    or equal to  8.0%    or equal to  $ 3,607    or equal to  10.0%
 Tier 1 Capital (to Risk
    Weighted Assets)
      Consolidated         $ 8,853  24.5%   greater than            greater than                              N/A
                                             or equal to  $ 1,443    or equal to  4.0%
      The Heritage Bank    $ 8,853  24.5%   greater than            greater than         greater than            greater than
                                             or equal to  $ 1,443    or equal to  4.0%    or equal to  $ 2,164    or equal to   6.0%
  Tier 1 Capital (to
    Average Assets)
      Consolidated         $ 8,853  17.2%   greater than            greater than                              N/A
                                             or equal to  $ 2,060    or equal to  4.0%
      The Heritage Bank    $ 8,853  17.2%   greater than            greater than         greater than            greater than
                                             or equal to  $ 2,060    or equal to  4.0%    or equal to  $ 2,575    or equal to   5.0%

NOTE 19.  COMMON STOCK

          On May 18, 1998, the Company completed a secondary stock offering in which it sold 805,000 shares of common stock at a price of $5.50 per share. Net proceeds for the Company were $4,012,204 after deducting underwriting commissions of $309,925 and direct offering costs of $105,371. On June 8, 1998, the Company used part of the new capital to complete an odd-lot tender offer, purchasing 2,719 shares at $5.50 per share for a total cost of $14,955.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


NOTE 20.  PARENT COMPANY ONLY FINANCIAL STATEMENTS

                             HERITAGE BANCORP, INC.
                              (Parent Company Only)

                                 BALANCE SHEETS
                           December 31, 1999 and 1998

                                                                                    1999                       1998
                                                                                -----------                -----------
       ASSETS
Investment in subsidiary, at cost, plus
  equity in undistributed net income                                            $ 8,737,251                $ 9,017,608
                                                                                -----------                -----------
       LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES, due to subsidiary                                                  $   139,273                $    89,944
                                                                                -----------                -----------

STOCKHOLDERS' EQUITY
  Common stock                                                                  $ 2,294,617                $ 2,294,617
  Surplus                                                                         6,529,539                  6,529,539
  Retained earnings                                                                 210,534                     28,549
  Accumulated other comprehensive income                                           (436,712)                    74,959
                                                                                -----------                -----------
       Total stockholders' equity                                               $ 8,597,978                $ 8,927,664
                                                                                -----------                -----------
       Total liabilities and stockholders' equity                               $ 8,737,251                $ 9,017,608
                                                                                ===========                ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


                             HERITAGE BANCORP, INC.
                              (Parent Company Only)

                              STATEMENTS OF INCOME
                 For the Years Ended December 31, 1999 and 1998

                                                                                  1999                    1998
                                                                                --------                --------
INCOME
  Equity in undistributed net income of subsidiary                              $231,314                $223,349
                                                                                --------                --------
EXPENSES
  Organization costs                                                            $     --                $ 89,944
  Stockholder expense                                                             49,329                      --
                                                                                --------                --------
       Total expenses                                                           $ 49,329                $ 89,944
                                                                                --------                --------
       Net income                                                               $181,985                $133,405
                                                                                ========                ========


                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1999 and 1998

                                                                                   1999                      1998
                                                                                ---------                 ---------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                     $ 181,985                 $ 133,405
 Adjustments to reconcile net income to
  net cash provided by operating activities,
  increase in due to subsidiary                                                    49,329                    89,944
 Undistributed earnings of subsidiary                                            (181,985)                 (223,349)
                                                                                ---------                 ---------

      Net cash provided by operating activities                                 $  49,329                 $      --

CASH AND CASH EQUIVALENTS, beginning of year                                           --                        --
                                                                                ---------                 ---------

CASH AND CASH EQUIVALENTS, end of year                                          $  49,329                 $      --
                                                                                =========                 =========

                                      D-28

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)


                                                        (Unaudited)         (Audited)
                                                          March 31,        December 31,
    ASSETS:                                                 2000               1999
                                                        -----------        ------------

    Cash and due from banks                                $ 2,990           $ 2,667
    Securities available for sale (at market value)         23,764            24,054
    Federal funds sold                                           0                 0
    Loans, net                                              35,649            31,268
    Premises and equipment                                     872               849
    Other assets                                             1,146             1,101
                                                           -------           -------
          Total assets                                     $64,421           $59,939
                                                           =======           =======

LIABILITIES:
Deposits
    Non-interest bearing                                   $11,152           $13,708
    Interest-bearing                                        36,881            34,285
                                                           -------           -------
       Total deposits                                       48,033            47,993
Short-term debt                                              7,603             3,001
Other liabilities                                              217               347
                                                           -------           -------
          Total liabilities                                 55,853            51,341
                                                           -------           -------

STOCKHOLDERS' EQUITY:
    Common stock; $1 par value per share;
     authorized 10,000,000 shares; issued and
     outstanding 2,294,617 shares                            2,295             2,295
    Surplus                                                  6,530             6,530
    Undivided profits                                          235               210
    Accumulated other comprehensive
     income (loss), net                                       (492)             (437)
                                                           -------           -------
          Total stockholders' equity                         8,568             8,598
                                                           -------           -------
          Total liabilities and
            stockholders' equity                           $64,421           $59,939
                                                           =======           =======



Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                            (in thousands of dollars)
                                   (unaudited)

                                                           Three Months Ended
                                                           ------------------
                                                                March 31,
                                                                ---------
                                                           2000           1999
                                                         -------         -------
INTEREST INCOME:
Loans and fees                                           $   725         $   699
Federal funds sold                                             7              81
Investment securities                                        386             319
                                                         -------         -------
   Total interest income                                   1,118           1,099

INTEREST EXPENSE:
Interest on deposits                                         330             348
Interest on federal funds purchased
 and other borrowings                                         44              12
                                                         -------         -------
   Total interest expense                                    374             360
                                                         -------         -------
   Net interest income                                       744             739

PROVISION FOR LOAN
AND LEASE LOSSES                                             (28)              7
                                                         -------         -------
   Net interest income after
   provision for loan losses                                 772             732

OTHER INCOME:
Service charges & fees                                        46              34
Securities gains (losses)                                    (13)             --
                                                         -------         -------
   Total other income                                         33              34

OTHER EXPENSES:
Salaries & employee benefits                                 319             295
Occupancy expenses                                           105              52
Furniture & equipment expenses                                64              39
Other operating expenses                                     280             184
                                                         -------         -------
   Total other expenses                                      768             570
                                                         -------         -------
Income before income taxes                                    37             196
Applicable income taxes                                       12              19
                                                         -------         -------
   Net income                                            $    25         $   177
                                                         =======         =======
    EARNINGS PER SHARE, BASIC                            $   .01         $   .08
                                                         =======         =======
    EARNINGS PER SHARE, ASSUMING
    DILUTION                                             $   .01         $   .08
                                                         =======         =======

Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    For the three months ended March 31, 2000
                            (in thousands of dollars)
                                   (unaudited)


                                                                                  Accumulated
                                                                                    Other
                                                  Common              Retained   Comprehensive     Comprehensive
                                                   Stock     Surplus  Earnings       Income               Income       Total
                                                   -----     -------  --------       ------               ------       -----
Balance, January 1, 1999                         $ 2,295     $ 6,530    $  28        $   75                           $8,928
Comprehensive income:
   Net income                                         --          --      177            --             $   177          177
   Other comprehensive income:
     Unrealized holding gains (losses) on
     securities available for sale arising
     during the period net of tax of $(39)            --          --       --           (74)                (74)         (74)
                                                                                                             --
   Other comprehensive income, net of tax             --          --       --            --                  --
   Total comprehensive income                         --          --       --            --             $   103
                                                  ======     =======    =====        ======             =======       ======
Balance, March 31, 1999                           $2,295     $ 6,530    $ 205        $    1                           $9,031
                                                  ======     =======    =====        ======                           ======


Balance, January 1, 2000                         $ 2,295     $ 6,530    $ 210        $ (437)                          $8,598
Comprehensive income:
   Net income                                         --          --       25            --             $    25           25
   Other comprehensive income:
     Unrealized holding gains (losses) on
     securities available for sale arising
     during the period net of tax of $(28-            --          --       --           (55)                (55)         (55)
   Other comprehensive income, net of tax             --          --       --            --                  --
   Total comprehensive income                         --          --       --            --             $   (30)
                                                  ======     =======   ======        =======            =======       ======
Balance, March 31, 2000                           $2,295     $ 6,530   $  235        $ (492)                          $8,568
                                                  ======     =======   ======        =======                          ======


Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands of dollars)
                                   (unaudited)


                                                                                      Three Months Ended
                                                                                      ------------------
                                                                                           March 31,
                                                                                      ------------------
                                                                                    2000                1999
                                                                                    ----                ----

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $     25            $    177
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                                      24                  12
     Provision for loan losses                                                         (28)                  7
     Amortization of premiums, net                                                       2                   9
     Loss on sale of securities available for sale                                      13                  --
     Changes in assets and liabilities:
       (Increase) in other assets                                                      (17)               (259)
       (Decrease) in other liabilities                                                (130)                 --
                                                                                  --------            --------
          Net cash provided by operating activities                                   (111)                (54)
                                                                                  --------            --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net (increase) decrease in loans                                                 (4,353)                523
   Purchase of securities available for sale                                          (813)             (7,055)
   Proceeds from sales of securities available for sale                                987                  --
   Proceeds from calls and maturities of securities available for sale                  18               4,000
   Purchase of premises and equipment                                                  (47)                (90)
                                                                                  --------            --------
          Net cash (used in) investing activities                                   (4,208)             (2,622)
                                                                                  --------            --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (decrease) in deposits                                                      40              (2,820)
   Net increase (decrease) in short-term borrowings                                  4,602              (1,009)
                                                                                  --------            --------
          Net Cash provided by financing activities                                  4,642              (3,829)
                                                                                  --------            --------
            Net increase (decrease) in cash and cash equivalents                       323              (6,505)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                      2,667              14,375
                                                                                  --------            --------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                         $  2,990            $  7,870
                                                                                  ========            ========

Supplemental disclosures of cash flow information
    Cash payments for:
     Interest on deposits                                                         $    369            $    344
     Income taxes                                                                 $     --            $     --

Supplemental schedule of non-cash investing activities
   Unrealized gain (loss) on securities available for sale                        $    (83)           $    (74)




Notes to financial statements are an integral part of these statements.

                      HERITAGE BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1.    GENERAL

         The consolidated statements include the accounts of Heritage Bancorp, Inc. (the "Company") and its subsidiary, The Heritage Bank (the "Bank"). All significant intercompany balances and transactions have been eliminated. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial positions as of March 31, 2000 and December 31, 1999, and the results of operations and cash flows for the three months ended March 31, 2000 and 1999.

         The results of operations for the three months ended March 31, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

2.    INVESTMENT SECURITIES

         Amortized cost and carrying amount (estimated fair value) of securities available for sale are summarized as follows:

                                                                           March 31, 2000
                                                       ---------------------------------------------------
                                                                           Gross          Gross  Estimated
                                                        Amortized     Unrealized     Unrealized     Market
           (In thousands of dollars)                      Cost        Gains          Losses         Value
                                                       ---------------------------------------------------
     US government agencies & corporations               $ 23,110     $     --       $   723      $ 22,387
     Obligations of states & political subdivisions           510           --             2           508
     Corporate debt obligations                               523           --            19           504
     Other securities                                         100           --            --           100
     Federal reserve stock                                    265           --            --           265
                                                         --------     --------       -------      --------
                                                         $ 24,508     $     --       $   744      $ 23,764
                                                         ========     ========       =======      ========

    Securities available for sale at December 31, 1999 consist of the following:

                                                                         December 31, 1999
                                                       ---------------------------------------------------
                                                                           Gross          Gross  Estimated
                                                        Amortized     Unrealized     Unrealized     Market
           (In thousands of dollars)                      Cost        Gains          Losses         Value
                                                       ---------------------------------------------------
    US government & federal agencies                     $ 22,916     $     --       $  (643)     $ 22,273
    Obligations of states & political subdivisions          1,010           --            (4)        1,006
    Corporate debt obligations                                525           --           (15)          510
    Federal reserve stock                                     265           --            --           265
                                                         --------     --------       -------      --------
                                                         $ 24,716     $     --       $  (662)     $ 24,054
                                                         ========     ========       =======      ========

                                                                          Three Months Ended
    (in thousands of dollars)                                                  March 31,
                                                                               ---------
                                                                            2000       1999
                                                                            ----       ----
    Gross proceeds from sales of securities                                   987         --
                                                                           ======      =====
    Gross gains on sale of securities                                          --         --
    Gross losses on sale of securities                                         13         --
                                                                           ------      -----
      Net securities gains (losses)                                            13         --
                                                                           ======      ======

                                   (unaudited)

3.  LOANS

    Major classifications of loans are as follows:

 (in thousands of dollars)                 March 31,       December 31,
                                             2000              1999
                                           ---------       ------------
Commercial                                 $  4,475         $  3,665
Real estate:
   Construction                               1,696            1,157
   Residential (1-4 family)                  10,541           10,475
   Commercial                                16,680           13,088
   Agricultural                                 966              972
Consumer                                      1,331            1,507
All other Loans                                 356              825
                                           --------         --------
                                             36,045           31,689
Less allowance for loan losses                 (396)            (421)
                                           --------         --------
                                           $ 35,649         $ 31,268
                                           ========         ========

The following schedule summarizes the changes in the allowance for loan and lease losses:

                                     Three Months    Three Months
                                       Ending          Ending       December 31,
(in thousands of dollars)           March 31, 2000  March 31, 1999     1999
                                    --------------  --------------     ----

Balance, beginning                       $ 421          $ 429           $ 429
Provision charged against income           (28)             7             --
Recoveries                                   3              2             12
Loans charged off                           --             20             20
                                         -----          -----          -----
Balance, ending                          $ 396          $ 418          $ 421
                                         =====          =====          =====

There were no nonperforming assets on March 31, 2000 or on December 31, 1999.

There were no loans past due 90 days or more and still accruing on March 31, 2000 or on December 31, 1999.

4.       EARNINGS PER SHARE

    The following shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of diluted potential common stock income available to common shareholders.


                                                       March 31, 2000                    March 31, 1999
                                                       --------------                    --------------
                                                                  Per Share                          Per Share
                                                    Shares          Amount             Shares          Amount
                                                    ------          ------             ------          ------
Basic Earnings Per Share                         2,294,617         $   .01            2,294,617       $   .08

Effect of dilutive securities:
  Nonemployee directors' stock options               1,200                               24,500
  Employee incentive stock options                     588                               31,050
                                                 ---------                            ---------

Diluted Earnings Per Share                       2,296,405         $   .01            2,350,167       $   .08
                                                 =========         =======            =========       =======


                                   (unaudited)

5.  CAPITAL REQUIREMENTS

A comparison of the Company's capital as of March 31, 2000 with the minimum requirements is presented below:

                                                                 Minimum
                                                  Actual       Requirements
                                                  ------       ------------
Tier I risk-based capital                         18.34%           4.00%
Total risk-based capital                          19.14%           8.00%
Leverage ratio                                    14.84%           4.00%

                                                                      Appendix E

               [LETTERHEAD OF FERRIS, BAKER WATTS, INCORPORATED]



                                    __, 2000

The Board of Directors
Heritage Bancorp, Inc.
1313 Dolly Madison Blvd.
McLean, VA  22101

Members of the Board:

         Heritage Bancorp, Inc. ("Heritage" or the "Company") has requested a review of the proposed transaction (the "Transaction") involving the acquisition of Heritage by Cardinal Financial Corporation ("Cardinal") in a cash and preferred stock for stock merger. Specifically, you have requested a review of the financial consideration to be offered to the Company's stockholders as consideration for their shares in the Transaction.

         Pursuant to the Transaction, all outstanding shares of the Company shall be exchanged for either preferred shares in Cardinal; cash; or a combination of preferred shares and cash. The resulting value of the Company's stock is $6.00 per share.

         In connection with the opinion,  we have reviewed,  among other things,
(i) the proposed Transaction, (ii) the original letter of intent, as well as subsequent revisions to the above mentioned letter, (iii) the Agreement and Plan of Merger, as amended (iv) historical operating results of Heritage, (v) internally prepared projections for fiscal year 2000. We have held discussions with the members of the management of the Company regarding the past and current business operations as well as the future prospects of the Company. We have reviewed industry specific data regarding the valuation of publicly traded companies in the banking industry as well as other such information as we considered appropriate.

         Ferris, Baker Watts, Incorporated as part of its investment banking business, is regularly involved in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Ferris, Baker Watts, Incorporated is a full service brokerage firm and periodically prepares research reports on the banking industry. In addition, through its normal course of business, its clients, its officers or its employees, may have a position in the common stock of the Company and Cardinal. We have acted as financial advisor to the Company in connection with the proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion.

         In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available or provided to us by the Company or representatives of the Company and we have not assumed any responsibility for independent verification of such information. We express no opinion as to the consideration to be received by holders of shares who may perfect dissenters' statutory fair appraisal remedies, if available. Based upon the foregoing and based upon other such matters that we considered relevant, it is our opinion that the consideration to be received by the stockholders of the Company as a result of the Transaction is fair from a financial point of view as of the date hereof.

         Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us, as of the date hereof. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote at the stockholders' meeting held in connection with the Transaction. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.


                                               Very truly yours,



                                               Ferris, Baker Watts, Incorporated

                                                                      Appendix F

                       Code of Virginia (1950), as amended
                                   Title 13.1
                                    Chapter 9
                                   Article 15.
                               Dissenters' Rights.


ss. 13.1-729.     Definitions.

         In this article:

                  "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and
         (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

                  "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.ss. 13.1-732 through 13.1-739.

                  "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

                  "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                  "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                  "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

                  "Shareholder" means the record shareholder or the beneficial shareholder.

ss. 13.1-730      Right to dissent.

         A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                  1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by ss. 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss. 13.1-719;

                  2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                  4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

                  1. The articles of incorporation of the corporation issuing such shares provide otherwise;

                  2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

                           a.       Cash;

                           b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

                           c.       A   combination   of  cash  and   shares  or
                  membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

                  3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined inss.13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

                  1.       The  proposed   corporate   action  is  abandoned  or
         rescinded;

                  2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

                  3. His demand for payment is withdrawn with the written consent of the corporation.

         E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under ss. 501 (c) or ss. 528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private share holder or individual shall be entitled to dissent and obtain payment for his shares under this article.


ss. 13.1-731.     Dissent by nominees and beneficial owners.

         A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                  1.       He   submits   to   the    corporation   the   record
         shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


ss. 13.1-732.     Notice of dissenters' rights.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss. 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 13.1-734.


ss. 13.1-733.       Notice of intent to demand payment.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.


ss. 13.1-734.     Dissenters' notice.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss. 13.1-733.

         B.       The dissenters' notice shall:

                  1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

                  2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

                  4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

                  5.       Be accompanied by a copy of this article.


ss. 13.1-735.     Duty to demand payment.

         A. A shareholder sent a dissenters' notice described in ss. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.


ss. 13.1-736.     Share restrictions.

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.


ss. 13.1-737.     Payment.

         A. Except as provided in ss. 13.1-738, within thirty days after receipt of a payment demand made pursuant to ss. 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B.       The payment shall be accompanied by:

                  1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

                  3. A statement of the dissenters' right to demand payment under ss. 13.1-739; and

                  4.       A copy of this article.


ss. 13.1-738.     After-acquired shares.

         A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 13.1-739.


ss.13.1-739.      Procedure if shareholder dissatisfied with payment or offer.

         A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss. 13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.


ss. 13.1-740.     Court action.

         A. If a demand for payment under ss. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 13.1-738.


ss.13.1-741.      Court costs and counsel fees.

         A. The court in an appraisal proceeding commenced under ss. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss. 13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

                  1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements ofss.ss.13.1-732 through 13.1-739; or

                  2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Articles of Incorporation of the undersigned Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 21.          Exhibits and Financial Statement Schedules.

(a)      Exhibits:

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         Exhibit No.                            Document
         -----------                            --------

         2.1 Amended and Restated Agreement and Plan of Reorganization between Heritage Bancorp, Inc. and Cardinal Financial Corporation and Cardinal Merger Corp., dated as of June __, 2000, filed as Appendix A to the Joint Proxy Statement/Prospectus included in this Registration Statement.*

         3.1 Articles of Incorporation of Cardinal Financial Corporation, attached as Exhibit 3.1 to the Registration Statement on Form SB-2, Registration No. 333-52279, filed with the Commission on May 8, 1998 (the "Form SB-2"), incorporated herein by reference.

         3.2            Bylaws of Cardinal  Financial  Corporation,  attached as
                        Exhibit 3.2 to the Form SB-2, incorporated herein by reference.

         4 Form of Stock Certificate, attached as Exhibit 4 to the Form SB-2, incorporated herein by reference.

         5              Legal opinion of Williams, Mullen, Clark & Dobbins.*

         8              Form  of  tax  opinion  of  Williams,  Mullen,  Clark  &
                        Dobbins.*

         10.1 Employment Agreement, dated as of September 30, 1997, between Commercial Fidelity Financial Partnership (predecessor to Cardinal Financial Corporation) and L. Burwell Gunn, Jr., attached as Exhibit 10 to the Form SB-2, incorporated herein by reference.

         10.2 Employment Agreement, dated as of October 13, 1998, between Cardinal Financial Corporation and Thomas C. Kane, attached as Exhibit 10.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (the "1998 Form 10-KSB"), incorporated herein by reference.

         10.3 Employment Agreement, dated as of December 17, 1998, between Cardinal Financial Corporation and Edgar M. Andrews, III, attached as Exhibit 10.3 to the 1998 Form 10-KSB, incorporated herein by reference.

         10.4 Employment Agreement, dated as of December 17, 1998, between Cardinal Financial Corporation and Christopher
                        W. Bergstrom, attached as Exhibit 10.4 to the 1998 Form 10-KSB, incorporated herein by reference.

         10.5 Employment Agreement, dated as of February 17, 1999, between Cardinal Financial Corporation and Joseph L. Borrelli, attached as Exhibit 10.5 to the 1998 Form 10-KSB, incorporated herein by reference.

         10.6 Employment Agreement, dated as of February 12, 1999, between Cardinal Financial Corporation and F. Kevin Reynolds, attached as Exhibit 10.6 to the 1998 Form 10-KSB, incorporated herein by reference.

         10.7 Employment Agreement, dated as of August 31, 1998, between Cardinal Financial Corporation and Greg D. Wheeless, attached as Exhibit 10.7 to the 1998 Form 10-KSB, incorporated herein by reference.

         21             Subsidiaries of the Registrant.*

         23.1 Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5).

         23.2           Consent of KPMG LLP.*

         23.3           Consent of Yount, Hyde & Barbour, P.C.*

         23.4           Consent of Scott & Stringfellow, Inc.*

         24             Powers of attorney (included on signature page).

         99.1           Form of Proxy of Cardinal Financial Corporation.*

         99.2           Form of Proxy of Heritage Bancorp, Inc.*

         ______________
         *     Filed herewith.


(b)      Financial Statement Schedules

         Not applicable.

(c)      Reports, Opinions or Appraisals.

         Not applicable.


Item 22.          Undertakings

(a)      Undertakings Required by Item 512 of Regulation S-B.

         The small business issuer will:

         (1)      File,   during   any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on June 1, 2000.

                                       CARDINAL FINANCIAL CORPORATION



Date:  June 1, 2000                    By: /s/ L. Burwell Gunn, Jr.
                                           ------------------------------------
                                           L. Burwell Gunn, Jr.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the  undersigned  hereby appoints L. Burwell Gunn, Jr. and John
H. Rust, Jr., each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                       Title                              Date
                  ---------                                       -----                              ----

           /s/ L. Burwell Gunn, Jr.                   President and Chief Executive              June 1, 2000
-------------------------------------------               Officer and Director
             L. Burwell Gunn, Jr.                    (Principal Executive Officer)


           /s/ Joseph L. Borrelli                        Chief Financial Officer                 June 1, 2000
-------------------------------------------             (Principal Financial and
             Joseph L. Borrelli                            Accounting Officer)


            /s/ Robert M. Barlow                                Director                         May 31, 2000
-------------------------------------------
              Robert M. Barlow


           /s/ Wayne W. Broadwater                              Director                         June 1, 2000
-------------------------------------------
             Wayne W. Broadwater




                  Signature                                       Title                              Date
                  ---------                                       -----                              ----


                                                                Director                         ______ __, 2000
-------------------------------------------
               Nancy K. Falck


             /s/ Anne B. Hazel                                  Director                         June 1, 2000
-------------------------------------------
               Anne B. Hazel


          /s/ Harvey W. Huntzinger                              Director                         May 31, 2000
-------------------------------------------
            Harvey W. Huntzinger


             /s/ Jones V. Isaac                                 Director                         May 31, 2000
-------------------------------------------
               Jones V. Isaac


            /s/ J. Hamilton Lambert                             Director                         June 1, 2000
-------------------------------------------
             J. Hamilton Lambert


             /s/  Dale B. Peck                                  Director                         May 31, 2000
-------------------------------------------
                Dale B. Peck


             /s/ James D. Russo                                 Director                         June 1, 2000
-------------------------------------------
               James D. Russo


                                                                Director                       ________ __, 2000
-------------------------------------------
              John H. Rust, Jr.

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                          Document
-----------                          --------

    2.1 Amended and Restated Agreement and Plan of Reorganization between Heritage Bancorp, Inc. and Cardinal Financial Corporation and Cardinal Merger Corp., dated as of June __, 2000, filed as Appendix A to the Joint Proxy Statement/Prospectus included in this Registration Statement.*

    3.1 Articles of Incorporation of Cardinal Financial Corporation, attached as Exhibit 3.1 to the Registration Statement on Form SB-2, Registration No. 333-52279, filed with the Commission on May 8, 1998 (the "Form SB-2"), incorporated herein by reference.

    3.2         Bylaws of Cardinal  Financial  Corporation,  attached as Exhibit
                3.2 to the Form SB-2, incorporated herein by reference.

    4 Form of Stock Certificate, attached as Exhibit 4 to the Form SB-2, incorporated herein by reference.

    5           Legal opinion of Williams, Mullen, Clark & Dobbins.*

    8           Form of tax opinion of Williams, Mullen, Clark & Dobbins.*

    10.1 Employment Agreement, dated as of September 30, 1997, between Commercial Fidelity Financial Partnership (predecessor to Cardinal Financial Corporation) and L. Burwell Gunn, Jr., attached as Exhibit 10 to the Form SB-2, incorporated herein by reference.

    10.2 Employment Agreement, dated as of October 13, 1998, between Cardinal Financial Corporation and Thomas C. Kane, attached as
                Exhibit 10.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (the "1998 Form 10-KSB"), incorporated herein by reference.

    10.3 Employment Agreement, dated as of December 17, 1998, between Cardinal Financial Corporation and Edgar M. Andrews, III, attached as Exhibit 10.3 to the 1998 Form 10-KSB, incorporated herein by reference.

    10.4 Employment Agreement, dated as of December 17, 1998, between Cardinal Financial Corporation and Christopher W. Bergstrom, attached as Exhibit 10.4 to the 1998 Form 10-KSB, incorporated herein by reference.

    10.5 Employment Agreement, dated as of February 17, 1999, between Cardinal Financial Corporation and Joseph L. Borrelli, attached as Exhibit 10.5 to the 1998 Form 10-KSB, incorporated herein by reference.

    10.6 Employment Agreement, dated as of February 12, 1999, between Cardinal Financial Corporation and F. Kevin Reynolds, attached as Exhibit 10.6 to the 1998 Form 10-KSB, incorporated herein by reference.

    10.7 Employment Agreement, dated as of August 31, 1998, between Cardinal Financial Corporation and Greg D. Wheeless, attached as
                Exhibit 10.7 to the 1998 Form 10-KSB, incorporated herein by reference.

    21          Subsidiaries of the Registrant.*

    23.1        Consent  of  Williams,  Mullen,  Clark &  Dobbins  (included  in
                Exhibit 5).

    23.2        Consent of KPMG LLP.*

    23.3        Consent of Yount, Hyde & Barbour, P.C.*

    23.4        Consent of Scott & Stringfellow, Inc.*

    24          Powers of attorney (included on signature page).

    99.1        Form of Proxy of Cardinal Financial Corporation.*

    99.2        Form of Proxy of Heritage Bancorp, Inc.*

_______________
*   Filed herewith.